Filed Pursuant to Rule 424(b)(3)
Registration No. 333-267056

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 18, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 31, 2022

USD

CORPORACIÓN ANDINA DE FOMENTO

        % Notes due

Corporación Andina de Fomento (“CAF”) is issuing the         % Notes due         (the “notes”). The notes will bear interest at a rate per annum equal to         %, payable semi-annually in arrears on                 and                 of each year. The first interest payment will be made on                 , 2023. CAF may not redeem the notes prior to their maturity on                 , other than in limited circumstances for tax reasons. There is no sinking fund for the notes. See “Description of Notes” in this prospectus supplement.

Neither this prospectus supplement nor the accompanying prospectus comprises a prospectus for the purposes of Part VI of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), Article 6 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) (the “UK Prospectus Regulation”) or Article 6 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”) or listing particulars given in compliance with the listing rules (the “Listing Rules”) made under Part VI of the FSMA by the United Kingdom Financial Conduct Authority in its capacity as competent authority under the FSMA (the “FCA”).

CAF will apply to the FCA to admit the notes to the official list of the FCA (the “Official List”) and to the London Stock Exchange plc (the “London Stock Exchange”) to admit the notes to trading on the London Stock Exchange’s Main Market (the “Market”). No assurance can be given by CAF that such applications will be approved. The Market is a UK regulated market for the purposes of Regulation (EU) No. 600/2014 on markets in financial instruments as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”). The notes will not be subject to the prospectus requirements of the UK Prospectus Regulation as a result of CAF’s status as an exempt issuer pursuant to the UK Prospectus Regulation, by virtue of being a public international body of which any state is a member, but will be issued in compliance with the Listing Rules.

	Price to Public(1)	Underwriting Discount	Proceeds to Corporación Andina de Fomento(1)
Per Note	%	%	%
Total	USD	USD	USD

(1)	Plus accrued interest, if any, from, , 2023.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the notes in book-entry form only through The Depository Trust Company (“DTC”) will be made on or about,                 , 2023.

Joint Book-Running Managers

BofA Securities	Citigroup	Deutsche Bank	Goldman Sachs International

The date of this prospectus supplement is                 , 2023.

Prospectus Supplement

Prospectus

i

ii

IMPORTANT INFORMATION

You should rely only on the information contained in this document or to which CAF has referred you. CAF has not, and the underwriters have not, authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) persons who have professional experience in matters related to investments and who are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, of the United Kingdom (the “Financial Promotion Order”); (iii) persons who fall within Articles 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order; and (iv) any other persons to whom this document may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by other persons in the United Kingdom. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons. This document must not be acted on or relied on by persons who are not relevant persons.

In connection with the issue of the notes, Deutsche Bank AG, London Branch, as the Stabilization Manager (or persons acting on behalf of any Stabilization Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilization Manager (or person(s) acting on behalf of any Stabilization Manager) in accordance with all applicable laws and rules.

EU MIFID II PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU, as amended (“EU MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to EU MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

UK MIFIR PRODUCT GOVERNANCE / PROFESSIONAL INVESTORS AND ECPS ONLY TARGET MARKET

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any distributor should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product

Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

NOTIFICATION UNDER SECTION 309B(1) OF THE SINGAPORE SFA

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ABOUT THIS PROSPECTUS SUPPLEMENT

The notes described in this prospectus supplement are debt securities of CAF that are being offered under a registration statement filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

This prospectus supplement supplements the accompanying prospectus, dated October 31, 2022. The accompanying prospectus provides you with a general description of the debt securities that CAF may issue, and this prospectus supplement contains specific information about the terms of this offering and the notes. This prospectus supplement also may add, update or change information provided in the accompanying prospectus. To the extent that certain information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Consequently, before you invest, you should read this prospectus supplement together with the accompanying prospectus.

The registration statement, any post-effective amendments to the registration statement and their various exhibits contain additional information about CAF, the notes and other matters. All of these documents are available on the internet website of the SEC at www.sec.gov. Certain terms that are used, but not defined in this prospectus supplement, have the meanings given to them in the accompanying prospectus.

Except as otherwise specified, all amounts in this prospectus supplement are expressed in U.S. Dollars (“dollars,” “$,” “U.S.$”, “USD”, “US Dollars” or “U.S. dollars”).

Laws in certain jurisdictions may restrict the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes. You should inform yourself about and observe these restrictions. See “Underwriting” in this prospectus supplement.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus contain forward-looking statements. Statements that are not historical facts, including statements about CAF’s beliefs and expectations, are forward-looking statements. These statements are identified by words such as “believe,” “expect,” “anticipate,” “should” and words of similar meaning.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual financial and other results may differ materially from the results discussed in the forward-looking statements. Therefore, you should not place undue reliance on them. Factors that might cause such a difference include, but are not limited to, those discussed in this prospectus supplement and the accompanying prospectus, such as the effects of economic or political turmoil in one or more of CAF’s shareholder countries. CAF undertakes no obligations to update any forward-looking statement, which speak only as of the date of this prospectus supplement.

SUMMARY OF THE OFFERING

You should read the following summary information in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer	Corporación Andina de Fomento

Securities Offered	% Notes due .

Maturity Date	, .

Interest Payment Dates	and of each year, commencing , 2023.

Interest Rate	% per annum.

Not Redeemable	The notes are not redeemable prior to their maturity on , , other than in limited circumstances for tax reasons. See “Description of the Debt Securities — Redemption for Tax Reasons” in the accompanying prospectus.

Form and Denominations	The notes will be issued in the form of a global note held by the depositary or the depositary’s custodian. You will hold your interest in the global note through a financial institution that has an account with the depositary. Generally, you will not be entitled to have notes registered in your name, you will not be entitled to certificates representing your notes and you will not be considered a holder of a note under the fiscal agency agreement. You may hold your interest in the global note in denominations of USD 1,000 and integral multiples of USD 1,000 in excess thereof. See “Description of the Notes — Form and Denominations.”

Payment of Principal and Interest	Interest and the principal amount of your notes will be paid in U.S. dollars. As long as the notes are in the form of the global note, interest and principal will be paid through the facilities of the depositary. See “Description of the Notes — Payments on the Notes.”

No Sinking Fund	There is no sinking fund for the notes.

Additional Amounts

Payments will be made without withholding or deducting taxes, duties, assessments or other similar governmental charges imposed by the full member shareholder countries or any of their political subdivisions or agencies having the power to tax, unless the withholding or deduction of those taxes, duties, assessments or charges is required by law. In that event, with certain exceptions, such additional amounts as may be necessary will be paid so that the net amount you receive after such withholding or deduction will equal the amount that you would have received without a withholding or deduction. (See “Description of the Debt Securities — Additional Payments by CAF” in the accompanying prospectus.) Under the terms of the Constitutive Agreement, CAF is exempt from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes in the full member shareholder countries. See “Legal Status of CAF” in the accompanying prospectus.

Status	The notes are not secured by any of CAF’s property or assets. Accordingly, your ownership of the notes means you are one of CAF’s unsecured creditors. The notes rank equally with all of CAF’s other unsecured indebtedness, as described in the accompanying prospectus. See “Description of the Debt Securities — General” in the accompanying prospectus.

Negative Pledge	The notes will contain a restriction on CAF’s ability to pledge or mortgage its assets. See “Description of the Debt Securities — Negative Pledge” in the accompanying prospectus.

Default	You will have certain rights if an event of default occurs and is not cured by CAF, including the right to declare your notes to be immediately due and payable, as described in the accompanying prospectus. See “Description of the Debt Securities — Default; Acceleration of Maturity” in the accompanying prospectus.

Further Issuances	CAF may from time to time, without the consent of existing holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered hereby, except for the issue date, the offering price and, if applicable, the date of first payment of interest on the additional notes. Any such additional notes will form a single series with the notes offered hereby, provided, however, that if such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will be issued under a separate CUSIP number.

Fiscal Agent	The notes will be issued under a fiscal agency agreement between CAF and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), which serves as fiscal agent, paying agent, transfer agent and registrar.

Taxation	For a discussion of the full member shareholder countries and U.S. tax consequences of the notes, see “Taxation — Full Member Shareholder Country Taxation” and “— United States Taxation” in the accompanying prospectus. You should consult your own tax advisors to determine the foreign and U.S. federal, state, local and any other tax consequences to you in connection with your purchase, ownership and disposition of the notes.

Listing	CAF will apply to the FCA for the notes to be listed on its Official List and to the London Stock Exchange for the notes to be admitted to trading on the Market. No assurance can be given by CAF that such applications will be approved.

Governing Law	The notes will be governed by the laws of the State of New York.

Recent Developments

Fitch Ratings Upgrade

On January 13, 2023, Fitch Ratings upgraded CAF’s long-term issuer default rating to “AA-” from “A+.”

Issuances of Notes

On November 22, 2022, CAF completed an issuance of USD 800.0 million aggregate principal amount of its 5.250% notes due 2025, under its U.S. shelf registration statement pursuant to Schedule B of the Securities Act.

On December 21, 2022, CAF completed an issuance of UYU 5.8 million, equivalent to USD 802.6 thousand, aggregate principal amount of its 2.88% notes due 2039, under its Uruguay Local Debt Program.

On December 28, 2022, CAF completed an issuance of EUR 50.0 million, equivalent to USD 53.1 million, aggregate principal amount of its 1.13% notes due 2025, under its Medium-Term Note Program.

OFAC

On December 21, 2022, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) officially published certain amendments to multiple regulations to add or revise certain general licenses (“GLs”) across a number of OFAC sanctions programs to ease the delivery of humanitarian aid in accordance with the United Nations Security Council Resolution 2664.

These amendments included the incorporation of the existing Venezuela General License 20B, which authorizes official activities of certain international organizations, including CAF, involving the Government of Venezuela, into OFAC’s Venezuela Sanctions Regulations (31 C.F.R. part 591).

USE OF PROCEEDS

CAF will use the net proceeds of the sale of the securities to repay outstanding indebtedness that will mature in the first half of 2023. Until then, CAF will invest the net proceeds in high quality short-term debt instruments in accordance with its liquidity policy.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth CAF’s capitalization and indebtedness as of September 30, 2022 and does not give effect to any transaction since that date.

As of September 30, 2022
(in USD millions)
Total Liabilities(1)(3)	35,240.7

Stockholder’s equity
Capital
Subscribed and paid-in capital (authorized capital USD 25.0 billion)(2)	5,511.8
Additional paid-in capital	4,227.8

Total capital	9,739.6
Reserves
Mandatory reserve pursuant to Article 42 of the Constitutive Agreement	582.7
General reserve	3,189.3

Total reserves	3,772.0
Retained earnings	74.1

Total stockholder’s equity	13,585.7

Total liabilities and stockholder’s equity	48,826.4

(1)

Total liabilities includes commercial paper, deposits, bonds and borrowings from other financial institutions, accrued interest payable, accrued expenses and other liabilities and derivative financial instruments.

(2)

As of September 30, 2022, authorized capital includes USD 7.0 billion of callable capital authorized by CAF’s board of directors (the “Board of Directors”), USD 1.6 billion of which has been subscribed for by shareholder countries. As of September 30, 2022, subscribed capital does not include (i) USD 1.6 billion of callable capital that has been subscribed for by shareholder countries and (ii) USD 1.0 billion of capital subscriptions receivable that remain unpaid.

(3)

Total liabilities excludes issuances of bonds and other debt securities after September 30, 2022. For more information relating to bond issuances completed by CAF after September 30, 2022, see “Supplementary Information (Unaudited) as of September 30, 2022.”

CAPITAL STRUCTURE

General

As of September 30, 2022, CAF’s total authorized capital was USD 25.0 billion, of which USD 18.0 billion was ordinary capital shares and USD 7.0 billion was callable capital shares. On March 8, 2022, the Shareholders’ Assembly approved a general paid-in capital increase for a total amount of USD 7.0 billion. Bilateral subscription agreements with each shareholder country in connection with this capital increase are currently being negotiated and expected to be signed throughout 2022 and 2023.

Paid-in Capital and Unpaid Capital

As of September 30, 2022, CAF’s subscribed paid-in and unpaid capital (excluding callable capital) was USD 6.5 billion, of which USD 5.5 billion was paid-in capital and USD 1.0 billion was unpaid capital. The unpaid capital is receivable in installments according to the agreements subscribed with the shareholder countries. Over the years, CAF has had several increases of subscribed capital.

Since 1990, capital contributions made to CAF (valor patrimonial) comprise a premium paid on each Series “B” and Series “C” share purchased and the nominal USD 5,000 per share value established by CAF’s by-laws. The premium component of such capital contributions is determined at the beginning of each subscription and applies to all payments under that subscription.

Information regarding recent capital subscriptions and annual capital contributions made by shareholder countries as of September 30, 2022 is as follows:

Argentina

In March 2016, Argentina subscribed for an additional USD 572.0 million in Series “B” shares to be paid in seven installments, of which it paid USD 41.7 million in 2017, USD 88.4 million in 2018, USD 88.4 million in 2019, USD 88.4 million in 2020, USD 88.4 million in 2021 and USD 88.4 million in 2022.

Bolivia

In 2009, Bolivia subscribed for an additional USD 105.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2017.

In March 2016, Bolivia subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

In July 2022, Bolivia subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in 11 installments.

Brazil

In 2009, Brazil subscribed for an additional USD 190.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In July 2017, Brazil subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 20.1 million in 2018, USD 45.0 million in 2020, USD 26.2 million in 2021 and USD 24.7 million in 2022 As of September 30, 2022, USD 100.1 million to be paid under the agreement are past due.

Colombia

In June 2012, Colombia subscribed for an additional USD 210.0 million in Series “B” shares to be paid in three installments. The final installment was paid in 2018.

In August 2012, Colombia subscribed for an additional USD 228.6 million in Series “B” shares. The final installment was paid in 2017.

In July 2016, Colombia subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 5.0 million in 2017, USD 5.0 million in 2018, USD 93.7 million in 2019, USD 93.7 million in 2020, USD 93.7 million in 2021 and USD 46.8 million in 2022.

Costa Rica

In September 2019, Costa Rica subscribed for USD 110.0 million in Series “C” shares, which it paid in full in 2019.

Dominican Republic

In 2009, the Dominican Republic subscribed for an additional USD 17.0 million in Series “C” shares. The final installment was paid in 2017.

In February 2016, the Dominican Republic subscribed for an additional USD 50.0 million in Series “C” shares, to be paid in four installments. The final installment was paid in 2020.

In 2021, the Dominican Republic subscribed for an additional USD 310.1 million in Series “C” shares, to be paid in six installments, of which it paid USD 46.0 million in 2022.

Ecuador

In 2009, Ecuador subscribed for an additional USD 105.0 million in Series “B” shares to be paid in eight installments. The final installment was paid in 2017.

In June 2016, Ecuador subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2020.

In July 2022, Ecuador subscribed for an additional USD 269.2 million in Series “B” shares, to be paid in 11 installments, of which it paid USD 53.8 million in 2022.

El Salvador

In December 2021, El Salvador began its process to become a full member shareholder country and subscribed for USD 460.0 million in Series “B” shares to be paid in seven installments, of which it paid USD 65.7 million in 2022.

In December 2021, El Salvador subscribed for USD 36.0 million in callable capital.

On July 13, 2022, El Salvador became a full member shareholder country after fulfilling all the necessary conditions and approvals.

Mexico

In February 2017, Mexico subscribed for an additional USD 51.3 million in Series “C” shares, which it paid in full in 2017.

Panama

In 2009, Panama subscribed for an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In February 2012, Panama subscribed for an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017. In February 2016, Panama subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments beginning in 2017. The final installment was paid in 2022.

Paraguay

In 2009, Paraguay subscribed for an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In May 2012, Paraguay subscribed for an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017.

In March 2016, Paraguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

Peru

In March 2016, Peru subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2022.

Portugal

In 2017, Portugal subscribed for USD 6.4 million in Series “C” shares to be paid in three equal installments. The final installment was paid in 2019.

Spain

In 2017, Spain subscribed for an additional USD 173.2 million of paid-in capital to be paid in five installments. The final installment was paid in 2021.

Trinidad and Tobago

In December 2018, Trinidad and Tobago subscribed for an additional USD 190.0 million of paid-in capital to be paid in eight installments, of which it paid USD 20.0 million in 2019, USD 20.0 million in 2020 and USD 25.0 million in 2021.

Uruguay

In 2009, Uruguay subscribed for an additional USD 55.0 million in Series “C” shares to be paid in seven annual installments. The final installment was paid in 2017.

In March 2016, Uruguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final installment was paid in 2022.

Venezuela

In 2009, Venezuela subscribed for an additional USD 380.0 million in Series “B” shares to be paid in eight installments. In December 2016, the agreement was amended to provide for payment in nine installments.

Venezuela has paid a total of USD 268.2 million as of September 30, 2017. In March 2018, the agreement was amended to provide for payment in three installments, with the final installment scheduled to be paid in 2020. As of the date of this prospectus supplement, USD 111.8 million to be paid under the subscription agreement, as amended in March 2018, are past due.

In March 2016 and May 2016, Venezuela subscribed for an additional USD 572.0 million in Series “B” shares. In March 2018, the agreement was amended to provide for payment in eight installments, with the final installment scheduled to be paid in 2025. As of the date of this prospectus supplement, USD 240.8 million to be paid under the agreement, as amended in March 2018, are past due.

As of September 30, 2022, CAF has repurchased a total of 95,956 Series “B” shares totaling USD 1.4 billion from Venezuela. The proceeds were used to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital to USD 479.8 million and USD 882.8 million, respectively. As a result of the Program, Venezuela is currently meeting its obligations in relation to its loan agreements with CAF. See “Liquidity Management in Exceptional Situations Program” for more information.

The following table sets out the nominal value of CAF’s subscribed paid-in capital and unpaid capital as of September 30, 2022:

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “A” Shares:
Argentina	1,200	—
Bolivia	1,200	—
Brazil	1,200	—
Colombia	1,200	—
Ecuador	1,200	—
El Salvador	1,200	—
Panama	1,200	—
Paraguay	1,200	—
Peru	1,200	—
Trinidad y Tobago	1,200	—
Uruguay	1,200	—
Venezuela	1,200	—
Series “B” Shares:
Argentina	595,395	62,225
Bolivia	323,970	94,805
Brazil	480,125	160,590
Colombia	1,016,045	65,960
Ecuador	344,535	75,845
El Salvador	24,140	138,845
Panama	201,135	—
Paraguay	198,735	—
Peru	1,084,175	—
Trinidad and Tobago	140,185	44,005
Uruguay	207,300	—
Venezuela	363,610	240,780
Commercial Banks	2,485	—

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “C” Shares:
Barbados	17,610	—
Chile	27,705	—
Costa Rica	55,190	—
Dominican Republic	68,980	93,005
Jamaica	910	—
Mexico	76,835	—
Portugal	9,600	—
Spain	259,695	—

Total	5,511,760	976,190

Reserves

Article 42 of the Constitutive Agreement requires that at least 10% of CAF’s net income in each year be allocated to a mandatory reserve until that reserve amounts to 50% of subscribed capital. The mandatory reserve can be used only to offset losses. The mandatory reserve is an accounting reserve. CAF also maintains a general reserve to cover contingent events and as a source of funding of last resort in the event of temporary illiquidity or when funding in the international markets is unavailable or impractical.

As of September 30, 2022, CAF’s reserves totaled USD 3.8 billion. At such date, the mandatory reserve pursuant to Article 42 of the Constitutive Agreement amounted to USD 0.6 billion, or 7.2%, of subscribed paid-in capital and the general reserve amounted to USD 3.2 billion.

Callable Capital

In addition to CAF’s subscribed paid-in and un-paid capital, shareholder countries have subscribed for USD 1.6 billion of callable capital of the USD 7.0 billion callable capital authorized by the Board of Directors, as of September 30, 2022. CAF’s callable capital may be called by the Board of Directors to meet the obligations of CAF only to the extent that CAF is unable to meet such obligations with its own resources. See Note 16 to CAF’s audited financial statements, included elsewhere in this prospectus supplement.

The Constitutive Agreement provides that the obligation of CAF’s shareholder countries to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, CAF considers the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments. If the callable capital were to be called, the Constitutive Agreement requires that the call be prorated among CAF’s shareholder countries in proportion to their shareholdings.

SELECTED FINANCIAL INFORMATION

The following selected financial information as of and for the years ended December 31, 2021, 2020, and 2019 has been derived from the audited financial statements of CAF for those periods, which are included elsewhere in this prospectus. The financial statements of CAF have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The following selected financial information as of and for the nine-month periods ended September 30, 2022 and 2021 (balance sheet as of September 30, 2021 not included therein) has been derived CAF’s unaudited condensed interim financial information and includes all adjustments, consisting of normal recurring adjustments, that CAF considers necessary for a fair presentation of its financial position at such dates and its results of operations for such periods. The results of the nine-month period ended September 30, 2022, are not necessarily indicative of results to be expected for the full year. The selected financial information should be read in conjunction with CAF’s audited financial statements and notes thereto, its unaudited condensed interim financial information and the notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus supplement.

	Year Ended December 31,			Nine Months Ended September 30,
	2021	2020	2019	2022	2021
	(in USD thousands, except ratios)
Statements of Comprehensive Income
Interest income	671,991	1,081,165	1,611,791	726,083	512,265
Interest expense	371,275	595,157	951,077	481,398	282,200

Net interest income	300,716	486,008	660,714	244,688	230,065
Provision (credit) for loan losses	29,869	2,923	52,395	(5,499)	8,014

Net interest income after provision (credit) for loan losses	270,847	483,085	608,319	250,187	222,051
Non-interest income	38,957	17,717	14,492	17,535	34,394
Non-interest expenses	171,401	186,876	162,730	146,350	124,715

Income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds	138,403	313,926	460,081	121,372	131,730
Unrealized changes in fair value related to other financial instruments	(3,388)	(2,089)	(5,273)	(2,484)	3,105

Income before Contributions to Stockholders’ Special Funds, net	135,015	311,837	454,808	118,888	134,835
Contributions to Shareholders’ Special Funds	30,000	72,015	129,226	44,756	17,195
Net income and total comprehensive income	105,015	239,822	325,582	74,132	117,640

Summarized Balance Sheet Data (end of period)
Total assets	47,592,350	46,845,903	42,293,634	48,826,404	46,258,144
Total liabilities	34,292,711	33,851,002	29,496,906	35,240,747	33,087,099
Total stockholders’ equity	13,299,639	12,994,901	12,796,728	13,585,657	13,171,045

Total liabilities and stockholders’ equity	47,592,350	46,845,903	42,293,634	48,826,404	46,258,144

Loan Portfolio and Equity Investments
Loans before allowance for loan losses and loan commissions, net of origination cost	29,595,386	28,117,867	26,520,618	29,735,066	27,450,876
Allowance for loan losses	76,650	95,015	91,642	67,105	79,794
Equity investments	433,350	432,600	463,825	403,878	447,353

	Year Ended December 31,			Nine Months Ended September 30,
	2021	2020	2019	2022	2021
	(in USD thousands, except ratios)
Selected Financial Ratios
Return on average total stockholders’ equity(1)	1.0%	2.4%	3.7%	1.2%	1.4%
Return on average paid-in capital(2)	2.6%	5.8%	8.7%	3.0%	3.3%
Return on average assets(3)	0.3%	0.7%	1.1%	0.3%	0.4%
Administrative expenses divided by average total assets	0.3%	0.3%	0.4%	0.3%	0.3%
Overdue loan principal as a percentage of loan portfolio (excluding non-accrual loans)	0.0%	0.0%	0.5%	0.0%	0.0%
Non-accrual loans as a percentage of loan portfolio	0.4%	0.2%	0.3%	0.4%	0.5%
Allowance for loan losses as a percentage of loan portfolio	0.3%	0.3%	0.3%	0.2%	0.3%

(1)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average total stockholders’ equity. Annual average total stockholders’ equity is computed as the arithmetic average of total stockholders’ equity as of the beginning and the end of each period. Data for interim periods has been annualized.

(2)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average subscribed and paid-in capital. Annual average subscribed and paid-in capital is computed as the arithmetic average of subscribed and paid-in capital as of the beginning and the end of each period. Data for interim periods has been annualized.

(3)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average total assets. Annual average total assets is computed as the arithmetic average of total assets as of the beginning and the end of each period. Data for interim periods has been annualized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with CAF’s audited financial statements and notes thereto, included elsewhere in this prospectus.

Market Overview and Portfolio Trends

Since 2020, important global developments have occurred, including:

•	the COVID-19 pandemic;

•	low growth in Latin America;

•	volatility in the price of certain commodities; and

•	more recently, high levels of inflation and an increase in global interest rates.

In addition, CAF is transitioning out of the use of the London Interbank Offered Rate (“LIBOR”) both in its loan portfolio and hedging of its financial liabilities.

The COVID-19 pandemic and the volatility in commodity prices have not adversely affected CAF’s results of operations. However, they have resulted in a downward adjustment of the external risk rating of some of its sovereign borrowers specifically during 2020 and to a lesser extent 2021, which led to a corresponding increase in its allowance for loan losses, according to the methodology described in “— Income Statement — Provision (Credit) for Loan Losses” below.

The rise in global interest rates due to rising inflation has had an impact on the valuation of the marketable securities of CAF’s liquidity portfolio, however this has been offset by the increase in interest rates charged to clients from CAF’s loan portfolio given that the majority of its loans are made in USD floating rate.

CAF’s loan portfolio has grown from USD 26.5 billion, as of December 31, 2019, to USD 29.7 billion, as of September 30, 2022, as a result of its strategy to expand its shareholder base without affecting its capitalization ratios, principally through additional paid-in capital contributions by several shareholder countries, as well as the issuance of shares to new shareholder countries. These two main drivers also led CAF’s loan portfolio to grow by 5.3% in 2021, 6.0% in 2020 and 5.3% in 2019.

As of September 30, 2022, CAF’s loan portfolio was distributed by country as follows:

Ecuador	14.2%
Argentina	12.9%
Colombia	12.7%
Bolivia	10.1%
Panama	9.2%
Venezuela	8.8%
Brazil	7.7%
Paraguay	6.5%
Peru	4.6%
Trinidad and Tobago	3.9%
Uruguay	3.3%
Mexico	2.1%
Costa Rica	1.8%
Dominican Republic	1.4%
Barbados	0.6%
Chile	0.5%

Notwithstanding the presence of other state-sponsored development banks in the regions in which CAF operates, CAF does not expect that the growth of its loan portfolio will be materially affected by the activities of other development banks in these regions, since the financing needs of its shareholder countries exceed the current supply of lending resources. CAF believes that activities of other development banks in the regions in which it operates are complementary to its lending operations.

LIBOR Replacement

The replacement of LIBOR with a new reference rate or rates is an industry risk due to the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of LIBOR that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (“ISDA”) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF adhered in January 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rates, including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR replacement may have. As of January 1, 2022, all loans originated will be linked to the reference rate Term Secured Overnight Funding Rate (“SOFR”). New financial liabilities will also be hedged to SOFR. Legacy loans that are referenced to LIBOR rate will be converted after June 2023 when LIBOR rate ceases to be representative. It is for this reason that CAF expected the LIBOR transition to occur smoothly. If SOFR or another rate does not achieve wide acceptance as the alternative to LIBOR, there likely will be disruption in financial markets. In the event that SOFR or another reference rate is widely accepted, risks will remain related to outstanding loans, borrowings, derivatives and other instruments using LIBOR related to transitioning those instruments to a new reference rate and the corresponding value transfer that may occur in connection with that transition, as the new reference rate will not exactly mimic LIBOR.

On the funding side, CAF has ceased issuance of Floating Rate Notes (“FRN”) linked to LIBOR, and all outstanding LIBOR FRNs (totaling USD 100 million) will reset before the first half of 2023. On June 15, 2021, CAF issued its first FRN bond that is linked to the SOFR rate for USD 400 million, an important step in the LIBOR transition process.

Statements of Comprehensive Income

Interest Income

Nine Months Ended September 30, 2022 and 2021. For the nine-month period ended September 30, 2022, CAF’s interest income was USD 726.1 million, representing an increase of USD 213.8 million, or 41.7%, compared to interest income of USD 512.3 million for the corresponding period in 2021. This increase resulted primarily from the growth of CAF’s loan portfolio and higher interest rates charged on loans that accrue interest based on six-month LIBOR and a spread differential. Average market interest rates were higher in the first nine months of 2022, when six-month LIBOR averaged 2.17%, a significantly higher rate than that which existed during the first nine months of 2021, when six-month LIBOR averaged 0.18%.

Interest Expense

Nine Months Ended September 30, 2022 and 2021. For the nine-month period ended September 30, 2022, CAF’s interest expense was USD 481.4 million, representing an increase of USD 199.2 million, or 70.6%, compared to interest expense of USD 282.2 million for the corresponding period in 2021. This increase resulted from higher interest rates, specifically the six-month LIBOR. Average market interest rates were higher in the first nine months of 2022, when six-month LIBOR averaged 2.17%, than in the first nine months of 2021, when six-month LIBOR averaged 0.18%.

Net Interest Income

Nine Months Ended Sept 30, 2022 and 2021. For the nine-month period ended September 30, 2022, CAF’s net interest income was USD 244.7 million, representing an increase of USD 14.6 million, or 6.4%, compared to net interest income of USD 230.1 million for the corresponding period in 2021. This increase resulted from higher average market rates as CAF holds more interest-earning assets than interest-payable liabilities. The net interest income margin was 0.79% for the nine-month period ended September 30, 2022, as compared to 0.68% for the corresponding period in 2021.

Provision (Credit) for Loan Losses

CAF has adopted the requirements of ASU 2016-13 Financial Instruments — Credit Losses, along with several other subsequent codification updates related to accounting for credit losses, on January 1, 2020 following the modified- retrospective approach. As of March 31, 2020, the applicable Current Expected Credit Losses (“CECL”) was applied to assets such as loans measured at amortized cost basis, as well as off-balance-sheet undisbursed loan commitments and financial guarantees. As a result of the adoption, there was no cumulative-effect adjustment to the 2020 opening retained earnings. The allowance for credit losses is maintained at a level CAF believes to be appropriate to absorb expected lifetime credit losses over the contractual life of the loan portfolio and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts. A loan is considered in non-accrual status when, based on currently available information and events, it is probable that CAF will not recover the total amount of principal and interest as agreed in the terms of the original loan contract. The allowance for loan losses is determined on a loan-by-loan basis based on the present value of expected future cash flows, discounted at the original loan’s effective interest rate. CAF’s management individually evaluates the compliance of the new terms of the restructured loan for a reasonable period to calculate specific allowances for loan losses and if the remaining balance of the restructured loan is considered collectible, the restructured loan could return to accrual status. See Notes 2 and 6 to CAF’s audited financial statements included elsewhere in this prospectus.

Nine Months Ended September 30, 2022 and 2021. For the nine-month period ended September 30, 2022, CAF recorded a credit for loan losses of USD 5.5 million, compared with a provision for loan losses of USD 8.0 million for the corresponding period in 2021. The credit for loan losses was due to a decrease in the outstanding amount of private sector loans in CAF’s loan portfolio during the nine-month period in 2022.

Non-Interest Income

CAF’s non-interest income consists principally of other commissions, dividends arising from equity investments not accounted for using the equity method, its corresponding share of earnings or losses on equity investments, which are accounted for using the equity method, and other income.

Nine Months Ended September 30, 2022 and 2021. For the nine-month period ended September 30, 2022, CAF’s non-interest income was USD 17.5 million, representing a decrease of USD 16.9 million, or 49.0%, compared to non-interest income of USD 34.4 million for the corresponding period in 2021. This decrease was mainly due to a decrease in other income.

Non-Interest Expenses

CAF’s non-interest expenses consist principally of administrative expenses, representing 85.1% and 90.7% of total non-interest expenses for the nine-month periods ended September 30, 2022 and September 30, 2021, respectively

Nine Months Ended September 30, 2022 and 2021. For the nine-month period ended September 30, 2022, CAF’s non-interest expenses were USD 146.4 million, representing an increase of USD 21.6 million, or 17.3%, compared to total non-interest expenses of USD 124.7 million for the corresponding period in 2021. This increase resulted principally from an increase in administrative expenses and impairment charges for equity investments, which increased by 10.1% and 839.5%, respectively.

For the nine-month period ended September 30, 2022, administrative expenses were USD 124.6 million, representing an increase of USD 11.4 million over administrative expenses of USD 113.2 million for the corresponding period in 2021. This increase resulted principally from several corporate actions, such as the decentralization process of employees and new hires.

Income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds

Nine Months Ended September 30, 2022, and 2021. For the nine-month period ended September 30, 2022, CAF’s income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds was USD 121.4 million, representing a decrease of USD 10.4 million, or 7.9%, compared to an income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds of USD 131.7 million for the corresponding period in 2021. This decrease resulted primarily from higher total non-interest expenses and lower total non-interest income during the nine-month period in 2022, in comparison to the corresponding period in 2021.

Net Income

Nine Months Ended September 30, 2022 and 2021. For the nine-month period ended September 30, 2022, CAF’s net income was USD 74.1 million, representing a decrease of USD 43.5 million, or 37.0%, compared to net income of USD 117.6 million for the corresponding period in 2021. This decrease resulted primarily from higher total non-interest expenses, higher contribution to Stockholders’ Special Funds and lower total non-interest income during the nine-month period in 2022, in comparison to the corresponding period in 2021.

Balance Sheet

Assets

September 30, 2022. As of September 30, 2022, CAF’s total assets were USD 48.8 billion, representing an increase of USD 1.2 billion, or 2.6%, over total assets of USD 47.6 billion as of December 31, 2021. The increase in assets resulted primarily from an increase in deposits with banks and other assets, which increased by 60.7% and 445.4%, respectively, compared to December 31, 2021. Other assets are composed primarily from collateral of derivative financial instruments.

Liabilities

September 30, 2022. As of September 30, 2022, CAF´s total liabilities were USD 35.2 billion, representing an increase of USD 0.9 billion or 2.8%, over total liabilities of USD 34.3 billion as of December 31, 2021. The increase in liabilities resulted primarily from an increase in the outstanding amount of deposits, commercial papers and derivative financial instruments, which increased by 23.5%, 50.1% and 394.1%, respectively, compared to December 31, 2021.

Stockholders’ Equity

September 30, 2022. As of September 30, 2022, CAF’s total stockholders’ equity was USD 13.6 billion, representing an increase of USD 286.0 million, or 2.2%, over total stockholders’ equity of USD 13.3 billion as of December 31, 2021. The increase in total stockholders’ equity resulted principally from an increase in reserves and paid-in capital in comparison to December 31, 2021.

Asset Quality

Overdue Loans

September 30, 2022. As of September 30, 2022, there were no overdue loans (not including non-accrual loans in overdue status), this was also the case for the years ended December 31, 2021 and 2020.

Non-Accrual Loans

September 30, 2022. As of September 30, 2022, the total principal amount of CAF’s non-accrual loans was USD 102.9 million, or 0.4% of the total loan portfolio, representing a decrease of USD 9.2 million over non-accrual loans of USD 112.1 million as of December 31, 2021. This decrease was primarily due to a loan that was written-off during the nine-month period ended September 30, 2022. Loans in non-accrual status are from the private sector borrowers located in Peru, Brazil, Mexico and Colombia.

Restructured Loans

September 30, 2022. As of September 30, 2022, the total principal amount of outstanding restructured loans was USD 25.1 million, or 0.1% of the total loan portfolio. There was no restructuring during the nine-month period ended September 30, 2022.

Loan Write-offs and Recoveries

September 30, 2022. There were USD 5.0 million loans written-off during the nine-month period ended September 30, 2022. CAF booked no recoveries during the nine-month period ended September 30, 2022. For the nine-month period ended September 30, 2021, a total amount of USD 23.2 million loans were written-off and CAF booked no recoveries.

Liquidity

CAF’s liquidity policy requires it to maintain sufficient liquid assets to cover at least 12 months of net cash requirements.

Net cash requirements under the policy are calculated as follows:

(+)	Scheduled loan collections

(+)	Committed paid-in capital payments

(-)	Scheduled debt service

(-)	Committed disbursements

CAF’s investment policy requires that at least 90% of its liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization. The remaining portion of its liquid assets may be invested in non-investment grade instruments rated B-/Ba3/B or better by a U.S. nationally-recognized statistical rating organization. CAF’s investment policy emphasizes security and liquidity over yield.

September 30, 2022. As of September 30, 2022, CAF’s liquid assets consisted of USD 14.0 billion of cash, deposits with banks, marketable securities and other investments, of which 91.4% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 36.8% of CAF’s liquid assets were invested in time deposits in financial institutions, 14.8% in commercial paper, 9.1% in corporate and financial institution bonds, 18.0% in certificates of deposit, 14.3% in U.S. Treasury Notes and 7.0% in other instruments, including deposits in cash. As of September 30, 2021, CAF’s liquid assets consisted of USD 16.9 billion of cash, deposits with banks, marketable securities and other investments, of which 88.1% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 15.9% of CAF’s liquid assets were invested in time deposits in financial institutions, 27.2% in commercial paper, 11.8% in corporate and financial institution bonds, 23.1% in certificates of deposit, 12.4% in U.S. Treasury Notes and 9.6% in other instruments, including deposits in cash. As of September 30, 2021, the percentage of liquid assets invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization was below CAF’s investment policy’s requirement of 90%. However, such percentage of liquid assets was 90.5% 10 business days later.

As of September 30, 2022, CAF’s liquid assets were distributed by country as follows:

United States	32.4%
Japan	9.1%
France	5.4%
Chile	7.9%
Switzerland	6.7%
United Arab Emirates	6.0%
Canada	5.9%
China	4.0%
Qatar	3.6%
South Korea	3.4%
Kuwait	3.1%
Germany	2.6%
Supranational	1.7%
Australia	1.6%
United Kingdom	1.4%
Spain	1.3%
Ireland	1.0%
others	2.9%

Commitments and Contingencies

CAF enters into commitments and contingencies in the normal course of business to facilitate its business and objectives. Commitments and contingencies include:

•	credit agreements subscribed and pending disbursements,

•	lines and letters of credit for foreign trade,

•	equity investment agreements subscribed and

•	partial credit guarantees.

For further discussion of these arrangements, see Note 16 to CAF’s unaudited condensed interim financial information included elsewhere in this prospectus supplement and Note 21 to CAF’s audited financial statements included elsewhere in the accompanying prospectus.

Strategy and Capital Resources

CAF’s business strategy is to provide financing for projects, trade and investment in the shareholder countries. CAF’s management expects CAF’s assets to grow in the future, which will increase its need for additional funding. Likewise, maturing debt obligations will need to be replaced. In addition to scheduled capital increases, CAF’s management anticipates a need to increase funds raised in the international capital markets and to maintain funding through borrowings from multilateral and other financial institutions. While the substantial majority of CAF’s equity will continue to be held by full member shareholder countries, CAF intends to continue offering equity participation to associated shareholder countries through the issuances of Series “C” shares to such countries. See “Capital Structure.”

CAF intends to continue its programs to foster sustainable growth within the shareholder countries, and to increase its support for the private sector within their markets, either directly or through financial intermediaries. See “Operations of CAF.”

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim

Financial Information

As of September 30, 2022 and December 31, 2021

and for the nine-month periods ended

September 30, 2022 and 2021

Contents

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Balance Sheets

As of September 30, 2022 and December 31, 2021

(In thousands of U.S. dollars)

	NOTES	September 30, 2022	December 31, 2021
ASSETS

Cash and due from banks		91,371	112,047
Deposits with banks		5,158,199	3,210,216

Cash and due from banks and deposits with banks		5,249,570	3,322,263

Marketable securities:
Trading	3 and 14	8,662,900	12,503,067
Other investments		105,487	292,392

Loans (US$ 2,137,716 and US$ 2,389,651 at fair value as of September 30, 2022 and December 31, 2021, respectively)	4 and 14	29,735,066	29,595,386
Less loan commissions, net of origination costs		160,727	153,955
Less allowance for loan losses	4	67,105	76,650

Loans, net		29,507,234	29,364,781

Accrued interest and commissions receivable		546,835	357,836
Equity investments		403,878	433,350
Derivative financial instruments	13 and 14	429,872	512,383
Property and equipment, net		100,952	105,987
Other assets	5	3,819,676	700,291

TOTAL		48,826,404	47,592,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits (US$ 104,480 and US$ 106,119 at fair value as of September 30, 2022 and December 31, 2021, respectively), net	6 and 14	4,943,475	4,002,626
Commercial paper	7	4,224,132	2,813,646
Borrowings from other financial institutions (US$ 629,242 and US$ 740,028 at fair value as of September 30, 2022 and December 31, 2021, respectively), net	8 and 14	1,677,426	1,772,171
Bonds (US$ 19,330,130 and US$ 24,074,774 at fair value as of September 30, 2022 and December 31, 2021, respectively), net	9 and 14	19,526,582	24,260,537
Accrued interest payable		373,748	288,233
Derivative financial instruments	13 and 14	4,165,039	842,958
Accrued expenses and other liabilities	10	330,345	312,540

Total liabilities		35,240,747	34,292,711

STOCKHOLDERS’ EQUITY:
Subscribed capital		8,113,610	7,716,975
Less callable capital portion		1,625,660	1,589,660
Less capital subscriptions receivable		976,190	690,940

Paid-in capital		5,511,760	5,436,375

Additional paid-in capital		4,227,799	4,091,298
Reserves		3,771,966	3,666,951
Retained earnings		74,132	105,015

Total stockholders’ equity		13,585,657	13,299,639

TOTAL		48,826,404	47,592,350

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Comprehensive Income

For the nine-month periods ended September 30, 2022 and 2021

(In thousands of U.S. dollars)

	NOTES	2022	2021
Interest income:
Loans		676,121	452,968
Investments and deposits with banks	3	12,444	27,168
Loan commissions		37,521	32,129

Total interest income		726,086	512,265

Interest expense:
Bonds		386,552	249,684
Borrowings from other financial institutions		32,837	16,934
Commercial paper		27,524	3,960
Deposits		26,848	3,256
Commissions		7,637	8,366

Total interest expense		481,398	282,200

Net interest income		244,688	230,065
(Credit) provision for loan losses	4	(5,499)	8,014

Net interest income, after (credit) provision for loan losses		250,187	222,051

Non-interest income:
Other commissions		2,467	1,797
Dividends and equity in earnings of investees		8,799	2,725
Other income		6,269	29,872

Total non-interest income		17,535	34,394

Non-interest expenses:
Administrative expenses		124,571	113,161
Other expenses	4	21,779	11,554

Total non-interest expenses		146,350	124,715

Income before unrealized changes in fair value related to other financial instruments and contributions to Stockholders’ Special Funds		121,372	131,730
Unrealized changes in fair value related to other financial instruments	15	(2,484)	3,105

Income before contributions to Stockholders’ Special Funds, net		118,888	134,835
Contributions to Stockholders’ Special Funds	11	44,756	17,195

Net income and total comprehensive income		74,132	117,640

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Stockholders’ Equity

For the nine-month periods ended September 30, 2022 and 2021

(In thousands of U.S. dollars)

				Reserves
	NOTE	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total stockholders’ equity
BALANCES AS OF DECEMBER 31, 2020		5,366,050	3,961,900	2,878,929	548,200	3,427,129	239,822	12,994,901
Capital increase		114,975	211,554	—	—	—	—	326,529
Capital decrease due to shares’ repurchase	4	(94,375)	(173,650)	—	—	—	—	(268,025)
Net income and total comprehensive income		—	—	—	—	—	117,640	117,640
Appropriated for general reserve		—	—	215,839	—	215,839	(215,839)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	23,983	23,983	(23,983)	—

BALANCES AS OF SEPTEMBER 30, 2021		5,386,650	3,999,804	3,094,768	572,183	3,666,951	117,640	13,171,045

BALANCES AS OF DECEMBER 31, 2021		5,436,375	4,091,298	3,094,768	572,183	3,666,951	105,015	13,299,639
Capital increase		176,880	323,252	—	—	—	—	500,132
Capital decrease due to shares’ repurchase	4	(101,495)	(186,751)	—	—	—	—	(288,246)
Net income and total comprehensive income		—	—	—	—	—	74,132	74,132
Appropriated for general reserve		—	—	94,505	—	94,505	(94,505)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement		—	—	—	10,510	10,510	(10,510)	—

BALANCES AS OF SEPTEMBER 30, 2022		5,511,760	4,227,799	3,189,273	582,693	3,771,966	74,132	13,585,657

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Cash Flows

For the nine-month periods ended September 30, 2022 and 2021

(In thousands of U.S. dollars)

	NOTES	2022	2021
OPERATING ACTIVITIES:
Net income and total comprehensive income		74,132	117,640
Adjustments to reconcile net income to net cash provide by (used in) operating activities:
Unrealized loss on trading securities		86,733	47,845
Loan commissions, net of amortization of origination costs		(15,188)	(13,221)
(Credit) Provision for loan losses	4	(5,499)	8,014
Impairment charge for equity investments		836	89
Unrealized changes in fair value related to equity investment		10,258	(27,345)
Equity in earnings of investees		(4,567)	(57)
Amortization of deferred charges		3,819	3,751
Depreciation of property and equipment		6,756	6,646
Provision for employees’ severance benefits		11,066	9,892
Provision for employees’ savings plan		565	621
Unrealized changes in fair value related to other financial instruments	15	2,484	(3,105)
Net changes in operating assets and liabilities:
Trading securities, net		3,897,531	(2,587,156)
Accrued interest and commissions receivable		(188,999)	28,751
Other assets		(8,922)	(11,258)
Accrued interest payable		85,515	(38,607)
Severance benefits paid or advanced		(10,502)	(7,624)
Employees’ savings plan paid or advanced		(2,420)	(581)
Accrued expenses and other liabilities		2,772	(50,229)

Total adjustments and net changes in operating assets and liabilities		3,872,238	(2,633,574)

Net cash provided by (used in) operating activities		3,946,370	(2,515,934)

INVESTING ACTIVITIES:
Purchases of other investments		(367,135)	(1,804,200)
Maturities of other investments		554,040	2,121,246
Loan origination and principal collections, net	4	(747,340)	231,103
Equity investments, net		22,945	12,560
Property and equipment, net		(1,721)	(961)

Net cash (used in) provided by investing activities		(539,211)	559,748

FINANCING ACTIVITIES:
Net increase in deposits	6	937,489	449,119
Proceeds from commercial paper	7	38,472,258	19,418,921
Repayment of commercial paper	7	(37,061,774)	(19,020,775)
Net decrease in derivative-related collateral		(3,247,549)	(120,310)
Proceeds from issuance of bonds	9	2,731,088	3,476,626
Repayment of bonds	9	(3,837,931)	(2,819,846)
Proceeds from borrowings from other financial institutions	8	162,885	191,649
Repayment of borrowings from other financial institutions	8	(136,450)	(102,860)
Proceeds from issuance of shares		500,132	326,529

Net cash (used in) provided by financing activities		(1,479,852)	1,799,053

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		1,927,307	(157,133)
CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE PERIOD		3,322,263	2,948,290

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE PERIOD		5,249,570	2,791,157

SUPPLEMENTAL DISCLOSURE:
Interest paid during the period		413,115	308,144

NONCASH FINANCING ACTIVITIES:
Principal collections — Loans	4	288,246	268,025

Capital decrease	4	(288,246)	(268,025)

Change in derivative instruments assets		82,511	1,045,805

Change in derivative instruments liabilities		3,322,081	257,317

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970; and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” stockholder countries are: Argentina, Bolivia, Brazil, Colombia, Ecuador, El Salvador, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay, and Venezuela. Series “C” stockholder countries are: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal, and Spain. In addition, there are 13 banks which are Series “B” stockholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago and Quito, Ecuador.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America.

CAF offers financial and related services to the governments of its stockholder countries, as well as their public and private institutions, corporations, and joint ventures. CAF’s principal activity is to provide short, medium, and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in stockholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its stockholder countries.

COVID-19

In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a global pandemic, which has generated high volatility in global capital markets with an impact on equity investments and the mark-to-market value of marketable securities.

To date, CAF has maintained the continuity of its operations, and the demand for loans from its stockholder countries has increased; notwithstanding, decreases or increases have been observed in external risk ratings for most of our borrowers. COVID-19 has had not material effects on the financial position of CAF as of September 30, 2022 and on the results of operations and cash flows for the nine-month period then ended.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Financial statement presentation – The condensed interim financial information as of September 30, 2022, and December 31, 2021, and for the nine-month periods ended September 30, 2022 and 2021 is unaudited and has been prepared, in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such condensed interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

the interim periods. The results of operations for the nine-month period ended September 30, 2022 are not necessarily an indication of the results to be expected for the full year 2022.

This condensed interim financial information should be read in conjunction with CAF’s audited financial statements as of and for the years ended December 31, 2021, 2020 and 2019 and the notes thereto (“audited financial statements”).

For a detailed discussion about CAF´s significant accounting policies, refer to Note 2 of the audited financial statements.

Recent accounting pronouncements applicable

ASU 2020-04, Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions, for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU do not apply to contract modifications made or other transactions entered after December 31, 2022. In January 2021, the FASB issued amendments in ASU 2021-01 to the expedients and exceptions in Topic 848 to capture the incremental consequences of the scope clarification and tailor the existing guidance to derivative instruments affected by the discounting transition. Currently, CAF is evaluating the impact of both ASUs and estimates that there will be no material effects in the financial statements since the rates will be offset between financial assets and liabilities.

Libor Replacement

The replacement of the LIBOR rates with a new reference rate or rates is an industry risk due to the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF has adhered in January 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rates, including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR may have. This task force in coordination with management recommended and approved that starting January 1, 2022, all loans originated will be made in the reference rate Term SOFR. New financial liabilities will also be hedged to SOFR. Legacy loans that are referenced to LIBOR rate will be converted after June 2023 when LIBOR rate ceases to be representative. It is for this reason that we expected the LIBOR transition to occur smoothly.

If SOFR or another rate does not achieve wide acceptance as the alternative to LIBOR, there likely will be disruption in financial markets. In the event that SOFR or another reference rate is widely accepted, risks will remain related to outstanding loans, borrowings, derivatives and other instruments using LIBOR related to transitioning those instruments to a new reference rate and the corresponding value transfer that may occur in connection with that transition, as the new reference rate will not exactly mimic LIBOR.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

3.	MARKETABLE SECURITIES

Trading

A summary of trading securities follows:

	September 30, 2022		December 31, 2021
	Amount	Average maturity (years)	Amount	Average maturity (years)
U.S. Treasury Notes	2,005,561	1.75	2,219,711	1.60

Non-U.S. governments and government entities bonds	358,836	1.06	556,230	0.80

Financial institutions and corporate securities:
Commercial paper	2,073,233	0.24	3,861,129	0.14
Certificates of deposits(1)	2,517,251	0.53	3,284,428	0.24
Bonds	1,282,083	1.72	1,941,602	1.93
Collateralized mortgage obligation	253,240	5.31	290,805	5.95
Liquidity funds(2)	172,696	1.00	349,162	1.00

	6,298,503	0.88	9,727,126	0.73

Trading	8,662,900	1.09	12,503,067	0.89

(1)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company (DTC) and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(2)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

The fair value of trading securities includes net unrealized loss of US$ 102,334 and US$ 15,600, as of September 30, 2022 and December 31, 2021, respectively.

For the nine-month period ended September 30, 2022 and 2021, Interest income—Investments and deposits with banks includes interest income for US$ 115,306 and US$ 49,334, respectively, and loss on the mark-to-market valuations for US$ 102,862 and US$ 22,166, respectively. The fluctuation in Interest income—Investments and deposits with banks is mainly due to the increase of the benchmark interest rates since the start of 2022 due to high inflation expectations and the increase of the short-term interest rates by the U.S. Federal Reserve which affected the mark-to-market valuations of CAF´s trading securities during the nine-month period ended September 30, 2022, and during the same corresponding period in 2021, the fluctuation was related to reductions of benchmark interest rates and high volatility in global capital markets and asset valuation as a result of the COVID-19 pandemic.

CAF places its short-term investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. As of September 30, 2022 and

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

December 31, 2021, CAF does not have any significant concentrations of credit risk according to its investment guidelines. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 37,297 and US$ 307,437 as of September 30, 2022 and December 31, 2021, respectively.

Maturity of marketable securities are as follows:

	September 30, 2022	December 31, 2021
Remaining maturities:
Less than one year	5,715,239	8,891,515
Between one and two years	2,116,802	2,351,677
Between two and three years	488,324	500,274
Between three and four years	179,938	407,059
Between four and five years	75,115	235,344
Over five years	87,482	117,198

	8,662,900	12,503,067

4.	LOANS

Loans include short, medium, and long-term loans to finance projects, working capital and trade activities. The majority of the loans are to Series “A” and “B” stockholder countries, or to private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	September 30, 2022	December 31, 2021
Stockholder country:
Argentina	3,874,056	3,842,317
Barbados	165,510	172,683
Bolivia	3,031,588	2,752,463
Brazil	2,302,919	2,698,038
Chile	143,364	304,187
Colombia	3,811,933	3,403,385
Costa Rica	538,104	547,145
Dominican Republic	406,018	110,789
Ecuador	4,283,824	4,201,415
Mexico	620,000	825,000
Panama	2,766,937	2,562,057
Paraguay	1,945,539	1,511,665
Peru	1,380,043	1,743,908
Trinidad & Tobago	1,165,083	1,163,978
Uruguay	987,235	903,243
Venezuela	2,652,660	2,871,509

Total	30,074,813	29,613,782
Fair value adjustments	(339,747)	(18,396)

Loans	29,735,066	29,595,386

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

As of September 30, 2022 and December 31, 2021, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 323,706 and US$ 170,401, respectively, mainly in Colombian pesos, Brazilian reales, and Uruguayan pesos. All these loans are hedged with Borrowings from other financial institution and Bonds issued in the same currency. As of September 30, 2022 and December 31, 2021, fixed interest rate loans amounted to US$ 2,238,440 and US$ 2,321,999, respectively.

There has been an increase in demand for loans from our stockholder countries as a result of COVID-19 pandemic. In that regard, as of September 30, 2022 and December 31, 2021, CAF has approved emergency credit lines aggregating up to US$ 9.7 billion, available to CAF stockholder countries, of which disbursement for US$ 4.3 billion have been made as of September 30, 2022 and US$ 3.8 billion as of December 31, 2021. The emergency credit lines are aimed at enhancing a prompt and appropriate response in stockholder countries and mitigating the adverse consequences from the pandemic.

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	September 30, 2022		December 31, 2021
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)
Public sector	29,069,793	4.63	27,723,931	2.25
Private sector	1,005,020	5.28	1,889,851	1.98

	30,074,813	4.66	29,613,782	2.23

Loans by industry segments are as follows:

	September 30, 2022		December 31, 2021
	Amount	%	Amount	%
Social and other infrastructure programs	14,646,287	49	12,496,820	42
Transport, warehousing and communications	8,296,656	28	8,326,436	28
Electricity, gas and water supply	5,670,427	19	6,025,830	20
Financial services - Commercial banks	749,230	2	1,230,670	4
Financial services - Development banks	567,465	1	1,367,969	5
Agriculture, hunting and forestry	53,109	—	62,104	—
Manufacturing industry	27,240	—	32,291	—
Others	64,399	1	71,662	1

	30,074,813	100	29,613,782	100

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

Loans mature as follows:

	September 30, 2022	December 31, 2021
Remaining maturities:
Less than one year	3,583,431	5,176,788
Between one and two years	2,941,242	2,721,602
Between two and three years	2,937,235	2,818,766
Between three and four years	2,712,604	2,811,208
Between four and five years	2,825,696	2,575,262
Over five years	15,074,605	13,510,156

	30,074,813	29,613,782

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans as of September 30, 2022 and December 31, 2021 rating assigned by external agencies are used.

The credit quality of the sovereign loans of estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies. The credit quality by year of origination and taking the Moody’s rating as a reference as of September 30, 2022 is as follows:

	Credit Rating	Year of origination
Country		2022	2021	2020	2019	2018	Prior	Total
Argentina	Ca	301,919	531,065	530,475	9,396	502,119	1,947,394	3,822,368
Barbados	Caa1	—	12,000	100,000	195	—	53,315	165,510
Bolivia	B2	530,000	350,000	23,810	221,852	77,370	1,811,306	3,014,338
Brazil	Ba2	9,753	—	382,972	309,456	304,103	1,039,790	2,046,074
Colombia	Baa2	600,000	500,000	350,000	500,502	300,000	902,519	3,153,021
Costa Rica	B2	—	—	500,000	—	—	22,986	522,986
Dominican Republic	Ba3	300,000	10,947	—	—	—	95,071	406,018
Ecuador	Caa3	135,000	600,305	721,789	547,634	483,591	1,680,837	4,169,156
Mexico	Baa2	300,000	—	300,000	—	—	—	600,000
Panama	Baa2	320,000	354,000	385,714	344,704	4,017	1,006,545	2,414,980
Paraguay	Ba1	205,121	250,000	394,470	111,966	694,447	264,220	1,920,224
Peru	Baa1	—	391,875	—	250,000	—	542,220	1,184,095
Trinidad & Tobago	Ba2	—	175,000	323,416	200,000	244,444	222,222	1,165,082
Uruguay	Baa2	100,000	300,000	47,619	—	17,648	392,302	857,569
Venezuela	C	—	—	—	500,000	—	2,152,661	2,652,661

		2,801,793	3,475,192	4,060,265	2,995,705	2,627,739	12,133,388	28,094,082

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

The credit quality of the non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification as of September 30, 2022 is as follows:

	Year of origination
Credit Rating	2022	2021	2020	2019	2018	Prior	Total
Satisfactory - outstanding	100,000	—	—	—	—	116,739	216,739
Satisfactory - very good	522,562	30,000	—	—	—	40,002	592,564
Satisfactory - adequate	102,074	93,456	53,091	52,267	33,661	196,623	531,172
Watch	115,250	11,808	100,000	83,352	12,000	65,182	387,592
Special mention	30,000	—	—	—	60,418	—	90,418
Doubtful	—	—	—	—	—	82,925	82,925
Sub-standard	—	—	—	—	20,000	46,254	66,254
Loss	—	—	—	—	—	13,067	13,067

	869,886	135,264	153,091	135,619	126,079	560,792	1,980,731

The internal and external ratings have been updated as of September 30, 2022.

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	September 30, 2022	September 30, 2021
During the period CAF recorded the following transactions:
Loans written-off	5,000	23,235
Purchases of loan portfolio	—	—
Sales of loan portfolio	37,500	—

	September 30, 2022	December 31, 2021
CAF presented the following amounts and quality indicators as of the end of the period / year:
Non-accrual loans	102,925	112,059
Troubled debt restructured	25,073	29,206
Overdue accrual loans	—	—
Allowance for loan losses as a percentage of loan portfolio	0.23%	0.26%
Non-accrual loans as a percentage of loan portfolio	0.35%	0.38%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.00%

For the nine-month period ended September 30, 2022 and for the year ended December 31, 2021, there was not restructured loans.

As of September 30, 2022 and December 31, 2021, the total principal amount of non-accrual loans are related to private sector borrowers (non-sovereign loans) which present 2,292 days and 2,019 days overdue, respectively. During the nine-month periods ended September 30, 2022 and 2021, there were no interest income recognized for non-accrual loans. The allowance of loan losses for loans in non-accrual status amount to US$ 18,603 as of September 30, 2022 and December 31, 2021.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a stockholder country that fulfills the requirements of the Program and apply the proceeds to that country’s outstanding loans and interest. Pursuant to the Program, CAF notified Venezuela that it fulfills the requirements. Since inception of the Program to September 30, 2022, CAF repurchased a total of 95,956 shares totaling US$ 1,362,575 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 479,780 and US$ 882,795, respectively. For the nine-month period ended September 30, 2022, CAF repurchased an additional 20,299 shares totaling US$ 288,246 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 101,495 and US$ 186,751, respectively. Since the inception of the Program to December 31, 2021, CAF repurchased 75,657 shares totaling US$ 1,074,329 deducting the amount of paid-in capital and additional paid-in capital for US$ 378,285 and US$ 696,044, respectively. As a result of the repurchases, as of November 11, 2022, Venezuela is current with its loans with CAF.

A/B Loans

CAF only assumes the credit risk for the portion of its participations of the loan. As of September 30, 2022 and December 31, 2021, CAF had loans of this nature amounting to US$ 376,348 and US$ 103,675, respectively, whereas other financial institutions provided funds for US$ 297,707 and US$ 46,215, respectively.

Allowance for Loan Losses

The allowance for credit losses is maintained at a level CAF believes to be adequate to absorb expected lifetime losses over the contractual life of the loan portfolio and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the nine-months period ended September 30,
	2022			2021
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	—	76,650	76,650	—	95,015	95,015
(Credit) Provision for loan losses	—	(5,499)	(5,499)	—	8,014	8,014
Loan written-off	—	(5,000)	(5,000)	—	(23,235)	(23,235)
Recoveries	—	954	954	—	—	—

Balances at end of period	—	67,105	67,105	—	79,794	79,794

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the nine-months period ended September 30,
	2022			2021
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	—	15,202	15,202	—	14,833	14,833
Provision for contingencies	—	202	202	—	486	486

Balances at end of period	—	15,404	15,404	—	15,319	15,319

Provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees are included in the statements of comprehensive income as part of other expenses.

5.	OTHER ASSETS

A summary of other assets follows:

	September 30, 2022	December 31, 2021
Derivative related collateral	3,750,959	645,632
Intangible assets, net of accumulated amortization of US$ 9,074 and US$ 8,381, respectively	28,127	25,386
Receivable from investment securities sold	12,973	4,017
Other	27,617	25,256

	3,819,676	700,291

6.	DEPOSITS

A summary of deposits follows:

	September 30, 2022	December 31, 2021
Demand deposits	78,135	83,157
Time deposits:
Less than one year	4,864,949	3,919,679

	4,943,084	4,002,836
Fair value adjustments	391	(210)

Carrying value of deposits	4,943,475	4,002,626

As of September 30, 2022 and December 31, 2021, the weighted average interest rate was 1.02% and 0.11%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

denominated in currencies other than the U.S. dollar to an equivalent of US$ 508,368 and US$ 259,991 as of September 30, 2022 and December 31, 2021, respectively.

7.	COMMERCIAL PAPER

As of September 30, 2022 and December 31, 2021, the outstanding amount of commercial paper issued by CAF, amounts to US$ 4,224,132 and US$ 2,813,646, respectively, of which matures in 2023 and 2022. As of September 30, 2022 and December 31, 2021, the weighted average interest rate was 1.34% and 0.23%, respectively.

8.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	September 30, 2022	December 31, 2021
U.S. dollars	1,174,429	1,179,623
Euros	623,952	590,809
Colombian Pesos	29,005	30,764

	1,827,386	1,801,196
Fair value adjustments	(149,508)	(28,328)
Less debt issuance costs	452	697

Carrying value of borrowings from other financial institutions	1,677,426	1,772,171

As of September 30, 2022 and December 31, 2021, the fixed interest-bearing borrowings amounted to US$ 434,073 and US$ 410,531, respectively. As of September 30, 2022 and December 31, 2021, the weighted average interest rate after considering the impact of interest rate swaps was 2.62% and 1.52%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	September 30, 2022	December 31, 2021
Less than one year	398,248	178,039
Between one and two years	196,932	388,211
Between two and three years	219,433	248,616
Between three and four years	175,159	191,271
Between four and five years	174,063	169,039
Over five years	663,551	626,020

	1,827,386	1,801,196

The agreements on some borrowing from other financial institutions agreements contains covenants requiring the use of the proceeds for specific purposes or projects.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

As of September 30, 2022 and December 31, 2021, there were unused term credit facilities amounting to US$ 2,042,094 and US$ 1,899,056, respectively.

9.	BONDS

A summary of outstanding bonds follows:

	September 30, 2022			December 31, 2021
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (period end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)
U.S. dollars	6,535,045	6,535,045	2.92	8,428,409	8,428,409	1.35
Euro	8,403,601	6,976,674	3.83	8,637,076	8,274,796	1.25
Swiss francs	2,669,965	2,560,852	4.26	2,203,076	2,297,342	1.42
Japanese yen	1,467,415	1,081,025	4.31	1,404,689	1,297,358	1.28
Mexican pesos	1,078,762	1,088,494	4.05	574,643	569,250	1.41
Australian dollars	1,072,849	876,471	3.97	1,026,690	945,521	1.58
Norwegian kroner	694,695	441,055	3.83	694,695	544,687	1.24
Hong Kong dollars	584,332	577,714	4.77	635,865	632,757	1.73
Colombian pesos	334,458	218,957	3.03	334,464	248,243	1.53
Uruguayan pesos	286,609	273,447	4.18	280,304	250,040	1.27
Brazilian Real	201,662	197,732	3.25	201,662	191,590	0.70
Indonesian Rupee	75,000	67,912	4.28	75,000	72,467	0.46
Canadian dollars	30,395	28,954	4.63	30,395	31,385	2.50
New Zealand Dollar	28,758	24,154	3.13	13,651	14,554	1.66
Kazakhstan Tenge	15,082	13,035	3.24	15,082	14,295	1.21
Indian Rupee	—	—	—	31,891	28,729	2.71

	23,478,628	20,961,521		24,587,592	23,841,423

Fair value adjustments		(1,430,962)			425,217
Less debt issuance costs		3,977			6,103

Carrying value of bonds		19,526,582			24,260,537

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	September 30, 2022	December 31, 2021
Remaining maturities:
Less than one year	3,630,400	3,944,492
Between one and two years	3,528,599	4,557,150
Between two and three years	4,854,336	3,245,067
Between three and four years	2,825,644	4,256,759
Between four and five years	3,509,309	3,787,884
Over five years	5,130,340	4,796,240

	23,478,628	24,587,592

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

As of September 30, 2022 and December 31, 2021, fixed interest rate bonds amounted to US$ 22,999,195 and US$ 24,108,665, respectively, of which US$ 16,956,700 and US$ 16,173,655, respectively, are denominated in currencies other than U.S. dollar.

The company has not issued floating rate notes linked to LIBOR since 2015 . All outstanding FRN linked to LIBOR (totaling US$ 100 million) will reset before the first half of 2023. On June 15, 2021, CAF issued its first FRN that is linked to the SOFR for US$ 400 million, an important step in the LIBOR transition process.

For the nine-months ended September 30, 2022 and 2021, there were no bonds repurchased.

10.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	September 30, 2022	December 31, 2021
Payable for investment securities purchased	175,982	17,437
Employees’ severance benefits and savings plan	105,821	104,083
Contributions to Stockholders´ Special Funds (Note 11)	22,212	12,467
Provision for contingencies	15,404	15,202
Derivative-related collateral	6,550	148,773
Other	4,376	14,578

	330,345	312,540

11.	CONTRIBUTIONS TO STOCKHOLDERS’ SPECIAL FUNDS

In March 2022, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 89,000 to some stockholders’ special funds for 2022. Subsequently, during the nine-month period ended September 30, 2022, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, authorized the contributions of US$ 70,000, US$ 15,000, and US$ 4,000 to Compensatory Financial Found (FFC), Technical Cooperation Fund (FCT), and Human Development Fund (FONDESHU), respectively. For the nine-month period ended September 30, 2022, CAF has recognized US$ 44,756 as an expense and, as of September 30, 2022 recognized an unconditional obligation (accounts payable) for US$ 22,212 which was paid in October 2022.

In March 2021, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 30,000 to FCT for 2021. Subsequently, during the nine-month period ended September 30, 2021, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, CAF recognized US$ 17,195 as an expense and, as of September 30, 2021, recognized an unconditional obligation (accounts payable) for US$ 6,206 which was paid in October 2021.

12.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

In addition, CAF has entered into agreements with each of the associated shareholder countries. Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

13.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities - trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes futures derivatives instruments to reduce exposure to price risk. These are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the future contracts. Additionally, CAF utilizes forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets		Derivative liabilities
	September 30, 2022	December 31, 2021	September 30, 2022	December 31, 2021
Cross-currency swap	53,838	350,991	3,807,328	779,146
Interest rate swap	358,514	153,236	356,448	62,865
U.S Treasury futures	17,066	1,763	1,084	628
Cross-currency forward contracts	454	6,393	179	319

	429,872	512,383	4,165,039	842,958

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative liabilities
As of September 30, 2022:
Loans	2,218,597	—	358,514	—
Loans	—	277,830	21,324	5,248
Deposits	—	105,000	1,381	2,223
Borrowings from other financial institutions	—	623,952	—	136,396
Borrowings from other financial institutions	154,798	—	—	6,803
Bonds	—	16,920,083	31,133	3,663,461
Bonds	6,357,495	—	—	349,645

	8,730,890	17,926,865	412,352	4,163,776

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative Liabilities
As of December 31, 2021:
Loans	2,296,334	—	38,643	18,377
Loans	—	112,936	2,083	1,692
Deposits	—	110,000	1,498	5,639
Borrowings from other financial institutions	—	590,809	—	26,298
Borrowings from other financial institutions	177,547	—	5,191	—
Bonds	—	16,143,345	347,410	745,517
Bonds	8,250,000	—	109,402	44,488

	10,723,881	16,957,090	504,227	842,011

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

The following table presents the notional amount and fair values of U.S. treasury futures and cross-currency forward contracts:

As of September 30, 2022
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Various	Various	69,980	454

Futures short	Various	Until December 2022	Various	979,731	17,066

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until December 2022	US$	73,300	(1,066)

Futures short	September 2022	Until December 2022	US$	2,400	(18)

Forward contracts	Various	Various	Various	11,474	(179)

As of December 31, 2021
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until January 2022	Various	292,582	6,393

Futures short	Various	Until March 2022	Various	1,301,223	1,763

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until March 2022	Various	144,264	(226)

Futures short	Various	Until March 2022	US$	47,000	(402)

Forward contracts	Various	Until March 2022	Various	33,684	(319)

The amounts of collateral posted related to U.S. treasury futures as of September 30, 2022 and December 31, 2021, was US$ 972 and US$ 8,977, respectively. As of September 30, 2022 and December 31, 2021, the amount of collateral received related to U.S. treasury futures was US$ 6,550 and US$ 17, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with substantially all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheet:

As of September 30, 2022
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	412,352	(379,221)	—	33,131

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(4,163,776)	379,221	3,749,987	(34,568)

As of December 31, 2021
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	504,227	(329,443)	(148,756)	26,028

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(842,011)	329,443	636,655	124,087

14.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

-	Marketable securities: CAF uses quoted prices in active markets to determine the fair value of trading securities. These securities are classified in Level 1 of the fair value hierarchy.

-

Loans: The fair value of fixed rate loans, is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

-

Derivative assets and liabilities: Derivative financial instruments transactions contracted and designated by CAF as hedges of risks related to interest rates, currency rates or both, for transactions recorded as financial assets or liabilities are also presented at fair value. In those cases the fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

-

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow technique.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

As of September 30, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,005,561	—	—	2,005,561

Non-U.S. governments and government entities bonds	91,999	266,837	—	358,836

Financial institutions and corporate securities:
Commercial paper	—	2,073,233	—	2,073,233
Certificate of deposits	2,517,251	—	—	2,517,251
Bonds	1,282,083	—	—	1,282,083
Collateralized mortgage obligation	247,130	6,110	—	253,240
Liquidity funds	172,696	—	—	172,696

	4,219,160	2,079,343	—	6,298,503

Sub-total financial assets at fair value	6,316,720	2,346,180	—	8,662,900

Loans	—	2,137,716	—	2,137,716

Derivative instruments:
Cross-currency swap	—	53,838	—	53,838
Interest rate swap	—	358,514	—	358,514
U.S Treasury futures	—	17,066	—	17,066
Cross-currency forward contracts	—	454	—	454

	—	429,872	—	429,872

Total financial assets at fair value	6,316,720	4,913,768	—	11,230,488

Liabilities:
Deposits	—	104,480	—	104,480

Borrowings from other financial institutions	—	629,242	—	629,242

Bonds	—	19,330,130	—	19,330,130

Derivative instruments:
Cross-currency swap	—	3,807,328	—	3,807,328
Interest rate swap	—	356,448	—	356,448
U.S Treasury futures	—	1,084	—	1,084
Cross-currency forward contracts	—	179	—	179

	—	4,165,039	—	4,165,039

Total financial liabilities at fair value	—	24,228,891	—	24,228,891

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,219,711	—	—	2,219,711

Non-U.S. governments and government entities bonds	418,413	137,817	—	556,230

Financial institutions and corporate securities:
Commercial paper	—	3,861,129	—	3,861,129
Certificate of deposits	3,284,428	—	—	3,284,428
Bonds	1,941,602	—	—	1,941,602
Collateralized mortgage obligation	288,583	2,222	—	290,805
Liquidity funds	349,162	—	—	349,162

	5,863,775	3,863,351	—	9,727,126

Sub-total financial assets at fair value	8,501,899	4,001,168	—	12,503,067

Loans	—	2,389,651	—	2,389,651

Derivative instruments:
Cross-currency swap	—	350,991	—	350,991
Interest rate swap	—	153,236	—	153,236
U.S Treasury futures	—	1,763	—	1,763
Cross-currency forward contracts	—	6,393	—	6,393

	—	512,383	—	512,383

Total financial assets at fair value	8,501,899	6,903,202	—	15,405,101

Liabilities:
Deposits	—	106,119	—	106,119

Borrowings from other financial institutions	—	740,028	—	740,028

Bonds	—	24,074,774	—	24,074,774

Derivative instruments:
Cross-currency swap	—	779,146	—	779,146
Interest rate swap	—	62,865	—	62,865
U.S Treasury futures	—	628	—	628
Cross-currency forward contracts	—	319	—	319

	—	842,958	—	842,958

Total financial liabilities at fair value	—	25,763,879	—	25,763,879

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

		September 30, 2022		December 31, 2021
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	91,371	91,371	112,047	112,047
Deposits with banks	1	5,158,199	5,158,199	3,210,216	3,210,216
Other investments	1	105,487	105,487	292,392	292,392
Loans, net	2	27,369,518	27,357,381	26,976,260	26,949,431
Accrued interest and commissions receivable	2	546,835	546,835	357,836	357,836
Derivative related collateral	1	3,750,959	3,750,959	645,632	645,632
Receivable from investment securities sold	1	12,973	12,973	4,017	4,017
Financial liabilities:
Deposits	2	4,838,995	4,838,995	3,896,507	3,896,507
Commercial paper	2	4,224,132	4,224,132	2,813,646	2,813,646
Borrowings from other financial institutions, net	2	1,048,184	1,042,998	1,032,143	1,014,964
Bonds, net	2	196,452	194,199	185,763	176,035
Accrued interest payable	2	373,748	373,748	288,233	288,233
Derivative related collateral	1	6,550	6,550	148,773	148,773
Payable for investment securities purchased	1	175,982	175,982	17,437	17,437

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value:

-

Cash and due from banks, deposits with banks, other investments, accrued interest and commissions receivable, deposits, commercial paper, accrued interest payable, derivative-related collateral, receivable from investment securities sold and payable for investment securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

-

Loans: CAF is one of the few institutions that grant loans for development projects in the stockholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

-

Equity investments: The direct investments in equity securities of companies without a readily determinable fair value are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. As of September 30, 2022 and December 31, 2021, the carrying amount of those investments amounted to US$ 118,186 and US$ 113,036,

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

respectively. In addition, as of September 30, 2022 and December 31, 2021, investments in funds without a readily determinable fair value, with carrying amount of US$ 242,655 and US$ 267,131, respectively, and the net effects of impairment and the changes in fair value related to equity investment for the nine-month period ended as of September 30, 2022 and 2021 amounted to US$ (11,094) and US$ 27,256, respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

-

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

15.	NET (LOSS) GAINS ON CHANGES IN FAIR VALUE RELATED TO FINANCIAL INSTRUMENTS

The gains on changes in fair value of marketable securities - trading, cross-currency swaps and financial liabilities carried at fair value under the fair value option are as follows:

	For the nine-month perod ended September 30, 2022
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	3,299	(3,361)	(62)
Bonds	(3,234,221)	3,214,317	(19,904)
Loans	15,685	(844)	14,841
Borrowings from other financial institutions	(110,098)	109,186	(912)

	(3,325,335)	3,319,298	(6,037)

	For the nine-month perod ended September 30, 2021
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	(7,738)	7,267	(471)
Bonds	(1,280,430)	1,271,713	(8,717)
Loans	(367)	(7,526)	(7,893)
Borrowings from other financial institutions	(38,210)	55,510	17,300

	(1,326,745)	1,326,964	219

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

In addition, during the nine-month periods ended September 30, 2022 and 2021, CAF recorded net gains of US$ 3,553 and US$ 2,886, respectively, related to changes in fair value of U.S. treasury futures and cross-currency forwards and changes in fair value of the U.S. Treasury Notes.

16.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	September 30, 2022	December 31, 2021
Loan commitments subscribed – eligible	6,598,850	6,477,638
Lines of credit	4,827,932	3,328,384
Loan commitments subscribed – non eligible	2,353,335	1,561,726
Guarantees	134,299	129,804
Equity investments agreements subscribed	76,004	79,769

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

Guarantees mature as follows:

	September 30, 2022	September 30, 2021
Less than one year	41,095	6,338
Between one and five years	28,000	62,649
Over five years	65,204	60,817

	134,299	129,804

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition, or results of operations.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of September 30, 2022, and December 31, 2021

and for the nine-month periods ended September 30, 2022, and 2021

(In thousands of U.S. dollars)

17.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating resources based on a determination of the contributions to net income of individual operations. CAF does not differentiate on the basis of the nature of the products or services provided the preparation process, or the method for providing services among individual countries.

For the nine-month periods ended September 30, 2022 and 2021, loans made to or guaranteed by three countries individually generated in excess, of 10% of interest income on loans, as follows:

	September 30, 2022	September 30, 2021
Ecuador	96,369	65,110
Argentina	90,943	63,778
Colombia	90,356	61,411

	277,668	190,299

18.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 11, 2022, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

-	On October 19, 2022, CAF issued bonds for AUD 35 million, equivalent to US$ 21.9 million, 5.90% due 2037, under its Medium-Term Note Programme.

-	On October 21, 2022, CAF issued bonds for TRY 850 million, equivalent to US$ 45.7 million, 37,00% due 2027, under its Medium-Term Note Programme.

-	On October 28, 2022, CAF issued bonds for UYU 2.7 million, equivalent to US$ 0.07 million, 3.61% due 2039, under its Uruguay Local Debt Programme.

-	On October 31, 2022, CAF issued bonds for UYU 33.5 million, equivalent to US$ 0.8 million, 3.20% due 2037, under its Uruguay Local Debt Programme.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

SUPPLEMENTARY INFORMATION (UNAUDITED)

As of September 30, 2022

BONDS

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2022 (in millions)
7.875% Yankee Bonds	Fixed	7.88%	2002	2022	USD	85
4.25% Euro Bond (Schuldschein)	Fixed	4.25%	2012	2027	EUR(1)	82
4.375% Euro Bond (Schuldschein)	Fixed	4.38%	2012	2032	EUR	60
5.0% Euro Dollar Bond	Fixed	5.00%	2012	2042	USD	50
4.0% Euro Hong Kong Dollar Bonds	Fixed	4.00%	2012	2024	HKD(2)	398
1.85% Euro Yen Bonds	Fixed	1.85%	2012	2023	JPY(3)	6,000
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
4.27% Euro Hong Kong Dollar Bonds	Fixed	4.27%	2013	2028	HKD	940
Euro Dollar Bonds	Floating	L3M + 97 bps	2013	2023	USD	100
1.85% Euro Yen Bonds	Fixed	1.85%	2013	2023	JPY	4,600
3.66% Euro Bond	Fixed	3.66%	2013	2033	EUR	51
3.625% Euro Bond (Schuldschein)	Fixed	3.63%	2013	2033	EUR	200
6.25% Kangaroo Bonds	Fixed	6.25%	2013	2023	AUD(4)	225
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	226
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	25
2.0% Euro Bonds	Fixed	2.00%	2014	2024	CHF(5)	300
3.51% Euro Bonds	Fixed	3.51%	2014	2034	EUR	65
3.500% Euro Bonds	Fixed	3.50%	2014	2039	EUR	200
4.29% Euro Bonds	Fixed	4.29%	2014	2026	NOK(6)	1,500
4.070% Euro Bonds	Fixed	4.07%	2014	2024	NOK	900
3.925% Euro Bonds	Fixed	3.93%	2014	2029	HKD	1,257
3.05% Euro Bonds	Fixed	3.05%	2014	2030	EUR	50
1.50% Swiss Franc Bonds	Fixed	1.50%	2014	2028	CHF	225
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	200
0.68% Euro Yen Bonds	Fixed	0.68%	2015	2025	JPY	8,900
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	150
3.05% Euro Bonds	Fixed	3.05%	2015	2035	NOK	1,000
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	225
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	50
0.46% Swiss Franc Bonds	Fixed	0.46%	2015	2023	CHF	200
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	50
3.05% Euro Bonds	Fixed	3.05%	2015	2030	NOK	800
0.45% Samurai Market	Fixed	0.45%	2016	2026	JPY	4,500
0.304% Swiss Market Bond	Fixed	0.30%	2016	2024	CHF	125
0.51% Swiss Market Bond	Fixed	0.51%	2016	2026	CHF	125
2.89% Euro Bonds	Fixed	2.89%	2016	2026	HKD	320

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2022 (in millions)
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	110
1.70% Euro Bonds	Fixed	1.70%	2016	2031	EUR	70
1.803% Euro Bonds	Fixed	1.80%	2016	2031	EUR	100
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	80
1.796% Euro Bonds	Fixed	1.80%	2016	2031	EUR	50
3.50% Euro Bonds	Fixed	3.50%	2017	2037	CAD(7)	40
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	175
3.265% Euro Bonds	Fixed	3.27%	2017	2027	HKD	1,620
0.30% Swiss Market Bond	Fixed	0.30%	2017	2025	CHF	160
2.75% Yankee Bond	Fixed	2.75%	2017	2023	USD	1,000
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	75
4.50% Kangaroo Market Bond	Fixed	4.50%	2018	2027	AUD	75
1.125% Euro Bond	Fixed	1.13%	2018	2025	EUR	1,000
8.50% Mexican Pesos Bonds	Fixed	8.50%	2018	2028	MXN(9)	3,000
6.50% Indonesian Rupiah Bond	Fixed	6.50%	2018	2023	IDR(10)	1,034,100
0.30% Swiss Market Bond	Fixed	0.30%	2018	2025	CHF	115
6.77% Euro Bond	Fixed	6.77%	2018	2028	COP(11)	510,000
6.75% Euro Bond	Fixed	6.75%	2018	2028	COP	150,000
0.75% Euro Bond	Fixed	0.75%	2018	2023	EUR	500
3.385% Euro Dollar Bond	Fixed	3.39%	2018	2023	USD	30
3.4% Kangaroo Market Bond	Fixed	3.40%	2018	2023	AUD	100
3.73% Euro Dollar Bond	Fixed	3.73%	2018	2023	USD	50
3.75% Yankee Bond	Fixed	3.75%	2018	2023	USD	750
0.63% Euro Bond	Fixed	0.63%	2019	2024	EUR	750
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU(12)	39
6.77% Colombian Pesos Bond	Fixed	6.77%	2019	2028	COP	99,500
1.68% Kangaroo Bond	Fixed	1.68%	2019	2023	AUD	12
9.60% Mexican Pesos	Fixed	9.60%	2019	2039	MXN	965
0.17% Euro Bond	Fixed	0.17%	2019	2023	EUR	40
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU	7
2.97% Euro Dollar Bond	Fixed	2.97%	2019	2029	USD	140
10.4% Uruguayan Peso Bond	Fixed	10.40%	2019	2024	UIU	1,752
0.18% Euro Bond	Fixed	0.18%	2019	2027	EUR	50
10.4% Uruguayan Peso Bond	Fixed	10.40%	2019	2024	UYU(13)	1,814
3.76% Uruguayan bond	Fixed	3.76%	2019	2039	UIU	3
0.625% Euro Bond	Fixed	0.63%	2019	2026	EUR	750
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU	8
2.0% Dollar Bond	Fixed	2.00%	2020	2023	USD	120
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU	5
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU	2
3.30% Uruguayan bond	Fixed	3.20%	2020	2037	UIU	7
4.2581% Uruguayan bond	Fixed	4.26%	2020	2039	UIU	1
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU	6
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU	6
2.3750% Dollar Bond	Fixed	2.38%	2020	2023	USD	800
1.025% Japanese Bond	Fixed	1.03%	2020	2040	JPY	3,000
6.78% Mexican Bond	Fixed	6.78%	2020	2027	MXN	1,200
3.30% Uruguayan bond	Fixed	3.20%	2020	2037	UIU	15

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2022 (in millions)
1.625% Euro Bond	Fixed	1.63%	2020	2025	EUR	700
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU	9
10.4% Kazakhstan Bond	Fixed	10.40%	2020	2023	KZT(14)	6,210
7.5% Mexican Bond	Fixed	7.50%	2020	2030	MXN	1,525
1.80% New Zealand Bond	Fixed	1.80%	2020	2025	NZD(15)	21
1.83% Australian Bond	Fixed	1.83%	2020	2025	AUD	31
0.70% Japanese Bond	Fixed	0.70%	2020	2023	JPY	3,800
0.65% Japanese Bond	Fixed	0.65%	2020	2025	JPY	3,500
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU	7
3.45% Uruguayan bond	Fixed	3.45%	2020	2023	UYU	6,335
0.77% Japanese Bond	Fixed	0.77%	2020	2025	JPY	17,200
0.70% Swiss Market Bond	Fixed	0.70%	2020	2025	CHF	350
0.50% Japanese Bond	Fixed	0.50%	2020	2023	JPY	5,000
1.60% Euro Bond	Fixed	1.60%	2020	2025	USD	40
0.727% Japanese Bond	Fixed	0.73%	2020	2025	JPY	20,000
6.75% Colombian Bond	Fixed	6.75%	2020	2028	COP	104,200
3.30% Uruguayan bond	Fixed	3.20%	2020	2037	UIU	11
4.26% Uruguayan bond	Fixed	4.26%	2020	2029	UIU	5
1.625% Euro Bond	Fixed	1.63%	2020	2025	USD	750
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU	9
0.098% Euro Bond	Fixed	0.10%	2020	2023	EUR	90
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU	11
6.77% Colombian Bond	Fixed	6.77%	2020	2028	COP	145,000
3.78% Uruguayan Bond	Fixed	3.78%	2020	2037	UIU	5
1.332% Euro Bond	Fixed	1.33%	2020	2025	USD	30
4.2581% Uruguayan bond	Fixed	4.26%	2020	2039	UIU	6
0.84% Euro Bond	Fixed	0.84%	2020	2023	USD	30
1.327% Euro Bond	Fixed	1.33%	2020	2025	USD	30
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	6
0.8% Euro Bond	Fixed	0.80%	2021	2024	USD	30
0.25% Euro Bond	Fixed	0.25%	2021	2026	EUR	1,250
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
0.85% Euro Bond	Fixed	0.85%	2021	2024	USD	100
0.85% Euro Bond	Fixed	0.85%	2021	2024	USD	50
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	13,300
0.45% Samurai Bond	Fixed	0.45%	2021	2028	JPY	1,400
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	16,600
6.8% Mexican Bond	Fixed	6.82%	2021	2031	MXN	3,535
1.58% Euro Bond	Fixed	1.58%	2021	2026	USD	50
0.25% Samurai Bond	Fixed	0.25%	2021	2024	JPY	5,000
3.78% Uruguayan Bond	Fixed	3.78%	2021	2037	UIU	9
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	9
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	5
1.00% Samurai Bond	Fixed	1.00%	2021	2026	AUD	30
2.5% Euro Bonds	Fixed	2.50%	2021	2031	NOK	600
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	9
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL(16)	215
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	70

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2022 (in millions)
0.30% Euro Yen Bonds	Fixed	0.30%	2021	2031	JPY	3,000
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	239
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	80
3.54% Mexican Bond	Fixed	3.54%	2021	2031	MXN UDI(17)	211
Euro Bond	Floating	SOFR + 0.62%	2021	2024	USD	400
0.45% Japanese Bond	Fixed	0.45%	2021	2028	JPY	20,000
0.32% Japanese Bond	Fixed	0.32%	2021	2027	JPY	5,500
0.09% Japanese Bond	Fixed	0.09%	2021	2024	JPY	3,000
0.22% Japanese Bond	Fixed	0.22%	2021	2026	JPY	5,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	7
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	261
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	40
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	163
2.16% Australian Bond	Fixed	2.16%	2021	2031	AUD	65
1.92% Euro Bond	Fixed	1.92%	2021	2031	USD	50
3.90% Uruguayan Bond	Fixed	3.90%	2021	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	4
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	7
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	2
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	2
1.25% Yankee Bond	Fixed	1.25%	2021	2024	USD	1,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	7
0.45% Swiss Franc Bonds	Fixed	0.45%	2022	2027	CHF	350
2.25% Yankee Bond	Fixed	2.25%	2022	2027	USD	650
0.60% Samurai Bond	Fixed	0.60%	2022	2032	JPY	7,200
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	2
6.8% Mexican Bond	Fixed	6.82%	2022	2031	MXN	7,500
9.0% Mexican Bond	Fixed	9.00%	2022	2027	MXN	2,000
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	4
4.04% Uridashi Bond	Fixed	4.04%	2022	2027	NZD	22
3.40% Uridashi Bond	Fixed	3.40%	2022	2027	AUD	12
2.81% Uridashi Bond	Fixed	2.81%	2022	2027	USD	7
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	4
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	15
2.38% Euro Bond	Fixed	2.38%	2022	2027	EUR	500
5.00% Australian Bond	Fixed	5.00%	2022	2029	AUD	55
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	1
3.20% Uruguayan Bond	Fixed	3.20%	2022	2037	UIU	8
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	3
2.09% Swiss Franc Bond	Fixed	2.09%	2022	2028	CHF	225
2.72% Euro Bond (Schuldschein)	Fixed	2.72%	2022	2046	EUR	110
3.5% Panama Bond	Fixed (Step-up)	3.5%	2022	2042	USD	200
4.84 Mexican Bond	Fixed	4.83%	2022	2037	MXN UDI	750
4.26% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	13

(1)	Euros
(2)	Hong Kong Dollars
(3)	Japanese Yen
(4)	Australian Dollars
(5)	Swiss Francs
(6)	Norwegian Kroner
(7)	Canadian Dollar
(8)	Mexican Pesos
(9)	Indonesian Rupiah
(10)	Colombian Pesos
(11)	Uruguayan Indexed Units
(12)	Uruguayan Pesos
(13)	Kazakhstan tenge
(14)	New ZealandDollar
(15)	Brazilian Real
(16)	Mexican Indexed Units

Subsequent Events related to supplementary information: Management has evaluated subsequent events through September 30, 2022, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

•	On October 19, 2022, CAF issued bonds for AUD 35 million, 5.90% due 2037, equivalent to US$21.9 million under its Medium-Term Note Programme.

•	On October 21, 2022, CAF issued bonds for TRY 850 million, equivalent to US$ 45.7 million, 37.0% due 2027, under its Medium-Term Note Programme.

•	On October 28, 2022, CAF issued bonds for UYU 0.5 million, equivalent to US$ 67.7 thousand, 3.61% due 2039, under its Uruguay Local Debt Programme.

•	On October 31, 2022, CAF issued bonds for UYU 6.0 million, equivalent to US$ 823.8 thousand, 3.20% due 2037, under its Uruguay Local Debt Programme.

LOANS FROM COMMERCIAL BANKS, ADVANCES, DEPOSITS, COMMERCIAL PAPER AND REPURCHASE AGREEMENTS

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2022
					(in USD millions)
Borrowings from other financial institutions	Various	Various	Various	Various	1,677.4
Deposits	Floating	Various	Various	Various	4,943.5
Commercial Paper	Floating	Various	Various	Various	4,224.1

LOANS FROM MULTILATERALS AND BILATERALS, EXIMS AND EXPORT CREDIT

AGENCIES

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of September 30, 2022
					(in USD millions)
Agencia Francesa de Desarrollo — AfD	Various	Various	Various	Various	405.2
Instituto de Crédito Oficial — ICO	Floating	Various	Various	USD	245.5
Banco Bilbao Viscaya IBF	Floating	07/30/2020	08/08/2023	USD	200.0
JBIC, Japan	Floating	Various	Various	USD	141.0
KfW (Germany)	Various	Various	Various	USD	532.8
Nordic Investment Bank	Floating	Various	Various	USD	15.8
Financiera de Desarollo Nacional	Fixed	Various	5/15/2035	COP	29.0
Cassa Depositi e Prestiti S.P.P.A	Floating	Various	Various	EUR	171.5
Interamerican Development Bank — IBD	Fixed	05/24/1997	05/24/2023	USD	0.3

GUARANTEED DEBT

Borrower	Date of Issue	Year of Final Maturity	Principal Amount Outstanding as of September 30, 2022
			(in USD millions)
Republic of Peru	02/13/2006	02/13/2025	28.0
Promotora de Infraestructura Registral, S.A de C.V SOFOM	08/23/2010	08/23/2030	12.0
Isolux Corsan Argentina S.A.	09/15/2011	09/15/2023	34.6
H2Olmos S.A.	10/24/2012	10/25/2032	25.6
Planta de Reserva Fría de Generación de Eten S.A	12/05/2013	12/05/2033	21.2
ATN 3 S.A.	06/21/2013	06/21/2023	5.0
Concessionária Linha Universidade Participações S.A	07/28/2022	10/29/2027	6.4

DESCRIPTION OF THE NOTES

This prospectus supplement describes the terms of the notes in greater detail than the accompanying prospectus and may provide information that differs from the accompanying prospectus. If the information in this prospectus supplement differs from the accompanying prospectus, you should rely on the information in this prospectus supplement.

General

The price, interest and payment terms of the notes are described on the cover and in the summary of this prospectus supplement.

CAF will issue the notes under a fiscal agency agreement, dated as of March 17, 1998, between CAF and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), as fiscal agent.

This description of the notes includes summaries of CAF’s understanding of certain customary rules and operating procedures of DTC that affect transfers of interests in the global note. DTC may amend its customary rules and operating procedures after the date of this prospectus supplement.

The notes are not secured by any of CAF’s property or assets. Accordingly, your ownership of notes means you are one of CAF’s unsecured creditors. The notes are not subordinated in right of payment to any of CAF’s other unsecured debt obligations and therefore they rank equally with all CAF’s other unsecured and unsubordinated indebtedness. “Indebtedness” means all indebtedness of CAF in respect of monies borrowed by CAF and guarantees given by CAF for monies borrowed by others.

The notes will not be entitled to the benefit of any sinking fund.

Interest on any note will be paid to the person in whose name such note was registered at the close of business on the preceding                  and                 , whether or not a business day (as defined below). For purposes of this prospectus supplement, “business day” is a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

If an interest payment date (other than the interest payment date that is also the date of maturity) would fall on a day that is not a business day, the payment of interest in respect of that interest payment date will be postponed to the following day that is a business day, except that if such next business day is in a different month, then the payment of interest in respect of that interest payment date will be on the day immediately preceding that interest payment date that is a business day. The amount of interest payable in respect of an interest payment date will remain the same notwithstanding that the actual day of payment thereof is changed in accordance with the preceding sentence. If the date of maturity is not a business day, the payment of principal of and interest on the notes will be made on the following day that is a business day, and no interest will accrue for the period from and after such date of maturity.

The issuance by CAF from time to time of its debt securities has been authorized by the resolutions of the Executive President of CAF dated July 7, 2021, and a further resolution dated,                     , 2022, pursuant to powers delegated to the Executive President by Resolution No. 2410/2021 of the Board of Directors of CAF dated December 7, 2021.

Form and Denominations

The Global Note

CAF will issue the notes in the form of one or more global debt securities (collectively, the “global note”) registered in the name of Cede & Co., as nominee of DTC. The global note will be issued:

•	only in fully registered form, and

•	without interest coupons.

You may hold beneficial interests in the global note directly through DTC if you have an account at DTC, or indirectly through organizations that clear through or maintain a custodial relationship with a DTC account holder, either directly or indirectly. Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream, Luxembourg”), are indirect participants in DTC, and therefore participants in Euroclear and Clearstream, Luxembourg will hold beneficial interests in the global notes indirectly at DTC.

Special Investor Considerations for Global Securities. Because you, as an investor, will not be a registered legal holder of the global note, your rights relating to the global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. While the notes are held as global notes, CAF will not recognize a typical investor as a legal owner of the notes and instead will deal only with the fiscal agent and DTC or its nominee, the registered legal holder of the global note.

You should be aware that as long as the notes are issued only in the form of a global security:

•	You cannot get the notes registered in your own name.

•	You cannot receive physical certificates for your interests in the notes.

•	You will not be a registered legal holder of the notes and must look to your own bank or broker for payments on the notes and protection of your legal rights relating to the notes.

•	You may not be able to sell interests in the notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

As an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot get physical certificates representing those interests.

•

DTC’s policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in the global note. CAF and the fiscal agent have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global note. Also, CAF and the fiscal agent do not supervise DTC in any way.

•	DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

Description of DTC. CAF understands that:

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC account holder, either directly or indirectly.

DTC’s rules are on file with the SEC.

DTC’s records reflect only the identity of the account holders to whose accounts beneficial interests in the global note are credited. These account holders may or may not be the owners of the beneficial interests so recorded. The account holders will be responsible for keeping account of their holdings on behalf of the beneficial owners.

Definitive Notes

In a few special situations described in the next paragraph, the global note will terminate and your interests in it will be exchanged for physical certificates representing the notes (the “definitive notes”). After that exchange, the choice of whether to hold the definitive notes directly or in “street name” (in computerized book-entry form) will be up to you. You must consult your own bank or broker to find out how to have your interests in the definitive notes transferred to your own name, if you wish to be a direct legal holder of the definitive notes.

CAF will cause definitive notes to be issued in exchange for the global note if it decides in its sole discretion not to have any of the notes represented by the global note or if DTC or its nominee notifies CAF that:

•	it is unwilling, unable or no longer qualified to continue acting as the depositary for the global note and CAF does not appoint a successor depositary within 90 days;

•	it has ceased to be a clearing agency registered under the Exchange Act at a time when it is required to be so registered and CAF does not appoint a successor depositary within 90 days; or

•

an event of default with respect to the notes represented by the global note has occurred and is continuing as described under “Description of the Debt Securities — Default; Acceleration of Maturity” in the accompanying prospectus.

CAF would issue definitive notes:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of multiples of USD 1,000.

Any definitive notes issued in this way would be registered in the names and denominations requested by DTC.

Payments on the Notes

The Global Notes. The fiscal agent will make payments of principal of, and interest on, the global notes to Cede & Co., the nominee for DTC, as the registered owner. The principal of, and interest on, the notes will be payable in immediately available funds in U.S. dollars.

CAF understands that it is DTC’s current practice, upon DTC’s receipt of any payment of principal of, or interest on, global securities such as the global note, to credit the accounts of DTC account holders with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC. Payments by DTC account holders to owners of beneficial interests in the global note held through these account holders will be the responsibility of the account holders, as is now the case with securities held for the accounts of customers registered in “street name.”

Neither CAF nor the fiscal agent will have any responsibility or liability for any aspect of DTC’s or its account holders’ records relating to, or payments made on account of, beneficial ownership interests in the global note or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

“Street name” and other owners of beneficial interests in the global note should consult their banks or brokers for information on how they will receive payments.

Definitive Notes. Payment of the principal of definitive notes, if any exist, may be made at the office of the fiscal agent. Payment of the interest on definitive notes will be paid by check mailed to you if you are a registered holder of definitive notes. At the request of a registered holder of more than USD 1,000,000 principal amount of definitive notes, payments of principal or interest may be made to that holder by wire transfer.

Unclaimed Payments on the Notes. Any monies CAF pays to the fiscal agent or any paying agent for the payment of the principal of or interest on any notes that remain unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to CAF by such agent. Upon such repayment, all liability of the fiscal agent or any paying agent with respect to such monies shall thereupon cease, without, however, limiting in any way CAF’s unconditional obligation to pay principal of or any interest on the notes when due.

Transfer and Exchange of the Notes

The Global Note. Except as described below, the global note may be transferred, in whole and not in part, only to DTC, to one or more nominees of DTC or to a successor of DTC or its nominee.

Beneficial Interests in the Global Note. Beneficial interests in the global note will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC. Beneficial interests will be in multiples of USD 1,000.

Definitive Notes. You may present definitive notes, if any exist, for registration of transfer or exchange at the corporate trust office of the fiscal agent in The City of New York, which CAF has appointed as the security registrar and transfer agent for the notes.

Notices

Notices will be sent by mail to the registered holders of the notes. If the notes are represented by a global note, any such notices will be delivered to DTC.

Certain Other Provisions

You should refer to the accompanying prospectus under the heading “Description of the Debt Securities” for a description of certain other provisions of the notes and the fiscal agency agreement.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

Initial settlement for interests in the notes will be made in same-day U.S. dollar funds.

With regard to secondary market trading of interests in the notes, CAF understands the following:

Secondary market sales of interests in the notes between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market sales of interests in the notes held through Euroclear or Clearstream, Luxembourg to purchasers of interests in the notes through Euroclear or Clearstream, Luxembourg will be conducted in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding interests in the notes directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Euroclear or Clearstream, Luxembourg participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of interests in the notes received in Euroclear or Clearstream, Luxembourg as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such interests in the notes settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the notes by or through a Euroclear participant or a Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

Although CAF expects that DTC, Euroclear and Clearstream, Luxembourg will follow the foregoing procedures in order to facilitate transfers of interests in notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be changed or discontinued at any time. None of CAF, the fiscal agent or any other agent will have any responsibility for the performance by any clearing system, or their respective direct or indirect participants or accountholders, of their respective obligations under the rules and procedures governing their operations.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated August 9, 2019 and a related pricing agreement dated                 , 2023, CAF has agreed to sell to the underwriters named below and, subject to certain conditions, each underwriter has severally agreed to purchase the following respective principal amounts of notes:

Underwriter	Principal Amount
Bofa Securities, Inc.	USD
Citigroup Global Markets Limited	USD
Deutsche Bank AG, London Branch	USD
Goldman Sachs International	USD

Total	USD

The underwriting agreement and related pricing agreement provide that the underwriters are obligated to purchase all of the notes if any are purchased.

CAF has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to certain conditions contained in the underwriting agreement and the related pricing agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

CAF estimates that its out-of-pocket expenses for this offering will be approximately USD         .

Commissions and Discounts

The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement. After the initial public offering the underwriters may change the public offering price and may allow concessions and discounts to broker/dealers.

Trading of the Notes

One or more of the underwriters intends to make a secondary market for the notes. However, the underwriters are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. These transactions may be effected on the London Stock Exchange, in the over-the-counter market or otherwise. No assurance can be given as to how liquid the trading market for the notes will be.

Price Stabilization and Short Positions

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate-covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

In connection with the issue of the notes, Deutsche Bank AG, London Branch, as the Stabilization Manager (or persons acting on behalf of any Stabilization Manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the relevant Stabilization Manager (or person(s) acting on behalf of any Stabilization Manager) in accordance with all applicable laws and rules.

Settlement and Sales of Notes

CAF expects the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which is the                  business day following the date hereof (this settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any day prior to the second business day prior to the delivery of the notes will be required, by virtue of the fact that the notes initially will settle in T+                , to specify an alternate settlement cycle at the time for any such trade to prevent a failed settlement and should consult their own advisor.

Selling Restrictions

The underwriters have represented and agreed that they have not and will not offer, sell or deliver any of the notes directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and in a manner that will not impose any obligations on CAF except as set forth in the underwriting agreement and related pricing agreement.

Brazil. The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities Commission — and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. Documents relating to an offering of the notes, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

Canada. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the notes, the notes have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or the merits of the notes and any representation to the contrary is an offence.

The notes may not be offered, sold or distributed, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, except in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a) any offer, sale or distribution of the notes in Canada has and will be made only to purchasers in that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also a “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that is not a person created or used solely to purchase or hold the notes as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b) it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver the notes, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c) it has not and will not distribute or deliver this prospectus supplement, or any other offering material in connection with any offering of the notes, in or to a resident of Canada other than in compliance with applicable Canadian securities laws.

Hong Kong. The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement does not constitute a “prospectus” (as defined in section 2(1) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies (Winding Up and Miscellaneous Provisions) Ordinance”)), nor is it an advertisement, invitation or document containing an advertisement or invitation falling within the meaning of section 103 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “Securities and Futures Ordinance”). The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder. This prospectus supplement is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in Hong Kong or used for any purpose in Hong Kong other than in connection with your consideration of the offer of the notes.

Indonesia. The notes under this prospectus supplement will be offered only to a strictly limited number of persons within the Republic of Indonesia so that such offering would not be considered to be a “public offering,” as defined in Article 1 section 15 of Law No. 8 of 1995 on Capital Markets, and no registration statement will need to be filed with the Financial Services Authority (Otoritas Jasa Keuangan).

You are advised to exercise caution in relation to the offering of the notes. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice. This prospectus supplement is strictly confidential to the person to whom it is addressed and must not be distributed, published, reproduced or disclosed (in whole or in part) by you to any other person in the Republic of Indonesia or used for any purpose in the Republic of Indonesia other than in connection with your consideration of the offer of the notes.

Japan. The notes have not been and will not be registered under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) since the offering in Japan constitutes the private placement to qualified institutional investors under Article 2, Paragraph 3, Item 2-A of the FIEL. Any transfer of the notes is prohibited except where it is transferred to qualified institutional investors, as defined in Article 10 of the Ordinance of Cabinet Office Concerning Definitions Provided in Article 2 of the Financial Instruments and Exchange Law of Japan.

People’s Republic of China. The notes may not be offered or sold directly or indirectly in the People’s Republic of China (for the purpose of this prospectus supplement, not including the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, “PRC”) and neither this prospectus supplement, which has not been submitted to China Securities Regulatory Commission or any other governmental authorities in the PRC, nor any offering material or information contained herein relating to the notes, may be circulated or distributed in the PRC or used in connection with any offer for the subscription or sale of shares in the PRC, except to the extent consistent with applicable laws and regulations of the PRC.

Republic of Korea. The notes offered under this prospectus supplement may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. For a period of one year from the issue date of the notes, no holder of the notes who is in Korea or a resident of Korea may transfer the notes in Korea or to any resident of Korea unless such transfer involves all of the notes held by it. The notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the notes may not be re-sold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Singapore. This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (1) to an institutional investor or to a relevant person or to any person arising from an offer referred to in

Section 275(1A) or Section 276(4)(c)(ii) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Taiwan. The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

United Kingdom. Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to CAF; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Underwriters and Affiliates

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with CAF. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve CAF’s securities and/or instruments. Certain of the underwriters or their affiliates that have a lending relationship with CAF routinely hedge their credit exposure to CAF consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in CAF’s securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading positions of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

VALIDITY OF THE NOTES

Latham & Watkins LLP will pass upon the validity of the notes on CAF’s behalf. Clifford Chance US LLP will pass upon the validity of the notes on behalf of the underwriters. Latham & Watkins LLP and Clifford Chance US LLP may rely as to certain matters on the opinion of Dr. Jorge Luis Silva Méndez, General Counsel of CAF.

USD 3,000,000,000

CORPORACIÓN ANDINA DE FOMENTO

Debt Securities

Guarantees

Corporación Andina de Fomento (“CAF”) may from time to time offer up to USD 3,000,000,000 (or its equivalent in other currencies) aggregate principal amount of the securities described in this prospectus. The securities may be debentures, notes, guarantees or other unsecured evidences of indebtedness. In the case of debt securities sold at an original issue discount, CAF may issue a higher principal amount up to an initial public offering price of USD 3,000,000,000 (or its equivalent in other currencies).

The securities may be offered from time to time as separate issues. In connection with any offering, CAF will provide a prospectus supplement describing the amounts, prices, maturities, rates and other terms of the securities it is offering in each issue.

CAF may sell the securities directly to or through underwriters, and may also sell securities directly to other purchasers or through agents.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 31, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that CAF filed with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under the shelf registration process, CAF may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of USD 3,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with a general description of CAF’s business and of the securities it may offer. Each time CAF sells securities, it will provide a prospectus supplement that will contain specific information about the terms of the securities in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement before purchasing CAF’s securities. If the information in any prospectus supplement differs from the information in this prospectus or in the registration statement, you should rely on the information in the prospectus supplement.

The registration statement, any post-effective amendment to the registration statement and their various exhibits contain additional information about CAF, the securities it may issue and other matters. All of these documents may be inspected at the offices of the SEC.

You should rely only on the information in this prospectus or in other documents to which CAF has referred you in making your investment decision. CAF has not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date specified on the cover of this document.

Except as otherwise specified, all amounts in this prospectus are expressed in United States Dollars (“dollars,” “$,” “U.S.$”, “USD”, “US Dollars” or “U.S. dollars”).

All discrepancies between totals and the sums of the amounts appearing in this prospectus are due to rounding.

FORWARD-LOOKING INFORMATION

This prospectus may contain forward-looking statements. Statements that are not historical facts are statements about CAF’s beliefs and expectations and may include forward-looking statements. These statements are identified by words such as “believe,” “expect,” “anticipate,” “should” and words of similar meaning.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual financial and other results may differ materially from the results discussed in the forward-looking statements. Therefore, you should not place undue reliance on them. Factors that might cause such a difference include, but are not limited to, those discussed in this prospectus, such as the effects of economic or political turmoil in one or more of CAF’s shareholder countries.

CORPORACIÓN ANDINA DE FOMENTO

CAF was established in 1968 pursuant to a Constitutive Agreement establishing the Corporación Andina de Fomento (the “Constitutive Agreement”), an international treaty, and seeks to foster and promote economic development within Latin America and the Caribbean. CAF is a multilateral financial institution, the principal shareholders of which are the current contracting parties to the Constitutive Agreement (each a “full member shareholder country” and collectively, the “full member shareholder countries”):

•	the Argentine Republic (“Argentina”);

•	the Plurinational State of Bolivia (“Bolivia”);

•	the Federative Republic of Brazil (“Brazil”);

•	the Republic of Colombia (“Colombia”);

•	the Republic of Ecuador (“Ecuador”);

•	the Republic of El Salvador (“El Salvador”);

•	the Republic of Panama (“Panama”);

•	the Republic of Paraguay (“Paraguay”);

•	the Republic of Peru (“Peru”); and

•	the Republic of Trinidad and Tobago (“Trinidad and Tobago”);

•	the Oriental Republic of Uruguay (“Uruguay”); and

•	the Bolivarian Republic of Venezuela (“Venezuela”).

The other shareholder countries of CAF are (each an “associated shareholder country” and collectively, the “associated shareholder countries”):

•	Barbados,

•	the Republic of Chile (“Chile”);

•	the Republic of Costa Rica (“Costa Rica”);

•	the Dominican Republic (“Dominican Republic”);

•	Jamaica;

•	the United Mexican States (“Mexico”);

•	the Portuguese Republic (“Portugal”); and

•	the Kingdom of Spain (“Spain”).

The full member shareholder countries and the associated shareholder countries are referred to collectively as “shareholder countries.”

All figures as of June 30, 2022, that refer to:

•	“full member shareholder countries” include all full member shareholder countries, except for El Salvador, which was in the process of becoming a full member shareholder country as of that date;

•	“associated shareholder countries” include all associated shareholder countries; and

•	“shareholder countries” include all shareholder countries.

As of June 30, 2022, the full member shareholder countries collectively accounted for 90.03% of the nominal value of CAF’s paid-in capital. As of June 30, 2022, the associated shareholder countries collectively accounted for 9.92% of the nominal value of CAF’s paid-in capital. CAF’s shares are also held by 13 financial institutions based in the full member shareholder countries, which collectively accounted for 0.05% of the nominal value of the paid-in capital as of June 30, 2022.

CAF commenced operations in 1970. CAF is headquartered in Caracas, Venezuela and has offices in Asunción, Paraguay; Bogotá, Colombia; Brasilia, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago; and Quito, Ecuador.

CAF offers financial and related services to the governments of, and public and private institutions, corporations and joint ventures operating in, its shareholder countries. Primarily, CAF provides short-, medium- and long-term loans and guarantees. To a lesser extent, CAF also participates as a limited equity investor in corporations and investment funds, and provide technical and financial assistance, as well as administrative services for certain regional funds.

The Constitutive Agreement generally delegates to the Board of Directors of CAF (the “Board of Directors”) the power to establish and direct CAF’s financial, credit and economic policies. The Board of Directors has adopted a formal statement of CAF’s financial and operational policies. These operational policies provide CAF’s management with guidance as to significant financial and operational issues, and they may not be amended by the Board of Directors in any manner inconsistent with the Constitutive Agreement.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America.

CAF offers financial and related services to the governments of its stockholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in shareholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its shareholder countries.

LEGAL STATUS OF CAF

As an international treaty organization, CAF is a legal entity under public international law. CAF has international legal personality with full legal capacity, which permits it to enter into contracts, acquire and dispose of property and take legal action. The Constitutive Agreement has been ratified by the legislature in each of the full member shareholder countries. In addition, CAF has been granted the following immunities and privileges in each full member shareholder country:

•

immunity from expropriation, search, requisition, confiscation, seizure, sequestration, attachment, retention or any other form of forceful seizure by reason of executive or administrative action and immunity from enforcement of judicial proceedings by any party prior to final judgment;

•	free convertibility and transferability of CAF’s assets;

•	exemption from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes; and

•	exemption from any restrictions, regulations, controls or moratoria with respect to CAF’s property or assets.

In addition, CAF has entered into agreements with each of its associated shareholder countries. Pursuant to these agreements, each country has agreed to extend immunities and privileges to CAF with respect to its activities in and concerning such country, these immunities and privileges are similar to those granted by the full member shareholder countries. CAF may also enjoy immunities and privileges under the laws of countries other than the full member shareholder countries and associated shareholder countries by virtue of its status as an international treaty organization or the identity of its shareholders.

The governments of some of CAF’s shareholder countries have historically taken actions, such as nationalizations and exchange controls that would be expected to adversely affect ordinary commercial lenders. In light of the immunities and privileges discussed above, CAF has not been adversely affected by these actions.

USE OF PROCEEDS

Unless otherwise specified in the accompanying prospectus supplement, CAF will use the net proceeds of the sale of the securities for general corporate purposes.

RECENT DEVELOPMENTS

On August 22, 2022, CAF’s Shareholders’ Assembly (the “Shareholders’ Assembly”) approved Honduras and Chile as full member shareholder countries effective after they fulfill all the necessary conditions. As of the date of this prospectus, Honduras and Chile must fulfill certain conditions in order to formalize their respective change of status to full member shareholder countries. Among other things, these conditions include, their direct or indirect subscription for ownership of a Series “A” share, the deposit of an instrument of adhesion with the Ministry of Foreign Affairs of Venezuela and, in the case of Chile, the exchange of all of Chile’s ordinary and callable Series “C” capital shares for Series “B” share equivalents.

On July 13, 2022, El Salvador became a full member shareholder country after fulfilling all the necessary conditions and approvals.

On March 8, 2022, the Shareholders’ Assembly approved Dominican Republic as a full member shareholder country effective after it fulfills all the necessary conditions. As of the date of this prospectus, Dominican Republic must fulfill certain conditions in order to formalize its change of status to full member shareholder country. Among other things, these conditions include, among others, its direct or indirect subscription for ownership of a Series “A” share, its exchange of all of its ordinary and callable Series “C” capital shares for Series “B” share equivalents and the deposit of an instrument of adhesion with the Ministry of Foreign Affairs of Venezuela.

See “Capital Structure—Process to Become a Full Member Shareholder Country” for more information regarding the conditions precedent for becoming a full member shareholder country.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth CAF’s capitalization and indebtedness as of June 30, 2022 and does not give effect to any transaction since that date.

Capital	As of June 30, 2022(4)
(in USD millions)
Total Liabilities(1)(3)	33,354.8

Shareholders’ equity
Capital
Subscribed and paid-in capital (authorized capital USD 25.0 billion)(2)(4)	5,436.5
Additional paid-in capital	4,091.5
Total capital	9,528.0

Reserves
Mandatory reserve pursuant to Article 42 of the Constitutive Agreement	582.7
General reserve	3,189.3

Total reserves	3,772.0
Retained loss	14.4

Total shareholders’ equity	13,314.4

Total liabilities and shareholders’ equity	46,669.2

(1)	Commercial paper, deposits, bonds and borrowings from other financial institutions, accrued interest payable, accrued expenses and other liabilities and derivative financial instruments.
(2)

Authorized capital also includes callable capital of USD 7.0 billion as of June 30, 2022. Subscribed capital USD 7.9 billion less callable capital portion USD 1.6 billion and less capital subscriptions receivable USD 0.9 billion.

(3)	After June 30, 2022, there have been issuances of bonds, as described in “Supplementary Information (Unaudited) as of 30 June 2022.”
(4)	See “Recent Developments” for more information on the most recent changes to capital since June 30, 2022.

CAPITAL STRUCTURE

General

As of June 30, 2022, CAF’s total authorized capital was USD 25.0 billion, of which USD 18.0 billion was ordinary capital shares and USD 7.0 billion was callable capital shares. On March 8, 2022, the Shareholders’ Assembly approved a general paid-in capital increase for a total amount of USD 7.0 billion. Bilateral subscription agreements with each shareholder country in connection with this capital increase are currently being negotiated and expected to be signed throughout 2022 and 2023.

CAF’s shares are divided into Series “A” shares, Series “B” shares and Series “C” shares.

Series “A” shares may be owned only by the full member shareholder countries. Each full member shareholder country owns one Series “A” share, which is held by its government, either directly or through a government-designated social or public purpose institution. Each of the full member shareholder countries owning a Series “A” share is entitled to elect one Director and one Alternate Director to the Board of Directors.

Series “B” shares are currently owned by the full member shareholder countries, and are held by their governments either directly or through designated governmental entities, except for certain Series “B” shares constituting approximately 0.05% of the outstanding shares of CAF as of June 30, 2022, which are owned by 13 private sector financial institutions of certain full member shareholder countries. CAF offered and sold Series “B” shares to private sector financial institutions in 1989 to obtain the benefit of their views in the deliberations of the Board of Directors. As owners of Series “B” shares, the full member shareholder countries collectively are entitled to elect five additional Directors and five additional Alternate Directors through cumulative voting, and the 13 private sector financial institutions collectively are entitled to elect one Director and one Alternate Director.

Series “C” shares are currently owned by eight associated shareholder countries. CAF makes Series “C” shares available for subscription by countries that are not full member shareholder countries to strengthen relationships between these countries and the full member shareholder countries. Ownership of Series “C” shares makes these countries eligible to receive loans from CAF. Holders of Series “C” shares collectively are entitled to elect two Directors and two Alternate Directors.

Under the Constitutive Agreement, Series “A” shares may be held by or transferred only to governments or government-designated social or public purpose institutions of full member shareholder countries. Series “B” shares also may be held by or transferred to such entities and, in addition, may be held by or transferred to private entities or individuals in the full member shareholder countries, except that no more than 49% of the Series “B” shares within any country may be held by private entities or individuals. Series “C” shares may be held by or transferred to public or private entities or individuals the member shareholder countries. Unless a CAF shareholder country withdraws, Series “A” and Series “B” shares may only be transferred within such country.

The Constitutive Agreement (i) allows, under certain circumstances, Latin American and Caribbean countries, including those that are currently associated shareholder countries, to become full member shareholder countries and to own Series “A” shares, and (ii) includes a formal purpose of supporting sustainable development and economic integration within all of Latin America and the Caribbean, as opposed to within only the Andean region.

Process to Become a Full Member Shareholder Country

To become a full member shareholder country, an applicant must fulfill the following conditions precedent:

•	subscribe, directly or indirectly, for ownership of a Series “A” share,

•	exchange all or any of its ordinary and callable Series “C” capital shares for Series “B” share equivalents,

•

meet any additional conditions for accession to full member shareholder country status as determined by the Shareholders’ Assembly, in its sole discretion (such as the amount of guaranteed capital that the country must subscribe for or the date of the first capital payment), and

•	deposit an instrument of adhesion with the Ministry of Foreign Affairs of Venezuela.

After it has fulfilled the above conditions, an applicant is deemed to have become a full member shareholder country 30 days following a determination of such compliance and fulfillment of all conditionals for accession by the Shareholders’ Assembly.

Liquidity Management in Exceptional Situations Program

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”). The Program was formally approved by CAF’s shareholders in the Shareholders’ Assembly meeting held on March 3, 2020. The Program was created in order to provide shareholder countries with flexibility, resources and support in the repayment of outstanding debt obligations, particularly for shareholder countries whose economies were expected to be materially and adversely impacted by the COVID-19 pandemic. As such, the Program allows CAF to repurchase outstanding shares of shareholder countries and apply the proceeds to service such country’s debt. In order to qualify for the Program, shareholders countries are required to have met at least two of the following indicators during at least three consecutive years immediately prior to the Program approval:

•	A gross domestic product decline of more than 15% per year;

•	Annual inflation rate above 100%; and

•	Less than six months of total international reserves of imports of goods and services.

In September 2020, new admissions to the Program were terminated as no shareholder country, other than Venezuela, met the requirements of the Program.

Paid-in Capital and Unpaid Capital

As of June 30, 2022, CAF’s subscribed paid-in and unpaid capital (excluding callable capital) was USD 6.3 billion, of which USD 5.4 billion was paid-in capital and USD 0.9 billion was unpaid capital. The unpaid capital is receivable in installments according to the agreements subscribed with the shareholder countries. Over the years, CAF has had several increases of subscribed capital.

Since 1990, capital contributions made to CAF (valor patrimonial) comprise a premium paid on each Series “B” and Series “C” share purchased and the nominal USD 5,000 per share value established by CAF’s by-laws. The premium component of such capital contributions is determined at the beginning of each subscription and applies to all payments under that subscription.

Information regarding recent capital subscriptions and annual capital contributions made by shareholder countries as of June 30, 2022 is as follows:

Argentina

In March 2016, Argentina subscribed for an additional USD 572.0 million in Series “B” shares to be paid in seven installments, of which it paid USD 41.7 million in 2017, USD 88.4 million in 2018, USD 88.4 million in 2019, USD 88.4 million in 2020 and USD 88.4 million in 2021.

Bolivia

In 2009, Bolivia subscribed for an additional USD 105.0 million in Series “B” shares, to be paid in eight installments. The final installment was paid in 2017.

In March 2016, Bolivia subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017 and USD 34.6 million in 2018, USD 34.6 million in 2019, USD 34.6 million in 2020 and USD 34.6 million in 2021.

Brazil

In 2009, Brazil subscribed for an additional USD 190.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In July 2017, Brazil subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 20.1 million in 2018, USD 45.0 million in 2020, USD 26.2 million in 2021 and USD 16.9 million in 2022.

Colombia

In June 2012, Colombia subscribed for an additional USD 210.0 million in Series “B” shares to be paid in three installments. The final installment was paid in 2018.

In August 2012, Colombia subscribed for an additional USD 228.6 million in Series “B” shares. The final installment was paid in 2017.

In July 2016, Colombia subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 5.0 million in 2017, USD 5.0 million in 2018, USD 93.7 million in 2019, USD 93.7 million in 2020, USD 93.7 million in 2021 and USD 46.8 million in 2022.

Costa Rica

In September 2019, Costa Rica subscribed for USD 110.0 million in Series “C” shares, which it paid in full in 2019.

Dominican Republic

In 2009, Dominican Republic subscribed for an additional USD 17.0 million in Series “C” shares. The final installment was paid in 2017.

In February 2016, Dominican Republic subscribed for an additional USD 50.0 million in Series “C” shares, to be paid in four installments. The final instalment was paid in 2020.

In 2021, Dominican Republic subscribed to an additional USD 310.1 million in Series “C” shares, to be paid in six instalments, of which it paid USD 46.0 million in 2022.

Ecuador

In 2009, Ecuador subscribed for an additional USD 105.0 million in Series “B” shares to be paid in eight installments. The final installment was paid in 2017.

In June 2016, Ecuador subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments. The final instalment was paid in 2020.

El Salvador

In December 2021, El Salvador began its process to become a full member shareholder country and subscribed for USD 460.0 million in Series “B” shares to be paid in seven installments, of which it paid USD 65.7 million in 2022.

In December 2021, El Salvador subscribed for USD 36.0 million in callable capital.

Mexico

In February 2017, Mexico subscribed for an additional USD 51.3 million in Series “C” shares, which it paid in full in 2017.

Panama

In 2009, Panama subscribed for an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In February 2012, Panama subscribed for an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017.

In February 2016, Panama subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments beginning in 2017, of which it paid USD 17.2 million in 2017 and USD 34.6 million in 2018, USD 34.6 million in 2019, USD 34.6 million in 2020 and USD 34.6 million in 2021.

Paraguay

In 2009, Paraguay subscribed for an additional USD 55.0 million in Series “C” shares to be paid in seven installments. The final installment was paid in 2017.

In May 2012, Paraguay subscribed for an additional USD 91.5 million in Series “B” shares, to be paid in five installments. The final installment was paid in 2017.

In March 2016, Paraguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017 and USD 34.6 million in 2018, USD 34.6 million in 2019, USD 34.6 million in 2020, USD 34.6 million in 2021.

Peru

In March 2016, Peru subscribed for an additional USD 572.0 million in Series “B” shares, to be paid in eight installments, of which it paid USD 35.0 million in 2017, USD 76.7 million in 2018, USD 76.7 million in 2019, USD 76.7 million in 2020 and USD 230.2 million in 2021.

Portugal

In 2017, Portugal subscribed for USD 6.4 million in Series “C” shares to be paid in three equal installments. The final installment was paid in 2019.

Spain

In 2017, Spain subscribed for an additional USD 173.2 million of paid-in capital to be paid in five installments. The final instalment was paid in 2021.

Trinidad and Tobago

In December 2018, Trinidad and Tobago subscribed for an additional USD 190.0 million of paid-in capital to be paid in eight installments, of which it paid USD 20.0 million in 2019, USD 20.0 million in 2020 and USD 25.0 million in 2021.

Uruguay

In 2009, Uruguay subscribed for an additional USD 55.0 million in Series “C” shares to be paid in seven annual installments. The final installment was paid in 2017.

In March 2016, Uruguay subscribed for an additional USD 190.0 million in Series “B” shares, to be paid in six installments, of which it paid USD 17.2 million in 2017, USD 34.6 million in 2018. USD 34.6 million in 2019, USD 34.6 million in 2020 and USD 34.6 million in 2021.

Venezuela

In 2009, Venezuela subscribed for an additional USD 380.0 million in Series “B” shares to be paid in eight installments. In December 2016, the subscription agreement was amended to provide for payment in nine installments. Venezuela has paid a total of USD 268.2 million as of September 30, 2017. In March 2018, the subscription agreement was amended to provide for payment in three installments, with the final installment scheduled to be paid in 2020. As of the date of this prospectus, USD 111.8 million to be paid under the subscription agreement, as amended in March 2018, is past due.

In March 2016 and May 2016, Venezuela subscribed for an additional USD 572.0 million in Series “B” shares. In March 2018, the agreement was amended to provide for payment in eight installments, with the final installment scheduled to be paid in 2025. As of the date of this prospectus, USD 240.8 million to be paid under the agreement, as amended in March 2018, is past due.

As of June 30, 2022, CAF has repurchased a total of 91,289 Series “B” shares totaling USD 1.3 billion from Venezuela. The proceeds were used to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital to USD 456.4 million and USD 839.9 million, respectively. As a result of the Program, Venezuela is currently meeting its obligations in relation to its loan agreements with CAF. See “Liquidity Management in Exceptional Situations Program” for more information.

The following table sets out the nominal value of CAF’s subscribed paid-in capital and unpaid capital as of June 30, 2022:

Shareholders	Paid-in Capital	Unpaid Capital
	(in USD thousands)
Series “A” Shares:
Argentina	1,200	—
Bolivia	1,200	—
Brazil	1,200	—
Colombia	1,200	—
Ecuador	1,200	—
Panama	1,200	—
Paraguay	1,200	—
Peru	1,200	—
Trinidad y Tobago	1,200	—
Uruguay	1,200	—
Venezuela	1,200	—
Series “B” Shares:
Argentina	595,395	62,225
Bolivia	311,800	12,170
Brazil	477,385	163,330
Colombia	1,016,045	65,960
Ecuador	325,575	—
El Salvador	23,140	138,845
Panama	188,965	12,170
Paraguay	186,565	12,170
Peru	1,057,160	27,015
Trinidad and Tobago	140,185	44,005
Uruguay	195,130	12,170
Venezuela	386,945	240,780
Commercial Banks	2,485	—
Series “C” Shares:
Barbados	17,610	—
Chile	27,705	—
Costa Rica	55,190	—
The Dominican Republic	68,980	93,005
Jamaica	910	—
Mexico	76,835	—
Portugal	9,600	—
Spain	259,695	—

Total	5,436,500	883,845

Reserves

Article 42 of the Constitutive Agreement requires that at least 10% of CAF’s net income in each year be allocated to a mandatory reserve until that reserve amounts to 50% of subscribed capital. The mandatory reserve can be used only to offset losses. The mandatory reserve is an accounting reserve. CAF also maintains a general reserve to cover contingent events and as a source of funding of last resort in the event of temporary illiquidity or when funding in the international markets is unavailable or impractical.

As of June 30, 2022, CAF’s reserves totaled USD 3.8 billion. At such date, the mandatory reserve pursuant to Article 42 of the Constitutive Agreement amounted to USD 0.6 billion, or 7.0%, of subscribed paid-in and capital subscriptions receivable, and the general reserve amounted to USD 3.2 billion.

Callable Capital

In addition to CAF’s subscribed paid-in and un-paid capital, CAF’s shareholder countries have subscribed for callable capital totaling USD 1.6 billion as of June 30, 2022. CAF’s callable capital may be called by the Board of Directors to meet the obligations of CAF only to the extent that CAF is unable to meet such obligations with its own resources. See Note 16 to CAF’s audited financial statements, included elsewhere in this prospectus.

Callable Capital

In addition to CAF’s subscribed paid-in and un-paid capital, CAF’s shareholder countries have subscribed for callable capital totaling USD 1.6 billion as of June 30, 2022. CAF’s callable capital may be called by the Board of Directors to meet the obligations of CAF only to the extent that CAF is unable to meet such obligations with its own resources. See Note 16 to CAF’s audited financial statements, included elsewhere in this prospectus.

The Constitutive Agreement provides that the obligation of CAF’s shareholder countries to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, CAF considers the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments. If the callable capital were to be called, the Constitutive Agreement requires that the call be prorated among CAF’s shareholder countries in proportion to their shareholdings.

SELECTED FINANCIAL INFORMATION

The following selected financial information as of and for the years ended December 31, 2021, 2020, and 2019 has been derived from the audited financial statements of CAF for those periods, which are included elsewhere in this prospectus. The financial statements of CAF have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). The following selected financial information as of and for the six-month periods ended June 30, 2022 and 2021 (balance sheet as of June 30, 2021 not included therein) has been derived CAF’s unaudited condensed interim financial information and includes all adjustments, consisting of normal recurring adjustments, that CAF considers necessary for a fair presentation of its financial position at such dates and its results of operations for such periods. The results of the six-month period ended June 30, 2022, are not necessarily indicative of results to be expected for the full year. The selected financial information should be read in conjunction with CAF’s audited financial statements and notes thereto, its unaudited condensed interim financial information and the notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included elsewhere in this prospectus.

	Year Ended December 31,			June 30,
	2021	2020	2019	2022	2021
	(in USD thousands, except ratios)
Statements of Comprehensive Income
Interest income	671,991	1,081,165	1,611,791	358,209	347,331
Interest expense	371,275	595,157	951,077	242,238	191,683

Net interest income	300,716	486,008	660,714	115,971	155,648
Provision (credit) for loan losses	29,869	2,923	52,395	(3,713)	(7,472)

Net interest income after provision (credit) for loan losses	270,847	483,085	608,319	119,684	163,120
Non-interest income	38,957	17,717	14,492	14,575	22,463
Non-interest expenses	171,401	186,876	162,730	99,100	86,618

Income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds	138,403	313,926	460,081	35,159	98,965
Unrealized changes in fair value related to other financial instruments	(3,388)	(2,089)	(5,273)	1,828	5,664

Income before Contributions to Stockholders’ Special Funds, net	135,015	311,837	454,808	36,987	104,629
Contributions to Stockholders’ Special Funds	30,000	72,015	129,226	22,543	10,404
Net income and total comprehensive income	105,015	239,822	325,582	14,444	94,225

Summarized Balance Sheet Data (end of period)
Total assets	47,592,350	46,845,903	42,293,634	46,669,212	47,299,692
Total liabilities	34,292,711	33,851,002	29,496,906	33,542,774	34,249,224
Total stockholders’ equity	13,299,639	12,994,901	12,796,728	13,314,438	12,980,468

Total liabilities and stockholders’ equity	47,592,350	46,845,903	42,293,634	46,699,212	47,299,692

	Year Ended December 31,			June 30,
	2021	2020	2019	2022	2021
	(in USD thousands, except ratios)
Loan Portfolio and Equity Investments
Loans before allowance for loan losses and loan commissions, net of origination cost	29,595,386	28,117,867	26,520,618	28,364,544	26,655,847
Allowance for loan losses	76,650	95,015	91,642	156,344	87,543
Equity investments	433,350	432,600	463,825	410,335	444,222
Selected Financial Ratios
Return on average total stockholders’ equity(1)	1.0%	2.4%	3.7%	1.1%	1.5%
Return on average paid-in capital(2)	2.6%	5.8%	8.7%	1.3%	3.7%
Return on average assets(3)	0.3%	0.7%	1.1%	0.2%	0.4%
Administrative expenses divided by average total assets	0.3%	0.3%	0.4%	0.4%	0.3%
Overdue loan principal as a percentage of loan portfolio (excluding non-accrual loans)	0.0%	0.0%	0.5%	0.0%	0.0%
Non-accrual loans as a percentage of loan portfolio	0.4%	0.2%	0.3%	0.4%	0.4%
Allowance for loan losses as a percentage of loan portfolio	0.3%	0.3%	0.3%	0.2%	0.3%

(1)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average total stockholders’ equity. Annual average total stockholders’ equity is computed as the arithmetic average of total stockholders’ equity as of the beginning and the end of each period. Data for interim periods has been annualized.

(2)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average subscribed and paid-in capital. Annual average subscribed and paid-in capital is computed as the arithmetic average of subscribed and paid-in capital as of the beginning and the end of each period. Data for interim periods has been annualized.

(3)

Income before unrealized changes in fair value related to financial instruments and Contributions to Stockholders’ Special Funds divided by annual average total assets. Annual average total assets is computed as the arithmetic average of total assets as of the beginning and the end of each period. Data for interim periods has been annualized.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with CAF’s audited financial statements and notes thereto, included elsewhere in this prospectus.

Market Overview and Portfolio Trends

Since 2020, important global developments have occurred, including:

•	the COVID-19 pandemic;

•	low growth in Latin America;

•	volatility in the price of certain commodities; and

•	more recently, high levels of inflation and an increase in global interest rates.

In addition, CAF is transitioning out of the use of the London Interbank Offered Rate (“LIBOR”) both in its loan portfolio and hedging of its financial liabilities.

The COVID-19 pandemic and the volatility in commodity prices have not adversely affected CAF’s results of operations. However, they have resulted in a downward adjustment of the external risk rating of some of its sovereign borrowers specifically during 2020 and to a lesser extent 2021, which led to a corresponding increase in its allowance for loan losses, according to the methodology described in “— Income Statement — Provision (Credit) for Loan Losses” below.

The rise in global interest rates due to rising inflation has had an impact on the valuation of the marketable securities of CAF’s liquidity portfolio, however this has been offset by the increase in interest rates charged to clients from CAF’s loan portfolio given that the majority of its loans are made in USD floating rate.

CAF’s loan portfolio has grown from USD 26.5 billion, as of December 31, 2019, to USD 28.4 billion, as of June 30, 2022, as a result of its strategy to expand its shareholder base without affecting its capitalization ratios, principally through additional paid-in capital contributions by several shareholder countries, as well as the issuance of shares to new shareholder countries. These two main drivers also led CAF’s loan portfolio to grow by 5.3% in 2021, 6.0% in 2020 and 5.3% in 2019.

As of June 30, 2022, CAF’s loan portfolio was distributed by country as follows:

Ecuador	14.7%
Argentina	13.0%
Colombia	12.2%
Panama	10.0%
Venezuela	9.4%
Bolivia	9.0%
Brazil	7.9%
Paraguay	5.8%
Peru	4.6%
Trinidad and Tobago	4.0%
Uruguay	3.2%
Mexico	2.2%
Costa Rica	1.9%
Dominican Republic	1.4%
Barbados	0.6%
Chile	0.2%

Notwithstanding the presence of other state-sponsored development banks in the regions in which CAF operates, CAF does not expect that the growth of its loan portfolio will be materially affected by the activities of other development banks in these regions, since the financing needs of its shareholder countries exceed the current supply of lending resources. CAF believes that activities of other development banks in the regions in which it operates are complementary to its lending operations.

LIBOR Replacement

The replacement of LIBOR with a new reference rate or rates is an industry risk due to the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of LIBOR that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (“ISDA”) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF adhered in January 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rates, including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR replacement may have. As of January 1, 2022, all loans originated will be linked to the reference rate Term Secured Overnight Funding Rate (“SOFR”). New financial liabilities will also be hedged to SOFR. Legacy loans that are referenced to LIBOR rate will be converted after June 2023 when LIBOR rate ceases to be representative. It is for this reason that CAF expected the LIBOR transition to occur smoothly. If SOFR or another rate does not achieve wide acceptance as the alternative to LIBOR, there likely will be disruption in financial markets. In the event that SOFR or another reference rate is widely accepted, risks will remain related to outstanding loans, borrowings, derivatives and other instruments using LIBOR related to transitioning those instruments to a new reference rate and the corresponding value transfer that may occur in connection with that transition, as the new reference rate will not exactly mimic LIBOR.

On the funding side, CAF has ceased issuance of Floating Rate Notes (“FRN”) linked to LIBOR, and all outstanding LIBOR FRNs (totaling USD 100 million) will reset before the first half of 2023. On June 15, 2021, CAF issued its first FRN bond that is linked to the SOFR rate for USD 400 million, an important step in the LIBOR transition process.

Recent Developments Relating to Sanctions

The Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) administers sanctions in respect of the Government of Venezuela and certain Venezuelan-related individuals and entities, including certain Venezuelan government officials. CAF is not a U.S. Person and has not been sanctioned; however, the following discussion of the current sanctions administered by OFAC is included because Venezuela is a member shareholder country and minority shareholder of CAF, with which CAF has had transactional activity, including loans to Venezuela.

With regard to any individual or entity who has been added to OFAC’s list of Specially Designated Nationals and Blocked Persons (“SDN List”) under Venezuela-related sanctions, U.S. persons may not make to such listed persons, or receive from such listed persons, any contribution or provision of funds, goods or services, or otherwise deal in property or interests in property of such persons. The OFAC-administered sanctions also prohibit, among other things and with certain limited exceptions:

•

transactions by a U.S. person or within the United States relating to new debt with a maturity greater than 30 days or new equity, of the Government of Venezuela, bonds issued by the Government of Venezuela prior to August 25, 2017, and dividend payments or other distributions of profits to the Government of Venezuela from its controlled entities; and

•	direct or indirect purchases by a U.S. person or within the United States of securities from the Government of Venezuela (other than new debt with a maturity of 30 days or less).

For purposes of these sanctions, certain amendments to outstanding debt of the Government of Venezuela, such as an extension of the maturity date, could be considered a “new debt” or other prohibited extension of credit. Unless otherwise specified in the relevant prospectus supplement, CAF will use the net proceeds of securities issued under this prospectus to fund its lending operations. CAF will not earmark the proceeds of particular issuances of securities to fund specific loan commitments or purchase specific investments. Accordingly, CAF believes that purchasers of securities will not acquire a direct or indirect interest in CAF’s loans to Venezuela, or any other specific assets of CAF, for purposes of the OFAC sanctions.

Although Venezuela is a member shareholder country and minority shareholder of CAF and two Venezuelan nationals designated by Venezuela serve as directors on the Board of Directors of CAF, neither the Government of Venezuela nor any member of the Board of Directors (whether or not a Venezuelan national) exercises control over CAF, has any operational or management role in CAF, or has any authority to negotiate on behalf of CAF or make binding commitments on behalf of CAF.

Although CAF generally is not required to comply with the OFAC sanctions outlined above because CAF is not a U.S. person and does not operate in or from the United States, CAF also transacts in the ordinary course with various commercial counterparties in the United States that are required to comply with OFAC sanctions. Some of these U.S. counterparties may serve as correspondent banks or as other intermediaries with involvement in funds flows in respect of CAF’s loan operations, including CAF’s loans to the Government of Venezuela. In addition, U.S. persons may purchase CAF’s debt securities. CAF has been monitoring and will continue to monitor OFAC sanctions and restrictions thereunder as applied to U.S. persons insofar as such sanctions and restrictions may have an effect on CAF’s business and operations.

The OFAC sanctions on Venezuela, and any additional sanctions that may be imposed in the future, could make it more difficult for Venezuela to service or renegotiate its outstanding debt, including its outstanding loans from CAF.

In light of the November 2017 downgrade in Venezuela’s long-term foreign ratings by Standard & Poor’s and Fitch, to selective default (“SD”) from CC and to restricted default (“RD”) from C, respectively, CAF increased its provisions for loan losses with respect to loans made to Venezuela to USD 28.3 million as of March 31, 2019 from the USD 19.8 million reported in September 2017. As a result of the change in the methodology described in “— Income Statement — Provision (Credit) for Loan Losses” below, the provision for loan losses for Venezuela was USD 0.0 as of December 31, 2021 and June 30, 2022. See Note 2 and Note 6 of the audited financial statements included elsewhere in this prospectus. On December 29, 2017, CAF granted to the Central Bank of Venezuela a credit facility in a total amount of USD 400 million. As of September 30, 2018, the credit facility was disbursed in full.

On December 14, 2018, CAF granted to the Central Bank of Venezuela a credit facility in a total amount of USD 500 million. As of December 31, 2019, the credit facility was disbursed in full.

On January 25, 2019, President Trump signed an Executive Order amending prior economic sanctions targeting the Maduro government, and on January 28, 2019, Petróleos de Venezuela S.A. (“PDVSA”) and certain of its affiliates were designated under Executive Order 13850 and added to the SDN List.

CAF does not have direct lending relationships with PDVSA or its subsidiaries. The sanctions on PDVSA and its affiliates, however, may adversely affect the ability of the Maduro government to receive payment for PDVSA’s production and sale of oil and related products and may therefore adversely affect macroeconomic conditions in Venezuela. As a result, Venezuela may find it more difficult to service its outstanding debt, including its outstanding loans from CAF.

On March 22, 2019, OFAC designated the Economic and Social Development Bank of Venezuela (“BANDES”) under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. As a result of that designation, all property and interests in property of BANDES, including any entity that is owned, directly or indirectly, 50% or more by BANDES, located in the United States or in the possession or control of U.S. persons, are blocked and must be reported to OFAC by persons subject to OFAC jurisdiction. BANDES is a “B” shareholder of CAF and holds approximately 8% of CAF’s equity. The designation of BANDES therefore does not extend to CAF. Moreover, CAF is not a U.S. person and, therefore, the current sanctions regulations do not prevent CAF from engaging in transactions or dealings with BANDES that occur outside of U.S. jurisdiction. CAF continues to maintain a control framework aimed at verifying its counterparties against OFAC’s SDN List and other applicable sanctions lists.

On April 17, 2019, OFAC designated the Central Bank of Venezuela under Executive Order 13850 for operating in the financial sector of the Venezuelan economy and added it to the SDN List. At the same time, OFAC issued General License 20 (“GL 20”), which authorizes certain transactions and activities that are for the official business of certain international organizations, including CAF. OFAC has amended the relevant general license twice since April 2019, most recently on January 21, 2020 with the issuance of GL 20B. GL 20B authorizes CAF to conduct transactions and activities involving the Central Bank of Venezuela to the extent they are subject to U.S. jurisdiction and are for CAF’s official business, to the same extent as was permitted prior to the designation of the Central Bank of Venezuela. Accordingly, the designation of the Central Bank of Venezuela has not had a material impact on CAF or its relationship with the Central Bank of Venezuela.

On August 5, 2019, President Donald Trump signed Executive Order 13884, which blocks all property and interests in property of the Government of Venezuela that are in or come within the United States or the possession or control of a U.S. person. For purposes of the Executive Order, the term “Government of Venezuela” is defined to include, among others, any person who has acted or purported to act directly or indirectly for or on behalf of the Government of Venezuela or of any political subdivision, agency or instrumentality thereof, including the Central Bank of Venezuela. The CAF directors appointed by Venezuela as a Series A shareholder and by BANDES as a Series B Shareholder may be considered to fall within the definition of “Government of Venezuela” in the Executive Order. On August 6, 2019, OFAC issued GL 20A (subsequently amended by GL 20B), authorizing official activities of certain international organizations, including CAF, involving the Government of Venezuela.

CAF consults with OFAC regarding its activities related to Venezuela and believes that CAF is in compliance with U.S. sanctions, to the extent CAF is subject to U.S. jurisdiction. CAF understands that any repurchase of securities of Venezuela under the Program should not be affected by sanctions or risk direct or indirect violations of sanctions. Should the repurchase of shares of Venezuela under the Program be considered subject to U.S. jurisdiction, CAF believes that GL 20B authorizes such activity. CAF has also implemented measures in order to segregate its U.S. Dollar treasury, including funds from the offering, from funds used for distributions to Venezuela, which are maintained in non-U.S. currencies. If OFAC took the position that CAF’s funds are fungible regardless of currency, it could expose purchasers of CAF’s securities to the risk of violating U.S. sanctions, in the event that GL 20B did not apply. Although GL 20A and GL 20B cover any Government of Venezuela person that is blocked solely pursuant to Executive Order 13884, they do not authorize transactions or dealings with any person other than the Central Bank of Venezuela whose property and interests in property are blocked under Executive Order 13850. CAF has not observed any material adverse effects on CAF following the issuance of Executive Order 13884, CAF does not anticipate that the blocking of the Government of Venezuela will have a material adverse effect on CAF in the future.

Other Recent Developments

In December 2021, El Salvador began its process to become a full shareholder member of CAF and subscribed to USD 460.0 million in Series “B” shares to be paid in seven installments. On July 13, 2022, El Salvador became a full member shareholder country after fulfilling all the necessary conditions and approvals.

Critical Accounting Policies

General

The financial statements of CAF are prepared in accordance with U.S. GAAP, which requires it in some cases to use estimates and assumptions that may affect its reported results and disclosures. CAF describes its significant accounting policies in Note 2 to its audited financial statements included elsewhere in this prospectus. Some of the more significant accounting policies CAF uses to present its financial results involve the use of accounting estimates that CAF considers to be critical because: (1) they require significant management judgment and assumptions about matters that are complex and inherently uncertain; and (2) the use of a different estimate or a change in estimate could have a material impact on CAF’s reported results of operations or financial condition.

Specifically, the estimates CAF uses to determine the allowance for loan losses are critical accounting estimates.

Additionally, other important estimates related to the preparation of CAF’s financial statements are those related to revenue recognition and the valuation and classification at fair values of financial instruments. The fair values for some financial assets and liabilities recorded in CAF’s financial statements are determined according to the procedures established by the accounting pronouncement ASC 820. As of the date of this prospectus, CAF has not changed or reclassified any asset or liability from one level to another pursuant to the hierarchy reflected in ASC 820, thereby maintaining consistency in the application of accounting principles in this matter.

Statements of Comprehensive Income

Interest Income

Six Months Ended June 30, 2022 and 2021. For the six-month period ended June 30, 2022, CAF´s interest income was USD 358.2 million, representing an increase of USD 10.9 million, or 3.1%, compared to interest income of USD 347.3 million for the corresponding period in 2021. This increase resulted from the growth of CAF’s loan portfolio and higher interest rates charged on loans that accrued interest based on six-month LIBOR and a spread differential. Average market interest rates were higher in the first six months of 2022, when six-month LIBOR averaged 1.44%, a significantly higher rate than that which existed during the first six months of 2021, when six-month LIBOR averaged 0.20%.

2021, 2020 and 2019. For the year ended December 31, 2021, CAF’s interest income was USD 672.0 million, representing a decrease of USD 409.2 million, or 37.8%, compared to interest income of USD 1,081.2 million for the year ended December 31, 2020. This decrease resulted primarily from lower interest rates charged on loans that accrue interest based on six-month LIBOR and a spread differential in 2020. Average market interest rates were lower during 2021, when six-month LIBOR averaged 0.20%, than in 2020, when six-month LIBOR averaged 0.69%. Interest income for the year ended December 31, 2020 was USD 1,081.2 million, representing a decrease of USD 530.6 million, or 32.9%, compared to interest income of USD 1,611.8 million for the year ended December 31, 2019. This decrease resulted primarily from lower interest rates in 2020. Average market interest rates were lower in 2020 than in 2019; in 2020, the six-month LIBOR averaged 1.50% compared with 2.40% in 2019.

Interest Expense

Six Months Ended June 30, 2022 and 2021. For the six-month period ended June 30, 2022, CAF’s interest expense was USD 242.2 million, representing an increase of USD 50.5 million, or 26.4%, compared to interest expense of USD 191.7 million for the corresponding period in 2021. This increase resulted from higher interest rates, specifically the six-month LIBOR. Average market interest rates were higher in the first six months of 2022, when six-month LIBOR averaged 1.44%, than in the first six months of 2021, when six-month LIBOR averaged 0.20%.

2021, 2020 and 2019. For the period ended December 31, 2021, CAF’s interest expense was USD 371.3 million, representing a decrease of USD 223.9 million, or 37.6%, compared to interest expense of USD 595.2 million for the corresponding period in 2020. This decrease resulted from lower overall funding costs due to the decrease in six-month LIBOR and the spread differential. Average market interest rates were lower in 2021, when six-month LIBOR averaged 0.20%, than in 2020, when six-month LIBOR averaged 0.69%. Interest expense for the year ended December 31, 2020 was USD 595.2 million, representing a decrease of

USD 355.9 million, or 37.4%, from CAF’s interest expense of USD 951.1 million for the year ended December 31, 2019. This decrease resulted primarily from lower funding requirements related to a decrease in funding costs associated with a decrease in six-month LIBOR. The average amount of CAF’s liabilities increased by 14.8% for the year ended December 31, 2020, compared with the average for the year ended December 31, 2019. Average market interest rates were lower in 2020 than in 2019; in 2020, the six-month LIBOR averaged 1.50% compared with 2.40% in 2019.

Net Interest Income

Six Months Ended June 30, 2022 and 2021. For the six-month period ended June 30, 2022, CAF´s net interest income was USD 116.0 million, representing a decrease of USD 39.6 million, or 25.5%, compared to net interest income of USD 155.6 million for the corresponding period in 2021. This decrease resulted from primarily from higher interest rates that reduced the fair value of trading securities of CAF’s liquidity portfolio. The net interest income margin was 0.58% for the six-month period ended June 30, 2022, as compared to 0.70% for the corresponding period in 2021.

2021, 2020 and 2019. For the year ended December 31, 2021, CAF’s net interest income was USD 300.7 million, representing a decrease of USD 185.2 million, or 38.1%, over net interest income of USD 486.0 million for the year ended December 31, 2020. This decrease resulted from a decrease in interest rates explained in sections above. For the year ended December 31, 2020, CAF’s net interest income was USD 486.0 million, representing a decrease of USD 174.7 million, or 26.4%, over net interest income of USD 660.7 million for the year ended December 31, 2019. This decrease resulted from a decrease in interest rates explained in sections above. CAF’s net interest income margin was 0.67% in 2021, compared to 1.17% in 2020 and 1.69% in 2019.

Provision (Credit) for Loan Losses

CAF has adopted the requirements of ASU 2016-13 Financial Instruments — Credit Losses, along with several other subsequent codification updates related to accounting for credit losses, on January 1, 2020 following the modified- retrospective approach. As of March 31, 2020, the applicable Current Expected Credit Losses (“CECL”) was applied to assets such as loans measured at amortized cost basis, as well as off-balance-sheet undisbursed loan commitments and financial guarantees. As a result of the adoption, there was no cumulative-effect adjustment to the 2020 opening retained earnings. The allowance for credit losses is maintained at a level CAF believes to be appropriate to absorb expected lifetime credit losses over the contractual life of the loan portfolio and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts. A loan is considered in non-accrual status when, based on currently available information and events, it is probable that CAF will not recover the total amount of principal and interest as agreed in the terms of the original loan contract. The allowance for loan losses is determined on a loan-by-loan basis based on the present value of expected future cash flows, discounted at the original loan’s effective interest rate. CAF’s management individually evaluates the compliance of the new terms of the restructured loan for a reasonable period to calculate specific allowances for loan losses and if the remaining balance of the restructured loan is considered collectible, the restructured loan could return to accrual status. See Notes 2 and 6 to CAF’s audited financial statements included elsewhere in this prospectus.

Six Months Ended June 30, 2022 and 2021. For the six-month period ended June 30, 2022, CAF recorded a credit for loan losses of USD 3.7 million, compared with a credit for loan losses of USD 7.5 million for the corresponding period in 2021. The credit for loan losses was due to a decrease in the outstanding amount of private sector loans in the loan portfolio during the six-month period in 2022.

2021, 2020 and 2019. For the year ended December 31, 2021, CAF recorded a provision for loan losses of USD 29.9 million, representing an increase of USD 26.9 million, or 921.9%, compared with the provision for loan losses of USD 2.9 million for 2020. This increase was mainly due to the change on the calculation methodology for provisions (ASU 2016-13) related to the private sector credit risk and the sovereign credit risk. For the year ended December 31, 2020, CAF recorded a provision for loan losses of USD 2.9 million, representing a decrease of USD 49.5 million, or 94.4%, compared with the provision for loan losses of USD 52.4 million for 2019. This decrease was mainly due to the change on the calculation methodology for provisions (ASU 2016-13) and the reduction in loan loss provisions related to sovereign credit risk.

Non-Interest Income

CAF’s non-interest income consists principally of commissions, dividends arising from equity investments not accounted for using the equity method, its corresponding share of earnings or losses on equity investments, which are accounted for using the equity method, and other income.

Six Months Ended June 30, 2022 and 2021. For the six-month period ended June 30, 2022, CAF’s non-interest income was USD 14.6 million, representing a decrease of USD 7.9 million, or 35.1%, compared to non-interest income of USD 22.5 million for the corresponding period in 2021. This decrease was mainly due a decrease in other income.

2021, 2020 and 2019. For the period ended December 31, 2021, CAF’s non-interest income was USD 38.9 million, representing an increase of USD 21.2 million, or 119.9%, compared to non-interest income of USD 17.7 million for the corresponding period in 2020. This increase was mainly due to unrealized changes in fair value related to equity investments. For the year ended December 31, 2020, CAF’s total non-interest income was USD 17.7 million, representing an increase of USD 3.2 million, or 22.3%, from total non-interest income of USD 14.5 million for the previous year. This increase was mainly due to changes in the fair value and dividends related to equity investments.

Non-Interest Expenses

CAF’s non-interest expenses consist principally of administrative expenses, representing 85.3% and 89.5% of total non-interest expenses for the six-month periods ended June 30, 2022 and June 30, 2021, respectively.

Six Months Ended June 30, 2022 and 2021. For the six-month period ended June 30, 2022, CAF’s non-interest expense was USD 99.1 million, representing an increase of USD 12.5 million, or 14.4%, compared to non-interest expense of USD 86.6 million for the corresponding period in 2021. This increase was mainly due to an increase of USD 7.0 million or 9.1% in administrative expenses in comparison with the corresponding period in 2021.

CAF’s non-interest expenses consist principally of administrative expenses, representing 91.8% and 79.9% of total non-interest expenses for the years ended December 31, 2021 and December 31, 2020, respectively.

2021, 2020 and 2019. For the period ended December 31, 2021, CAF’s non-interest expenses were USD 171.4 million, representing a decrease of USD 15.5 million, or 8.3%, compared to total non-interest expenses of USD 186.9 million for the corresponding period in 2020. This decrease resulted principally from a decrease in provisions for contingent liabilities. For the year ended December 31, 2020, CAF’s total non-interest expenses were USD 186.9 million, representing an increase of USD 24.1 million, or 14.8%, over total non-interest expenses of USD 162.7 million for the year ended December 31, 2019.

Income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds

Six Months Ended June 30, 2022 and 2021. For the six-month period ended June 30, 2022, CAF’s income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special

Funds was USD 35.2 million, representing a decrease of USD 62.7 million, or 63.4%, compared to an income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds of USD 99.0 million for the corresponding period in 2021. This decrease resulted primarily from higher interest rates that reduced the fair value of trading securities of the liquidity portfolio and the increase in funding costs due to higher interest rates.

2021, 2020 and 2019. For the period ended December 31, 2021, CAF’s income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds was USD 138.4 million, representing a decrease of USD 175.5 million, or 55.9%, compared to income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds of USD 313.9 million for year ended December 31, 2020. This decrease is primarily due to a reduction in non-interest income and a decrease in interest income. Net income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds for the year ended December 31, 2020 was USD 313.9 million, representing a decrease of USD 146.2 million, or 31.8%, compared to income before unrealized changes in fair value related to financial instruments and contributions to Stockholders’ Special Funds of USD 460.1 million for 2019. This decrease is primarily due to a decrease in interest income and a decrease in loan loss provisions.

Net Income

Six months Ended June 30, 2022 and 2021. For the six-month period ended June 30, 2022, CAF’s net loss was USD 14.4 million, representing a decrease of USD 79.8 million, or -84.7%, compared to net income of USD 94.2 million for the corresponding period in 2021. This decrease resulted primarily from higher interest rates that reduced the fair value of trading securities of the liquidity portfolio and the increase in funding costs due to higher interest rate.

2021, 2020 and 2019. In March 2014, the Shareholders’ Assembly agreed, effective 2015, to approve a maximum amount to be contributed to Shareholders’ Special Funds during the fiscal year and to recognize these contributions as expenses. In 2021, CAF recognized USD 30.0 million as a contribution to Shareholders’ Special Funds, resulting in net income of USD 105.0 million, representing a decrease of USD 134.8 million, or 56.2%, compared to net income of USD 239.8 million for 2020. This decrease resulted primarily from a decrease in interest income as a result of lower average market rates that generated lower income in CAF’s loan portfolio and investment portfolio. In 2020, CAF recognized USD 72.0 million as a contribution to Shareholders’ Special Funds, resulting in net income of USD 239.8 million, representing a decrease of USD 85.8 million, or 26.3%, compared to net income of USD 325.6 million for 2019. This increase resulted primarily from an increase in CAF’s loan portfolio and an increase in the returns of its investment portfolio. See Note 22 to CAF’s audited financial statements included elsewhere in this prospectus.

Balance Sheet

Assets

June 30, 2022. As of June 30, 2022, CAF’s total assets were USD 46.7 billion, representing a decrease of USD 923.1 million, or 1.9%, over total assets of USD 47.6 billion as of December 31, 2021. The decrease in assets resulted primarily from a decrease in the outstanding amount of total loans that was reduced by 4.2% when compared with December 31, 2021 figures

2021 and 2020. As of December 31, 2021, CAF’s total assets were USD 47.6 billion, representing an increase of USD 746.4 million, or 1.6%, over total assets of USD 46.8 billion as of December 31, 2020. The increase in CAF’s total assets was principally due to the growth of its loan portfolio, which increased by USD 1.5 billion when compared to the year ended December 31, 2020.

Liabilities

June 30, 2022. As of June 30, 2022, CAF’s total liabilities were USD 33.4 billion, representing a decrease of USD 937.9 million or 2.7%, over total liabilities of USD 34.2 billion as of December 31, 2021. The decrease in liabilities resulted primarily from a decrease in the outstanding amounts of Bonds, which decreased by 19.0% compared to December 31, 2021.

2021 and 2020. As of December 31, 2021, CAF’s total liabilities were USD 34.3 billion, representing an increase of USD 441.7 million, or 1.3%, over total liabilities of USD 33.9 billion as of December 31, 2020. The increase in CAF’s total liabilities resulted principally from an increase in outstanding amounts of Borrowings, Commercial Papers and Deposits, which increased by 6.0%, 76.0% and 19.9% respectively, when compared to the corresponding period on December 31, 2020.

Shareholders’ Equity

June 30, 2022. As of June 30, 2022, CAF’s total shareholders’ equity was USD 13.3 billion, representing an increase of USD 14.8 million, or 0.1%, over total shareholders’ equity of USD 13.3 billion as of December 31, 2021. The increase in CAF’s total shareholders’ equity resulted principally from an increase in earnings.

2021 and 2020. As of December 31, 2021, CAF’s total shareholders’ equity was USD 13.3 billion, representing an increase of USD 304.7 million, or 2.3%, over total shareholders’ equity of USD 13.0 billion as of December 31, 2020. The increase in CAF’s total shareholders’ equity resulted principally from an increase in paid-in capital.

Asset Quality

Overdue Loans

June 30, 2022. As of June 30, 2022, there were no overdue loans (not including non-accrual loans in overdue status), equal to the corresponding period in 2020. This was also the case as of December 31, 2020.

2021 and 2020. As of December 31, 2021, there were no overdue loans (not including non-accrual loans in overdue status) equal to the corresponding period in 2020. This was also the case as of December 31, 2020.

Non-accrual Loans

June 30, 2022. As of June 30, 2022, the total principal amount of CAF’s non-accrual was USD 104.6 million or 0.4% of the total loan portfolio, representing a decrease of USD 7.5 million over non-accrual loans of USD 112.1 million as of December 31, 2021. This decrease was primarily due to a loan that was written-off during the six-month period ended June 30, 2022. Loans in non-accrual status are from the private sector borrowers located in Peru, Brazil, Mexico and Colombia.

2021 and 2020. As of December 31, 2021, the total principal amount of CAF’s non-accrual loans was USD 112.1 million, or 0.4% of the total loan portfolio, and was related to private sector borrowers in Peru, Brazil, Mexico and Colombia. As of December 31, 2020, the total principal amount of CAF’s non-accrual loans was USD 69.1 million, or 0.3% of the total loan portfolio.

Restructured Loans

June 30, 2022. As of June 30, 2022, the total principal amount of outstanding restructured loans was USD 26.7 million, or 0.1% of the total loan portfolio. There were no restructured during the six-month period ended June 30, 2022.

2021 and 2020. As of December 31, 2021, the total principal amount of outstanding restructured loans was USD 29.2 million, or 0.1% of the total loan portfolio. As of December 31, 2020, the total principal amount of outstanding restructured loans was USD 36.5 million, or 0.13% of the total loan portfolio.

Loan Write-offs and Recoveries

June 30, 2022. The total amounts of loans written-off during the six-month period ended June 30, 2022, was USD 5.0 million and no loans written-off during the six-month period offended June 30, 2021. CAF booked recoveries totaling USD 619.0 thousand during the six-month period ended June 30, 2022.

2021 and 2020. As of December 31, 2021, a total amount of USD 48.2 million loans were written off in comparison with the corresponding period in 2020, which had no loans written off. See “Operations of CAF — Asset Quality.” See “— Balance Sheet” above for details regarding the distribution of CAF’s loans by country and “Operations of CAF — Loan Portfolio” for details regarding the distribution of CAF’s loans by economic sector.

Liquidity

CAF’s liquidity policy requires it to maintain sufficient liquid assets to cover at least 12 months of net cash requirements.

Net cash requirements under this new policy are calculated as follows:

(+)	Scheduled loan collections

(+)	Committed paid-in capital payments

(-)	Scheduled debt service

(-)	Committed disbursements

CAF’s investment policy requires that at least 90% of CAF’s liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization. The remaining portion of CAF’s liquid assets may be invested in non-investment grade instruments rated B-/Ba3/B or better by a U.S. nationally-recognized statistical rating organization. CAF’s investment policy emphasizes security and liquidity over yield.

As of June 30, 2022, CAF’s liquid assets consisted of USD 14.6 billion of cash, deposits with banks, marketable securities and other investments, of which 93.2% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 28.4% of CAF’s liquid assets were invested in time deposits in financial institutions, 15.4% in commercial paper, 9.5% in corporate and financial institution bonds, 23.1% in certificates of deposit, 14.2% in U.S. Treasury Notes and 9.4% in other instruments, including deposits in cash.

As of December 31, 2021, CAF’s liquid assets consisted of USD 16.1 billion of cash, deposits with banks, marketable securities and other investments, of which 90.7% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 21.7% of CAF’s liquid assets were invested in time deposits in financial institutions, 24.0% in commercial paper, 12.1% in corporate and financial institution bonds, 20.4% in certificates of deposit, 13.8% in U.S. Treasury Notes and 9.2% in other instruments, including deposits in cash.

As of December 31, 2020, CAF’s liquid assets consisted of USD 14.7 billion of cash, deposits with banks, marketable securities and other investments, of which 91.8% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 24.7% of CAF’s liquid assets were invested in time deposits in financial institutions, 19.7% in commercial paper, 15.2% in corporate and financial institution bonds, 19.8% in certificates of deposit, 13.8% in U.S. Treasury Notes and 6.8% in other instruments, including deposits in cash.

As of June 30, 2022, CAF’s liquid assets were distributed by country as follows:

United States	32.1%
Japan	6.4%
France	4.2%
China	7.9%
Australia	1.2%
Canada	4.0%
Switzerland	4.2%
South Korea	3.7%
Spain	2.8%
Chile	7.9%
Germany	2.9%
United Arab Emirates	5.7%
Qatar	2.8%
Supranationals	5.8%
Kuwait	3.1%
others	3.8%

As of December 31, 2021, CAF’s liquid assets were distributed by country as follows:

United States	28.6%
Japan	13.8%
France	6.3%
China	8.8%
Australia	1.9%
Canada	2.9%
Switzerland	1.1%
South Korea	3.4%
Spain	3.8%
Chile	6.6%
Germany	5.2%
Netherlands	1.6%
United Arab Emirates	3.2%
United Kingdom	2.0%
Qatar	0.7%
Ireland	1.4%
Supranationals	2.0%
Kuwait	2.6%
others	2.3%

Commitments and Contingencies

CAF enters into commitments and contingencies in the normal course of business to facilitate its business and objectives. Commitments and contingencies include:

•	credit agreements subscribed and pending disbursements,

•	lines and letters of credit for foreign trade,

•	equity investment agreements subscribed and

•	partial credit guarantees.

See Note 21 to CAF’s audited financial statements included elsewhere in this prospectus.

Strategy and Capital Resources

CAF’s business strategy is to provide financing for projects, trade and investment in the shareholder countries. CAF’s management expects CAF’s assets to grow in the future, which will increase its need for additional funding. Likewise, maturing debt obligations will need to be replaced. In addition to scheduled capital increases, CAF’s management anticipates a need to increase funds raised in the international capital markets and to maintain funding through borrowings from multilateral and other financial institutions. While the substantial majority of CAF’s equity will continue to be held by full member shareholder countries, CAF intends to continue offering equity participation to associated shareholder countries through the issuances of Series “C” shares to such countries. See “Capital Structure.”

CAF intends to continue its programs to foster sustainable growth within the shareholder countries, and to increase its support for the private sector within their markets, either directly or through financial intermediaries. See “Operations of CAF.”

OPERATIONS OF CAF

The purpose of CAF is to foster and promote economic development, social development and integration within the shareholder countries through the efficient use of financial resources in conjunction with both private sector and public sector entities. To accomplish its objective, CAF primarily engages in short-, medium- and long-term loans and guarantees. To a lesser extent, CAF makes limited equity investments in funds and companies, and provides technical and financial assistance, as well as administrative services for certain regional funds.

CAF also provides lending for projects in associated shareholder countries, including but not limited to projects that promote trade or integration with full member shareholder countries.

Business Management of CAF

CAF’s business management is divided into two broad functions: client relationship management and financial management.

Client Relationship Management

CAF’s client relationship management function is conducted by a group of relationship managers and sector and product specialists who are responsible for the development, structuring, appraisal and implementation of its lending activities. Clients are identified through direct contact, referrals from CAF’s representative offices and referrals from third parties such as shareholders, multilateral institutions, international financial institutions and other clients.

CAF’s client relationship management function is currently fulfilled by the following two Vice-Presidencies:

•	The Corporate Vice Presidency of Strategic Programming which is responsible for the following departments:

•

The Corporate Country Management, which is responsible for the relationships with governments, public sector corporations and financial institutions and for the development of a global approach to business activities in each of the shareholder countries;

•

The Physical Infrastructure and Digital Transformation Management, which is responsible for the financing of public and private infrastructure projects and the analysis of public policies within the different development sectors;

•	The Social and Human Development Management, which is responsible for financings and investments in social areas and in micro, small and medium size enterprises;

•	The Urban Development and Creative Economies Department, which is responsible for financings and investments in water & sanitation projects as well as projects related to the urban agenda;

•

The Gender, Inclusivity and Diversity Department, which is responsible for financings and investments in gender, inclusivity & diversity projects including projects involving ethnic and indigenous populations; and

•	The Climate Action & Positive Biodiversity Department, which is responsible for financings and investments in mitigation, adaptation and biodiversity projects.

•	A Private Sector Vice Presidency, which is responsible for the relationships with private sector corporations and financial institutions.

The client relationship management group is also responsible for reviewing and developing lending policies and procedures and for monitoring the quality of the loan portfolio on an ongoing basis. In these duties, the client relationship management group is assisted by the Credit Administration Office and the Corporate Comptroller Office.

Financial Management

CAF’s financial management group is responsible for managing its funded debt, as well as its liquid assets. This group is responsible for developing, structuring, appraising and implementing CAF’s borrowing activities. It is also responsible for reviewing and developing policies and procedures for the monitoring of CAF’s financial well-being and for the proper management of liquidity. The financial management group is headed by the Vice President of Finance.

The asset distribution group is a part of the financial management group, and has two basic responsibilities:

•	structuring “A/B” loan transactions in which CAF lends a portion of the total amount and other financial institutions loan the remainder; and

•	selling loans to international banks interested in increasing their exposure in the shareholder countries.

The staff of the financial management group works in close coordination with the client relationship managers. The client relationship management group and financial management group are supported by the financial control and budget, human resources, information systems and legal departments.

Loan Portfolio

CAF extends medium-term and long-term loans to finance both public sector and private sector projects in the shareholder countries, either directly to a project or through a financial institution in a shareholder country that lends the funds to the appropriate project. To a lesser extent, CAF also provides loans to finance trade by and among the shareholder countries. Loans may be used for any component of a project, subject to exceptions relating to, among other things, the acquisition of land and the payment of taxes. CAF endeavors to concentrate CAF’s lending activities on national and multinational economic development projects, especially those involving electricity, gas and water supply, transport or communications in two or more shareholder countries and those that generate foreign exchange.

CAF provides credit lines to financial institutions in the shareholder countries. The purpose of these credit lines is to enable these institutions to finance projects that fall within CAF’s overall objectives, but that are not sufficiently large to justify CAF being directly involved in the project. The relevant financial institutions are thereby provided with funds that enable them to strengthen their financial resources within parameters previously agreed to with CAF. Under such multi-sectoral credit lines, CAF takes the credit risk of the financial intermediary and also has recourse to the underlying borrowers. The financial intermediaries are responsible for repayment of their loans from CAF regardless of whether the underlying borrower repays the financial intermediary.

CAF endeavors to strengthen trade by and among shareholder countries and to assist companies in the shareholder countries to access world markets. CAF’s trade-financing activities are complementary to those of the export credit agencies of shareholder countries because it finances qualifying import or export operations, whereas those agencies generally are limited to providing financing only for goods exported from the respective countries. Through trade-financing, CAF finances the movement of merchandise. CAF also provides credit support to trade activities through the confirmation of letters of credit in situations where the issuing local bank would not be perceived as sufficiently creditworthy by financial institutions in the beneficiary’s country.

In 1997, CAF began making a portion of its loans through an “A/B” loan program, where it acts as lender of record for the entire loan and sells non-recourse participations in the “B” portion of the loan to financial institutions. The “A” portion of the loan is made directly to the borrower by CAF. Under the “B” portion, other financial institutions provide the funding and assume the credit risk; CAF does not provide funding under the “B” portion and, therefore, does not assume any credit risk. Because CAF acts as the lender of record for the entire loan, thereby operating as the one official lender in the transaction, the borrower receives an interest rate that is generally lower than the rate available in the commercial markets. The lower interest rate is a result, among other factors, of the reduced inherent risk resulting from CAF’s status as a multilateral financial institution.

CAF’s loan pricing is typically based on its cost of funds plus a spread to cover operational costs and credit risks. All sovereign-risk loans are made at the same spread for comparable maturities. Generally, CAF’s loans are made on a floating interest rate basis. Under certain exceptional circumstances, loans may be made at fixed interest rates, provided that the corresponding funding is obtained at fixed interest rates. CAF generally charges a loan origination fee up to 0.85% of the total loan amount and a commitment fee equal to 0.35% per annum on undisbursed loan balances. Substantially all loans are denominated in U.S. dollars.

CAF’s policies generally require that loans to public sector entities have the benefit of sovereign guarantees. Exceptions have been made for a few highly-capitalized entities. Loans to private sector entities other than banks generally must have the benefit of bank or other guarantees, or other collateral acceptable to CAF.

As of December 31, 2021, CAF’s total assets were USD 47.6 billion, of which USD 29.6 billion, or 62.2%, were disbursed and outstanding loans. As of December 31, 2021, the “B” loan portion of CAF’s “A/B” loan transactions totaled USD 46.2 million. The tables on loan exposure that follow reflect only the “A” portion of the respective “A/B” loan transactions since CAF only assumes the credit risk of the “A” loan portion. CAF’s management expects further loan growth to be funded by additional borrowings and deposits, retained earnings and planned capital increases.

Loans to Public and Private Sector Borrowers

CAF’s total loan portfolio outstanding, classified by public sector and private sector borrowers, was as follows:

	As of December 31,
	2021		2020	2019
	(in USD millions)
Public Sector	93.6%	27,723.9	25,619.4	22,594.9
Private Sector	6.4%	1,889.9	2,341.7	3,920.9

	100%	29,613.8	27,961.2	26,515.8

Fair value adjustments		-18.4	156.7	4.8

		29,595.4	28,117.9	26,520.6

Geographic Distribution of Loans

CAF’s total loan portfolio outstanding, classified on a country-by-country basis, according to the location of the borrower, was as follows:

	As of December 31,
	2021			2020			2019
	Public	Private	Total	Public	Private	Total	Public	Private	Total
	(in USD millions)
Argentina	3,818.9	23.4	3,842.3	3,698.6	26.7	3,725.3	3,655.8	87.5	3,743.3
Barbados	172.7	—	172.7	170.3	—	170.3	75.0	—	75.4
Bolivia	2,725.8	26.7	2,752.5	2,505.7	40.6	2,546.3	2,599.3	116.5	2,715.8
Brazil	2,268.8	429.2	2,698.0	1,948.0	673.5	2,621.5	1,509.0	719.6	2,228.6
Chile	—	304.2	304.2	100.0	359.7	459.7	45.0	427.9	472.9
Colombia	3,123.5	279.9	3,403.4	2,553.0	242.4	2,795.2	2,075.6	782.3	2,857.9
Costa Rica	547.1	—	547.1	560.4	4.0	564.4	73.7	8.0	81.7
Dominican Republic	110.8	—	110.8	128.4	16.6	145.0	154.4	20.3	174.7
Ecuador	4,187.1	14.3	4,201.4	4,079.2	43.0	4,122.2	3,600.3	127.3	3,727.5
Mexico	800.0	25.0	825.0	835.0	50.0	885.0	450.0	50.0	500.0
Panama	2,379.0	183.1	2,562.1	1,806.5	269.7	2,076.2	1,511.9	519.7	2,031.6
Paraguay	1,486.2	25.5	1,511.7	1,045.7	40.5	1,086.2	462.9	50.0	512.8
Peru	1,288.2	455.7	1,743.9	1,065.5	459.0	1,524.5	1,070.9	916.8	1,987.7
Trinidad and Tobago	1,164.0	—	1,164.0	1,048.9	—	1,048.9	788.9	—	788.9
Uruguay	780.3	122.9	903.2	874.8	115.9	990.7	850.1	94.9	945.5
Venezuela	2,871.5	—	2,871.5	3,199.7	—	3,199.7	3,671.8	—	3,671.8

	27,723.9	1,889.9	29,613.8	25,619.4	2,341.7	27,961.2	22,594.9	3,920.9	26,516.8

Fair value adjustments			-18.4			156.7			4.8

Total			29,595.4			28,117.9			26,520.6

Loans Approved and Disbursed by Country

CAF’s loan approval process is described under “— Credit Policies.” After approval, disbursements of a loan proceed in accordance with the contractual conditions of the loan agreement.

Set forth below is a table of the amount of loans approved and loans disbursed, classified by country, for each of the years indicated:

	Approved(1)			Disbursed(2)
	2021	2020	2019	2021	2020	2019
	(in USD millions)			(in USD millions)
Argentina	1,377.8	963.6	625.5	699.4	536.4	574.3
Bolivia	397.9	554.0	243.3	467.0	212.7	491.1
Brazil	1,492.7	1,674.6	1,590.8	2,003.0	1,747.2	1,130.0
Colombia	1,712.3	1,692.7	2,058.8	1,321.8	1,721.0	2,075.1
Ecuador	1,159.1	1,135.2	969.3	534.4	991.9	748.0
Mexico	1,100.8	503.0	950.4	603.0	1,322.5	771.9
Panama	511.5	560.7	597.7	541.5	448.4	430.4
Paraguay	880.8	946.9	710.3	494.5	629.1	117.9
Peru	2,061.9	2,615.5	2,191.1	966.3	695.1	1,361.2
Trinidad and Tobago	230.8	350.8	200.3	160.1	300.5	200.0
Uruguay	1,100.7	1,351.5	965.4	290.9	96.5	94.8
Venezuela	1.1	1.0	0.5	29.7	1.1	513.8
Others(2)	1,164.7	1,797.2	1,906.9	777.5	1,680.6	1,534.4

Total	13,192.0	14,147.0	13,010.5	8,888.9	10,383.3	10,043.0

(1)

Loans approved for disbursement in a given year may be disbursed, in whole or in part, in the current year or at a later date. The amount of loans disbursed and the timing of any individual disbursement, including the quantum of disbursement, are a function of the type of project and loan being financed.

(2)	Includes short-term loans in the amounts of USD 5,176.8 million, USD 4,942.1 million and USD 6,222.3 million for the years ended December 31, 2021, 2020 and 2019, respectively.
(3)	Loans outside the full member shareholder countries for the years ended December 31, 2021, 2021, 2020 and 2019.

As of December 31, 2021, the increase (decrease) of CAF’s loan portfolio by country compared to the year ended December 31, 2020 was as follows: Argentina, 3.1%; Bolivia, 5.3%; Brazil, 2.9%; Colombia, 21.8%; Ecuador 1.9%; Panama 23.4%; Paraguay, 39.2%; Peru, 14.4%; Trinidad and Tobago, 11.0%; Uruguay, (2.2)%; and Venezuela, (10.3)%. The growth of the loan portfolio reflects loan approvals as a result of higher demand from shareholder countries and CAF’s increased share of infrastructure financings in the region. Loans to associated shareholder countries holding Series “C” shares (as described under “Capital Structure — General”) totaled USD 1,959.8 million in 2021, compared to loans to associated shareholder countries holding Series “C” shares totaling USD 2,224.4 million, and USD 1,304.6 million in 2020 and 2019, respectively.

CAF’s management anticipates that CAF’s loan portfolio will continue to grow as a result of its strategy to expand its shareholder base, both by issuing shares to new shareholder countries and by additional capital subscriptions by existing shareholder countries, which may result in increased loan demand for projects in such countries.

Distribution of Loans by Industry

As of December 31, 2021, CAF’s loan portfolio outstanding was distributed by country and industry as follows:

	Argentina	Bolivia	Brazil	Colombia	Ecuador	Panama	Paraguay	Peru	Uruguay	Venezuela	Others(2)	Total by Sector	% of Total
	(in USD millions)
Agriculture, hunting and forestry	54.5	7.6	—	—	—	—	—	—	—	—	—	62.1	0.2%
Manufacturing industry	—	—	29.2	—	3.1	—	—	—	—	—	—	32.3	0.1%
Supply of electricity, gas and water	1,022.4	621.8	343.9	205.9	588.3	368.7	341.3	398.8	582.7	1,475.4	76.7	6,025.8	20.3%
Transport, warehousing and communications	1,052.0	1,384.3	1,138.9	298.0	1,199.3	1,271.6	510.2	380.5	262.7	209.1	619.9	8,326.4	28.1%
Financial intermediaries(1)	—	15.4	682.9	448.7	132.2	40.0	25.5	300.0	—	—	954.0	2,598.6	8.8%
Social and other infrastructure programs	1,709.0	657.2	447.5	2,450.8	2,269.2	738.6	634.7	664.6	57.8	1,187.1	1,680.3	12,496.8	42.2%
Other activities	4.4	2.2	55.7	—	9.3	—	—	—	—	—	—	71.7	0.2%
Total	3,842.3	2,688.5	2,698.0	3,403.4	4,201.4	2,419.0	1,511.7	1,743.9	903.2	2,871.5	3,330.8	29,613.8	100.0%

(1)	Multi-sectoral credit lines to public sector development banks, private banks and other institutions.
(2)	This column includes loans outside the full member shareholder countries as of December 31, 2021.

Maturity of Loans

As of December 31, 2021, CAF’s outstanding loans were scheduled to mature as follows:

	2021	2022	2023	2024	2025	2026-2036
	(in USD millions)
Principal amount	5,176.8	2,721.6	2,818.8	2,811.2	2,575.3	13,510.2

Ten Largest Borrowers

The following table sets forth the aggregate principal amount of loans to CAF’s ten largest borrowers, and the percentage such loans represented of the total loan portfolio, as of December 31, 2021:

Borrower	Amount	As a Percentage of Total Loan Portfolio
	(in USD millions)
Ecuador	3,614.4	12.2
Argentina	3,598.3	12.2
Bolivia	2,661.8	9.0
Colombia	2,644.5	8.9
Panama	2,169.0	7.3
Venezuela	1,995.0	6.7
Peru	1,213.2	4.1
Trinidad and Tobago	1,164.0	3.9
Paraguay	1,144.9	3.9
Central Bank of Venezuela	876.5	3.0

	21,081.5	71.2

Selected Projects

Set out below are examples of projects approved by CAF during 2021 and the respective loan approval amounts. The selected projects represent a mix of CAF’s loan portfolio in the different sectors and activities in which it participates, including both public and private sector projects. They have been selected based on the relevance to each full member shareholder country and are representative of CAF’s lending activities in each such country.

Argentina

Basic Works Program of Drinking Water AySA — Phase IV. Amount: USD 245 million.

Bolivia

Program towards food sovereignty with irrigation technology sovereignty with irrigation technology. Amount: USD 35 million.

Brazil

São Paulo State Project — Expansion of Green Line 2 and Acquisition of Rolling Stock. Amount: USD 550 million.

Colombia

Support Program for the Digital Transformation of the State’s Digital Transformation for Reactivation. Amount: USD 500 million

Ecuador

Sector-Wide Approach Sector Loan for the Reduction of Chronic Child Under a Results-Based Budgeting Approach — Phase II. Budgeting for Results Approach — Phase II. Amount: USD 200 million

Panama

Program to Support the Digital Transformation and Inclusion Strategy in Panama. Amount: USD 350 million.

Paraguay

Economic Reactivation Economic Reactivation and Strengthening of State Institutions State Institutions. Amount: USD 250 million.

Peru

Expansion and Improvement and Improvement of Water and Sewage Systems and Sewerage Systems — Nueva Rinconada. Amount: USD 52 million.

Trinidad and Tobago

Drainage and Flood Drainage and Flood Mitigation in Trinidad. Amount: USD 40 million.

Uruguay

Program for Strengthening of the Energy Sector Strengthening Program — Phase III. Amount: USD 300 million.

Other Activities

Treasury Operations

CAF’s investment policy requires that at least 90% of its liquid assets be held in the form of investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization. The remaining portion may be invested in unrated or non-investment grade instruments rated B-/Ba3/B- or better by a U.S. nationally-recognized statistical rating organization. As of December 31, 2021, CAF’s liquid assets consisted of USD 16.1 billion of cash, deposits with banks, marketable securities and other investments, of which 90.7% were invested in investment grade instruments rated A-/A3/A- or better by a U.S. nationally-recognized statistical rating organization; 21.7% of CAF’s liquid assets were invested in time deposits in financial institutions, 24.0% in commercial paper, 12.1% in corporate and financial institution bonds, 20.4% in certificates of deposit, 13.8% in U.S. Treasury Notes and 9.2% in other instruments, including deposits in cash.

Equity Shareholdings

CAF may acquire equity shareholdings in new or existing companies within the shareholder countries, either directly or through investment funds focused on Latin America. CAF’s equity participation in any one company is limited to 1% of its shareholders’ equity. CAF’s policies do not permit it to be a company’s largest individual shareholder. In addition, the aggregate amount of CAF’s equity investments cannot exceed 10% of its shareholders’ equity. As of December 31, 2021, the carrying value of CAF’s equity investments totaled USD 433.3 million, representing 3.3% of its shareholders’ equity. As of December 31, 2021, 61.6% of CAF’s equity portfolio was held through investment funds.

Credit Guarantees

CAF has developed its credit guarantee product as part of its role of attracting international financing for its shareholder countries. As such, CAF may offer guarantees of private credit agreements or it may offer public guarantees of obligations of the securities of third party issuers. CAF generally offers only partial credit guarantees with the intention that private lenders or holders of securities share the risk along with CAF.

The emphasis of the credit guarantees is to aid in the financing of public sector projects, though CAF does not have any internal policies limiting its credit guarantees to public sector projects. Also, although CAF generally intends to guarantee approximately 25% of the financing for a given project, it may guarantee up to the full amount of the financing, subject to its other credit policies. CAF’s internal policies limit the aggregate outstanding amount of its credit guarantees to a maximum amount equivalent to 20% of our total equity. The amount of credit guarantees outstanding was USD 129.8 million as of December 31, 2021. Those credit guarantees represent 0.9% of CAF’s total equity and include guarantees issued for a public sector project in Peru and for several private sector companies that are operating in Argentina, Mexico and Peru.

Promotion of Regional Development

As part of CAF’s role in advancing regional integration, it evaluates on an ongoing basis new investment opportunities intended to benefit the shareholder countries. CAF also provides technical and financial assistance for the planning and implementation of binational and multinational projects, help obtain capital and technology for these projects, and assist companies in developing and implementing modernization, expansion and organizational development programs.

Fund Administration

In 2021, CAF acted as fund administrator for several funds funded by third parties and by its shareholders, the net assets of which totaled USD 442.3 million as of December 31, 2021. In 2020, CAF acted as fund administrator for several funds funded by third parties and by its shareholders, the net assets of which totaled USD 494.9 million as of December 31, 2020. CAF has no residual interest in the net assets of the special funds.

Each year, the Shareholders’ Assembly approves a maximum amount to be contributed to Shareholders’ Special Funds during the fiscal year, which contributions are recognized as expenses.

In March 2021, the Shareholders’ Assembly approved the contribution up to a maximum amount of USD 30.0 million to some shareholders’ special funds for 2021. Subsequently, for the year ended December 31, 2021, based on the analysis of the new commitments contracted or the resources required by the shareholders’ special funds, CAF recognized USD 30.0 million as an expense and, as of December 31, 2021 recognized an unconditional obligation (accounts payable) for USD 12.5 million which was paid in January 2022. In March 2020, the Shareholders’ Assembly approved the contribution up to a maximum amount of USD 135.0 million to some shareholders’ special funds for 2020. Subsequently, for the year ended December 31, 2020, the Executive President directly or by delegation, based on the analysis of the new commitments contracted or the resources required by the shareholders´ special funds, authorized the contributions of USD 100.0 million and USD 35.0 million to Compensatory Financial Fund (“FFC”) and Technical Cooperation Fund (“FCT”), respectively. For the year ended December 31, 2020, CAF recognized USD 72.0 million as an expense and, as of December 31, 2020 recognized an unconditional obligation (accounts payable) for USD 55.1 million which was paid in January 2021. As of December 31, 2021, the principal funds were the Compensatory Financing Fund, the Fund for the Development of Small and Medium Enterprise, the Technical Cooperation Fund and the Human Development Fund.

Technical Cooperation Fund

As of December 31, 2021, the Technical Cooperation Fund had a balance of USD 93.9 million. The purpose of this fund is to finance research and development studies that may lead to the identification of project investment opportunities and also, on occasion, to provide grants that are typically less than USD 100,000 each to facilitate the implementation of those projects.

Human Development Fund

As of December 31, 2021, the Human Development Fund had a balance of USD 4.4 million. This fund is devoted to assisting projects intended to promote sustainable development in socially excluded communities, as well as to support micro-enterprises through the financing of intermediary institutions that offer direct loans to rural and urban micro-entrepreneurs.

Compensatory Financing Fund

As of December 31, 2021, the Compensatory Financing Fund had a balance of USD 192.3 million. This fund was created to provide interest rate compensation of certain loans granted by CAF when a project providing social or developmental benefits is otherwise unable to sustain market interest rates. See Note 22 to CAF’s audited financial statements included elsewhere in this prospectus.

Fund for the Development of Small and Medium Enterprises

As of December 31, 2021, the Fund for the Development of Small and Medium Enterprises had a balance of USD 63.1 million. The purpose of this fund is to finance and, in general, support initiatives that aid the development of an entrepreneurial class in CAF’s shareholder countries.

Others nonrelated with shareholders’ special funds

As of December 31, 2021, others nonrelated with shareholders’ special funds had a total balance of USD 88.6 million.

Credit Policies

The Constitutive Agreement limits the total amount of disbursed and outstanding loans, guarantees and equity investments to 4.0 times shareholders’ equity. CAF’s actual ratio on December 31, 2021 was 2.3 times shareholders’ equity.

CAF applies commercial banking standards for credit approvals and maintains policies and procedures regarding risk assessment and credit policy. Relationship managers perform an initial screening of each potential client and transaction to ensure that the proposed extension of credit falls within CAF’s policies. Proposed project loans are evaluated in accordance with CAF’s Operational Policies, which set out detailed eligibility and evaluation guidelines. Loans to a private sector borrower are approved taking into consideration both the individual loan and the total exposure to the borrower.

The Loans and Investments Committee recommends approvals of loans and investments. The members of this Committee are the Executive Vice President, the Vice President of Private Sector, and the Corporate Vice President of Strategic Planning. The Secretary of the Committee is the Corporate Head of country Programs. New Operations are recommended for the approval of the Executive President. The Executive President, upon the recommendation of the Loans and Investments Committee, may approve (a) loans of up to USD 75.0 million for sovereign credits, (b) loans of up to USD 50.0 million for private credits, (c) investments of up to USD 25.0 million in the case of equity investments, (d) investments of up to 1% of total liquid assets of any issuer (unless the issuer is: (i) at least investment grade, in which case the investment may be up to 5% of the issuer’s total liquid assets, (ii) a government or governmental institution with an investment grade rating of at least AA+, in which case the investment may be up to 7% of the issuer’s total liquid assets, or (iii) the U.S. Treasury or the Bank for International Settlements, in which case CAF’s investment in notes, bills or bonds may be up to 50% of total liquid assets for each issuer), and (e) technical cooperation credits of up to USD 1.0 million. Amendments and waivers are approved by the committee and extensions and renewals are also approved by the committee.

Our policies also impose limitations on loan concentration by country and by type of risk. Loans to entities in any one full member shareholder country may not exceed either 25% of CAF’s loan portfolio or 100% of its shareholders’ equity. Aggregate loans to entities in any associated shareholder country currently may not exceed eight times the total of such country’s paid-in capital contribution to CAF plus any assets entrusted by the country to it under a fiduciary relationship. This limit does not apply to trade loan financing with full member shareholder countries. Additionally, no more than four times the country’s paid-in capital contribution to CAF plus any assets entrusted to it under a fiduciary relationship may be committed to operations essentially national in character. The same limitation applies to CAF’s total loan portfolio in relation to its shareholders’ equity. Loans to a public sector or mixed-capital entity not considered a sovereign risk are limited in the aggregate to 15% of CAF’s shareholders’ equity. Additionally, the exposure to any individual private sector entity or to an economic group is limited to 2.35% and 3.5%, respectively, of CAF’s total loan portfolio.

Operations in which CAF extends credit to entities in Series “C” shareholder countries must generally be related to activities of such entities in, or related to, the full member shareholder countries. Notwithstanding the above, the aggregate total of outstanding loans in all such countries may not exceed 15% of CAF’s total loan portfolio.

CAF’s policies permit it to provide up to 100% of the total project costs with respect to short-term loans. For medium- and long-term loans, CAF determines the appropriate level of financing on a case-by-case basis; however, limited-recourse financing in such loans may not exceed 50% of project costs. In practice, however, CAD typically limit its loans to a smaller percentage of total project costs and generally require a larger percentage of financial support by the borrower than required by its credit policies.

Asset Quality

CAF classifies a loan as overdue whenever payment is not made on its due date. CAF charges additional interest on the overdue payment from the due date and immediately suspend disbursements on all loans to the borrower and to any other borrowers of which the overdue borrower is a guarantor. The entire principal amount of a loan is placed in non-accrual status when collection or recovery is doubtful or when any payment, including principal, interest, fees or other charges in respect of the loan, is more than 90 days overdue in the case of a private sector loan or more than 180 days overdue in the case of a public sector loan. Interest and other charges on non-accruing loans are included in income only to the extent that payments have actually been received by CAF.

As of December 31, 2021, there were no loans overdue and USD 112.1 million of loans in non-accrual status. As of December 31, 2020, there were no loans overdue and USD 69.1 million of loans in non-accrual status. Loans in non-accrual status increased from USD 69.1 million in 2020 to USD 112.1 million in 2021, or by 62.2%, due to collection becoming increasingly doubtful on a number of loans made to private sector borrowers in Peru, Brazil, Mexico and Colombia.

For the year ended December 31, 2021, there were USD 48.2 million of loan write-offs. The loan write-offs in 2021 occurred because there was reasonable belief by CAF’s management that certain loan balances from the private sector would not be collectible. Given that CAF’s loan portfolio in 2021 was USD 29.6 billion, loans written off represented only 0.16% of CAF’s total loan portfolio. As such, CAF believes it has not suffered any individually significant losses on its loan portfolio. Although CAF’s loans do not enjoy any legal preference over those of other creditors, it does enjoy a de facto preferred creditor status arising from its status as a multilateral financial institution and from the interest of its borrowers in maintaining their credit standing with us. Although some of CAF’s shareholder countries have restructured their sovereign debt obligations, it has never had to declare an event of default with respect to such countries’ debt obligations to CAF.

Quality of Loan Portfolio

The following table shows CAF’s overdue loan principal, loans in non-accrual status, and the total allowance for loan losses and their percentages of its total loan portfolio at the respective dates indicated, as well as loans written-off during each period.

	As of December 31,
	2021	2020	2019
	(in USD millions)
Total loan portfolio	29,595.4	27,961.2	26,515.8
Overdue loan principal	—	—	129.1
Loans in non-accrual status	112.1	69.1	69.8
Loans written off during period	48.2	—	38.0
Allowance for loan losses	76.7	95.0	91.6
Troubled debt restructured	29.2	36.5	—
Overdue principal payment as a percentage of loan portfolio (excluding non-accrual loans)	0.00%	0.00%	0.49%
Non-accrual loans as a percentage of loan portfolio	0.38%	0.25%	0.26%
Allowance for loan losses as a percentage of loan portfolio	0.26%	0.34%	0.35%

FUNDED DEBT

Funding Strategy

CAF raises funds for operations primarily in the international financial markets, although a relatively small part is raised within its shareholder countries. CAF’s strategy with respect to funding, to the extent possible under prevailing market conditions, is to match the maturities of its liabilities to the maturities of its loan portfolio. In order to diversify CAF’s funding sources and to offer potential borrowers a wide range of credit facilities, it raises funds through bond issues in both the shareholder countries and the international capital markets. CAF also takes deposits and obtains loans and credit lines from central banks, commercial banks and, to the extent of imports related to projects funded by CAF, export credit agencies.

Within the shareholder countries, CAF raises funds from central banks and financial institutions and by means of regional bond issues. Outside Latin America and the Caribbean, it obtains funding from public sector development and credit agencies, from development banks, from various North American, European and Asian commercial banks, from capital markets and from the U.S. and European commercial paper markets.

Sources of Funded Debt

The breakdown of CAF’s outstanding funded debt, both within and outside the shareholder countries, at each of the dates indicated below, was as follows:

	As of December 31,
	2021	2020	2019
	(in USD millions)
Within the shareholder countries:
Deposits	4,002.6	3,337.6	2,079.0
Borrowings	30.8	33.0	324.5
Bonds	1,391.1	656.4.4	733.1

	5,424.5	4,027.0	3,136.6
Outside the shareholder countries:
Deposits	—	—	593.9
Commercial paper	2,813.6	1,598.7	908.1
Borrowings	1,770.4	1,571.1	1,058.6
Bonds	23,196.5	22,776.8	22,658.2

	27,780.6	25,946.6	24,904.9
Variation effect between spot and original FX rate	746.2	189.9	(950.3)

Fair value adjustments on hedging activities	396.9	1,338.4	742.4

Origination costs	(6.8)	(10.8)	(14.8)

Total	34,341.4	31,491.0	28,132.7

Maturity of Funded Debt

The breakdown of CAF’s outstanding funded debt, by instrument and maturity, at each of the dates indicated below was as follows:

	As of December 31,
	2021	2020	2019
	(in USD millions)
Term deposits:
Up to 1 year	4,002.6	3,337.6	2,672.9
Acceptances, advances and commercial paper and repurchase agreements:
Up to 1 year	2,813.6	1,598.7	908.1
Borrowings:
Up to 1 year	178.0	166.5	406.2
Between 1 and 3 years	636.8	525.5	352.8
Between 3 and 5 years	360.3	358.5	274.1
More than 5 years	626.0	553.5	350.0

	1,801.2	1,604.0	1,383.1
Bonds:
Up to 1 year	3,944.5	3,215.8	3,900.9
Between 1 and 3 years	7,802.2	8,509.0	7,073.5
Between 3 and 5 years	8,044.6	5,852.6	4,859.4
More than 5 years	4,796.2	5,855.8	7,557.3

	24,587.6	23,433.2	23,391.1

Totals:
Up to 1 year	10,938.7	8,318.6	7,888.1
Between 1 and 3 years	8,439.0	9,034.5	7,426.3
Between 3 and 5 years	8,404.9	6,211.1	5,133.5
More than 5 years	5,422.2	6,409.3	7,907.3

	33,204.8	29,973.5	28,355.2
Variation effect between spot and original FX rate	746.2	189.9	(950.3)
Fair value adjustments on hedging activities	396.9	1,338.4	742.4
Originating costs	(6.8)	(10.8)	(14.8)

Total	34,341.1	31,491.0	28,132.7

CAF’s financial liabilities are primarily U.S. dollar-based: 50.3% of CAF’s total financial liabilities, or 99.2% of financial liabilities after swaps, were denominated in U.S. dollars as of December 31, 2021.

The principal amount of non-U.S. dollar financial liabilities outstanding as of December 31, 2021 included the following, all of which are swapped or otherwise hedged into U.S. dollars:

Currency	Amount (in millions)
Colombian Pesos	1,133,700.0
Indonesian Rupee	1,034,100.0
Yen	149,300.0
Mexican Pesos	11,662.8
Euros	7,955.1
Tenge Kazajo	6,210.0
Hong Kong Dollars	4,935.0
Norwegian Kroner	4,800.0
Indian Rupee	2,138.0
Swiss Francs	2,100.0
Australian Dollars	1,303.0
Brazilian Reales	1,067.1
Australian Dollars	1,303.0
Peruvian Nuevos Soles	424.1
Canadian dollars	40.0
New Zealand Dollars	21.3

DEBT RECORD

CAF has never had an event of default declared with respect to the payment of principal of, or premium or interest on, any debt security it has issued, and it has always met all its debt obligations on a timely basis.

ASSET AND LIABILITY MANAGEMENT

CAF reduces its sensitivity to interest rate risk by extending its loans on a floating rather than a fixed interest rate basis. As of December 31, 2021, 92.1% of CAF’s outstanding loans were based on LIBOR and subject to interest rate adjustments at least every six months. The liabilities that fund these loans are also contracted at, or swapped into, LIBOR floating interest rates. When CAF makes loans at fixed interest rates, it uses derivatives to hedge the corresponding loan exposure.

CAF requires that counterparties with which it enters into swap agreements be rated “A+/A1” or better by two U.S. nationally recognized statistical rating organizations or have signed a credit support agreement (resulting in the corresponding exchange of collateral), at the time of entering into the swap agreement. As of December 31, 2021, CAF was party to swap agreements with an aggregate notional amount of USD 27.7 billion.

CAF seeks, to the extent possible under prevailing market conditions, to match the maturities of CAF’s liabilities to the maturities of its loan portfolio. As of December 31, 2021, the weighted average life of CAF’s financial assets was 4.4 years and the weighted average life of CAF’s financial liabilities was 3.6 years.

CAF’s management expects the weighted average life of CAF’s financial assets to increase gradually, as it makes more long-term loans for infrastructure development and similar purposes. At the same time, CAF’s management expects that the weighted average life of its liabilities will also increase as a result of its strategy of increasing its presence in the international long-term bond market as market conditions permit.

As of December 31, 2021, 99.0% of CAF’s assets and 50.3% of its liabilities were denominated in U.S. dollars, with the remainder of its liabilities being denominated principally in Euro, Yen, Hong Kong dollar, Australian dollar, Norwegian kroner, Turkish lire, Uruguayan pesos, Colombian peso, Indian rupee, Brazilian real, Canadian dollar, Kazakhstani tenge, New Zealand dollar and Swiss Francs, which liabilities were swapped. After swaps, 98.5% of CAF’s liabilities were denominated in U.S. dollars as of December 31, 2021. Generally, funding that is contracted in currencies other than the U.S. dollar is swapped into U.S. dollars. In some cases, CAF extends its loans in the same non-U.S. dollar currencies as debt is incurred in order to minimize exchange risks. CAF’s shareholders’ equity is denominated entirely in U.S. dollars.

CAF’s treasury asset and liability management involves managing liquidity, funding, interest rate and exchange rate risk arising from non-trading positions through the use of on-balance sheet instruments. CAF’s external asset managers use derivatives to hedge the interest and exchange rate risk exposures of its non-U.S. dollar denominated investments. CAF’s policy is that its total exposure on trade derivatives should not exceed 3% of liquid investments. See Note 19 to CAF’s audited financial statements included elsewhere in this prospectus.

ADMINISTRATION

CAF is governed and administered by the bodies and officials detailed below:

Shareholders’ Assembly

The Shareholders’ Assembly is the ultimate decision-making body within CAF. The Shareholders’ Assembly’s meetings can be ordinary or extraordinary and are governed by the requirement for the presence of a quorum of at least 80% Series “A” shareholders and a simple majority of the other shareholders and compliance with other conditions set out in the Constitutive Agreement.

The ordinary meetings of the Shareholders’ Assembly are held once a year, within 90 days of the close of the financial year, and are convened by the Executive President. During ordinary meetings, the Shareholders’ Assembly:

•	considers the Board of Directors’ annual report and CAF’s financial statements, receives the independent auditors’ report and allocates its net income;

•	constitutes special funds for particular purposes;

•	elects the Board of Directors according to the Constitutive Agreement;

•	appoints external auditors;

•	determines compensation for the Board of Directors and the external auditors; and

•	may consider any other matter expressly submitted to it which is not within the purview of any other body of CAF.

Extraordinary meetings of the Shareholders’ Assembly may be convened after a call has been made at the initiative of the Board of Directors, the Executive President, at least 40% of Series “A” shareholders or any shareholders representing at least 25% of paid-in capital. During extraordinary meetings, the Shareholders’ Assembly may:

•	increase, reduce or replenish CAF’s capital in accordance with the Constitutive Agreement;

•	dissolve CAF;

•	change the headquarters of CAF when the Board of Directors so proposes; and

•	consider any other matter that has been expressly submitted to it that is not within the purview of any other body of CAF.

Resolutions presented at ordinary meetings of the Shareholders’ Assembly are passed by the votes of at least 60% of Series “A” shareholders and a majority of the votes of the other shares represented at the meeting. Resolutions presented at extraordinary meetings of the Shareholders’ Assembly (including a decision to dissolve CAF) are passed by the votes of 80% of Series “A” shareholders and a majority of the votes of the other shares represented at the meeting, except for resolutions concerning modifications to the structure of the Board of Directors, which requires the votes of all Series “A” shareholders and a majority of the other shares represented at the meeting. In the event of adjournment for lack of a quorum, two Series “A” shareholders, plus a majority of the other shares represented at the meeting, may deliberate and approve decisions at a reconvened meeting.

Board of Directors

The Board of Directors is composed of 20 directors, each of whom is elected for a term of three years and may be re-elected. Each of the Series “A” shareholders is represented by one director. Five directors represent the governments or governmental institutions holding Series “B” shares and one director represents the private financial institutions holding Series “B” shares. Holders of Series “C” shares are entitled to elect two directors. In the event of a vacancy in a director position, the corresponding alternate director serves as director until such vacancy has been filled. Responsibilities of the Board of Directors include:

•	establishing and directing CAF’s credit and economic policies;

•	approving CAF’s budget;

•	approving CAF’s borrowing limits;

•	approving credits granted by CAF in excess of a specified limit;

•	establishing or modifying internal regulations; and

•	appointing the Executive President.

As of the date of this prospectus, the Directors (and their Alternates) representing Series “A” shareholders are:

Argentina	Sergio Massa (Leandro Gorgal)	Minister of Economy (Deputy Secretary of International Financial Relations for Development — Secretariat for Strategic Affairs)

Bolivia	Sergio Cusicanqui (Marcelo Laura Guarachi)	Minister of Development Planning (Vice Minister of Public Investment and External Financing)

Brazil	Lucas Pedreira do Couto (Marco Aurelio dos Santos Rocha)	Special Secretary of Foreign Trade and International Affairs — Ministry of Economy (Secretary of International Economic Affairs — Ministry of Economy)

Colombia	José Antonio Ocampo (Germán Mendoza)	Minister of Finance and Public Credit (Minister of Commerce, Industry and Tourism)

Ecuador	Nelson Andrade (Virna Rossi Flores)	President of the Board of Directors of Corporación Financiera Nacional (General Manager of Corporación Financiera Nacional)

El Salvador	José Alejandro Zelaya (Jerson Posada)	Minister of Finance Vice Minister of Finance

Panama	Héctor Alexander (Javier Carrizo)	Minister of Economy and Finance General Manager Banco Nacional de Panamá

Paraguay	Oscar Llamosas (Iván Haas)	Minister of Finance (Vice-Minister of Economy)

Peru	Kurt Burneo (José Armando Calderón)	Minister of Economy and Finance (Vice Minister of Finance)

Trinidad and Tobago	Colm Imbert (Alvin Hilaire)	Minister of Finance (Governor of the Central Bank of Trinidad and Tobago)

Uruguay	Azucena Arbeleche (Diego Labat)	Minister of Economy and Finance (President of Banco Central del Uruguay)

Venezuela	José Felix Rivas (Román Maniglia)	Head of the National Office of Public Credit (Vice Minister of the Banking and Insurance System)

As of the date of this prospectus, the Directors (and their Alternates) representing Series “B” shareholders:

Bolivia	Marcelo Montenegro Gómez (Juan Jiménez Soto)	Minister of Economy and Public Finance (Vice Minister of Treasury and Public Credit)

Colombia	To be designated (To be designated)	Ministry of Finance and Public Credit (Ministry of Finance and Public Credit)

Ecuador	Pablo Arosemena (Tatiana Rodriguez)	Minister of Economy and Finance (President of Monetary and Financial Regulation Board)

Peru	Carlos Linares (Alex Contreras)	President of the Board of Directors of Corporación Financiera de Desarrollo (“COFIDE”) (Vice Minister of Economy)

Venezuela	Héctor Obregon (Luis Peréz González)	President of BANDES (Executive Vice President Banco of BANDES)

Private Financial Institutions	Juan Carlos Dao (Darko Zuazo Batchelder)	President — Banco del Caribe C.A. (President of the Board of Directors- Banco Mercantil Santa Cruz S.A.)

As of June 30, 2022, the directors representing the Series “C” shareholders are Nadia Calviño, Minister of Economy and Enterprise of Spain, and Rogelio Ramírez de la O, Secretary of Finance and Public Credit of Mexico. Their alternates are Róger Madrigal López, President of the Central Bank of Costa Rica, and José Manuel Vicente the Minister of Finance of Dominican Republic, respectively.

The business address of each of the directors and each of the alternate directors listed above is Torre CAF, Piso 9, Avenida Luis Roche, Altamira, Caracas, Venezuela.

The Board of Directors annually elects a Chairman to preside over the meetings of the Board of Directors and the Shareholders’ Assembly. Oscar Llamosas is the current Chairman until March 31, 2023.

The Board of Directors delegates certain functions, including credit approvals within specified limits, to the Executive Committee. This Committee is composed of one director from each full member shareholder country, plus one director representing all of the Series “C” shareholders, and CAF’s Executive President, who presides over the Committee unless the Chairman of the Board of Directors is part of the Committee, in which case he or she will preside.

Executive President

The Executive President is CAF’s legal representative and chief executive officer. He is empowered to decide all matters not expressly reserved to the Board of Directors and the Shareholders’ Assembly. The Executive President is elected by the Board of Directors for a period of five years and may be re-elected.

In July 2021, Sergio Diaz-Granados was elected Executive President of CAF for the next five-year period (September 2021 to August 2026). Previously, the Executive President was Luis Carranza Ugarte, who led the Institution from April 2017 to May 2021.

Officers

As of the date of this prospectus, the Executive Officers of CAF are:

Sergio Diaz-Granados	Executive President
Carolina España	Executive Vice President
Christian Asinelli	Corporate Strategic Programming Vice President
Jorge Arbache	Vice President of Private Sector
Gabriel Felpeto	Vice President of Finance and Chief Financial Officer
Jorge Silva	General Counsel
Alejandra Claros	General Secretary
Anmari San Vicente	General Auditor
José Martínez-Aragón	Ombudsperson

Employees

As of the December 31, 2021, CAF employed 795 professionals and 84 support staff. The senior positions of Executive Vice President, Vice President of Finance, Corporate Strategic Programming Vice President, and Vice President of Private Sector are appointed by the Executive President, subject to ratification by the Board of Directors.

CAF’s management believes that the salaries and other benefits of CAF’s professional staff are competitive and that the local support staff is paid at levels above the prevailing local rates. Although CAF is not subject to local labor laws, it provides its employees with benefits and safeguards at least equivalent to those required under the law of the country where they normally work and reside. CAF offers technical and professional training opportunities through courses and seminars for its employees. CAF’s management considers the relationship with its employees to be good. There is no employee union and there have been no strikes in the history of CAF.

THE FULL MEMBER SHAREHOLDER COUNTRIES

Certain of the following information has been extracted from publicly available sources. CAF has not independently verified this information. The region occupied by the full member shareholder countries is bordered by the Atlantic Ocean on the east, the Caribbean Sea on the north and the Pacific Ocean on the west, and covers approximately 13.2 million square kilometers in South America (approximately 74% of the South American continent).

Selected Demographic and Economic Data(3)

The following table presents selected demographic and economic data for the full member shareholder countries for the years indicated:

	Argentina	Bolivia	Brazil	Colombia	Ecuador	Panama	Paraguay	Peru	Trinidad and Tobago	Uruguay	Venezuela
Population (in millions)(1)
2020	45.38	11.67	212.56	50.88	17.64	4.31	7.13	32.97	1.40	3.47	28.44
2019	44.94	11.51	211.05	50.34	17.37	4.25	7.04	32.51	1.39	3.46	28.52
2018	44.49	11.35	209.47	49.66	17.08	4.18	6.96	31.99	1.39	3.45	28.87

GDP (U.S.$ in billions)(1)
2020	389.29	36.57	1444.73	271.44	98.81	53.98	35.67	202.01	21.59	53.63	47.25	(2)
2019	451.93	40.90	1,877.82	323.43	108.11	66.98	37.91	228.47	23.21	61.23	63.96	(2)
2018	524.82	40.29	1,916.93	334.20	107.56	64.93	40.23	222.57	23.68	64.52	98.47	(2)

GDP per capita (U.S.$ )(1)
2020	8,579	3,133	6,797	5,335	5,600	12,510	5,001	6,127	15,426	15,438	1,690	(2)
2019	10,057	3,552	8,898	6,425	6,223	15,774	5,381	7,028	16,637	17,688	2,299	(2)
2018	11,795	3,549	9,151	6,730	6,296	15,545	5,783	6,958	17,038	18,704	3,404	(2)

Gross reserves (excluding gold) (U.S.$ in millions)(1)
2020	35,650	2,662	351,519	58,248	5,236	9,614	8,704	72,671	6,836	16,244	1,286	(5)
2019	42,193	4,374	353,588	51,973	1,866	3,423	7,316	66,014	6,834	14,499	1,841	(4)
2018	63,964	7,178	371,934	47,359	1,896	2,121	7,360	58,904	8,029	15,552	3,168	(4)

Customer price index growth(2)
2020	36.1	0.7	4.5	1.6	-0.9	-1.6	2.2	2.0	0.8	9.4	2,960
2019	53.8	1.5	4.3	3.8	-0.1	-0.1	2.8	1.9	0.4	8.8	9,585
2018	47.6	1.5	3.7	3.2	0.3	0.2	3.2	2.2	1.0	8.0	130,060

Exports of Goods (f.o.b.) (U.S.$ in millions)(1)
2020	54,945	6,953	210,707	32,309	20,461	11,629	10,956	42,941	6,003	9,886	4,846	(3)
2019	65,155	8,819	225,800	40,656	22,774	14,647	12,111	48,224	8,764	11,743	17,016	(3)
2018	61,801	8,940	239,520	42,993	22,157	14,754	13,180	49,066	10,756	11,628	37,851	(3)

Import of Goods (f.o.b.) (U.S.$ in millions)(1)
2020	40,315	6,517	178,337	41,179	17,079	14,343	9,712	34,709	5,019	7,837	6,806	(3)
2019	46,928	9,055	199,253	50,518	21,749	22,254	11,897	41,101	6,032	8,663	6,178	(3)
2018	62,544	9,302	196,147	49,387	22,359	23,961	12,598	41,866	6,617	9,336	11,942	(3)

(1)	Source: World Development Indicators, World Bank, 2020
(2)	Source: World Economic Outlook, International Monetary Fund, October 2021
(3)	Source: Trademap. Mirror data
(4)	Source: CAF Calculations based on BCV
(5)	Source: CAF calculations based on preliminary data from the BCV

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities being offered and the extent to which such general provisions may apply will be described in a prospectus supplement relating to such debt securities.

The debt securities will be issued pursuant to a fiscal agency agreement, dated as of March 17, 1998, between CAF and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank), as fiscal agent. The following statements briefly summarize some of the terms of the debt securities and the fiscal agency agreement (a copy of which has been filed as an exhibit to the registration statement). These statements do not purport to be complete and are qualified in their entirety by reference to all provisions of the fiscal agency agreement and such debt securities.

General

The debt securities will constitute the direct, unconditional, unsecured and general obligations of CAF. The debt securities will rank equally with all of CAF’s other unsecured Indebtedness, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application. “Indebtedness” means all of CAF’s indebtedness in respect of monies borrowed by CAF and guarantees given by it for monies borrowed by others.

The accompanying prospectus supplement will describe the following terms of the debt securities, as applicable:

(1)	the title;

(2)	the price or prices at which CAF will issue the debt securities;

(3)	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

(4)	the currency or currency units for which the debt securities may be purchased and in which payments of principal and interest will be made;

(5)	the date or dates on which principal and interest will be payable;

(6)	the rate or rates at which any of the debt securities will bear interest, the date or dates from which any interest will accrue, and the record dates and interest payment dates;

(7)	the place or places where principal and interest payments will be made;

(8)	the time and price limitations on redemption of the debt securities;

(9)	CAF’s obligation, if any, to redeem or purchase the debt securities at the option of the holder;

(10)	the denominations in which any of the debt securities will be issuable, if other than denominations of USD 1,000;

(11)	if the amount of principal or interest on any of the debt securities is determinable according to an index or a formula, the manner in which such amounts will be determined;

(12)	whether and under what circumstances CAF will issue the debt securities as global debt securities; and

(13)	any other specific terms of the debt securities.

Certain debt securities will be treated for U.S. federal income tax purposes as having been issued with original issue discount (“Discount Securities”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is more than a “de minimis amount” (as defined for U.S. federal income tax purposes). See “Taxation — United States Taxation” for more information regarding the U.S. federal income tax consequences of the ownership and disposition of Discount Securities. If applicable, the prospectus supplement also may describe certain U.S. federal income tax considerations that may be relevant to a beneficial owner of Discount Securities and any other special rules regarding debt securities.

Denominations, Registration and Transfer

The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of USD 1,000 and integral multiples thereof.

At the option of the holder, subject to the terms of the fiscal agency agreement and the limitations applicable to global debt securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Debt securities may be presented for exchange and for registration of transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the prospectus supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the terms of the debt securities.

If any definitive notes are issued and at that time the notes are listed on the Luxembourg Stock Exchange, CAF will appoint a transfer agent in Luxembourg, which it anticipates being the same entity that serves as CAF’s Luxembourg paying agent. In such circumstances, transfers or exchanges of any definitive notes may be made at the office of CAF’s Luxembourg transfer agent (in addition to the corporate trust office of the fiscal agent).

Global Debt Securities

Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global debt securities that will have an aggregate principal amount equal to that of the debt securities they represent. If applicable, each global debt security will be:

(1)	registered in the name of a depositary or its nominee identified in the prospectus supplement;

(2)	deposited with the depositary or nominee or the depositary’s custodian; and

(3)

printed with a legend regarding the restrictions on exchanges and registration of transfer of the security, and any other matters required by the fiscal agency agreement and the terms of the debt securities and summarized in the prospectus supplement.

Payment and Paying Agent

Unless otherwise indicated in the prospectus supplement, CAF will make payments of principal and interest on debt securities:

(1)	through the fiscal agent;

(2)	to the person in whose name the debt securities are registered at the close of business on the regular record date for the payments; and

(3)	at the office of the paying agent or agents designated by us; unless

•	at CAF’s option, payment is mailed to the registered holder, or

•	at the request of a registered holder of more than USD 1,000,000 principal amount of the securities, payment is made by wire transfer.

Unless otherwise indicated in the prospectus supplement, CAF’s sole paying agent for payments on the debt securities will be the corporate trust office of the fiscal agent in The City of New York.

Any monies CAF pays to its fiscal agent or any paying agent for the payment of the principal of or interest on any debt securities that remains unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to CAF by such agent. Upon such repayment, all liability of CAF’s fiscal agent or any paying agent with respect to such monies shall thereupon cease, without, however, limiting in any way CAF’s unconditional obligation to pay principal of or any interest on the debt securities when due.

Negative Pledge

As long as any of the debt securities are outstanding and unpaid, but only up to the time amounts sufficient for payment of all principal and interest have been placed at the disposal of the fiscal agent, CAF will not cause or permit to be created on any of CAF’s property or assets any mortgage, pledge or other lien or charge as security for any bonds, notes or other evidences of indebtedness heretofore or hereafter issued, assumed or guaranteed by CAF for money borrowed (other than purchase money mortgages, pledges or liens on property purchased by it as security for all or part of the purchase price thereof), unless the debt securities are secured by such mortgage, pledge or other lien or charge equally and ratably with such other bonds, notes or evidences of indebtedness.

Default; Acceleration of Maturity

Each of the following will constitute an “event of default” with respect to the debt securities of any series:

(1)	a failure to pay any principal of or interest on any debt securities of that series when due and the continuance of the failure for 30 days;

(2)

a failure to perform or observe any material obligation under or in respect of any debt securities of that series or the fiscal agency agreement and the continuance of the failure for a period of 90 days after written notice of the failure has been delivered to CAF and to the fiscal agent by the holder of any debt security of that series;

(3)

a failure to pay any amount in excess of USD 100,000,000 (or its equivalent in any other currency or currencies) of principal or interest or premium in respect of any indebtedness incurred, assumed or guaranteed by CAF as and when such amount becomes due and payable and the continuance of the failure until the expiration of any applicable grace period or 30 days, whichever is longer; or

(4)

the acceleration of any indebtedness incurred or assumed by CAF with an aggregate principal amount in excess of USD 100,000,000 (or its equivalent in any other currency or currencies) by any holder or holders thereof.

If an event of default occurs with respect to the debt securities of any series at the time outstanding, each holder of any debt security of that series may, by written notice to CAF and the fiscal agent, declare the principal of and any accrued interest on all the debt securities of that series held by it to be, and the principal and accrued interest shall thereupon become, immediately due and payable, unless prior to receipt of the notice by CAF all events of default in respect of such series of debt securities are cured. If all the events of default are cured following the declaration, the declaration may be rescinded by any such holder with respect to the previously accelerated series of debt securities upon delivery of written notice of the rescission to CAF and the fiscal agent.

Redemption for Tax Reasons

The debt securities may be redeemed at CAF’s option in whole, but not in part:

(i) at any time (if floating rate note provisions are not specified in the accompanying prospectus supplement as being applicable); or

(ii) on any interest payment date (if floating rate note provisions are specified in the accompanying prospectus supplement as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the holders of the debt securities (which notice shall be irrevocable), at the principal amount of such debt securities or such other amount as may be specified in, or determined in accordance with, the accompanying pricing supplement, together with interest accrued (if any) to the date fixed for redemption, if:

(A)

CAF has or will become obliged to pay additional amounts as provided or referred to in “— Additional Payments by CAF” as a result of any change in, or amendment to, the laws or regulations of any of the full member shareholder countries or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the first tranche of the debt securities; and

(B)	such obligation cannot be avoided by CAF taking reasonable measures available to us,

provided, however, that no such notice of redemption shall be given earlier than:

(1)

where the debt securities may be redeemed at any time, 90 days prior to the earliest date on which CAF would be obliged to pay such additional amounts if a payment in respect of the debt securities were then due; or

(2)

where the debt securities may be redeemed only on an interest payment date, 60 days prior to the interest payment date occurring immediately before the earliest date on which CAF would be obliged to pay such additional amounts if a payment in respect of the debt securities were then due.

Prior to the publication of any notice of redemption pursuant to this section, CAF shall deliver to the fiscal agent (A) a certificate signed by two authorized officers of CAF stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of CAF so to redeem have occurred and (B) an opinion of independent legal advisers of recognized standing to the effect that CAF has or will become obliged to pay such additional amounts as a result of such change or amendment. Upon the expiration of any such notice as is referred to in this section, CAF shall be bound to redeem the debt securities in accordance with this section.

Additional Payments by CAF

All payments of principal and interest in respect of the debt securities by or on behalf of CAF will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any of the full member shareholder countries or any political subdivision therein or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, CAF will pay such additional amounts as will result in receipt by the holder of debt securities after such withholding or deduction of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable in respect of any debt securities presented for payment:

(1)

by or on behalf of a holder of a debt security of any series who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of having some connection with any of the full member shareholder countries other than the mere holding of the debt security; or

(2)

if such withholding or deduction may be avoided by a holder of a debt security of any series complying with a request of CAF relating to any certification, identification or other reporting concerning its nationality, residence, identity or connection with any full member shareholder country if the holder is legally able to comply with the request and CAF has provided the notice in writing at least 60 days before such information is required to be provided by the holder; or

(3)

more than 30 days after the Relevant Date, except to the extent that the holder of such debt security of any series would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days; or

(4)	any estate, inheritance, gift, sale, transfer, personal property or similar taxes, duties, assessments or governmental charges; or

(5)	any taxes, duties, assessments or governmental charges which are payable otherwise than by deduction or withholding from payments made under or with respect to the debt security; or

(6)

any taxes, duties, assessments or governmental charges that were imposed with respect to any payment on a note to any person who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that no additional amounts would have been payable had the beneficial owner of the applicable note been the holder of such debt security; or

(7)

if such withholding or deduction is imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

Any reference in this section to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this section.

As used in this prospectus, the “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the fiscal agent on or prior to the due date, it means the first date on which, the full amount of the moneys having been so received and being available for payment to holders of debt securities of any series, notice to that effect will have been duly published as set forth below under “— Notices.”

Modification and Amendment

Each and every holder of the debt securities in a series must consent to any amendment of a provision of the debt securities or the fiscal agency agreement that would:

(1)	change the due date of the principal of or interest on any series of debt securities; or

(2)	reduce the principal amount, interest rate or amount payable upon acceleration of the due date of the debt securities of a series; or

(3)	change the currency or place of payment of principal of or interest on the debt securities of a series; or

(4)

reduce the proportion of the principal amount of the debt securities of a series that must be held by any of the holders to vote to amend or supplement the terms of the fiscal agency agreement or the debt securities; or

(5)	change CAF’s obligation to pay additional amounts.

CAF may, however, with the written consent of the holders of 66 2/3% of the principal amount of the debt securities of a series, modify any of the other terms or provisions of the debt securities of that series or the fiscal agency agreement (as it applies to that series). Also, CAF and the fiscal agent may, without the consent of the holders of the debt securities of a series, modify any of the terms and conditions of the fiscal agency agreement and the debt securities of that series, for the purpose of:

(1)	adding to CAF’s covenants for the benefit of the holders of the debt securities; or

(2)	surrendering any right or power conferred on CAF; or

(3)	securing the debt securities of that series; or

(4)	curing any ambiguity or correcting or supplementing any defective provision of the fiscal agency agreement or the debt securities; or

(5)	for any purpose that CAF deems necessary or desirable that does not adversely affect the interests of the holders of the debt securities of that series in any material respect.

Notices

All notices will be delivered in writing to each holder of the debt securities of any series. If at the time of such notice the debt securities of a series are represented by global debt securities, the notice shall be delivered to the applicable depositary for such securities and shall be deemed to have been given three business days after delivery to such depositary. If at the time of the notice the debt securities of a series are not represented by global debt securities, the notice shall be delivered to the registered holders of the debt securities of the series and in that case shall be deemed to have been given three business days after the mailing of the notice by first-class mail.

Further Issues

CAF may from time to time without the consent of holders of the debt securities create and issue further debt securities so as to form a single series with an outstanding series of debt securities, provided that any new debt securities would be treated as fungible with the original debt securities for United States federal income tax purposes. If such additional notes are not fungible with the original debt securities for United States federal income tax purposes, the additional notes will be issued under a separate CUSIP number.

Governing Law; Submission to Jurisdiction; Waiver of Immunity

The debt securities are governed by, and shall be construed in accordance with, the laws of the State of New York. CAF will accept the jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York, in respect of any action arising out of or based on the debt securities that may be instituted by any holder of a debt security. CAF will appoint CT Corporation in The City of New York as its authorized agent upon which process in any such action may be served. CAF will irrevocably waive any immunity to which it might otherwise be entitled in any action arising out of or based on the debt securities brought in any state or federal court in the Borough of Manhattan, The City of New York. CT Corporation will not be an agent for service of process for actions brought under the United States securities laws, and CAF’s waiver of immunity will not extend to such actions.

DESCRIPTION OF THE GUARANTEES

From time to time CAF may issue under this prospectus and applicable prospectus supplement guarantees for the benefit of holders of specified securities of third parties. The issuers of the underlying securities may or may not be affiliated with CAF. A holder of a primary security will also have the benefit of CAF’s guarantee related to the primary security.

The terms and conditions of any guarantee will vary with the terms and conditions of the underlying securities. A complete description of the terms and conditions of any guarantee issued pursuant to this prospectus will be set forth in the prospectus supplement for the issue of the guarantees.

CAF may provide guarantees with respect to the certain obligations of an issuer under its securities, including without limitation:

•	payment of any accrued and unpaid distributions which are required to be paid under the terms of the securities;

•	payment of the redemption price of the securities, including all accrued and unpaid distributions to the date of the redemption;

•	payment of any accrued and unpaid interest payments, or payment of any premium which are required to be made on the securities; and

•	any obligation of the issuer pursuant to a warrant, option or other rights.

Unless otherwise specified in the applicable prospectus supplement, guarantees issued under this prospectus will rank equally with all of CAF’s other unsecured general debt obligations, other than such obligations as may be preferred by provisions of law that are both mandatory and of general application, and will be governed by the laws of the State of New York.

TAXATION

Full Member Shareholder Country Taxation

Under the terms of the Constitutive Agreement, CAF is exempt from all types of taxes levied by each of the full member shareholder countries on CAF’s income, property and other assets, and on operations CAF carries out in accordance with that treaty, and it is exempt from all liability related to the payment, retention or collection of any taxes, contributions or tariffs.

Payments of principal and interest in respect of the debt securities to a non-resident of the full member shareholder countries will therefore not be subject to taxation in any of the full member shareholder countries, nor will any withholding for tax of any of the full member shareholder countries be required on any such payments to any holder of debt securities. In the event of the imposition of withholding taxes by any of the full member shareholder countries, CAF has undertaken to pay additional amounts in respect of any payments subject to such withholding, subject to certain exceptions, as described under “Description of the Debt Securities — Additional Payments by CAF.”

United States Taxation

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition by a U.S. Holder (as defined below) of the debt securities CAF is offering. This summary does not address the material U.S. federal income tax consequences of every type of debt security which may be issued, and the relevant prospectus supplement with the terms of the securities in that offering will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to such type of debt security as appropriate. This summary deals only with U.S. Holders that will hold debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation such as the Medicare contribution tax on net investment income that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the debt securities by particular investors, and does not address state, local, non-U.S. or tax laws other than U.S. federal income tax law. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as partnerships or other pass-through entities, financial institutions, insurance companies, investors liable for the alternative minimum tax, investors subject to special tax accounting rules as a result of any item of gross income with respect to debt securities being taken into account in an applicable financial statement, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the debt securities as part of straddles, wash sales, hedging transactions or conversion transactions for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar or persons holding debt securities in connection with a trade or business conducted outside the United States).

Moreover, this summary deals only with debt securities with a term of 30 years or less. The U.S. federal income tax consequences of owning debt securities with a longer term will be discussed in an applicable prospectus supplement.

The following summary does not discuss debt securities characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event CAF issue any such debt securities, the applicable prospectus supplement will describe the material U.S. federal income tax consequences thereof.

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity treated as a corporation, created or organized under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has elected to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds debt securities, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A U.S. investor that is an entity treated as a partnership for U.S. federal income tax purposes holding debt securities should consult its own tax advisors concerning the U.S. federal income tax consequences to it and its partners of the acquisition, ownership and disposition of debt securities by the partnership.

This summary is based on the tax laws of the United States including the United States Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury Regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

The discussion assumed that debt securities will be issued only in registered form.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE DEBT SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Characterization of the Debt Securities

Whether a debt security is treated as debt (and not equity) for U.S. federal income tax purposes is an inherently factual question and no single factor is determinative. Unless otherwise set forth in an applicable prospectus supplement, CAF believes that the debt securities will be treated as indebtedness for U.S. federal income tax purposes, although no opinions have been sought, and no assurances can be given, with respect to such treatment. The following discussion assumes that such treatment will be respected.

Payments of Interest

Interest on a debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”), other than interest on a “Discount Security” that is not “qualified stated interest” (each as defined below under “— Original Issue Discount — General”), will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest paid by CAF on the debt security and original issue discount, if any, accrued with respect to the debt securities (as described below under “Original Issue Discount”) and any additional amounts paid with respect to withholding tax on such debt securities, including withholding tax on payments of such additional amounts will constitute income from sources outside the United States for foreign tax credit purposes.

In the event any foreign withholding tax is imposed, subject to certain limitations, a U.S. Holder will generally be entitled to a credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for foreign withholding taxes withheld by CAF (paid at the rate applicable to a U.S. Holder). Interest and OID will constitute foreign source income. For purposes of the foreign tax credit limitation, foreign source income is classified as belonging to a specified “basket”, and the credit for foreign taxes on income in any basket is limited to U.S. federal income tax allocable to that basket. Interest on the debt securities will generally be passive category income. There are additional significant and complex limits on a U.S. Holder’s ability to claim foreign tax credits, and recently issued U.S. Treasury regulations that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit based on the nature of the tax imposed by the foreign jurisdiction. U.S. Holders should consult their tax advisors concerning foreign tax credits.

Original Issue Discount

General. The following is a summary of certain U.S. federal income tax consequences of the ownership of debt securities issued with original issue discount (“OID”).

A debt security, other than a debt security with a term of one year or less (a “Short-Term Security”), will be treated as issued with OID (a “Discount Security”) if the amount by which the debt security’s “stated redemption price at maturity” exceeds its issue price is equal to or greater than a de minimis amount (0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). A debt security that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Security if the excess of the debt security’s stated redemption price at maturity over its issue price is equal to or greater than 0.25% of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate (with certain exceptions for different rates that take into account different compounding periods), or a variable rate (in the circumstances described below under “— Variable Interest Rate Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, CAF will be deemed to exercise any unconditional call option that has the effect of decreasing the yield on the debt security, and the U.S. Holder will be deemed to exercise any unconditional put option that has the effect of increasing the yield on the debt security.

U.S. Holders of Discount Securities (regardless of their method of accounting) must include OID in income as it accrues, using a constant-yield method generally before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Securities. The amount of OID includible in income by a U.S. Holder of a Discount Security is the sum of the daily portions of OID with respect to the Discount Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Discount Security may be of any length and may vary in length over the term of the Discount Security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the Discount Security occurs on either the first or final day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Security’s adjusted issue price at the beginning of the accrual period and the Discount Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of each accrual period) over (b) the sum of the payments of qualified stated interest on the Discount Security allocable to the accrual period. The “adjusted issue price” of a Discount Security at the beginning of any accrual period is the issue price of the Discount Security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the Discount Security that were not qualified stated interest payments.

The amount of OID allocable to the final accrual period is equal to the difference between: (i) the amount payable at the maturity of a debt security, other than any payment of qualified stated interest, and (ii) the debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. A U.S. Holder that purchases a Discount Security for an amount less than or equal to the sum of all amounts, other than qualified stated interest, payable on the Discount Security after the purchase date, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, is permitted to reduce the daily portions of OID by a fraction equal to the excess of the U.S. Holder’s adjusted basis in the Discount Security immediately after its purchase over the debt security’s adjusted issue price divided by the excess of the sum of all amounts payable on the Discount Security after the purchase date, other than payments of qualified stated interest, over the Discount Security’s adjusted issue price.

Election to Treat All Interest as Original Issue Discount. A U.S. Holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “— General”, with certain modifications. For purposes of this election, interest includes stated interest, acquisition discount OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Debt Securities Purchased at a Premium”) or acquisition premium. Generally, this election will apply only to the debt security with respect to which it is made and may not be revoked without the consent of the U.S. Internal Revenue Service (“IRS”). If this election is made with respect to a debt security that has amortizable bond premium, the electing U.S. Holder will be treated as having made the election discussed below under “— Debt Securities Purchased at a Premium” to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that the U.S. Holder held as of the beginning of the taxable year to which the election applies or acquired in any taxable year thereafter. If this election is made with respect to a Market Discount Security (as defined below), the electing U.S. Holder will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that are acquired on or after the first day of the first taxable year to which the election applies. U.S. Holders should consult their tax advisors concerning the propriety and consequences of this election.

Variable Interest Rate Securities. It is expected that debt securities that provide for interest at variable rates (“Variable Interest Rate Securities”) generally will bear interest at a “qualified floating rate” (defined below) and thus will be treated as “variable rate debt instruments” under Treasury Regulations governing accrual of OID. A Variable Interest Rate Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total non-contingent principal payments by more than an amount equal to the lesser of (x) .015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or (y) 15 percent of the total non-contingent principal payments, (b) it provides for stated interest, compounded or paid at least annually, only at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate (defined below), or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above). A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Security’s issue date) will be treated as a single qualified floating rate. The debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions), unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield of the debt security.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within CAF’s control (or a related party) or that is unique to its circumstances (or a related party), such as dividends, profits or the value of its stock (although a rate does not fail to be an objective rate merely because it is based on its credit quality). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Security’s term.

A “qualified inverse floating rate” is any objective rate equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and the value of the variable rate on the Variable Interest Rate Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

If a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the Variable Interest Rate Security which is unconditionally payable in cash or property (other than CAF’s debt instruments) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Security is issued at a price that is below the debt security’s stated principal amount by more than a specified de minimis amount. OID on a Variable Interest Rate Security arising from such discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security.

In general, any other Variable Interest Rate Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Security. Such a Variable Interest Rate Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Security. In the case of a Variable Interest Rate Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate Security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest

Rate Security as of the Variable Interest Rate Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Security that qualifies as a “variable rate debt instrument” is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Security during the accrual period.

If a Variable Interest Rate Security does not qualify as a “variable rate debt instrument”, then the debt security will be treated as a contingent payment debt obligation. The U.S. federal income tax treatment of debt securities that are treated as contingent payment debt obligations will be described in an applicable prospectus supplement.

Short-Term Securities. In general, an individual or other cash basis U.S. Holder of a Short-Term Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain recognized on the sale or retirement of the Short-Term Security will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if an election was made, based on the constant-yield method) through the date of sale or retirement. However, U.S. Holders who are not required and do not elect to accrue OID on Short-Term Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Securities in an amount not exceeding the deferred income until the deferred income is recognized.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short- Term Security are included in the Short-Term Security’s stated redemption price at maturity. A U.S. Holder not otherwise required to accrue OID may elect to do so on a Short-Term Security as if the Short-Term Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Security. This election will apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Market Discount

A debt security, other than a Short-Term Security, generally will be treated as purchased at a market discount (a “Market Discount Security”) if the debt security’s stated redemption price at maturity or, in the case of a Discount Security, the debt security’s “revised issue price”, exceeds the amount for which the U.S. Holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity (or, in the case of a debt security that is an installment obligation, the debt security’s weighted average remaining maturity). For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments. If this excess is not sufficient to cause the debt security to be a Market Discount Security, then the excess constitutes “de minimis market discount”, and the rules discussed below are not applicable.

Any gain recognized on the maturity or disposition of a Market Discount Security (including any payment on a debt security that is not qualified stated interest) will be treated as ordinary income to the extent of market discount that accrued on the debt security while held by such U.S. Holder. Alternatively, a U.S. Holder of a Market Discount Security may elect to include market discount in income currently over the life of the debt security. This election shall apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the IRS. A U.S. Holder of a Market Discount Security that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Security that is in excess of the interest and OID on the debt security includible in the U.S. Holder’s income, to the extent that this excess interest expense does not exceed the portion of accrued market discount allocable to the days on which the Market Discount Security was held by the U.S. Holder, until maturity or disposition of the Market Discount Security.

Market discount will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the Market Discount Security with respect to which it is made and is irrevocable without the consent of the IRS.

Debt Securities Purchased at a Premium

A U.S. Holder that purchases a debt security for an amount in excess of its principal amount, or for a Discount Security, its stated redemption price at maturity, will not be required to include any OID in its income and may elect to treat the excess as “amortizable bond premium”, in which case the amount required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to that year, as amount computed with reference to the amount payable on the earlier date of redemption). Any election to amortize bond premium shall apply to all bonds with amortizable bond premium (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. See “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale, Retirement or Other Taxable Disposition of Debt Securities

A U.S. Holder’s adjusted tax basis in a debt security will generally be its cost, increased by the amount of any OID or market discount included in the U.S. Holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder’s income with respect to the debt security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium previously applied to reduce interest on the debt security.

A U.S. Holder will generally recognize gain or loss on the sale, retirement or other taxable disposition of a debt security equal to the difference between the amount realized on such disposition, other than amounts attributed to accrued but unpaid interest (which will be taxable as interest income to the extent not previously included in income), and the U.S. Holder’s adjusted tax basis of the debt security. Except to the extent described above under “Original Issue Discount — Market Discount” or “Original Issue Discount — Short Term Security” or attributable to changes in exchange rates (as discussed below), gain or loss recognized on the taxable disposition of a debt security will be capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period in the debt securities exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss realized by a U.S. Holder on the taxable disposition of a debt security generally will constitute income or loss from sources within the United States for U.S. foreign tax credit purposes. As a result, if there are any foreign taxes imposed on any gain, the U.S. Holder may not be able to utilized foreign tax credit with respect to such taxes. In addition, there are recently issued U.S. Treasury regulations that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit based on the nature of the tax imposed by the foreign jurisdiction. U.S. Holders should consult their tax advisors concerning foreign tax credits.

Foreign Currency Debt Securities

Interest. If an interest payment is denominated in, or determined by reference to, a foreign currency (for this purpose, meaning a non-U.S. dollar currency), the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

An accrual basis U.S. Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years, the part of the period within the taxable year).

Under the second method, the U.S. Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.

Upon receipt of payment of accrued interest (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, an accrual basis U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

OID. OID for each accrual period on a Discount Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the debt security or a sale of the debt security), a U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Market Discount. Market Discount on a debt security that is denominated in, or determined by reference to, a foreign currency, will be accrued in the foreign currency. If the U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognize exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. A U.S. Holder that does not elect to include market discount in income currently will recognize, upon the disposition or maturity of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Bond Premium. Bond premium (including acquisition premium) on a debt security that is denominated in, or determined by reference to, a foreign currency, will be computed in units of the foreign currency, and any such bond premium that is taken into account currently will reduce interest income in units of the foreign currency. On the date bond premium offsets interest income, a U.S. Holder may recognize exchange gain or loss (taxable as ordinary income or loss) equal to the amount offset multiplied by the difference between the spot rate in effect on the date of the offset and the spot rate in effect on the date the debt securities were acquired by the U.S. Holder. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will recognize a capital loss when the debt security matures.

Sale, Retirement or Other Taxable Disposition. As discussed above under “Purchase, Sale, Retirement or Other Taxable Disposition of Debt Securities”, a U.S. Holder will generally recognize gain or loss on the sale, retirement or other taxable disposition of a debt security equal to the difference between the amount realized on such sale, retirement or taxable disposition and its adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security that is denominated in a foreign currency will be determined by reference to the U.S. dollar cost of the debt security. The U.S. dollar cost of a debt security purchased with foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase or, in the case of debt securities traded on an established securities market, as defined in the applicable U.S. Treasury Regulations, that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the purchase.

The amount realized on a sale, retirement or other taxable disposition of a debt security for an amount in foreign currency will be the U.S. dollar value of this amount on the date of such taxable disposition or, in the case of debt securities traded on an established securities market that are sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects), on the settlement date for the sale. Such an election by an accrual basis U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

A U.S. Holder will recognize exchange rate gain or loss (taxable as ordinary income or loss) on the taxable disposition of a debt security equal to the difference, if any, between the U.S. dollar values of the U.S. Holder’s purchase price for the debt security on (i) the date of disposition and (ii) the date on which the U.S. Holder acquired the debt security. Any such exchange rate gain or loss will be realized only to the extent of total gain or loss realized on the sale or retirement.

Exchange gain or loss generally constitutes income or loss from sources within the United States for U.S. foreign tax credit purposes.

Backup Withholding and Information Reporting

In general, payments of interest and accruals of any OID on, and the proceeds of a sale, redemption or other disposition of, debt securities payable to a U.S. Holder by a U.S. issuing and paying agent or other U.S.-related intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments and payments of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or if the U.S. Holder had been notified that it is subject to backup withholding because of a failure to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS and certain other requirements are met.

Certain U.S. Holders who are individuals (or certain specified entities) may be required to report information to the IRS with respect to any interest in debt securities not held in an account maintained by a financial institution, or with respect to certain accounts maintained with non-U.S. financial institutions. U.S. Holders who fail to report required information could become subject to substantial penalties. U.S. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation for their ownership and disposition of the debt securities CAF is offering.

Reportable Transactions

Certain regulations meant to require the reporting of certain tax shelter transactions cover transactions generally not regarded as tax shelters, including certain foreign currency transactions giving rise to losses that equal or exceed a certain threshold. The scope and application of these rules is not entirely clear. A U.S. Holder may be required to treat a foreign currency exchange loss from debt securities as a reportable transaction if the loss exceeds a certain threshold in a single taxable year, if the U.S. Holder is an individual or trust, or higher amounts for other non-individual U.S. Holders. In the event the acquisition, holding or disposition of debt securities constitutes participation in a “reportable transaction” for purposes of those rules, a U.S. Holder will be required to disclose its investment by filing Form 8886 with the IRS. A certain penalty is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules to the acquisition, holding or disposition of debt securities.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 to 1474 of the Code (provisions commonly referred to as “FATCA”), and subject to the proposed regulations described below, CAF and other non-U.S. financial institutions through which payments on the debt securities it is offering are made, may be required to withhold tax on all, or a portion of, payments made on any debt securities issued or materially modified on or after the date that is six months after final U.S. Treasury Regulations defining the term “foreign pass-through payment” are filed with the United States Federal Register. Under proposed regulations, any withholding on “foreign pass-through payments” on debt securities that are not otherwise grandfathered would apply to such payments made on or after the date that is two years after the date of publication in the United States Federal Register of applicable final regulations defining “foreign pass-through payments.” Taxpayers generally may rely on these proposed regulations until final regulations are issued. No such final regulations defining “foreign pass-through payments” have been issued as of the date of this offering circular. The rules governing FATCA are subject to change, and the future application of FATCA to CAF and CAF’s debt securities is uncertain. However, such withholding by CAF and other non-U.S. financial institutions through which payments on the debt securities are made, may be required, among others, where (i) CAF or such other non-U.S. financial institution is a foreign financial institution (“FFI”) that agrees to provide certain information on its account holders to the IRS (making CAF and such other non-U.S. financial institution a “participating FFI”) and (ii)(a) the payee itself is an FFI but is not a participating FFI or does not provide information sufficient for the relevant participating FFI to determine whether the payee is subject to withholding under FATCA or (b) the payee is not a participating FFI and is not otherwise exempt from FATCA withholding. Notwithstanding anything herein to the contrary, if an amount of, or in respect of, withholding tax were to be deducted or withheld from interest, principal or other payments on the debt securities as a result of FATCA, CAF would not be required to pay any additional amounts as a result of the deduction or withholding of such tax. THE RULES GOVERNING FATCA ARE COMPLICATED. INVESTORS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE WHETHER THESE RULES MAY APPLY TO PAYMENTS THEY WILL RECEIVE UNDER THE DEBT SECURITIES.

PLAN OF DISTRIBUTION

CAF may sell the securities described in this prospectus to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents, which agents may be affiliated with us. Any such underwriter or agent involved in the offer and sale of the securities will be named in the accompanying prospectus supplement.

CAF may sell its guarantees separately from debt securities to guarantee certain obligations associated with the securities of third party issuers. In such cases, CAF may sell the guarantees in the same transaction as the sale of the underlying security or it may sell the guarantee independently to guarantee the obligations of outstanding securities of third party issuers.

Sales of securities offered pursuant to any prospectus supplement may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. CAF also may, from time to time, authorize underwriters, acting as CAF’s agents, to offer and sell securities upon the terms and conditions set forth in the prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from CAF in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers of securities for whom they may act as agent.

CAF may offer the securities of any series to present holders of its other securities as consideration for the purchase or exchange by CAF of other securities. This offer may be in connection with a publicly announced tender, exchange or other offer for these securities or in privately negotiated transactions. This offering may be in addition to or in lieu of sales of securities directly or through underwriters or agents as set forth in the applicable prospectus supplement.

Any underwriting compensation CAF pays to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts, concessions or commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with CAF, to several indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the prospectus supplement, each series of securities will be a new issue with no established trading market. CAF may elect to list any series of securities on any exchange, but it is not obligated to do so.

One or more underwriters may make a market in a series of securities, but they will not be obligated to do so and may discontinue any market making at any time without notice. Neither CAF nor any underwriter can give assurances as to the liquidity of the trading market for the securities.

Certain of the underwriters, agents and their affiliates may be customers of, engage in transactions with and perform services for CAF in the ordinary course of business, for which they received or will receive customary fees and expenses.

VALIDITY OF THE DEBT SECURITIES

The validity of the debt securities will be passed upon for CAF by Latham & Watkins LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Latham & Watkins LLP and counsel to the underwriters or agents may rely as to certain matters on the opinion of CAF’s General Counsel.

VALIDITY OF THE GUARANTEES

The validity of the guarantees will be passed upon for CAF by Latham & Watkins LLP, and for any underwriters or agents by counsel to be named in the applicable prospectus supplement. Latham & Watkins LLP and counsel to the underwriters or agents may rely as to certain matters on the opinion of CAF’s General Counsel.

EXPERTS

The financial statements of Corporación Andina de Fomento as of and for the years ended December 31, 2021, 2020, and 2019 included in this Prospectus and the effectiveness of Corporación Andina de Fomento’s internal control over financial reporting, have been audited by Lara Marambio & Asociados, independent auditors, as stated in their reports. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AUTHORIZED REPRESENTATIVE

CAF’s authorized representative in the United States of America is Puglisi & Associates. The address of the authorized representative in the United States is 850 Library Avenue, Suite 204, Newark, Delaware 19711.

WHERE YOU CAN FIND MORE INFORMATION

This registration statement of which the prospectus forms a part, including its various exhibits, is available to the public over the internet at the SEC’s website: http://www.sec.gov.

The information set forth herein, except the information appearing in the section entitled “The Full Member Shareholder Countries,” is stated on the authority of the Executive President of CAF, in his duly authorized capacity as Executive President.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Contents

Management’s Report on the Effectiveness of Internal Control over Financial Reporting

Corporación Andina de Fomento (“CAF”)’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Management of CAF is responsible for designing, implementing, and maintaining effective internal control over financial reporting. Management assessed the effectiveness of CAF’s internal control over financial reporting as of December 31, 2021, based on the criteria established in Internal Control — IntegratedFramework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on that assessment, CAF’s Management concluded that CAF’s internal control over financial reporting is effective as of December 31, 2021.

Internal control over financial reporting has inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper management override. Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

CAF’s financial statements as of December 31, 2021 and for the year ended, have been audited by an independent accounting firm, which has also issued an independent auditor’s report on CAF´s internal control over financial reporting. The Independent Auditor´s Report on Internal Control over Financial Reporting, which is included in this document, expresses an unmodified opinion on CAF’s internal control over financial reporting as of December 31, 2021.

Sergio Díaz-Granados
Executive President

Gabriel Felpeto	Javier González
Vice-President of Finance	Acting Vice-President of Risk

February 14, 2022

Torre CAF, Av. Luis Roche, Altamira, Caracas, Venezuela. Telf. +58 (212) 209 2111 www.caf.com

Independent Auditor’s Report

To the Board of Directors and Stockholders of

Corporación Andina de Fomento (CAF)

Opinion on Internal Control Over Financial Reporting

We have audited the internal control over financial reporting of Corporación Andina de Fomento (CAF) as of December 31, 2021, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). In our opinion, CAF maintained, in all material respects, effective internal control over financial reporting as of December 31, 2021, based on the criteria established in Internal Control — Integrated Framework (2013) issued by COSO.

We also have audited, in accordance with auditing standards generally accepted in the United States of America (GAAS), the financial statements of CAF as of and the years ended December 31, 2021, 2020 and 2019, and our report dated February 14, 2022 expressed an unmodified opinion on those financial statements.

Basis for Opinion

We conducted our audit in accordance with GAAS. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of Internal Control Over Financial Reporting section of our report. We are required to be independent of CAF and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for Internal Control over Financial Reporting

Management is responsible for designing, implementing, and maintaining effective internal control over financial reporting, and for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on the Effectiveness of Internal Control over Financial Reporting.

Auditor’s Responsibilities for the Audit of Internal Control Over Financial Reporting

Our objectives are to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects and to issue an auditor’s report that includes our opinion on internal control over financial reporting. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit of internal control over financial reporting conducted in accordance with GAAS will always detect a material weakness when it exists.

In performing an audit of internal control over financial reporting in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Obtain an understanding of internal control over financial reporting, assess the risks that a material weakness exists, and test and evaluate the design and operating effectiveness of internal control over financial reporting based on the assessed risk.

Definition and Inherent Limitations of Internal Control over Financial Reporting

An entity’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Deloitte

February 14, 2022

Caracas — Venezuela

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

www.deloitte.com/ve

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

Independent Auditor’s Report

To the Board of Directors and Stockholders of

Corporación Andina de Fomento (CAF)

Opinion

We have audited the financial statements of Corporación Andina de Fomento (CAF), which comprise the balance sheets as of December 31, 2021, 2020 and 2019, and the related statements of comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of CAF as of December 31, 2021, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with auditing standards generally accepted in the United States of America (GAAS), CAF’s internal control over financial reporting as of December 31, 2021, based on the criteria established in Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 14, 2022 expressed an unmodified opinion on CAF’s internal control over financial reporting.

Basis for Opinion

We conducted our audits in accordance with GAAS. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CAF and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CAF ability to continue as a going concern for one year after date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CAF ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Deloitte

February 14, 2022

Caracas — Venezuela

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

Lara Marambio & Asociados. A member firm of Deloitte Touche Tohmatsu Limited.

www.deloitte.com/ve

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Balance Sheets

As of December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

	NOTES	2021	2020	2019
ASSETS
Cash and due from banks		112,047	123,204	103,593
Deposits with banks		3,210,216	2,825,086	2,417,476

Cash and due from banks and deposits with banks	3	3,322,263	2,948,290	2,521,069

Marketable securities:
Trading	4 and 19	12,503,067	10,961,847	10,357,805
Other investments	5	292,392	811,205	996,917

Loans (US$ 2,389,651, US$ 2,088,750 and US$ 139,768 at fair value as of December 31, 2021, 2020 and 2019, respectively)	6 and 19	29,595,386	28,117,867	26,520,618
Less loan commissions, net of origination costs		153,955	134,011	110,706
Less allowance for loan losses	6	76,650	95,015	91,642

Loans, net		29,364,781	27,888,841	26,318,270

Accrued interest and commissions receivable		357,836	386,625	531,793
Equity investments	7	433,350	432,600	463,825
Derivative financial instruments	18 and 19	512,383	1,766,932	426,260
Property and equipment, net	8	105,987	111,734	112,318
Other assets	9	700,291	1,537,829	565,377

TOTAL		47,592,350	46,845,903	42,293,634

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits (US$ 106,119, US$ 24,101 and US$ 60,594 at fair value as of December 31, 2021, 2020 and 2019, respectively), net	10 and 19	4,002,626	3,337,574	2,672,925
Commercial paper	11	2,813,646	1,598,696	908,133
Borrowings from other financial institutions (US$ 740,028, US$ 792,217 and US$ 403,912 at fair value as of December 31, 2021, 2020 and 2019, respectively), net	12 and 19	1,772,171	1,672,301	1,390,218
Bonds (US$ 24,074,774, US$ 24,706,736 and US$ 22,998,554 at fair value as of December 31, 2021, 2020 and 2019, respectively), net	13 and 19	24,260,537	24,882,419	23,161,362
Accrued interest payable		288,233	308,986	403,560
Derivative financial instruments	18 and 19	842,958	404,842	642,725
Accrued expenses and other liabilities	14	312,540	1,646,184	317,983

Total liabilities		34,292,711	33,851,002	29,496,906

STOCKHOLDERS’ EQUITY:	16
Subscribed capital		7,716,975	7,867,755	8,095,260
Less callable capital portion		1,589,660	1,589,660	1,589,660
Less capital subscriptions receivable		690,940	912,045	1,124,885

Paid-in capital		5,436,375	5,366,050	5,380,715

Additional paid-in capital		4,091,298	3,961,900	3,988,884
Reserves		3,666,951	3,427,129	3,101,547
Retained earnings		105,015	239,822	325,582

Total stockholders’ equity		13,299,639	12,994,901	12,796,728

TOTAL		47,592,350	46,845,903	42,293,634

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Comprehensive Income

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

	NOTES	2021	2020	2019
Interest income:
Loans	2 (g)	603,903	837,815	1,157,279
Investments and deposits with banks	2 (e), 3 and 4	23,098	203,211	413,260
Loan commissions	2 (g)	44,990	40,139	41,252

Total interest income		671,991	1,081,165	1,611,791

Interest expense:
Bonds		329,247	523,480	825,821
Borrowings from other financial institutions		22,427	30,768	44,734
Deposits		4,109	18,285	49,547
Commercial paper		5,077	10,488	21,207
Commissions		10,415	12,136	9,768

Total interest expense		371,275	595,157	951,077

Net interest income		300,716	486,008	660,714
Provision for loan losses	6	29,869	2,923	52,395

Net interest income, after provision for loan losses		270,847	483,085	608,319

Non-interest income:
Dividends and equity in earnings of investees	7	5,108	6,979	1,624
Other commissions		2,055	2,327	2,823
Other income	7	31,794	8,411	10,045

Total non-interest income		38,957	17,717	14,492

Non-interest expenses:
Administrative expenses		157,353	149,324	154,807
Other expenses	7	14,048	37,552	7,923

Total non-interest expenses		171,401	186,876	162,730

Income before unrealized changes in fair value related to other financial instruments and contributions to Stockholders’ Special Funds		138,403	313,926	460,081
Unrealized changes in fair value related to other financial instruments	20	(3,388)	(2,089)	(5,273)

Income before contributions to Stockholders’ Special Funds, net		135,015	311,837	454,808
Contributions to Stockholders’ Special Funds	22	30,000	72,015	129,226

Net income and total comprehensive income		105,015	239,822	325,582

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Stockholders’ Equity

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

				Reserves
	NOTES	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total stockholders’ equity
BALANCES AS OF DECEMBER 31, 2018		5,166,720	3,595,133	2,384,770	493,200	2,877,970	223,577	11,863,400

Capital increase	16	213,995	393,751	—	—	—	—	607,746
Net income and total comprehensive income	16	—	—	—	—	—	325,582	325,582
Appropriated for general reserve	16	—	—	201,177	—	201,177	(201,177)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	16	—	—	—	22,400	22,400	(22,400)	—

BALANCES AS OF DECEMBER 31, 2019		5,380,715	3,988,884	2,585,947	515,600	3,101,547	325,582	12,796,728

Capital increase	16	212,840	391,625	—	—	—	—	604,465
Capital decrease due to shares’ repurchase	6	(227,505)	(418,609)	—	—	—	—	(646,114)
Net income and total comprehensive income	16	—	—	—	—	—	239,822	239,822
Appropriated for general reserve	16	—	—	292,982	—	292,982	(292,982)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	16	—	—	—	32,600	32,600	(32,600)	—

BALANCES AS OF DECEMBER 31, 2020		5,366,050	3,961,900	2,878,929	548,200	3,427,129	239,822	12,994,901

Capital increase	16	221,105	406,833	—	—	—	—	627,938
Capital decrease due to shares’ repurchase	6	(150,780)	(277,435)	—	—	—	—	(428,215)
Net income and total comprehensive income	16	—	—	—	—	—	105,015	105,015
Appropriated for general reserve	16	—	—	215,839	—	215,839	(215,839)	—
Appropriated for reserve pursuant to Article N° 42 of the Constitutive Agreement	16	—	—	—	23,983	23,983	(23,983)	—

BALANCES AS OF DECEMBER 31, 2021		5,436,375	4,091,298	3,094,768	572,183	3,666,951	105,015	13,299,639

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Cash Flows

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

	NOTES	2021	2020	2019
OPERATING ACTIVITIES:
Net income and total comprehensive income		105,015	239,822	325,582
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized loss (gain) on trading securities		72,788	(20,837)	(51,964)
Loan commissions, net of amortization of origination costs		(18,630)	(15,201)	(14,544)
Provision for loan losses	6	29,869	2,923	52,395
Impairment charge for equity investments	7	117	5,977	2,874
Unrealized changes in fair value related to equity investment	7	(26,748)	18,722	(8,000)
Equity in losses of investees	7	871	1,533	3,225
Amortization of deferred charges		5,020	3,547	3,119
Depreciation of property and equipment	8	8,895	8,231	7,030
Provision for employees’ severance benefits		13,207	12,799	13,020
Provision for employees’ savings plan		823	879	932
Unrealized changes in fair value related to other financial instruments		3,388	2,089	5,273
Net changes in operating assets and liabilities:
Trading securities, net		(1,620,056)	(579,216)	(651,729)
Accrued interest and commissions receivable		28,789	145,168	(8,695)
Other assets		(18,891)	(8,263)	(9,585)
Accrued interest payable		(20,753)	(94,574)	9,327
Severance benefits paid or advanced		(10,345)	(5,632)	(11,345)
Employees’ savings plan paid or advanced		(783)	233	(3,730)
Accrued expenses and other liabilities		(44,330)	22,996	177,234

Total adjustments and net changes in operating assets and liabilities		(1,596,769)	(498,626)	(485,163)

Net cash used in operating activities		(1,491,754)	(258,804)	(159,581)

INVESTING ACTIVITIES:
Purchases of other investments	5	(2,010,262)	(3,171,778)	(4,824,185)
Maturities of other investments	5	2,529,075	3,357,490	4,486,018
Loan origination and principal collections, net	6	(2,096,433)	(2,050,142)	(1,407,006)
Equity investments, net	7	25,010	4,993	(2,257)
Property and equipment,net	8	(3,148)	(7,647)	(13,302)

Net cash used in investing activities		(1,555,758)	(1,867,084)	(1,760,732)

FINANCING ACTIVITIES:
Net increase in deposits	10	668,277	665,306	(537,620)
Proceeds from commercial paper	11	24,847,310	18,224,698	7,446,271
Repayment of commercial paper	11	(23,632,360)	(17,534,135)	(7,179,433)
Net (decrease) increase in derivative-related collateral		(445,293)	325,875	215,256
Proceeds from issuance of bonds	13	4,478,803	3,950,027	3,370,170
Repayment of bonds	13	(3,320,266)	(3,904,211)	(2,296,329)
Proceeds from borrowings from other financial institutions		374,681	922,463	333,582
Repayment of borrowings from other financial institutions		(177,605)	(701,379)	(239,928)
Proceeds from issuance of shares	16	627,938	604,465	607,746

Net cash provided by financing activities		3,421,485	2,553,109	1,719,715

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		373,973	427,221	(200,598)

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE YEAR		2,948,290	2,521,069	2,721,667

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE YEAR		3,322,263	2,948,290	2,521,069

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Statements of Cash Flows

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

	NOTES	2021	2020	2019
SUPPLEMENTAL DISCLOSURE:
Interest paid during the year		374,796	668,793	920,093

NONCASH FINANCING ACTIVITIES:
Principal collections	6	428,215	646,114	500,000

Capital decrease	6	(428,215)	(646,114)	—

Loan origination	6	—	—	(500,000)

Change in derivative instruments assets		1,254,549	(1,340,672)	(241,455)

Change in derivative instruments liabilities		438,116	(237,883)	(234,059)

See accompanying notes to the financial statements

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970 and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” stockholder countries are: Argentina, Bolivia, Brazil, Colombia, Ecuador, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay and Venezuela. Series “C” stockholder countries are: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain. In addition, there are 13 banks which are Series “B” stockholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago and Quito, Ecuador.

CAF promotes a sustainable development model through credit, non-refundable resources, and supports in the technical and financial structuring of projects in the public and private sectors of Latin America.

CAF offers financial and related services to the governments of its stockholder countries, as well as their public and private institutions, corporations and joint ventures. CAF’s principal activity is to provide short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in stockholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its stockholder countries.

COVID-19

In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a global pandemic, which has generated high volatility in global capital markets with an impact on equity investments and the mark-to-market value of marketable securities.

To date, CAF has maintained the continuity of its operations, and the demand for loans from our stockholder countries has increased; notwithstanding, decreases or increases have been observed in external risk ratings for most of our borrowers. COVID-19 has had not material effects on the results of operations, cash flows and financial position of CAF for the year ended December 31, 2021.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

a.

Financial statement presentation – The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles with the U.S. dollar as the functional currency.

b.

Use of estimates – The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheets, as well as the amounts reported as revenues and expenses during the corresponding

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

reporting period. The most important estimates related to the preparation of the accompanying financial statements refer to estimating the allowance for loan losses, and valuation and classification at fair values of financial instruments, among others. Management believes these estimates are adequate. Actual results could differ from those estimates.

c.

Transactions denominated in other currencies – Transactions denominated in currencies other than U.S. dollars are converted into U.S. dollars at exchange rates prevailing in international markets on the dates of the transactions. Currency balances other than U.S. dollars are converted into U.S. dollars at year-end exchange rates. Any foreign exchange gains or losses, including related hedge effects, are included in the statements of comprehensive income.

d.	Cash and deposits with banks – Cash and deposits with banks comprised of cash, due from banks and short-term deposits with banks with an original maturity of three months or less.

e.

Marketable securities – These investments are classified as trading marketable securities, according to management’s intention and are recorded on the trade date. Trading marketable securities are securities that are mainly bought and held principally for the purpose of selling them in the near term and therefore held for only a short period of time. Trading marketable securities are recorded at fair value. Gains and losses from sales of trading marketable securities and changes in the fair value of trading marketable securities are included in interest income of investments and deposits with banks in the statements of comprehensive income.

f.

Reverse repurchase agreements – CAF has entered into reverse repurchase agreements as part of liquidity management. Under a reverse repurchase agreement, CAF purchases securities with an agreement to resell them to the counterparty on a specific date for a specific price plus interests, with earlier resale permitted. Securities purchased under reverse repurchase agreements are included in the balance sheets under account “Securities purchased under resale agreement” and interests thereon are included in the statements of comprehensive income under “Investments and deposits with banks”.

All securities covered under reverse repurchase agreements are carried at face value, which approximate fair value due to their short-term in nature and minimal credit risk. There are no open positions as of December 31, 2021, 2020 and 2019.

g.

Loans – CAF grants short, medium and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities, both to public and private entities, for development and integration programs and projects in stockholder countries.

For credit risk purposes, CAF classifies its loans as follow:

(i)	Sovereign loans – Include loans granted to national, regional or local governments or decentralized institutions and other loans fully guaranteed by national governments.

(ii)	Non-sovereign loans – Include loans granted to corporate and financial sectors (public and private sectors), among others, which are not guaranteed by national governments.

Loans are carried at their unpaid principal balances less: (i) write-offs, (ii) the allowance for loan losses, and (iii) loan commission fees received upon origination net of certain direct origination costs.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

Interest income is accrued on the unpaid principal balance. Loan commission fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the effective interest method and are presented as interest income – loan commissions in the statements of comprehensive income.

Private sector loans that are 90 days overdue or public sector loans that are 180 days overdue are placed on non-accrual status and, as result, the accrual for interest on non-accrual loans is discontinued unless the loan are well-secured and in process of collection.

Interest accrued but not collected for loans that are placed on non-accrual loans status is reversed against interest income. The interest on non-accrual loans is accounted for on a cash-basis, until the loans qualify for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Factors considered by management in determining non-accrual are payment status and the probability of collecting scheduled principal and interest payments when due.

When a loan is overdue, CAF will immediately suspend any pending disbursement for said loan and for any other loans in which the client is the borrower, beneficiary or guarantor for CAF. CAF charges late payments fees on these overdue loans.

Loan losses, partial or total, are written off against the allowance for loan losses when management confirms the uncollectability of a loan balance. Subsequent recoveries on written off loans, if any, will be credited to the allowance for loan losses.

CAF maintains risk exposure policies to avoid concentrating its loans in any one country or economic group, which might be affected by market situations or other circumstances. For this purpose, CAF uses certain measurement parameters, such as: CAF’s stockholders’ equity, total loan balance, exposure to economic groups from public and private sectors, among others. CAF reviews, on a semi-annual basis, the credit risk rating of its loans and classifies the risk into the following categories:

(i)	Satisfactory-excellent – Extremely strong capacity to meet financial commitments.

(ii)	Satisfactory-very good – Strong capacity to meet financial commitments, not significantly vulnerable to adverse economic conditions.

(iii)	Satisfactory-adequate – Adequate capacity to meet financial commitments, but more vulnerable to adverse economic conditions.

(iv)	Watch – Acceptable payment capacity however some indicators and elements require special attention otherwise they could result in impairment.

(v)	Special mention – More vulnerable to adverse economic conditions but currently has the capacity to meet financial commitments.

(vi)	Sub-standard – Currently vulnerable and dependent on favorable economic conditions to meet financial commitments.

(vii)	Doubtful – Currently highly vulnerable.

(viii)	Loss – Payment default on financial commitments.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

h.

Troubled debt restructuring – A restructuring of a loan constitutes a troubled debt restructuring if CAF, for economic or legal reasons related to the borrower´s financial difficulties, grants a concession to the borrower that it would not otherwise consider.

The concession granted by CAF may include the modifications or renegotiation of the contractual terms of the loans such as interest rate reductions, change in the frequency of payment, extension of loan terms, and other modifications in order to minimize possible economic losses.

Loans whose terms are modified in a troubled debt restructuring, generally, are identified as non-accrual loans. CAF’s management evaluates the compliance with the new terms of the restructured loan for a reasonable period to calculate specific allowances for loan losses and, if the remaining balance of the restructured loan is considered collectible, the restructured loan could return to accrual status.

i.

Allowance for loan losses – The allowance for credit losses is maintained at a level CAF believes to be appropriate to absorb expected lifetime credit losses over the contractual life of the loan portfolio.

The allowance for loan losses reflects CAF’s current estimate of all expected credit losses based on the information available at the date of the balance sheet, and these information are assessed and updated timely taking into account the market’s characteristics, policies and macroeconomic perspectives to adequately reflect the effect of those changes in borrower credit ratings and therefore in expected credit losses.

For purposes of determining the allowance for expected credit losses, CAF management classifies its loans for credit risk purposes into sovereign loans and non-sovereign loans. The allowance for loan losses is estimated considering the credit risk exposure (undiscounted), cumulative default probability for 1 to 5 year tranches and loss given default, based on external data provided by risk rating agencies, recognizing such life time expected effects in profit or loss for the reporting period.

Sovereign loans within each country exhibit similar risk characteristics, therefore, the allowance for loan losses on sovereign loans is collectively evaluated at country level and established by CAF based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies at the date of each of the balance sheet presented. The long-term foreign currency debt rating considers a default probability. Given CAF’s status as a de facto preferred creditor and the immunities and privileges conferred by its stockholder countries, which are established in CAF’s Constitutive Agreement and other similar agreements, adjustments are made to reflect a lower default probability – usually equivalent to three levels to the average rating referred above. Historically, none of its sovereign loans has ever been placed in non-accrual status or has been written off. It is not the policy of CAF to restructure its sovereign loans and management does not have any expectation of writing off such loans.

For the non-sovereign loans, the allowance for loan losses is individually evaluated and calculated on a non-discounted cash flow method by considering CAF’s internal rating of each borrower, using the probability of default corresponding to the average rating of the equivalent categories of the international risk-rating agencies.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

For those cases where the category equivalent to the rating of a particular borrower determined in accordance with any of the international risk-rating agencies is higher than the risk rating in local currency of the country corresponding to such borrower, or if for any reason there is no risk rating, the risk rating in local currency of such country determined by international credit rating agencies will be used.

CAF considers that external data provided by risk rating agencies used to determine the probability of default reflects its expectations about the future economic conditions and there are no other adjustments regarding historical loss information and future conditions that should be considered as significant factor to determining the expected collectability.

CAF assesses and determine the loss given default which considers the CAF´s status as a de facto preferred creditor, the immunities and privileges conferred by its stockholder countries, the collateral of each loan, the effect of interest on late payments to avoid the potential impairment derived by the time value of money and the evidence of historical loss data collected for each country through the years. In addition, given the nature of CAF´s lending activities as multilateral bank, in case of delay on payments of sovereign loans, the loss given default reflects the expectation to collect the total amount due, including accrued interests and commissions receivable for the period of delay.

A specific allowance for loan losses is individually evaluated and established by CAF for loans in non-accrual status as these loans do not have the same risk characteristics as other loans. A loan is considered in non-accrual status when, based on currently available information and events, it is probable that CAF will not recover the total amount of principal and interest as agreed in the terms of the original loan contract. The allowance for loan losses is determined on a loan-by-loan basis based on the present value of expected future cash flows, discounted at the original loan’s effective interest rate.

j.

Equity investments – CAF invests in equity securities of companies and funds in strategic sectors, with the objective of promoting the development of such companies and funds and their participation in the securities markets and to serve as a catalyst in attracting resources to stockholder countries.

If CAF has the ability to exercise significant influence over the operating and financial policies of the investee, which is generally presumed to exist when CAF holds an ownership interest in the voting stock of an investee between 20% and 50%, the equity investments are accounted for using the equity method. Under the equity method, the carrying amount of the equity investment is adjusted to reflect CAF’s proportionate share of earnings or losses, dividends received and certain transactions of the investee Company.

Other than those accounted for under the equity method, CAF recorded investments in equity securities without readily determinable fair value, as follows:

(i)

Direct investments in equity securities of companies – These investments, which do not qualify for the net asset value practical expedient to estimate fair value, are accounted for at cost minus impairment (if any), plus or minus changes resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer.

(ii)	Equity investments in funds – These investments are carried at fair value using the net asset value practical expedient to estimate fair value.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

Dividend income from equity investments without readily determinable fair value is recognized when CAF’s right to receive payment has been established.

k.

Property and equipment, net – Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair expenses are charged directly to the statements of comprehensive income for the year as incurred, while improvements and renewals are capitalized. Depreciation is calculated using the straight-line method and charged to the statements of comprehensive income over the estimated useful life of assets.

The estimated useful life for assets is as follows:

Buildings	30 years
Building improvements	15 years
Leasing building improvements	Term of leasing contract
Furniture and equipment	2 to 10 years
Vehicles	5 years

l.	Other assets – Other assets mainly include the following:

(i)

Derivative-related collateral – CAF receives or provides cash collateral from or to individual swap and futures counterparties to mitigate its credit exposure to these counterparties. It is the policy of CAF to restrict and invest cash collateral received from swap and futures counterparties for fulfilling its obligations under the collateral agreement. CAF records cash collateral received in other assets with a corresponding obligation to return the cash collateral received recorded in accrued expenses and other liabilities. Cash collateral provided to swap and futures counterparties, under the collateral agreement, are recorded in other assets.

(ii)

Intangible assets – Include software investments which are reported at cost less accumulated amortization. The amortization is calculated with the straight-line method over the useful life estimated by CAF. The estimated useful life of these assets is between 2 and 5 years.

m.

Impairment of investment accounted for under the equity method – An investment accounted for under the equity method is considered impaired and an impairment loss is recognized only if there are circumstances that indicate impairment as a result of one or more events (“loss events”) that have occurred after recognition of such investment.

An impairment charge is recorded whenever a decline in value of an investment below its carrying amount is determined to be other-than-temporary. In determining if a decline is other-than-temporary, factors such as the length of time and extent to which the fair value of the investment has been less than the carrying amount of the investment, the near-term and longer-term operating and financial prospects of the affiliate and the intent and ability to hold the investment for a period of time sufficient to allow for any anticipated recovery are considered.

n.

Deposits – Deposits denominated in US$ are recorded at amortized cost. Deposits denominated in currencies other than the US$ are recognized at fair value. Gains or losses resulting from changes in the fair value of these deposits are recognized in the statements of comprehensive income when they occur.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

o.	Commercial paper – Commercial paper are recorded at amortized cost.

p.

Borrowings from other financial institutions – The borrowings from other financial institutions, both local or foreign financial institutions, are recorded at amortized cost, except for some borrowings that are designated a fair value hedge or as an economic hedge. The up-front costs and fees related to the issuance of borrowings recorded at amortized cost are deferred and reported in the balance sheets as a direct deduction from the face amount of borrowings and amortized during the term of the borrowings as interest expense. The up-front cost and fees related to borrowings that are designated a fair value hedge or as an economic hedge are recognized in the statements of comprehensive income when they occur.

q.	Bonds – Medium and long-term bond issuances, whose objective is to provide the financial resources required to finance CAF’s operations, are recorded as follows:

(i)

Bonds denominated in currencies other than the US$ are recognized at fair value. Gains or losses resulting from changes in the fair value of these bonds, as well as the related bond’s up-frontcosts and fees, are recognized in the statements of comprehensive income when they occur. CAF enters into cross-currency and interest rate swaps to economically hedge the interest rate and foreign exchange risks related with these bonds.

(ii)

Bond denominated in US$ are recognized at fair value. The interest rate risk on US$ denominated bonds is hedged using interest rate swaps, and such interest rate swaps are designated as part of fair value hedge accounting relationships assuming no hedge ineffectiveness (the “shortcut method”). The related bond’s up-front costs and fees are deferred and reported in the balance sheets as a direct deduction from the face amount of the bonds and amortized during the term of the bonds as interest expense.

Partial repurchases of bond issuances result in derecognition of the corresponding liabilities. The difference between the repurchase price and the bond’s carrying amount is recognized as income/loss for the year.

r.

Employees’ severance benefits – Accrual for severance benefits comprises all the liabilities related to the workers’ vested rights according to CAF’s employee policies and the applicable labor law of the member countries. The accrual for employee severance benefits is presented as part of “Employees’ severance benefits and savings plan” account under “Accrued expenses and other liabilities” caption.

Under CAF’s employee policies, employees earn a severance benefit equal to five days of salary per month, up to a total of 60 days per year of service. From the second year of service, employees earn an additional two days salary for each year of service (or fraction of a year greater than six months), cumulative up to a maximum of 30 days of salary per year. Severance benefits are recorded in the accounting records of CAF as they are incurred and interest on the amounts owed to employees are paid annually as a result of employees’ rights to receive severance benefits accrued in the year in which earned.

In the case of unjustified dismissal or involuntary termination, employees have the right to an additional severance benefit of one month of salary per year of service.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

s.

Pension plan – CAF has established a defined benefit plan (the Plan), which is mandatory for all employees hired on or after the establishment of the Plan and voluntary for all other employees. The Plan’s benefits are calculated based on years of service and the average salary of the three consecutive years in which the employee received the highest salary. CAF periodically updates the benefit obligations considering actuarial assumptions.

t.	Derivative financial instruments and hedging activities – CAF records all derivative financial instruments on the balance sheets at fair value, regardless of the purpose or intent for holding them.

CAF’s policy is not to enter into derivative financial instruments for speculative purposes. CAF also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivative financial instruments that are used in hedging transactions are highly effective in offsetting changes in fair values of the hedged items.

Derivative financial instruments that are considered to be hedges from an accounting perspective are recognized in the balance sheet at fair value with changes in fair value either: (1) offset by changes in fair value of the hedged assets, liabilities or firm commitments through earnings within “Derivative financial instruments assets” or “Derivative financial instruments liabilities” if the derivative is designated as a fair value hedge, or (2) recognized in other comprehensive income until the hedged item is recognized in earnings if the derivative is designated as a cash flow hedge. The ineffective portion of the change in fair value for a hedged derivative is immediately recognized in earnings as a component of “Unrealized changes in fair value related to other financial instruments”, regardless of whether the hedged derivative is designated as a cash flow or fair value hedge. In all situations in which hedge accounting is discontinued, CAF, recognizes any changes in its fair value in the statements of comprehensive income.

CAF discontinues hedge accounting prospectively upon determining that the derivative financial instrument is no longer effective in offsetting changes in the fair value of the hedged item; the derivative expires or is sold, terminated or exercised; the derivative is de-designated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that the designation of the derivative financial instrument as a hedging instrument is no longer appropriate.

When hedge accounting is discontinued because it is determined that the derivative financial instrument no longer qualifies as an effective fair value hedge, CAF continues to carry the derivative financial instrument on the balance sheets at its fair value, but no longer adjusts the hedged asset or liability for changes in fair value.

Certain derivative financial instruments, although considered to be an effective hedge from an economic perspective (economic hedge), have not been designated as a hedge for accounting purposes. The changes in the fair value of such derivative financial instruments are recognized in the statements of comprehensive income, concurrently with the change in fair value of the underlying assets and liabilities.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

u.

Fair value of financial instruments and fair value measurements – An entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Accounting guidance establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Inputs used to measure fair value may fall into one of three levels:

Level 1 – Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 – Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 – Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

v.

Guarantee fee income – CAF provides guarantees on loans originated by third parties to support projects located within a stockholder country that are undertaken by public and private entities. CAF may offer guarantees of private credit agreements or it may offer public guarantees of obligations of the securities of third-party issuers. CAF generally offers partial credit guarantees with the intention of sharing the risk with private lenders or holders of securities. CAF’s responsibility is limited to paying up to the amount of the guarantee upon default by the client. The guarantee fee income received is deferred and recognized over the period covered by the guarantee.

w.

Provision for guarantees losses – Provision for guarantees is maintained at a level CAF believes adequate to absorb probable losses inherent to the guaranteed loans originated by third parties as of the date of the financial statements. Guaranteed loans are classified as either sovereign ornon-sovereign. Provision for guarantees is estimated by CAF considering the credit risk exposure, default probability and loss given default. Provision for sovereign guarantees losses is based on the individual long-term foreign currency debt rating of the guarantor countries (“country risk rating”) considering the weighted average rating of three recognized international risk rating agencies at the date of the financial statements’ preparation. These country risk ratings have associated default probability. Given CAF’s status as a de facto preferred creditor, arising from its status as a multilateral financial institution and from the interest of its borrowers in maintaining their credit standing with CAF, and taking into account the immunities and privileges conferred by its stockholder countries, which are established in CAF’s Constitutive Agreement and other similar agreements, a factor that reflects a lower default probability – usually equivalent to three levels up in this weighted average rating is used. For non-sovereign guarantees, the provision is determined by considering the CAF internal rating of each client and the weighted average rating of the aforementioned agencies.

The provision for guarantees losses, are reported as other liabilities.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

x.	Recent accounting pronouncements –

Recent accounting pronouncements applicable

ASU 2020-04, Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions, for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU do not apply to contract modifications made or other transactions entered after December 31, 2022. In January 2021, the FASB issued amendments in ASU 2021-01 to the expedients and exceptions in Topic 848 to capture the incremental consequences of the scope clarification and tailor the existing guidance to derivative instruments affected by the discounting transition. CAF is currently assessing the impact of both ASUs and plans to adopt the available expedients and exceptions allowed through December 31, 2022.

LIBOR Replacement

The replacement of the LIBOR rates with a new reference rate or rates is an industry risk due the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol which CAF has adhered in January 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rate including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR may have. This task force in coordination with management recommended and approved that starting January 1, 2022, all loans originated will be made in the reference rate Term SOFR. New financial liabilities will also be hedged to SOFR. Legacy loans that are referenced to LIBOR rate will be converted after June 2023 when LIBOR rate ceases to be representative. It is for this reason that we expected the LIBOR transition to occur smoothly.

If SOFR or another rate does not achieve wide acceptance as the alternative to LIBOR, there likely will be disruption in financial markets. In the event that SOFR or another reference rate is widely accepted, risks will remain related to outstanding loans, borrowings, derivatives and other instruments using LIBOR related to transitioning those instruments to a new reference rate and the corresponding value transfer that may occur in connection with that transition, as the new reference rate will not exactly mimic LIBOR.

On the funding side, as of December 31, 2021, CAF has ceased issuance of Floating Rate Notes (FRN) linked to LIBOR, and all outstanding LIBOR FRNs (totaling US$ 100 million) will reset before the first half of 2023. On June 15, 2021, CAF issued its first FRN that is linked to the SOFR forUS$ 400 million, an important step in the LIBOR transition process.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

3.	CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS

Cash and deposits with banks with original maturity of three months or less include the following:

	December 31, 2021	December 31, 2020	December 31, 2019
Cash and due from banks	112,047	123,204	103,593

Deposits with banks:
U.S. dollars	3,210,216	2,825,086	2,417,476

	3,322,263	2,948,290	2,521,069

4.	MARKETABLE SECURITIES

Trading

A summary of trading securities follows:

	December 31, 2021		December 31, 2020		December 31, 2019
	Amount	Average maturity (years)	Amount	Average maturity (years)	Amount	Average maturity (years)
U.S. Treasury Notes	2,219,711	1.60	2,038,268	1.73	2,010,025	1.91

Non-U.S. governments and government entities bonds	556,230	0.80	187,446	2.86	350,440	0.97

Financial institutions and corporate securities:
Commercial paper	3,861,129	0.14	2,895,110	0.14	3,100,115	0.08
Certificates of deposits(1)	3,284,428	0.24	2,912,973	0.22	2,201,939	0.22
Bonds	1,941,602	1.93	2,242,321	2.41	2,045,486	2.51
Collateralized mortgage obligation	290,805	5.95	286,954	4.27	343,745	4.32
Liquidity funds(2)	349,162	1.00	398,775	1.00	306,055	1.00

	9,727,126	0.73	8,736,133	0.93	7,997,340	0.96

Trading	12,503,067	0.89	10,961,847	1.11	10,357,805	1.14

(1)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(2)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

The fair value of trading securities includes net unrealized loss of US$ 15,600 and gains US$ 57,188 and US$ 51,671 as of December 31, 2021, 2020 and 2019, respectively.

Net realized gains from trading securities of US$22,761, US$ 107,939 and US$ 145,979 for the years ended December 31, 2021, 2020 and 2019, respectively, are included in the statements of comprehensive income as part of Interest income – Investments and deposits with banks. For the year ended December 31, 2021 and 2020, the fluctuation in Interest income – Investments and deposits with banks is mainly due to the reduction of benchmark interest rates and the volatility in global capital markets as a result of COVID-19 pandemic.

CAF places its short-term investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. As of December 31, 2021, 2020 and 2019, CAF does not have any significant concentrations of credit risk according to its investment guidelines. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 307,437, US$ 26,294 and US$ 164,597 as of December 31, 2021, 2020 and 2019, respectively.

Maturity of marketable securities are as follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Remaining maturities:
Less than one year	8,891,515	7,013,042	6,355,563
Between one and two years	2,351,677	2,326,298	2,340,124
Between two and three years	500,274	696,239	795,067
Between three and four years	407,059	293,262	382,925
Between four and five years	235,344	373,908	188,364
Over five years	117,198	259,098	295,762

	12,503,067	10,961,847	10,357,805

5.	OTHER INVESTMENTS

Deposits with banks due with more than 90 days (original maturity) are as follows:

	December 31, 2021	December 31, 2020	December 31, 2019
U.S. dollars	292,392	811,205	996,917

The interest rates on these deposits ranged from 0.11% to 0.34% at December 31, 2021, from 0.21%to 2.00% at December 31, 2020 and from 1.94% to 3.23% at December 31, 2019.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

6.	LOANS

Loans include short, medium and long-term loans to finance projects, working capital and trade activities. The majority of the loans are to Series “A” and “B” stockholder countries, or to private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Stockholder country:
Argentina	3,842,317	3,725,343	3,743,346
Barbados	172,683	170,267	75,387
Bolivia	2,752,463	2,612,977	2,715,821
Brazil	2,698,038	2,621,465	2,228,617
Chile	304,187	459,745	472,914
Colombia	3,403,385	2,795,238	2,857,926
Costa Rica	547,145	564,353	81,681
Dominican Republic	110,789	145,010	174,667
Ecuador	4,201,415	4,122,246	3,727,546
Mexico	825,000	885,000	500,000
Panama	2,562,057	2,076,210	2,031,635
Paraguay	1,511,665	1,086,175	512,842
Peru	1,743,908	1,524,531	1,987,713
Trinidad & Tobago	1,163,978	1,048,889	788,889
Uruguay	903,243	923,990	945,050
Venezuela	2,871,509	3,199,717	3,671,802

Total	29,613,782	27,961,156	26,515,836
Fair value adjustments	(18,396)	52,196,969	4,782

Loans	29,595,386	80,158,125	26,520,618

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

As of December 31, 2021, 2020 and 2019, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 170,401, US$ 106,858 and US$ 51,435, respectively, mainly in Colombian pesos, Peruvian nuevos soles, Uruguayan pesos and Bolivian bolivianos. All these loans are hedged with Borrowings and Bonds issued in the same currency. As of December 31, 2021, 2020 and 2019, fixed interest rate loans amounted to US$ 2,321,999, US$ 1,898,265 and US$ 165,000, respectively.

There has been an increase in demand for loans from our stockholder countries as a result of COVID-19 pandemic. In that regard, as of December 31, 2021 and 2020, CAF approved emergency credit lines aggregating up to US$ 9.1 billion and US$ 7.3 billion, respectively, available to CAF stockholder countries, of which disbursement for US$ 3.8 billion have been made as of December 31, 2021 and US$ 2.1 billion as of December 31, 2020. The emergency credit lines are aimed at enhancing a prompt and appropriate response in stockholder countries and mitigating the adverse consequences from the pandemic.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	December 31, 2021		December 31, 2020		December 31, 2019
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)
Public sector	27,723,931	2.25	25,619,424	2.30	22,594,948	3.82
Private sector	1,889,851	1.98	2,341,732	2.25	3,920,888	3.42

	29,613,782	2.23	27,961,156	2.30	26,515,836	3.76

Loans by industry segments are as follows:

	December 31, 2021		December 31, 2020		December 31, 2019
	Amount	%	Amount	%	Amount	%
Social and other infrastructure programs	12,496,820	42	10,416,802	37	7,347,552	28
Transport, warehousing and communications	8,326,436	28	8,104,691	29	7,951,318	30
Electricity, gas and water supply	6,025,830	20	6,482,061	23	7,022,165	26
Financial services – Development banks	1,367,969	5	916,277	3	1,091,215	5
Financial services – Commercial banks	1,230,670	4	1,816,919	6	2,822,922	11
Agriculture, hunting and forestry	62,104	—	78,402	1	98,386	—
Manufacturing industry	32,291	—	59,971	—	82,036	—
Others	71,662	1	86,033	1	100,242	—

	29,613,782	100	27,961,156	100	26,515,836	100

Loans mature as follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Remaining maturities:
Less than one year	5,176,788	4,942,050	6,222,318
Between one and two years	2,721,602	2,782,180	2,576,004
Between two and three years	2,818,766	2,642,696	2,583,181
Between three and four years	2,811,208	2,690,045	2,457,519
Between four and five years	2,575,262	2,663,923	2,443,410
Over five years	13,510,156	12,240,262	10,233,404

	29,613,782	27,961,156	26,515,836

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans as of December 31, 2021, 2020 and 2019, rating assigned by external agencies are used.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

The credit quality of the sovereign loans of estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies. The credit quality by year of origination and taking the Moody’s rating as a reference as of December 31, 2021 is as follows:

	Credit Rating	Year of origination					Total
Country		2021	2020	2019	2018	Prior
Argentina	Ca	509,767	460,242	4,396	639,375	2,167,659	3,781,439
Barbados	Caa1	12,000	100,000	195	—	60,488	172,683
Bolivia	B2	350,000	25,000	202,352	71,970	2,012,474	2,661,796
Brazil	Ba2	—	363,358	263,585	250,340	1,108,694	1,985,977
Colombia	Baa2	500,000	350,000	500,151	300,000	994,326	2,644,477
Costa Rica	B2	—	500,000	—	—	26,817	526,817
Dominican Republic	Ba3	—	—	—	—	110,789	110,789
Ecuador	Caa3	485,000	718,175	548,702	517,797	1,916,470	4,186,144
Mexico	Baa1	500,000	300,000	—	—	—	800,000
Panama	Baa2	350,000	387,500	341,841	4,017	1,085,629	2,168,987
Paraguay	Ba1	250,000	370,046	91,966	495,380	278,773	1,486,165
Peru	Baa1	350,000	—	250,000	—	613,206	1,213,206
Trinidad & Tobago	Ba2	135,000	324,533	200,000	260,000	244,445	1,163,978
Uruguay	Baa2	242,677	50,000	—	15,601	442,083	750,361
Venezuela	C	—	—	500,000	—	2,371,509	2,871,509

		3,684,444	3,948,854	2,903,188	2,554,480	13,433,362	26,524,328

The credit quality of the Non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification as of December 31, 2021 is as follows:

	Year of origination
Credit Rating	2021	2020	2019	2018	Prior	Total
Satisfactory - outstanding	150,000	—	—	—	210,000	360,000
Satisfactory - very good	782,436	99,000	—	—	51,931	933,367
Satisfactory - adequate	592,668	55,881	53,954	33,993	234,447	970,943
Watch	207,889	100,938	67,633	46,679	102,897	526,036
Special mention	—	—	23,198	100,209	—	123,407
Doubtful	—	—	—	—	87,059	87,059
Sub-standard	—	—	—	25,000	50,575	75,575
Loss	—	—	—	—	13,067	13,067

	1,732,993	255,819	144,785	205,881	749,976	3,089,454

The internal and external ratings have been updated as of December 31, 2021.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	December 31, 2021	December 31, 2020	December 31, 2019
During the period CAF recorded the following transactions:
Loans written-off	48,234	—	38,000
Purchases of loan portfolio	—	—	—
Sales of loan portfolio	—	103,466	42,250

	December 31, 2021	December 31, 2020	December 31, 2019
CAF presented the following amounts and quality indicators as of the end of the period / year:
Non-accrual loans	112,059	69,066	69,785
Troubled debt restructured	29,206	36,485	—
Overdue loans	—	—	129,087
Allowance for loan losses as a percentage of loan portfolio	0.26%	0.34%	0.35%
Non-accrual loans as a percentage of loan portfolio	0.38%	0.25%	0.26%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.00%	0.49%

For the years ended December 31, 2021 and 2020, a non-sovereign loan, classified as non-accrual status, with an outstanding balance of US$ 29,206 and US$ 36,485 was restructured. The restructuring consisted of an extension of loan term, interest rate reductions and deferment of monthly interest payments until January 2021 resulting in the increase of future cash flows throughout the restructured term of the loan. For the year ended December 31, 2021, CAF has received interest payments according to the restructuring agreement. For the year ended December 31, 2019, there was not restructured loans.

As of December 31, 2021, 2020 and 2019, the total principal amount of non-accrual loans is related to private sector borrowers (non-sovereign loans) which are 2,019 days, 1,654, and 1,289 days overdue, respectively. For the years ended December 31, 2021, 2020 and 2019, there were no interest income recognized for non-accrual loans. The allowance of loan losses for loans in non-accrual status amount to US$ 18,603 as of December 31, 2021 and US$ 16,200 as of December 31, 2020 and 2019.

As December 31, 2019, the total principal amount of overdue loans was US$ 129,087 (not including nonaccrual loans), representing solely overdue amounts from sovereign loans to Venezuela which was 25 days overdue. As of December 31, 2021 and 2020, there were no overdue loans.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a stockholder country that fulfills the requirements of the Program

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

and apply the proceeds to that country’s outstanding loans and interest. Pursuant to the Program, CAF notified Venezuela that it fulfills the requirements. Since inception of the Program to December 31, 2021, CAF repurchased a total of 75,657 shares owned by Venezuela totaling US$ 1,074,329 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 378,285 and US$ 696,044, respectively. For the year ended December 31, 2021, CAF repurchased an additional 30,156 shares totaling US$ 428,215 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 150,780 and US$ 277,435, respectively. Since the inception of the Program to December 31, 2020, CAF repurchased 45,501 shares totaling US$ 646,114 deducting the amount of paid-in capital and additional paid-in capital for US$ 227,505 and US$ 418,609, respectively. As a result of the repurchases, as of February 14, 2022, Venezuela is current with its loans with CAF.

As of December 31, 2019, balances with Venezuela include past-due installments for US$ 183,033 corresponding to principal for US$ 129,087 and interests and commissions for US$ 53,946. During the year ended December 31, 2019, CAF granted loans for US$ 500,000 to the Central Bank of Venezuela.

A/B Loans

CAF only assumes the credit risk for the portion of its participations of the loan. As of December 31, 2021, 2020 and 2019, CAF had loans of this nature amounting to US$ 103,675, US$ 159,142 and US$ 275,436, respectively, whereas other financial institutions provided funds for US$ 46,215, US$ 92,136 and US$ 160,257, respectively.

Allowance for Loan Losses

The allowance for credit losses is maintained at a level CAF believes to be appropriate to absorb expected lifetime losses over the contractual life of the loan portfolio and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the years ended
	December 31, 2021			December 31, 2020			December 31, 2019
	Credit risk			Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of year	—	95,015	95,015	47,475	44,167	91,642	36,715	28,133	64,848
Provision for loan losses	—	29,869	29,869	(47,475)	50,398	2,923	10,760	41,635	52,395
Loans written-off	—	(48,234)	(48,234)	—	—	—	—	(38,000)	(38,000)
Recoveries	—	—	—	—	450	450	—	12,399	12,399

Balances at end of year	—	76,650	76,650	—	95,015	95,015	47,475	44,167	91,642

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the years ended
	December 31, 2021			December 31, 2020			December 31, 2019
	Credit risk			Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of year	—	14,833	14,833	1	3,790	3,791	1	1,413	1,414
Provision for contingencies	—	369	369	(1)	11,043	11,042	—	2,377	2,377

Balances at end of year	—	15,202	15,202	—	14,833	14,833	1	3,790	3,791

Provision for contingencies are included in the statements of comprehensive income as part of other expenses.

7.	EQUITY INVESTMENTS

Equity investments, which have no readily determinable fair value, are as follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Investments - Equity securities	380,167	378,882	421,662
Investments - Equity method	53,183	53,718	42,163

	433,350	432,600	463,825

CAF recognized the following in the statements of comprehensive income related to equity securities:

	December 31, 2021	December 31, 2020	December 31, 2019
Dividends	5,108	8,512	4,849
Changes in fair value measurements	26,748	(18,722)	8,000
Impairment in equity securities	(117)	(5,977)	(2,874)

For the years ended December 31, 2021, 2020 and 2019, CAF recognized gains of US$ 26,748, losses of US$ 18,722, and gains of US$ 8,000, respectively, corresponding to the net increase and net decrease in the fair value of investments in equity instruments, are included in the statements of comprehensive income as part of other income and other expenses, respectively.

For the years ended December 31, 2021, 2020 and 2019, CAF recognized losses of its equity in earnings of the investees for US$ 871, US$ 1,533, and US$ 3,225, respectively, for investments under the equity method, which are recorded in the statements of comprehensive income as part of Other expenses.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

8.	PROPERTY AND EQUIPMENT, NET

A summary of property and equipment, net follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Land	29,756	29,756	29,756
Buildings	85,188	85,994	85,584
Buildings improvements	10,942	21,787	21,205
Leasing building improvements	5,168	9,497	8,743
Furniture and equipment	36,030	39,816	36,801
Vehicles	1,041	1,083	1,079

	168,125	187,933	183,168
Less accumulated depreciation	64,612	81,248	73,480
Projects in progress	2,474	5,049	2,630

	105,987	111,734	112,318

Depreciation expenses of US$ 8,895, US$ 8,231 and US$ 7,030 for property and equipment for the years ended December 31, 2021, 2020 and 2019, respectively, are included in the statements of comprehensive income as part of administrative expenses.

9.	OTHER ASSETS

A summary of other assets follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Derivative related collateral	645,632	1,495,033	520,699
Intangible assets, net of accumulated amortization of US$ 8,381, US$ 7,400 and US$ 6,494, respectively	25,386	18,783	14,354
Receivable from investment securities sold	4,017	6,025	12,625
Other	25,256	17,988	17,699

	700,291	1,537,829	565,377

10.	DEPOSITS

A summary of deposits follows:

	December 31, 2021	December 31, 2020	December 31, 2020
Demand deposits	83,157	59,532	74,494
Time deposits:
Less than one year	3,919,679	3,277,987	2,599,180

	4,002,836	3,337,519	2,673,674
Fair value adjustments	(210)	55	(749)

Carrying value of deposits	4,002,626	3,337,574	2,672,925

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2021, 2020 and 2019, the weighted average interest rate was 0.11%, 0.67%, and 2.30%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total deposits denominated in currencies other than the U.S. dollar amounted to an equivalent of US$ 259,991, US$ 24,201 and US$ 60,099 as of December 31, 2021, 2020 and 2019, respectively.

11.	COMMERCIAL PAPER

As of December 31, 2021, 2020 and 2019, the outstanding amount of commercial paper issued by CAF, amounts to US$ 2,813,646, US$ 1,598,696, and US$ 908,133, respectively, of which matures in 2022, 2021 and 2020, respectively. As of December 31, 2021, 2020 and 2019, the weighted average interest rate was 0.23%, 0.86% and 2.47%, respectively.

12.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	December 31, 2021	December 31, 2020	December 31, 2019
U.S. dollars	1,179,623	1,088,287	1,244,480
Euros	590,809	482,794	94,083
Colombian Pesos	30,764	27,418	21,006
Peruvian nuevos soles	—	3,591	23,512
Others	—	1,985	—

	1,801,196	1,604,075	1,383,081
Fair value adjustments	(28,328)	68,879	7,880
Less debt issuance costs	697	653	743

Carrying value of borrowings from other financial institutions	1,772,171	1,672,301	1,390,218

As of December 31, 2021, 2020 and 2019, the fixed interest-bearing borrowings amounted to US$ 410,531, US$ 503,289 and US$ 472,575, respectively. As of December 31, 2021, 2020 and 2019, the weighted average interest rate after considering the impact of interest rate swaps was 1.52%, 2.49% and 3.56%, respectively.

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	December 31, 2021	December 31, 2020	December 31, 2019
Less than one year	178,039	166,519	406,198
Between one and two years	388,211	369,480	206,686
Between two and three years	248,616	156,064	146,097
Between three and four years	191,271	202,466	112,574
Between four and five years	169,039	156,067	161,538
Over five years	626,020	553,479	349,988

	1,801,196	1,604,075	1,383,081

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

The agreements on some borrowing from other financial institutions agreements contains covenants requiring the use of the proceeds for specific purposes or projects.

As of December 31, 2021, 2020 and 2019, there were unused term credit facilities amounting to US$ 1,899,056, US$ 2,279,096 and US$ 2,237,833, respectively.

13.	BONDS

A summary of outstanding bonds follows:

	December 31, 2021			December 31, 2020			December 31, 2019
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (period end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)
U.S. dollars	8,428,409	8,428,409	1.35	8,281,073	8,281,073	2.02	8,589,113	8,589,113	4.04
Euro	8,637,076	8,274,796	1.25	8,143,452	8,370,175	1.70	8,630,557	8,117,818	3.25
Swiss francs	2,203,076	2,297,342	1.42	2,582,176	2,777,778	2.29	2,465,597	2,425,181	2.58
Japanese yen	1,404,689	1,297,358	1.28	727,654	740,777	1.95	235,206	220,548	3.73
Australian dollars	1,026,690	945,521	1.58	1,070,538	1,042,275	1.76	1,049,646	927,957	3.52
Hong Kong dollars	635,865	632,757	1.73	757,314	758,107	1.87	757,307	754,748	1.94
Norwegian kroner	694,695	544,687	1.24	622,501	491,492	2.23	622,500	476,536	3.31
Mexican pesos	574,643	569,250	1.41	426,031	402,436	1.89	306,312	278,897	3.30
Colombian pesos	334,464	248,243	1.53	334,472	294,215	1.53	266,562	231,219	3.14
Uruguayan pesos	280,304	250,040	1.27	268,556	251,676	1.34	106,835	101,775	2.64
Brazilian Real	201,662	191,590	0.70	—	—	—	68,701	54,839	2.36
Indonesian Rupee	75,000	72,467	0.46	75,000	73,601	0.54	75,000	74,262	2.59
Indian Rupee	31,891	28,729	2.71	31,891	29,167	2.71	31,891	29,980	2.52
Canadian dollars	30,395	31,385	2.50	30,395	31,341	2.50	30,395	30,628	3.00
Kazakhstan Tenge	15,082	14,295	1.21	15,082	14,742	1.31	—	—	—
New Zealand Dollar	13,651	14,554	1.66	13,651	15,335	1.76	—	—	—
Peruvian nuevos soles	—	—	—	53,378	48,892	0.77	53,378	53,353	2.25
Turkish lira	—	—	—	—	—	—	64,483	32,279	2.62
South African rand	—	—	—	—	—	—	37,780	41,787	2.38

	24,587,592	23,841,423		23,433,164	23,623,082		23,391,263	22,440,920

Fair value adjustments		425,217			1,269,492			734,512
Less debt issuance costs		6,103			10,155			14,070

Carrying value of bonds		24,260,537			24,882,419			23,161,362

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Remaining maturities:
Less than one year	3,944,492	3,215,774	3,900,936
Between one and two years	4,557,150	3,946,477	3,134,707
Between two and three years	3,245,067	4,562,569	3,938,814
Between three and four years	4,256,759	1,591,088	3,255,194
Between four and five years	3,787,884	4,261,471	1,604,255
Over five years	4,796,240	5,855,785	7,557,357

	24,587,592	23,433,164	23,391,263

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2021, 2020 and 2019, fixed interest rate bonds amounted to US$ 24,108,665,US$ 23,350,889 and US$ 23,306,226, respectively, of which US$ 16,173,655, US$ 15,165,519 andUS$ 14,815,856, respectively, are denominated in currencies other than U.S. dollar.

There were no bonds repurchased for the years ended December 31, 2021, 2020 and 2019.

14.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Derivative-related collateral	148,773	1,443,467	143,256
Employees’ severance benefits and savings plan	104,083	107,250	89,078
Payable for investment securities purchased	17,437	14,960	18,244
Provision for contingencies	15,202	14,833	3,791
Contributions to Stockholders´ Special Funds	12,467	55,090	53,577
Other	14,578	10,584	10,037

	312,540	1,646,184	317,983

15.	PENSION PLAN

As of December 31, 2021, 2020 and 2019, the plan has 687, 636 and 631 participants and active employees, respectively. The date used to determine pension plan benefit obligation is December 31 of each year.

For the years ended December 31, 2021, 2020 and 2019, a reconciliation of beginning and ending balances of the benefit obligation follows:

	2021	2020	2019
Change in benefit obligation:
Benefit obligation at beginning of year	32,079	27,339	23,792
Service cost	3,024	2,923	2,729
Interest cost	1,275	1,091	945
Plan participants’ contributions	2,225	2,277	1,985
Actuarial gain	(553)	(682)	(470)
Benefit paid	(1,530)	(869)	(1,642)

Benefit obligation at the end of year	36,520	32,079	27,339

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

For the years ended December 31, 2021, 2020 and 2019, a reconciliation of beginning and ending balances of the fair value of plan assets follows:

	2021	2020	2019
Change in plan assets:
Fair value of plan assets at beginning of year	32,455	27,809	24,154
Actual return on plan assets	1,208	1,145	1,035
Contributions	4,700	4,370	4,262
Benefit paid	(1,530)	(869)	(1,642)

Fair value of plan assets at end of year	36,833	32,455	27,809

Plan assets are as follows:

	December 31,
	2021	2020	2019
Plan assets:
Marketable securities	36,833	32,455	27,809

The table below summarizes the component of the periodic cost of projected benefits related to the PBO for the years ended December 31, 2021, 2020 and 2019:

	2021	2020	2019
Service cost	3,024	2,923	2,729
Interest cost	1,275	1,091	945
Expected return on plan assets	(1,290)	(1,109)	(959)

	3,009	2,905	2,715

A summary of the net projected cost for the year ended December 31, 2021 follows:

Service cost
Contribution to the plan	2,425
Guaranteed benefit	880

3,305
Interest cost	1,455
Expected return on plan assets	(1,467)

3,293

A summary of the benefits that are expected to be paid for the next five years follows:

2022	336
2023	1,037
2024	872
2025	1,002
2026	1,148

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

Weighted-average assumptions used to determine net benefit cost since the origination of the Plan to December 31, 2021, 2020 and 2019 follows:

	2021	2020	2019
Discount rate	4.00%	4.00%	4.00%
Expected long-term nominal rate return on Plan assets	4.00%	4.00%	4.00%
Salary increase rate	3.00%	3.00%	3.00%

16.	STOCKHOLDERS’ EQUITY

Authorized capital

The authorized capital of CAF as of December 31, 2021, 2020 and 2019 amounts to US$ 15,000,000, of which US$ 10,000,000 is ordinary capital shares and US$ 5,000,000 is callable capital shares, distributed among Series “A”, “B” and “C” shares.

Additional paid-in capital

The additional paid-in capital is the amount paid by Series “B” and Series “C” stockholders in excess of the par value. The additional paid-in capital of CAF as of December 31, 2021, 2020 and 2019 amounts to US$ 4,091,298, US$ 3,961,900 and US$ 3,988,884, respectively.

Subscribed callable capital

In addition to our subscribed paid-in and un-paid capital, our shareholders have subscribed to callable capital totaling US$ 1,589,660 as of December 31, 2021, 2020 and 2019. Our callable capital (comprised of Series “B” and Series “C” callable capital shares) may be called by the Board of Directors to meet our obligations only to the extent that we are unable to meet such obligations with our own resources.

The Constitutive Agreement provides that the obligation of shareholders to pay for the shares of callable capital, upon demand by the Board of Directors, continues until such callable capital is paid in full. Thus, we consider the obligations of shareholder countries to pay for their respective callable capital subscriptions to be binding obligations backed by the full faith and credit of the respective governments.

Shares

CAF´s Shares are divided into Series “A” Shares, Series “B” Shares and Series “C” Shares.

(i)

Series “A” shares may be owned only by the Member Countries. The term “Member Country” is defined in Article 3 of CAF’s General Regulations as any shareholder country holding at least one Series “A” share that, either is a signatory to the Constitutive Agreement or, being of Latin America or the Caribbean, has adhered to it (as of the date hereof, the Member Countries are the Argentine Republic, the Plurinational State of Bolivia, the Republics of Colombia, Ecuador, Panama, Paraguay, Peru, Trinidad and Tobago, the Federative Republic of Brazil, the Oriental Republic of Uruguay, and the Bolivarian Republic of Venezuela). Each Member Country owns one Series “A” share, which is held by the government, either directly or through a government-designated social or public purpose institution. Each of the Member Countries owning a Series “A” share is entitled to elect one (1) Director and one (1) Alternate Director to our Board of Directors. The nominal value of the Series “A” Shares is US$ 1,200.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

(ii)

Series “B” shares are currently owned by the Member Countries and are held by the governments either directly or through designated governmental entities, except for certain Series “B” shares currently constituting approximately 0.03% of our outstanding shares, which are owned by 13 private sector financial institutions in the Member Countries. As owners of Series “B” shares, the Member Countries collectively are entitled to elect five (5) additional Directors and five (5) additional Alternate Directors through cumulative voting, and the 13 private sector financial institutions collectively are entitled to elect one (1) Director and one (1) Alternate Director. The nominal value of the Series “B” Shares is US$ 5.

(iii)

Series “C” shares are available for subscription by countries that are not Member Countries to strengthen relationships between these countries and the Member Countries. Series “C” shares are currently owned by eight (8) associated shareholder countries: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal and Spain. Holders of Series “C” shares collectively are entitled to elect two (2) Directors and two (2) Alternate Directors, and up to two (2) additional Directors with their respective two (2) Alternate Directors if additional new Series “C” Shares are subscribed and paid beyond certain threshold. In order for an additional director to be elected by the series “C” shareholders, the subscription and payment for new series “C” shares must represent an increase of one point five percent (1.5%) of CAF’s subscribed and paid-in capital equity in comparison with the total subscribed and paid-in capital at the end of the most recently completed fiscal year. The nominal value of the Series “B” Shares is US$ 5.

A summary of the changes in subscribed and paid-in capital for the years ended December 31, 2021, 2020and 2019 follows:

		Number of Shares			Nominal Amounts
	Note	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
As of December 31, 2018		11	946,211	84,493	13,200	4,731,055	422,465	5,166,720
Issued for cash		—	31,804	10,995	—	159,020	54,975	213,995

As of December 31, 2019		11	978,015	95,488	13,200	4,890,075	477,440	5,380,715
Issued for cash		—	39,839	2,729	—	199,195	13,645	212,840
Shares’ repurchase	6	—	(45,501)	—	—	(227,505)	—	(227,505)

As of December 31, 2020		11	972,353	98,217	13,200	4,861,765	491,085	5,366,050
Issued for cash		—	42,373	1,848	—	211,865	9,240	221,105
Shares’ repurchase	6	—	(30,156)	—	—	(150,780)	—	(150,780)

As of December 31, 2021		11	984,570	100,065	13,200	4,922,850	500,325	5,436,375

Subscribed and paid-in capital as of December 31, 2021 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Stockholder:
Argentina	1	119,079	—	1,200	595,395	—	596,595
Bolivia	1	62,360	—	1,200	311,800	—	313,000
Brazil	1	94,284	—	1,200	471,420	—	472,620

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Colombia	1	196,613	—	1,200	983,065	—	984,265
Ecuador	1	65,115	—	1,200	325,575	—	326,775
Panama	1	37,793	—	1,200	188,965	—	190,165
Paraguay	1	37,313	—	1,200	186,565	—	187,765
Peru	1	211,432	—	1,200	1,057,160	—	1,058,360
Trinidad & Tobago	1	28,037	—	1,200	140,185	—	141,385
Uruguay	1	39,026	—	1,200	195,130	—	196,330
Venezuela	1	93,021	—	1,200	465,105	—	466,305
Barbados	—	—	3,522	—	—	17,610	17,610
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	11,038	—	—	55,190	55,190
Dominican Republic	—	—	10,556	—	—	52,780	52,780
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	51,939	—	—	259,695	259,695
Commercial banks	—	497	—	—	2,485	—	2,485

	11	984,570	100,065	13,200	4,922,850	500,325	5,436,375

As of December 31, 2021, the detail of unpaid subscribed capital and subscribed callable capital is presented below:

	Unpaid Subscribed Capital				Subscribed Callable Capital
	Series “B”		Series “C”		Series “B”		Series “C”
	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount
Stockholder:
Argentina	12,445	62,225	—	—	25,200	126,000	—	—
Bolivia	2,434	12,170	—	—	14,400	72,000	—	—
Brazil	33,859	169,295	—	—	25,200	126,000	—	—
Colombia	19,788	98,940	—	—	50,400	252,000	—	—
Ecuador	—	—	—	—	14,400	72,000	—	—
Panama	2,434	12,170	—	—	7,200	36,000	—	—
Paraguay	2,434	12,170	—	—	7,200	36,000	—	—
Peru	5,403	27,015	—	—	50,400	252,000	—	—
Trinidad y Tobago	8,801	44,005	—	—	7,200	36,000	—	—
Uruguay	2,434	12,170	—	—	7,200	36,000	—	—
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Barbados	—	—	—	—	—	—	—	—
Chile	—	—	—	—	—	—	800	4,000
Dominican Republic	—	—	—	—	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	—	—	—	—	40,000	200,000
Commercial banks	—	—	—	—	—	—	—	—

	138,188	690,940	—	—	259,200	1,296,000	58,732	293,660

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

Subscribed and paid-in capital as of December 31, 2020 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Stockholder:
Argentina	1	112,854	—	1,200	564,270	—	565,470
Bolivia	1	59,926	—	1,200	299,630	—	300,830
Brazil	1	92,438	—	1,200	462,190	—	463,390
Colombia	1	190,017	—	1,200	950,085	—	951,285
Ecuador	1	65,115	—	1,200	325,575	—	326,775
Panama	1	35,359	—	1,200	176,795	—	177,995
Paraguay	1	34,879	—	1,200	174,395	—	175,595
Peru	1	195,223	—	1,200	976,115	—	977,315
Trinidad & Tobago	1	26,276	—	1,200	131,380	—	132,580
Uruguay	1	36,592	—	1,200	182,960	—	184,160
Venezuela	1	123,177	—	1,200	615,885	—	617,085
Barbados	—	—	3,522	—	—	17,610	17,610
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	11,038	—	—	55,190	55,190
Dominican Republic	—	—	10,556	—	—	52,780	52,780
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	50,091	—	—	250,455	250,455
Commercial banks	—	497	—	—	2,485	—	2,485

	11	972,353	98,217	13,200	4,861,765	491,085	5,366,050

As of December 31, 2020, the detail of unpaid subscribed capital and of subscribed callable capital is presented below:

	Unpaid Subscribed Capital				Subscribed Callable Capital
	Series “B”		Series “C”		Series “B”		Series “C”
	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount
Stockholder:
Argentina	18,670	93,350	—	—	25,200	126,000	—	—
Bolivia	4,868	24,340	—	—	14,400	72,000	—	—
Brazil	35,705	178,525	—	—	25,200	126,000	—	—
Colombia	26,384	131,920	—	—	50,400	252,000	—	—
Ecuador	—	—	—	—	14,400	72,000	—	—
Panama	4,868	24,340	—	—	7,200	36,000	—	—
Paraguay	4,868	24,340	—	—	7,200	36,000	—	—
Peru	21,612	108,060	—	—	50,400	252,000	—	—
Trinidad y Tobago	10,562	52,810	—	—	7,200	36,000	—	—
Uruguay	4,868	24,340	—	—	7,200	36,000	—	—

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

	Unpaid Subscribed Capital				Subscribed Callable Capital
	Series “B”		Series “C”		Series “B”		Series “C”
	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Barbados	—	—	—	—	—	—	—	—
Chile	—	—	—	—	—	—	800	4,000
Dominican Republic	—	—	—	—	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	1,848	9,240	—	—	40,000	200,000
Commercial banks	—	—	—	—	—	—	—	—

	180,561	902,805	1,848	9,240	259,200	1,296,000	58,732	293,660

Subscribed and paid-in capital as of December 31, 2019 is as follows:

	Number of Shares			Nominal Amounts
	Series “A”	Series “B”	Series “C”	Series “A”	Series “B”	Series “C”	Total
Stockholder:
Argentina	1	106,629	—	1,200	533,145	—	534,345
Bolivia	1	57,492	—	1,200	287,460	—	288,660
Brazil	1	89,270	—	1,200	446,350	—	447,550
Colombia	1	183,421	—	1,200	917,105	—	918,305
Ecuador	1	57,813	—	1,200	289,065	—	290,265
Panama	1	32,925	—	1,200	164,625	—	165,825
Paraguay	1	32,445	—	1,200	162,225	—	163,425
Peru	1	189,820	—	1,200	949,100	—	950,300
Trinidad & Tobago	1	24,867	—	1,200	124,335	—	125,535
Uruguay	1	34,158	—	1,200	170,790	—	171,990
Venezuela	1	168,678	—	1,200	843,390	—	844,590
Barbados	—	—	3,522	—	—	17,610	17,610
Chile	—	—	5,541	—	—	27,705	27,705
Costa Rica	—	—	11,038	—	—	55,190	55,190
Dominican Republic	—	—	9,675	—	—	48,375	48,375
Jamaica	—	—	182	—	—	910	910
Mexico	—	—	15,367	—	—	76,835	76,835
Portugal	—	—	1,920	—	—	9,600	9,600
Spain	—	—	48,243	—	—	241,215	241,215
Commercial banks	—	497	—	—	2,485	—	2,485

	11	978,015	95,488	13,200	4,890,075	477,440	5,380,715

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2019, the detail of unpaid subscribed capital and of subscribed callable capital is presented below:

	Unpaid Subscribed Capital				Subscribed Callable Capital
	Series “B”		Series “C”		Series “B”		Series “C”
	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount	Number of shares	Nominal Amount
Stockholder:
Argentina	24,895	124,475	—	—	25,200	126,000	—	—
Bolivia	7,302	36,510	—	—	14,400	72,000	—	—
Brazil	38,873	194,365	—	—	25,200	126,000	—	—
Colombia	32,980	164,900	—	—	50,400	252,000	—	—
Ecuador	7,302	36,510	—	—	14,400	72,000	—	—
Panama	7,302	36,510	—	—	7,200	36,000	—	—
Paraguay	7,302	36,510	—	—	7,200	36,000	—	—
Peru	27,015	135,075	—	—	50,400	252,000	—	—
Trinidad y Tobago	11,971	59,855	—	—	7,200	36,000	—	—
Uruguay	7,302	36,510	—	—	7,200	36,000	—	—
Venezuela	48,156	240,780	—	—	50,400	252,000	—	—
Barbados	—	—	—	—	—	—	—	—
Chile	—	—	—	—	—	—	800	4,000
Dominican Republic	—	—	881	4,405	—	—	—	—
Mexico	—	—	—	—	—	—	1,600	8,000
Portugal	—	—	—	—	—	—	16,332	81,660
Spain	—	—	3,696	18,480	—	—	40,000	200,000
Commercial banks	—	—	—	—	—	—	—	—

	220,400	1,102,000	4,577	22,885	259,200	1,296,000	58,732	293,660

General Reserve

CAF maintains a general reserve approved by the Stockholders’ Assembly, which is considered an equity reserve. Stockholders approved the increase in the general reserve by US$ 215,839, US$ 292,982 andUS$ 201,177 during the years ended December 31, 2021, 2020 and 2019, through appropriations from net income for the years ended December 31, 2020, 2019 and 2018, respectively.

Reserve Pursuant to Article N° 42 of the Constitutive Agreement

CAF’s Constitutive Agreement states that at least 10% of annual net income should be appropriated into a reserve fund until that reserve fund amounts to 50% of the subscribed capital. That reserve fund is considered an equity reserve. Additional appropriation may be approved by the stockholders. The Stockholders’ Assembly held in March 2021, 2020 and 2019, authorized an increase in the reserve fund forUS$ 23,983, US$ 32,600 and US$ 22,400, through an appropriation from net income for the years endedDecember 31, 2020, 2019 and 2018, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

17.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries. Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

18.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities - trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

CAF also utilizes futures derivatives instruments to reduce exposure to price risk. These are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the future contracts. Additionally, CAF utilizes forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets			Derivative liabilities
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2021	December 31, 2020	December 31, 2019
Cross-currency swap	350,991	1,483,935	297,080	779,146	251,676	625,962
Interest rate swap	153,236	282,821	127,020	62,865	151,507	15,642
U.S Treasury futures	1,763	134	2,156	628	1,364	84
Cross-currency forward contracts	6,393	42	4	319	295	1,037

	512,383	1,766,932	426,260	842,958	404,842	642,725

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative liabilities
As of December 31, 2021:
Loans	2,296,334	—	38,643	18,377
Loans	—	112,936	2,083	1,692
Deposits	—	110,000	1,498	5,639
Borrowings from other financial institutions	—	590,809	—	26,298
Borrowings from other financial institutions	177,547	—	5,191	—
Bonds	—	16,143,345	347,410	745,517
Bonds	8,250,000	—	109,402	44,488

	10,723,881	16,957,090	504,227	842,011

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative Liabilities
As of December 31, 2020:
Loans	1,875,442	—	—	150,365
Loans	—	(54,327)	1,447	574
Deposits	—	24,758	—	702
Borrowings from other financial institutions	—	482,794	28,036	—
Borrowings from other financial institutions	240,544	—	14,659	—
Bonds	—	15,146,956	1,454,452	250,400
Bonds	8,100,370	—	268,162	1,142

	10,216,356	15,600,181	1,766,756	403,183

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative Liabilities
As of December 31, 2019:
Loans	134,189	—	589	5,317
Loans	—	863	94	—
Deposits	—	59,000	1,041	19
Borrowings from other financial institutions	—	94,083	—	1,580
Borrowings from other financial institutions	303,542	—	7,339	530
Bonds	—	14,809,015	295,945	624,363
Bonds	8,405,370	—	119,092	9,795

	8,843,101	14,962,961	424,100	641,604

The following table presents the notional amount and fair values of U.S. treasury futures andcross-currency forward contracts:

As of December 31, 2021
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until January 2022	Various	292,582	6,393

Futures short	Various	Until March 2022	Various	1,301,223	1,763

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until March 2022	Various	144,264	(226)

Futures short	Various	Until March 2022	USD	47,000	(402)

Futures contracts	Various	Until March 2022	Various	33,684	(319)

As of December 31, 2020
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until January 2021	Various	12,408	42

Futures long	Various	Until March 2021	USD	148,600	133

Futures short	12/2/2020	Until March 2021	EUR	1,967	1

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2020
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Forward contracts	Various	Various	Various	31,940	(295)

Futures long	11/23/2020	Until March 2021	USD	800	(1)

Futures short	Various	Until March 2021	Various	1,372,396	(1,363)

As of December 31, 2019
					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until March 2020	Various	8,576	4

Futures short	Various	Until March 2020	USD	1,428,200	2,156

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Forward contracts	Various	Until March 2020	USD	81,269	(1,037)

Futures long	Various	Until March 2020	EUR	152,600	(84)

The amounts of collateral posted related to U.S. treasury futures as of December 31, 2021, 2020 and 2019, was US$ 8,977, US$ 5,947 and US$ 7,072, respectively. As of December 31, 2021, 2020 and 2019, the amount of collateral received related to U.S. treasury futures was US$ 17, US$ 0 and US$ 16, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with substantially all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheet:

As of December 31, 2021
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	504,227	(329,443)	(148,756)	26,028

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(842,011)	329,443	636,655	124,087

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2020
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	1,766,756	(331,499)	(1,443,467)	(8,210)

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(403,183)	331,499	1,489,086	1,417,402

As of December 31, 2019
Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	424,100	(272,815)	(143,240)	8,045

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(641,604)	272,815	513,627	144,838

19.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

-	Marketable securities: CAF uses quoted prices in active markets to determine the fair value of trading securities. These securities are classified in Level 1 of the fair value hierarchy.

-

Loans: The fair value of fixed rate loans, is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

-

Derivative assets and liabilities: Derivative financial instruments transactions contracted and designated by CAF as hedges of risks related to interest rates, currency rates or both, for transactions recorded as financial assets or liabilities are also presented at fair value. In those cases the fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

-

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow technique.

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,219,711	—	—	2,219,711

Non-U.S. governments and government entities bonds	418,413	137,817	—	556,230

Financial institutions and corporate securities:
Commercial paper	—	3,861,129	—	3,861,129
Certificate of deposits	3,284,428	—	—	3,284,428
Bonds	1,941,602	—	—	1,941,602
Collateralized mortgage obligation	288,583	2,222	—	290,805
Liquidity funds	349,162	—	—	349,162

	5,863,775	3,863,351	—	9,727,126

Sub-total financial assets at fair value	8,501,899	4,001,168	—	12,503,067

Loans	—	2,389,651	—	2,389,651

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Derivative instruments:
Cross-currency swap	—	350,991	—	350,991
Interest rate swap	—	153,236	—	153,236
U.S Treasury futures	—	1,763	—	1,763
Cross-currency forward contracts	—	6,393	—	6,393

	—	512,383	—	512,383

Total financial assets at fair value	8,501,899	6,903,202	—	15,405,101

Liabilities:
Deposits	—	106,119	—	106,119

Borrowings from other financial institutions	—	740,028	—	740,028

Bonds	—	24,074,774	—	24,074,774

Derivative instruments:
Cross-currency swap	—	779,146	—	779,146
Interest rate swap	—	62,865	—	62,865
U.S Treasury futures	—	628	—	628
Cross-currency forward contracts	—	319	—	319

	—	842,958	—	842,958

Total financial liabilities at fair value	—	25,763,879	—	25,763,879

As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,038,158	110	—	2,038,268

Non-U.S. governments and government entities bonds	152,550	34,896	—	187,446

Financial institutions and corporate securities:
Commercial paper	—	2,895,110	—	2,895,110
Certificate of deposits	2,912,973	—	—	2,912,973
Bonds	2,242,321	—	—	2,242,321
Collateralized mortgage obligation	272,028	14,926	—	286,954
Liquidity funds	398,775	—	—	398,775

	5,826,097	2,910,036	—	8,736,133

Sub-total financial assets at fair value	8,016,805	2,945,042	—	10,961,847

Loans	—	2,088,750	—	2,088,750

Derivative instruments:
Cross-currency swap	—	1,483,935	—	1,483,935
Interest rate swap	—	282,821	—	282,821
U.S Treasury futures	—	134	—	134
Cross-currency forward contracts	—	42	—	42

	—	1,766,932	—	1,766,932

Total financial assets at fair value	8,016,805	6,800,724	—	14,817,529

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
Deposits	—	24,101	—	24,101

Borrowings from other financial institutions	—	792,217	—	792,217

Bonds	—	24,706,736	—	24,706,736

Derivative instruments:
Cross-currency swap	—	251,676	—	251,676
Interest rate swap	—	151,507	—	151,507
U.S Treasury futures	—	1,364	—	1,364
Cross-currency forward contracts	—	295	—	295

	—	404,842	—	404,842

Total financial liabilities at fair value	—	25,927,896	—	25,927,896

As of December 31, 2019
	Level 1	Level 2		Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,010,025	—		—	2,010,025

Non-U.S. governments and government entities bonds	291,382	59,058		—	350,440

Financial institutions and corporate securities:
Commercial paper	2,227,971	872,144		—	3,100,115
Certificate of deposits	2,201,939	—		—	2,201,939
Bonds	2,045,486	—		—	2,045,486
Collateralized mortgage obligation	343,745	—		—	343,745
Liquidity funds	306,055	—		—	306,055

	7,125,196	872,144		—	7,997,340

Sub-total financial assets at fair value	9,426,603	931,202	(1)	—	10,357,805

Loans	—	139,768		—	139,768

Derivative instruments:
Cross-currency swap	—	297,080		—	297,080
Interest rate swap	—	127,020		—	127,020
U.S Treasury futures	—	2,156		—	2,156
Cross-currency forward contracts	—	4		—	4

	—	426,260		—	426,260

Total financial assets at fair value	9,426,603	1,497,230		—	10,923,833

Liabilities:
Deposits	—	60,594		—	60,594

Borrowings from other financial institutions	—	403,912		—	403,912

Bonds	—	22,998,554		—	22,998,554

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2019
	Level 1	Level 2	Level 3	Total
Derivative instruments:
Cross-currency swap	—	625,962	—	625,962
Interest rate swap	—	15,642	—	15,642
U.S Treasury futures	—	84	—	84
Cross-currency forward contracts	—	1,037	—	1,037

	—	642,725	—	642,725

Total financial liabilities at fair value	—	24,105,785	—	24,105,785

(1)

CAF reclassified the presentation in 2019 of the fair value of U.S. governments, non-U.S. governments and government entities bonds and commercial paper from levels 1 to level 2 based on the observability of inputs that are significant to the overall fair value measurement.

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

		December 31, 2021		December 31, 2020		December 31, 2019
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	112,047	112,047	123,204	123,204	103,593	103,593
Deposits with banks	1	3,210,216	3,210,216	2,825,086	2,825,086	2,417,476	2,417,476
Other investments	1	292,392	292,392	811,205	811,205	996,917	996,917
Loans, net	2	26,976,260	26,949,431	25,800,091	25,770,013	26,178,502	26,201,605
Accrued interest and commissions receivable	2	357,836	357,836	386,625	386,625	531,793	531,793
Derivate related collateral	1	645,632	645,632	1,495,033	1,495,033	520,699	520,699
Receivable from investment securities sold	1	4,017	4,017	6,025	6,025	12,625	12,625

Financial liabilities:
Deposits	2	3,896,507	3,896,507	3,313,473	3,313,473	2,537,837	2,537,837
Commercial paper	2	2,813,646	2,813,646	1,598,696	1,598,696	908,133	908,133
Borrowings from other financial institutions, net	2	1,032,143	1,014,964	880,084	861,770	986,306	996,925
Bonds, net	2	185,763	176,035	175,683	168,566	162,808	174,925
Accrued interest payable	2	288,233	288,233	308,986	308,986	403,560	403,560
Derivate related collateral	1	148,773	148,773	1,443,467	1,443,467	143,256	143,256
Payable for investment securities purchased	1	17,437	17,437	14,960	14,960	18,244	18,244

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value:

-

Cash and due from banks, deposits with banks, other investments, accrued interest and commissions receivable, deposits, commercial paper, accrued interest payable, derivate-related collateral, receivable from investment securities sold and payable for investment securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

-

Loans: CAF is one of the few institutions that grant loans for development projects in the stockholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

-

Equity investments: The direct investments in equity securities of companies without a readily determinable fair value are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. As of December 2021, 2020 and 2019, the carrying amount of those investments amounted to US$ 113,036, US$ 114,152 and US$ 123,755, respectively. In addition, as of December 31, 2021, 2020 and 2019, investments in funds without a readily determinable fair value, with carrying amount of US$ 267,131, US$ 264,731 and US$ 312,746, respectively, and the net effects of impairment and the changes in observable prices for the years ended December 31, 2021, 2020 and 2019 amounted to US$ 26,631, US$ (24,699) and US$ 5,262, respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

-

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

20.	LOSSES ON CHANGES IN FAIR VALUE RELATED TO FINANCIAL INSTRUMENTS

The losses on changes in fair value of marketable securities – trading, cross-currency swaps and financial liabilities carried at fair value under the fair value option are as follows:

	Year ended December 31, 2021
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	(1,602,158)	1,575,875	(26,283)
Deposits	(3,438)	3,224	(214)
Loans	(482)	(7,970)	(8,452)
Borrowings from other financial institutions	(54,335)	87,737	33,402

	(1,660,413)	1,658,866	(1,547)

	Year ended December 31, 2020
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Bonds	1,532,469	(1,517,516)	14,953
Deposits	(1,724)	2,251	527
Loans	778	8,628	9,406
Borrowings from other financial institutions	29,617	(54,743)	(25,126)

	1,561,140	(1,561,380)	(240)

	Year ended December 31, 2019
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Marketable securities - trading	253,505	(259,786)	(6,281)
Bonds	1,022	(1,594)	(572)
Loans	(525)	256	(269)
Borrowings from other financial institutions	(1,669)	824	(845)

	252,333	(260,300)	(7,967)

In addition, for the years ended December 31, 2021, 2020 and 2019, CAF recorded net losses of US$ 1,841 and US$ 1,849, and net gains US$ 2,694, respectively, related to changes in fair value of U.S. treasury futures and U.S. treasury forwards and changes in fair value of the U.S. Treasury Notes.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

21.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	December 31, 2021	December 31, 2020	December 31, 2019
Loan commitments subscribed – eligible	6,477,638	6,324,230	5,606,684
Lines of credit	3,328,384	3,253,540	2,579,633
Loan commitments subscribed – non eligible	1,561,726	1,656,000	2,362,122
Guarantees	129,804	130,556	150,148
Equity investments agreements subscribed	79,769	85,399	110,215

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

Guarantees mature as follows:

	December 31, 2021	December 31, 2020	December 31, 2019
Less than one year	6,338	6,336	6,524
Between one and five years	62,649	62,649	34,649
Over five years	60,817	61,571	108,975

	129,804	130,556	150,148

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition or results of operations.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

22.	SPECIAL FUNDS AND OTHER FUNDS UNDER MANAGEMENT

CAF, as a multilateral financial institution, acts as administrator of several funds owned by third parties and CAF’s stockholders’ special funds, created to promote technical and financial cooperation, sustainable human development, and management of poverty relief funds in stockholder countries.

The stockholders’ special funds contribute to regional integration and sustainable development through capacity building, increased domestic and international exchanges, generation and use of knowledge, as well as training human resources and fortifying institutions. The stockholders’ special funds are governed by the provisions of the Constitutive Agreement and any other provisions that may be established by the Board of Directors.

The Stockholders’ Assembly of CAF approves a maximum amount to be contributed to stockholders’ special funds during the fiscal year and to recognize these contributions as expenses. The Executive President by delegation of the Stockholders’ Assembly of CAF may authorize, up to the maximum approved amount, the amounts that will be contributed during the current period, based on the analysis of the new commitments contracted or the resources required by the stockholders’ special funds.

The resources of the stockholders’ special funds, that come from a contribution by CAF, are completely independent from the resources of CAF and are thus so maintained, accounted for, presented, utilized, invested, committed and otherwise disposed of. With regard to the use of the stockholders’ special funds, the financial responsibility of CAF, as administrator, is limited to the net assets of each of the constituted stockholders’ special funds. CAF has no residual interest in the net assets of the stockholders’ special funds.

In March 2021, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 30,000 to Technical Cooperation Fund (FCT) for 2021. Subsequently, for the year endedDecember 31, 2021, based on the analysis of the new commitments contracted or the resources required by the stockholders’ special funds, CAF recognized US$ 30,000 as an expense and, as of December 31, 2021 recognized an unconditional obligation (accounts payable) for US$ 12,467 which was paid in January 2022.

In March 2020, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 135,000 to some stockholders’ special funds for 2020. Subsequently, for the year endedDecember 31, 2020, the Executive President directly or by delegation, based on the analysis of the new commitments contracted or the resources required by the stockholders’ special funds, authorized the contributions of US$ 100,000 and US$ 35,000 to Compensatory Financial Fund (FFC) and FCT, respectively. For the year ended December 31, 2020, CAF recognized US$ 72,015 as an expense and, as of December 31, 2020 recognized an unconditional obligation (accounts payable) for US$ 55,090 which was paid in January 2021.

In March 2019, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 130,000 to some stockholders’ special funds for 2019. Subsequently, during the year ended December 31, 2019, the Executive President directly or by delegation, based on the analysis of the new commitments contracted or the resources required by the stockholders’ special funds, authorized the contributions of US$ 100,000 and US$ 29,226 to FFC and FCT, respectively. For the year ended December 31, 2019, CAF recognized US$ 129,226 as an expense and, as of December 31, 2019 recognized an unconditional obligation (accounts payable) for US$ 53,577 which was paid in January 2020.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

As of December 31, 2021, 2020 and 2019, managed funds assets are US$ 442,315, US$ 494,932 and US$ 483,271, respectively. The balances of these funds are as follows:

	December 31, 2021	December 31, 2020	December 31, 2019
FFC(1)	192,250	259,723	284,198
FCT	93,862	75,325	69,148
Fund for the Development of Small and Medium Enterprises	63,130	60,357	64,495
Human Development Fund	4,439	5,369	7,827
Others non related with stockholders’ special funds	88,634	94,158	57,603

	442,315	494,932	483,271

(1)

FFC was created by CAF’s stockholders for the purpose of compensating a portion of the interest costs of certain loans granted by CAF to finance economic and social infrastructure projects. For the years ended December 31, 2021, 2020 and 2019, FFC compensated interest amounting to US$ 67,077, US$ 88,526 and US$ 78,155, respectively, which amounts are included in interest income – loans in the statements of comprehensive income.

23.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating resources based on a determination of the contributions to net income of individual operations. CAF does not differentiate on the basis of the nature of the products or services provided the preparation process, or the method for providing services among individual countries.

For years ended December 31, 2021, 2020 and 2019, loans made to or guaranteed by five countries individually generated in excess, of 10% of interest income on loans, as follows:

	2021	2020	2019
Ecuador	86,239	120,745	168,032
Argentina	85,082	121,464	175,759
Colombia	84,085	102,175	121,240
Venezuela	68,295	110,432	165,565
Bolivia	64,578	90,369	124,678

	388,279	545,185	755,274

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Financial Statements

For the years ended December 31, 2021, 2020 and 2019

(In thousands of U.S. dollars)

24.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 14, 2022, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

-	During January 2022, CAF repurchased a total of 2,069 shares from Venezuela, totaling US$ 29.4 million.

-	On January 19, 2022, CAF priced CHF 350 million, 0.45% green bonds due 2027, under its EMTN program. The transaction is expected to settle on February 24, 2022.

-	On February 04, 2022, CAF issued bonds for UIU 2.0 million, equivalent to US$ 231 thousand, 3.61% due 2039, under its Uruguay Local Debt Programme.

-	On February 8, 2022, CAF issued bonds for US$ 650 million, 2.25% due 2027, under its US SHELF.

-	On February 09, 2022, CAF issued bonds for JPY 7.200 million, equivalent to US$ 62.9 million, 0.60% due 2032, under its Japan Shelf.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Balance Sheets

As of June 30, 2022 and December 31, 2021

(In thousands of U.S. dollars)

	NOTES	June 30, 2022	December 31, 2021
ASSETS

Cash and due from banks		547,691	112,047
Deposits with banks		4,049,214	3,210,216

Cash and due from banks and deposits with banks		4,596,905	3,322,263

Marketable securities:
Trading	3 and 14	9,922,754	12,503,067
Other investments		110,940	292,392
Loans (US$ 2,221,883 and US$ 2,389,651 at fair value as of June 30, 2022 and December 31, 2021, respectively)	4 and 14	28,364,544	29,595,386
Less loan commissions, net of origination costs		156,344	153,955
Less allowance for loan losses	4	68,556	76,650

Loans, net		28,139,644	29,364,781

Accrued interest and commissions receivable		359,171	357,836
Equity investments		410,335	433,350
Derivative financial instruments	13 and 14	330,366	512,383
Property and equipment, net		103,008	105,987
Other assets	5	2,696,089	700,291

TOTAL		46,669,212	47,592,350

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Deposits (US$ 54,090 and US$ 106,119 at fair value as of June 30, 2022 and December 31, 2021, respectively), net	6 and 14	4,806,022	4,002,626
Commercial paper	7	3,906,528	2,813,646
Borrowings from other financial institutions (US$ 645,354 and US$ 740,028 at fair value as of June 30, 2022 and December 31, 2021, respectively), net	8 and 14	1,705,278	1,772,171
Bonds (US$ 19,447,151 and US$ 24,074,774 at fair value as of June 30, 2022 and December 31, 2021, respectively), net	9 and 14	19,641,323	24,260,537
Accrued interest payable		272,927	288,233
Derivative financial instruments	13 and 14	2,852,050	842,958
Accrued expenses and other liabilities	10	170,646	312,540

Total liabilities		33,354,774	34,292,711

STOCKHOLDERS’ EQUITY:
Subscribed capital		7,946,005	7,716,975
Less callable capital portion		1,625,660	1,589,660
Less capital subscriptions receivable		883,845	690,940

Paid-in capital		5,436,500	5,436,375

Additional paid-in capital		4,091,528	4,091,298
Reserves		3,771,966	3,666,951
Retained earnings		14,444	105,015

Total stockholders’ equity		13,314,438	13,299,639

TOTAL		46,669,212	47,592,350

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Comprehensive Income

For the six-month periods ended June 30, 2022 and 2021

(In thousands of U.S. dollars)

	NOTES	2022	2021
Interest income:
Loans		363,704	306,785
Investments and deposits with banks	3	(30,748)	19,540
Loan commissions		25,253	21,006

Total interest income		358,209	347,331

Interest expense:
Bonds		202,860	167,952
Borrowings from other financial institutions		17,295	11,384
Commercial paper		8,855	2,866
Deposits		8,224	2,511
Commissions		5,004	6,970

Total interest expense		242,238	191,683

Net interest income		115,971	155,648
Credit for loan losses	4	(3,713)	(7,472)

Net interest income, after credit for loan losses		119,684	163,120

Non-interest income:
Other commissions		1,794	1,431
Dividends and equity in earnings of investees		10,372	2,659
Other income		2,409	18,373

Total non-interest income		14,575	22,463

Non-interest expenses:
Administrative expenses		84,549	77,512
Other expenses	4	14,551	9,106

Total non-interest expenses		99,100	86,618

Income before unrealized changes in fair value related to other financial instruments and contributions to Stockholders’ Special Funds		35,159	98,965
Unrealized changes in fair value related to other financial instruments	15	1,828	5,664

Income before contributions to Stockholders’ Special Funds, net		36,987	104,629
Contributions to Stockholders’ Special Funds	11	22,543	10,404

Net income and total comprehensive income		14,444	94,225

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Stockholders’ Equity

For the six-month periods ended June 30, 2022 and 2021

(In thousands of U.S. dollars)

				Reserves
	NOTE	Paid-in capital	Additional paid-in capital	General reserve	Article N° 42 of the Constitutive Agreement	Total reserves	Retained earnings	Total stockholders’ equity
BALANCES AS OF DECEMBER 31, 2020		5,366,050	3,961,900	2,878,929	548,200	3,427,129	239,822	12,994,901
Capital increase		32,980	60,684	—	—	—	—	93,664
Capital decrease due to shares’ repurchase	4	(71,240)	(131,082)	—	—	—	—	(202,322)
Net income and total comprehensive income		—	—	—	—	—	94,225	94,225
Appropriated for general reserve		—	—	215,839	—	215,839	(215,839)	—
Appropriated for reserve pursuant to
Article N° 42 of the Constitutive Agreement		—	—	—	23,983	23,983	(23,983)	—

BALANCES AS OF JUNE 30, 2021		5,327,790	3,891,502	3,094,768	572,183	3,666,951	94,225	12,980,468

BALANCES AS OF DECEMBER 31, 2021		5,436,375	4,091,298	3,094,768	572,183	3,666,951	105,015	13,299,639
Capital increase		78,285	144,044	—	—	—	—	222,329
Capital decrease due to shares’ repurchase	4	(78,160)	(143,814)	—	—	—	—	(221,974)
Net income and total comprehensive income		—	—	—	—	—	14,444	14,444
Appropriated for general reserve		—	—	94,505	—	94,505	(94,505)	—
Appropriated for reserve pursuant to
Article N° 42 of the Constitutive Agreement		—	—	—	10,510	10,510	(10,510)	—

BALANCES AS OF JUNE 30, 2022		5,436,500	4,091,528	3,189,273	582,693	3,771,966	14,444	13,314,438

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Unaudited Condensed Interim Statements of Cash Flows

For the six-month periods ended June 30, 2022 and 2021

(In thousands of U.S. dollars)

	NOTES	2022	2021
OPERATING ACTIVITIES:
Net income and total comprehensive income		14,444	94,225
Adjustments to reconcile net income to net cash provide by (used in) operating activities:
Unrealized loss (gain) on trading securities		64,703	(19,480)
Loan commissions, net of amortization of origination costs		(10,209)	(8,677)
Credit for loan losses	4	(3,713)	(7,472)
Impairment charge for equity investments		836	89
Unrealized changes in fair value related to equity investment		7,444	(17,022)
Equity in earnings of investees		(6,892)	(442)
Amortization of deferred charges		2,494	2,487
Depreciation of property and equipment		4,461	4,388
Provision for employees’ severance benefits		7,219	6,620
Provision for employees’ savings plan		377	416
Unrealized changes in fair value related to other financial instruments	15	(1,828)	(5,664)
Net changes in operating assets and liabilities:
Trading securities, net		2,508,442	(3,159,217)
Accrued interest and commissions receivable		(1,335)	75,200
Other assets		(5,747)	(6,739)
Accrued interest payable		(15,306)	(61,670)
Severance benefits paid or advanced		(7,068)	(5,414)
Employees’ savings plan paid or advanced		(1,681)	(272)
Accrued expenses and other liabilities		(5,612)	(56,081)

Total adjustments and net changes in operating assets and liabilities		2,536,585	(3,258,950)

Net cash provided by (used in) operating activities		2,551,029	(3,164,725)

INVESTING ACTIVITIES:
Purchases of other investments		(290,504)	(1,579,578)
Maturities of other investments		471,956	1,165,334
Loan origination and principal collections, net	4	786,828	1,118,514
Equity investments, net		21,627	5,753
Property and equipment, net		(1,482)	(478)

Net cash provided by investing activities		988,425	709,545

FINANCING ACTIVITIES:
Net increase in deposits	6	795,426	20,024
Proceeds from commercial paper	7	19,507,173	14,176,577
Repayment of commercial paper	7	(18,414,291)	(13,803,354)
Net decrease in derivative-related collateral		(2,123,335)	(46,285)
Proceeds from issuance of bonds	9	1,597,413	3,286,663
Repayment of bonds	9	(3,838,507)	(1,616,944)
Proceeds from borrowings from other financial institutions	8	83,630	182,853
Repayment of borrowings from other financial institutions	8	(94,650)	(87,853)
Proceeds from issuance of shares		222,329	93,664

Net cash (used in) provided by financing activities		(2,264,812)	2,205,345

NET INCREASE (DECREASE) IN CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS		1,274,642	(249,835)
CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT BEGINNING OF THE PERIOD		3,322,263	2,948,290

CASH AND DUE FROM BANKS AND DEPOSITS WITH BANKS AT END OF THE PERIOD		4,596,905	2,698,455

SUPPLEMENTAL DISCLOSURE:
Interest paid during the period		261,387	243,555

NONCASH FINANCING ACTIVITIES:
Principal collections - Loans	4	221,974	202,322

Capital decrease	4	(221,974)	(202,322)

Change in derivative instruments assets		182,017	787,399

Change in derivative instruments liabilities		2,009,092	79,077

See accompanying notes to Unaudited Condensed Interim Financial Information

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

1.	ORIGIN

Business description – Corporación Andina de Fomento (CAF) began its operations on June 8, 1970; and was established under public international law which abides by the provisions set forth in its Constitutive Agreement. Series “A” and “B” stockholder countries are: Argentina, Bolivia, Brazil, Colombia, Ecuador, El Salvador, Panama, Paraguay, Peru, Trinidad and Tobago, Uruguay, and Venezuela. Series “C” stockholder countries are: Barbados, Chile, Costa Rica, Dominican Republic, Jamaica, Mexico, Portugal, and Spain. In addition, there are 13 banks which are Series “B” stockholders.

CAF is headquartered in Caracas, Venezuela and has offices in Asuncion, Paraguay; Bogota, Colombia; Brasilia, Brazil; Buenos Aires, Argentina; Mexico City, Mexico; Panama City, Panama; La Paz, Bolivia; Lima, Peru; Madrid, Spain; Montevideo, Uruguay; Port of Spain, Trinidad and Tobago and Quito, Ecuador.

CAF promotes a sustainable development model through credit, non-refundable resources, and support in the technical and financial structuring of projects in the public and private sectors of Latin America.

CAF offers financial and related services to the governments of its stockholder countries, as well as their public and private institutions, corporations, and joint ventures. CAF’s principal activity is to provide short, medium, and long-term loans to finance projects, working capital, trade activities and to undertake feasibility studies for investment opportunities in stockholder countries. Furthermore, CAF manages and supervises third-party cooperation funds owned and sponsored by other countries and organizations, destined to finance programs agreed upon with donor countries and organizations which are in line with CAF’s policies and strategies.

CAF raises funds to finance its operations from sources both within and outside its stockholder countries.

COVID-19

In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) a global pandemic, which has generated high volatility in global capital markets with an impact on equity investments and the mark-to-market value of marketable securities.

To date, CAF has maintained the continuity of its operations, and the demand for loans from our stockholder countries has increased; notwithstanding, decreases or increases have been observed in external risk ratings for most of our borrowers. COVID-19 has had not material effects on the financial position of CAF as of June 30, 2022 and on the results of operations and cash flows for the six-month period then ended.

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Financial statement presentation – The condensed interim financial information as of June 30, 2022, and December 31, 2021, and for the six-month periods ended June 30, 2022 and 2021 is unaudited and has been prepared, in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such condensed interim financial information includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The results of operations for the six-month period ended June 30, 2022 are not necessarily an indication of the results to be expected for the full year 2022.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

This condensed interim financial information should be read in conjunction with CAF’s audited financial statements as of and for the years ended December 31, 2021, 2020 and 2019 and the notes thereto (“audited financial statements”).

For a detailed discussion about CAF´s significant accounting policies, refer to Note 2 of the audited financial statements.

Recent accounting pronouncements applicable

ASU 2020-04, Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The ASU provides optional expedients and exceptions, for contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments in this ASU do not apply to contract modifications made or other transactions entered after December 31, 2022. In January 2021, the FASB issued amendments in ASU 2021-01 to the expedients and exceptions in Topic 848 to capture the incremental consequences of the scope clarification and tailor the existing guidance to derivative instruments affected by the discounting transition. CAF is currently assessing the impact of both ASUs and plans to adopt the available expedients and exceptions allowed through December 31, 2022.

Libor Replacement

The replacement of the LIBOR rates with a new reference rate or rates is an industry risk due the implications it has on the assets as well as the liabilities of financial institutions. In that regard, CAF has been closely following the recent developments and announcements from groups and organizations that are most closely involved with the phasing out of the LIBOR rate that affect the loan and derivatives markets, including the International Swaps and Derivatives Association (ISDA) and its recent publication of the ISDA 2020 IBOR Fallbacks Protocol, to which CAF has adhered in January 2021. In addition, CAF has established an interdepartmental task force in charge of preparing the institution for the change in reference rates, including measures such as the incorporation of fallback provisions on loans to mitigate any possible impact LIBOR may have. This task force in coordination with management recommended and approved that starting January 1, 2022, all loans originated will be made in the reference rate Term SOFR. New financial liabilities will also be hedged to SOFR. Legacy loans that are referenced to LIBOR rate will be converted after June 2023 when LIBOR rate ceases to be representative. It is for this reason that we expected the LIBOR transition to occur smoothly.

If SOFR or another rate does not achieve wide acceptance as the alternative to LIBOR, there likely will be disruption in financial markets. In the event that SOFR or another reference rate is widely accepted, risks will remain related to outstanding loans, borrowings, derivatives and other instruments using LIBOR related to transitioning those instruments to a new reference rate and the corresponding value transfer that may occur in connection with that transition, as the new reference rate will not exactly mimic LIBOR.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

3.	MARKETABLE SECURITIES

Trading

A summary of trading securities follows:

	June 30, 2022		December 31, 2021
	Amount	Average maturity (years)	Amount	Average maturity (years)
U.S. Treasury Notes	2,073,517	1.65	2,219,711	1.60

Non-U.S. governments and government entities bonds	203,274	1.75	556,230	0.80

Financial institutions and corporate securities:
Commercial paper	2,258,932	0.25	3,861,129	0.14
Certificates of deposits(1)	3,374,981	0.37	3,284,428	0.24
Bonds	1,384,007	1.73	1,941,602	1.93
Collateralized mortgage obligation	261,826	5.83	290,805	5.95
Liquidity funds(2)	366,217	1.00	349,162	1.00

	7,645,963	0.80	9,727,126	0.73

Trading	9,922,754	1.00	12,503,067	0.89

(1)

Each certificate of deposit bears a maturity date and specified fixed interest rate. It also is held through The Depository Trust Company (DTC) and has a CUSIP number, which is a code that identifies a financial security and facilitates trading.

(2)	The liquidity funds are comprised of short-term (less than one year) securities representing high-quality liquid debt and monetary instruments.

The fair value of trading securities includes net unrealized loss of US$ 80,303 and US$ 15,600, as of June 30, 2022 and December 31, 2021, respectively.

For the six-month period ended June 30, 2022 and 2021, Interest income – Investments and deposits with banks includes interest income for US$ 49,753 and US$ 34,466, respectively, and loss on the mark-to-market valuations for US$ 80,501 and US$ 14,926, respectively. The fluctuation in Interest income – Investments and deposits with banks is mainly due to the increase of the benchmark interest rates since the start of 2022 due to high inflation expectations and the increase of the short-term interest rates by the U.S. Federal Reserve which affected the mark-to-market valuations of CAF´s trading securities during the six-month period ended June 30, 2022, and during the same corresponding period in 2021, the fluctuation was related to reductions of benchmark interest rates and high volatility in global capital markets and asset valuation as a result of the COVID-19 pandemic.

CAF places its short-term investments mainly in high grade financial institutions and corporate securities. CAF has conservative investment guidelines that limit the amount of credit risk exposure, considering among other factors, limits as to credit ratings, limits as to duration exposure, specific allocations by type of investment instruments and limits across sector and currency allocation. As of June 30, 2022 and December 31, 2021, CAF does not have any significant concentrations of credit risk according to its

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

investment guidelines. Non-US dollar-denominated securities included in marketable securities amounted to the equivalent of US$ 30,921 and US$ 307,437 as of June 30, 2022 and December 31, 2021, respectively.

Maturity of marketable securities are as follows:

	June 30, 2022	December 31, 2021
Remaining maturities:
Less than one year	6,920,972	8,891,515
Between one and two years	2,125,301	2,351,677
Between two and three years	461,351	500,274
Between three and four years	229,820	407,059
Between four and five years	77,460	235,344
Over five years	107,850	117,198

	9,922,754	12,503,067

4.	LOANS

Loans include short, medium, and long-term loans to finance projects, working capital and trade activities. The majority of the loans are to Series “A” and “B” stockholder countries, or to private institutions or companies domiciled in those countries. Loans by country are summarized as follows:

	June 30, 2022	December 31, 2021
Stockholder country:
Argentina	3,717,856	3,842,317
Barbados	167,891	172,683
Bolivia	2,575,216	2,752,463
Brazil	2,266,529	2,698,038
Chile	43,364	304,187
Colombia	3,494,787	3,403,385
Costa Rica	540,541	547,145
Dominican Republic	412,915	110,789
Ecuador	4,200,229	4,201,415
Mexico	620,000	825,000
Panama	2,849,121	2,562,057
Paraguay	1,655,640	1,511,665
Peru	1,317,141	1,743,908
Trinidad & Tobago	1,140,596	1,163,978
Uruguay	925,698	903,243
Venezuela	2,687,246	2,871,509

Total	28,614,770	29,613,782
Fair value adjustments	(250,226)	(18,396)

Loans	28,364,544	29,595,386

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

Fair value adjustments of loans represent mainly adjustments to the amount of loans for which the fair value option is elected.

As of June 30, 2022 and December 31, 2021, loans denominated in currencies other than U.S. dollar were granted for an equivalent of US$ 279,643 and US$ 170,401, respectively, mainly in Colombian pesos, Brazilian reales, and Uruguayan pesos. All these loans are hedged with Borrowings from other financial institution and Bonds issued in the same currency. As of June 30, 2022 and December 31, 2021, fixed interest rate loans amounted to US$ 2,295,681 and US$ 2,321,999, respectively.

There has been an increase in demand for loans from our stockholder countries as a result of COVID-19 pandemic. In that regard, as of June 30, 2022 and December 31, 2021, CAF approved emergency credit lines aggregating up to US$ 9.1 billion, available to CAF stockholder countries, of which disbursement for US$ 4.2 billion have been made as of June 30, 2022 and US$ 3.8 billion as of December 31, 2021. The emergency credit lines are aimed at enhancing a prompt and appropriate response in stockholder countries and mitigating the adverse consequences from the pandemic.

Loans classified by sector borrowers and the weighted average yield of the loan portfolio is shown below:

	June 30, 2022		December 31, 2021
	Amount	Weighted average yield (%)	Amount	Weighted average yield (%)
Public sector	27,876,248	3.58	27,723,931	2.25
Private sector	738,522	4.97	1,889,851	1.98

	28,614,770	3.62	29,613,782	2.23

Loans by industry segments are as follows:

	June 30, 2022		December 31, 2021
	Amount	%	Amount	%
Social and other infrastructure programs	13,479,903	47	12,496,820	42
Transport, warehousing and communications	8,314,725	29	8,326,436	28
Electricity, gas and water supply	5,756,962	20	6,025,830	20
Financial services - Commercial banks	682,045	2	1,230,670	4
Financial services - Development banks	233,877	1	1,367,969	5
Agriculture, hunting and forestry	53,956	—	62,104	—
Manufacturing industry	28,905	—	32,291	—
Others	64,397	1	71,662	1

	28,614,770	100	29,613,782	100

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

Loans mature as follows:

	June 30, 2022	December 31, 2021
Remaining maturities:
Less than one year	3,182,069	5,176,788
Between one and two years	2,834,015	2,721,602
Between two and three years	2,958,649	2,818,766
Between three and four years	2,750,667	2,811,208
Between four and five years	2,764,420	2,575,262
Over five years	14,124,950	13,510,156

	28,614,770	29,613,782

CAF maintains an internal risk rating system to evaluate the quality of the non-sovereign loans, which identifies, through a standardized rating and review parameters, those risks related to credit transactions in order to determine an internal risk rating classification designed by CAF. For purpose of determining the allowance for loan losses of sovereign loans as of June 30, 2022 and December 31, 2021 rating assigned by external agencies are used.

The credit quality of the sovereign loans of estimating the allowance for credit losses is based on the individual long-term foreign currency debt rating applicable to the borrower countries, which is determined using the average rating of three recognized international credit rating agencies. The credit quality by year of origination and taking the Moody’s rating as a reference as of June 30, 2022 is as follows:

Country	Credit Rating	Year of origination
		2022	2021	2020	2019	2018	Prior	Total
Argentina	Ca	3,113	551,078	514,530	9,396	572,755	2,015,296	3,666,168
Barbados	Caa1	—	12,000	100,000	195	—	55,696	167,891
Bolivia	B2	—	350,000	23,810	218,352	74,270	1,890,784	2,557,216
Brazil	Ba2	—	—	380,517	290,058	267,592	1,066,529	2,004,696
Colombia	Baa2	300,000	500,000	350,000	500,151	300,000	922,799	2,872,950
Costa Rica	B2	—	—	500,000		—	24,902	524,902
Dominican Republic	Ba3	300,000	10,947	—		—	101,968	412,915
Ecuador	Caa3	135,000	570,305	717,545	548,895	494,154	1,724,662	4,190,561
Mexico	Baa1	300,000	—	300,000		—	—	600,000
Panama	Baa2	320,000	354,000	387,500	343,686	4,017	1,024,351	2,433,554
Paraguay	Ba1	—	250,000	383,645	111,966	631,679	259,473	1,636,763
Peru	Baa1	—	372,718	—	250,000	—	543,323	1,166,041
Trinidad & Tobago	Ba2	—	135,000	323,375	200,000	248,889	233,333	1,140,597
Uruguay	Baa2	—	290,439	47,619		18,450	411,636	768,144
Venezuela	C	—	—	—	500,000	—	2,187,246	2,687,246

		1,358,113	3,396,487	4,028,541	2,972,699	2,611,806	12,461,998	26,829,644

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

The credit quality of the non-sovereign loan portfolio by year of origination, as represented by the internal credit risk classification as of June 30, 2022 is as follows:

	Year of origination
Credit Rating	2022	2021	2020	2019	2018	Prior	Total
Satisfactory - outstanding	—	—	—	—	—	195,000	195,000
Satisfactory - very good	402,307	30,000	—	—	—	40,524	472,831
Satisfactory - adequate	54,455	97,533	60,163	55,827	34,139	225,726	527,843
Watch	7,500	10,237	100,000	82,838	41,395	79,994	321,964
Special mention	30,000	—	—	11,748	61,019	—	102,767
Doubtful	—	—	—	—	—	84,590	84,590
Sub-standard	—	—	—	—	20,000	47,064	67,064
Loss	—	—	—	—	—	13,067	13,067

	494,262	137,770	160,163	150,413	156,553	685,965	1,785,126

The internal and external ratings have been updated as of June 30, 2022.

Loan portfolio quality

The loan portfolio quality indicators and the related amounts are presented below:

	June 30, 2022	June 30, 2021
During the period CAF recorded the following transactions:
Loans written-off	5,000	—
Purchases of loan portfolio	—	—
Sales of loan portfolio	7,500	—

	June 30, 2022	December 31, 2021
CAF presented the following amounts and quality indicators as of the end of the period / year:
Non-accrual loans	104,590	112,059
Troubled debt restructured	26,738	29,206
Overdue loans	—	—
Allowance for loan losses as a percentage of loan portfolio	0.24%	0.26%
Non-accrual loans as a percentage of loan portfolio	0.37%	0.38%
Overdue loan principal as a percentage of loan portfolio	0.00%	0.00%

For the six-month period ended June 30, 2022 and for the year ended December 31, 2021, there was not restructured loans.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

As of June 30, 2022 and December 31, 2021, the total principal amount of non-accrual loans are related to private sector borrowers (non-sovereign loans) which present 2,200 days and 2,019 days overdue, respectively. During the six-month periods ended June 30, 2022 and 2021, there were no interest income recognized for non-accrual loans. The allowance of loan losses for loans in non-accrual status amount to US$ 18,603 as of June 30, 2022 and December 31, 2021.

On March 31, 2020, CAF implemented the Support Program for the Liquidity Management in Exceptional Situations (the “Program”) approved by CAF’s Shareholders Assembly on March 3, 2020. The Program allows CAF to repurchase the shares of a stockholder country that fulfills the requirements of the Program and apply the proceeds to that country’s outstanding loans and interest. Pursuant to the Program, CAF notified Venezuela that it fulfills the requirements. Since inception of the Program to June 30, 2022, CAF repurchased a total of 91,289 shares totaling US$ 1,296,304 and applied that amount to repay dueand overdue amounts of principal and interest and deducting the amount of paid-in capital andadditional paid-in capital for US$ 456,445 and US$ 839,858, respectively. For the six-month period ended June 30, 2022, CAF repurchased an additional 15,632 shares totaling US$ 221,975 and applied that amount to repay due and overdue amounts of principal and interest and deducting the amount of paid-in capital and additional paid-in capital for US$ 78,160 and US$ 143,814, respectively. Since the inception of the Program to December 31, 2021, CAF repurchased 75,657 shares totaling US$ 1,074,329 deducting the amount of paid-in capital and additional paid-in capital for US$ 378,285 and US$ 696,044, respectively. As a result of the repurchases, as of August 30, 2022, Venezuela is current with its loans with CAF.

A/B Loans

CAF only assumes the credit risk for the portion of its participations of the loan. As of June 30, 2022 and December 31, 2021, CAF had loans of this nature amounting to US$ 377,733 and US$ 103,675, respectively, whereas other financial institutions provided funds for US$ 298,509 and US$ 46,215, respectively.

Allowance for Loan Losses

The allowance for credit losses is maintained at a level CAF believes to be adequate to absorb expected lifetime losses over the contractual life of the loan portfolio and consider available information relevant to assessing the collectability of cash flows including a combination of internal and external information relating to past events, current conditions, and reasonable and supportable forecasts.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

Changes in the allowance and the balance for loan losses over the outstanding amounts, individually and collectively evaluated, are presented below:

	For the six-months period ended June 30,
	2022			2021
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	—	76,650	76,650	—	95,015	95,015
Credit for loan losses	—	(3,713)	(3,713)	—	(7,472)	(7,472)
Loan written-off	—	(5,000)	(5,000)	—	—	—
Recoveries	—	619	619	—	—	—

Balances at end of period	—	68,556	68,556	—	87,543	87,543

Changes in the provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees, individually and collectively evaluated, are presented below:

	For the six-months period ended June 30,
	2022			2021
	Credit risk			Credit risk
	Sovereign	Non- sovereign	Total	Sovereign	Non- sovereign	Total
Balances at beginning of period	—	15,202	15,202	—	14,833	14,833
Provision for contingencies	—	110	110	—	360	360

Balances at end of period	—	15,312	15,312	—	15,193	15,193

Provision for contingencies and the off-balance-sheet undisbursed loan commitments and financial guarantees are included in the statements of comprehensive income as part of other expenses.

5.	OTHER ASSETS

A summary of other assets follows:

	June 30, 2022	December 31, 2021
Derivative related collateral	2,623,944	645,632
Intangible assets, net of accumulated amortization of US$ 10,114 and US$ 8,381, respectively	24,775	25,386
Receivable from investment securities sold	18,251	4,017
Other	29,119	25,256

	2,696,089	700,291

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

6.	DEPOSITS

A summary of deposits follows:

	June 30, 2022	December 31, 2021
Demand deposits	266,579	83,157
Time deposits:
Less than one year	4,539,248	3,919,679

	4,805,827	4,002,836
Fair value adjustments	195	(210)

Carrying value of deposits	4,806,022	4,002,626

As of June 30, 2022 and December 31, 2021, the weighted average interest rate was 0.47% and 0.11%, respectively. Deposits are issued for amounts equal to or more than US$ 100. Total depositsdenominated in currencies other than the U.S. dollar to an equivalent of US$ 495,544 and US$ 259,991 as of June 30, 2022 and December 31, 2021, respectively.

7.	COMMERCIAL PAPER

As of June 30, 2022 and December 31, 2021, the outstanding amount of commercial paper issued by CAF, amounts to US$ 3,906,528 and US$ 2,813,646, respectively, of which matures in 2023 and 2022. As of June 30, 2022 and December 31, 2021, the weighted average interest rate was 0.71% and 0.23%, respectively.

8.	BORROWINGS FROM OTHER FINANCIAL INSTITUTIONS

A summary of borrowings from other financial institutions by currency follows:

	June 30, 2022	December 31, 2021
U.S. dollars	1,183,069	1,179,623
Euros	574,757	590,809
Colombian Pesos	32,186	30,764

	1,790,012	1,801,196
Fair value adjustments	(84,201)	(28,328)
Less debt issuance costs	533	697

Carrying value of borrowings from other financial institutions	1,705,278	1,772,171

As of June 30, 2022 and December 31, 2021, the fixed interest-bearing borrowings amounted toUS$ 371,818 and US$ 410,531, respectively. As of June 30, 2022 and December 31, 2021, the weighted average interest rate after considering the impact of interest rate swaps was 2.16% and 1.52%, respectively.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

Borrowings from other financial institutions, by remaining maturities, are summarized below:

	June 30, 2022	December 31, 2021
Less than one year	190,169	178,039
Between one and two years	396,504	388,211
Between two and three years	224,666	248,616
Between three and four years	171,858	191,271
Between four and five years	157,172	169,039
Over five years	649,643	626,020

	1,790,012	1,801,196

The agreements on some borrowing from other financial institutions agreements contains covenants requiring the use of the proceeds for specific purposes or projects.

As of June 30, 2022 and December 31, 2021, there were unused term credit facilities amounting toUS$ 2,132,671 and US$ 1,899,056, respectively.

9.	BONDS

A summary of outstanding bonds follows:

	June 30, 2022			December 31, 2021
	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (period end)	At original exchange rate	At spot exchange rate	Weighted average cost, after swaps (%) (year-end)
U.S. dollars	6,334,008	6,334,008	3.44	8,428,409	8,428,409	1.35
Euro	7,782,829	6,817,115	2.19	8,637,076	8,274,796	1.25
Swiss francs	2,435,196	2,409,386	2.04	2,203,076	2,297,342	1.42
Japanese yen	1,467,480	1,153,279	2.37	1,404,689	1,297,358	1.28
Mexican pesos	1,042,009	1,052,389	2.26	574,643	569,250	1.41
Australian dollars	1,035,527	908,153	2.80	1,026,690	945,521	1.58
Norwegian kroner	694,695	487,329	2.32	694,695	544,687	1.24
Hong Kong dollars	584,332	577,935	2.13	635,865	632,757	1.73
Colombian pesos	334,460	242,963	2.95	334,464	248,243	1.53
Uruguayan pesos	283,210	283,488	1.42	280,304	250,040	1.27
Brazilian Real	201,662	203,913	1.61	201,662	191,590	0.70
Indonesian Rupee	75,000	69,389	1.45	75,000	72,467	0.46
Canadian dollars	30,395	31,073	1.77	30,395	31,385	2.50
New Zealand Dollar	28,758	26,968	3.17	13,651	14,554	1.66
Kazakhstan Tenge	15,082	13,206	3.24	15,082	14,295	1.21
Indian Rupee	—	—	—	31,891	28,729	2.71

	22,344,643	20,610,594		24,587,592	23,841,423

Fair value adjustments		(965,032)			425,217
Less debt issuance costs		4,239			6,103

Carrying value of bonds		19,641,323			24,260,537

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

A summary of the bonds issued, by remaining maturities at original exchange rate, follows:

	June 30, 2022	December 31, 2021
Remaining maturities:
Less than one year	2,244,974	3,944,492
Between one and two years	4,128,445	4,557,150
Between two and three years	3,244,419	3,245,067
Between three and four years	5,008,944	4,256,759
Between four and five years	2,742,030	3,787,884
Over five years	4,975,831	4,796,240

	22,344,643	24,587,592

As of June 30, 2022 and December 31, 2021, fixed interest rate bonds amounted to US$ 21,865,520 and US$ 24,108,665, respectively, of which US$ 16,023,025 and US$ 16,173,655, respectively, are denominated in currencies other than U.S. dollar.

As of June 30, 2022, CAF has ceased issuance of Floating Rate Notes (FRN) linked to LIBOR, and all outstanding LIBOR FRNs (totaling US$ 100 million) will reset before the first half of 2023. On June 15, 2021, CAF issued its first FRN that is linked to the SOFR for US$ 400 million, an important step in the LIBOR transition process.

As of June 30, 2022 and December 31, 2021, there were no bonds repurchased.

10.	ACCRUED EXPENSES AND OTHER LIABILITIES

A summary of accrued expenses and other liabilities follows:

	June 30, 2022	December 31, 2021
Employees’ severance benefits and savings plan	104,408	104,083
Payable for investment securities purchased	27,331	17,437
Provision for contingencies	15,312	15,202
Contributions to Stockholders´ Special Funds	14,968	12,467
Derivative-related collateral	3,749	148,773
Other	4,878	14,578

	170,646	312,540

11.	CONTRIBUTIONS TO STOCKHOLDERS’ SPECIAL FUNDS

In March 2022, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 89,000 to some stockholders’ special funds for 2022. Subsequently, during the six-month period ended June 30, 2022, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, authorized the contributions of US$ 70,000, US$ 15,000, and US$ 4,000 to Compensatory Financial Found (FFC), Technical Cooperation Fund (FCT), and Human Development Fund

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

(FONDESHU), respectively. For the six-month period ended June 30, 2022, CAF has recognized US$ 22,543 as an expense and, as of June 30, 2021 recognized an unconditional obligation (accounts payable) for US$ 14,968 which was paid in July 2022.

In March 2021, the Stockholders’ Assembly of CAF approved the contribution up to a maximum amount of US$ 30,000 to Technical Cooperation Fund (FCT) for 2021. Subsequently, during the six-month period ended June 30, 2021, based on the analysis of the new commitments contracted or the resources required by the stockholders´ special funds, CAF recognized US$ 10,404 as an expense and, as of June 30, 2021, there are not account payable pending to pay.

12.	TAX EXEMPTIONS

Pursuant to its Constitutive Agreement, CAF is exempt, in all of its Member Countries, from all taxes and tariffs on income, properties or assets, and from any liability involving payment, withholding or collection of any taxes.

In addition, CAF has entered into agreements with each of the associated shareholder countries. Pursuant to these agreements, each country that is a shareholder but do not qualify as a Member Country has agreed to extend to CAF, with respect to its activities in and concerning that country, immunities and privileges similar to those than have been granted to CAF in the Member Countries.

13.	DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

CAF utilizes derivative financial instruments to reduce exposure to interest rate risk and foreign currency risk. CAF does not hold or issue derivative financial instruments for trading or speculative purposes.

The market risk associated with interest rate and foreign currency is managed by swapping marketable securities - trading, loans, borrowings from other financial institutions and bonds, subject to fixed interest rates and denominated in currency other than the U.S. dollar into floating interest rate instruments denominated in U.S. dollars. CAF enters into derivative financial instruments to offset the economic changes in value of specifically identified marketable securities – trading, loans, borrowings from other financial institutions and bonds.

Derivative financial instruments held by CAF consist of interest rate swaps designated as fair value hedges of specifically identified loans, bonds or borrowings from other financial institutions with fixed interest rates and denominated in U.S. dollars. Also, CAF enters into cross-currency and interest rate swaps as an economic hedge (derivative that is entered into to manage a risk but is not accounted as a hedge) for interest rate and foreign exchange risks related with deposits, bonds, borrowings or loans denominated in currencies other than the U.S. dollar where CAF’s management elected to measure those liabilities and assets at fair value under the fair value option guidance.

When the fair value of a derivative financial instrument is positive, the counterparty owes CAF, creating credit risk for CAF. When the fair value of a derivative financial instrument is negative, CAF owes the counterparty and, therefore, it does not have credit risk. CAF minimizes the credit risk in derivative financial instruments by entering into transactions with high-quality counterparties whose credit rating is “A” or higher.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

In order to reduce the credit risk in derivative financial instruments, CAF enters into credit support agreements with its major swap counterparties. This provides risk mitigation, as the swap contracts are regularly marked-to-market, and the party being the net obligor is required to post collateral when net mark to-market exposure exceeds certain predetermined thresholds. This collateral is in the form of cash.

CAF does not offset for each counterparty, the fair value amount recognized for derivative financial instruments with the fair value amount recognized for the collateral, whether posted or received, under master netting arrangements executed with the same counterparty. CAF reports separately the cumulative gross amounts for the receivable from and payable to for derivative financial instruments.

CAF also utilizes futures derivatives instruments to reduce exposure to price risk. These are contracts for delayed delivery of securities or money market instruments in which the seller agrees to make delivery at a specified future date of a specified instrument at a specified price or yield. Initial margin requirements are met with cash or securities. CAF generally closes out open positions prior to maturity. Therefore, cash receipts or payments are limited to the change in fair value of the future contracts. Additionally, CAF utilizes forward contracts to reduce exposure to foreign currency risk.

The balance sheet details related to CAF’s derivative financial instruments are as follows:

	Derivative assets		Derivative liabilities
	June 30, 2022	December 31, 2021	June 30, 2022	December 31, 2021
Cross-currency swap	58,727	350,991	2,626,845	779,146
Interest rate swap	262,272	153,236	224,255	62,865
U.S Treasury futures	8,388	1,763	879	628
Cross-currency forward contracts	979	6,393	71	319

	330,366	512,383	2,852,050	842,958

The following table presents the notional amount and fair values of interest rate swaps and cross-currency swaps and the underlying hedged items:

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative liabilities
As of June 30, 2022:
Loans	2,258,951	—	256,604	678
Loans	—	216,271	8,359	11,681
Deposits	—	50,000	4,363	—
Borrowings from other financial institutions	—	574,757	—	92,423
Borrowings from other financial institutions	154,798	—	—	3,315
Bonds	—	15,989,809	46,005	2,522,741
Bonds	6,157,495	—	5,668	220,262

	8,571,244	16,830,837	320,999	2,851,100

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

	Notional amount		Fair value
	Interest rate swap	Cross- currency swap	Derivative assets	Derivative Liabilities
As of December 31, 2021:
Loans	2,296,334	—	38,643	18,377
Loans	—	112,936	2,083	1,692
Deposits	—	110,000	1,498	5,639
Borrowings from other financial institutions	—	590,809	—	26,298
Borrowings from other financial institutions	177,547	—	5,191	—
Bonds	—	16,143,345	347,410	745,517
Bonds	8,250,000	—	109,402	44,488

	10,723,881	16,957,090	504,227	842,011

The following table presents the notional amount and fair values of U.S. treasury futures and cross-currency forward contracts:

As of June 30, 2022

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until September 2022	Various	70,085	979

Futures short	Various	Until September 2022	Various	1,347,557	8,222

Futures long	June 2022	Until September 2022	EUR	20,530	166

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until September 2022	US$	145,100	(815)

Futures short	Various	Until September 2022	EUR	13,722	(64)

Forward contracts	Various	Various	Various	7,032	(71)

As of December 31, 2021

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative assets
Forward contracts	Various	Until January 2022	Various	292,582	6,393

Futures short	Various	Until March 2022	Various	1,301,223	1,763

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

					Fair value
	Start date	Termination date	Contract Currency	Notional amount	Derivative liabilities
Futures long	Various	Until March 2022	Various	144,264	(226)

Futures short	Various	Until March 2022	US$	47,000	(402)

Forward contracts	Various	Until March 2022	Various	33,684	(319)

The amounts of collateral posted related to U.S. treasury futures as of June 30, 2022 and December 31, 2021, was US$ 2,296 and US$ 8,977, respectively. As of June 30, 2022 and December 31, 2021, the amount of collateral received related to U.S. treasury futures was US$ 3,749 and US$ 17, respectively.

CAF enters into International Swaps and Derivatives Association, Inc. (ISDA) master netting arrangements with substantially all of its derivative counterparties. These legally enforceable master netting arrangements give CAF the right to take cash or liquidate securities held as collateral and to offset receivables and payables with the same counterparty, in the event of default by the counterparty. The following tables present information about the effect of offsetting of derivative financial instruments, although CAF has elected not to offset any derivative financial instruments by counterparty in the balance sheet:

As of June 30, 2022

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	320,999	(297,271)	—	23,728

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(2,851,100)	297,271	2,621,648	67,819

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

As of December 31, 2021

Derivative assets		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized assets	Financial instruments	Cash and securities collateral received	Net amount
Swaps	504,227	(329,443)	(148,756)	26,028

Derivative liabilities		Gross amounts not offset in the balance sheet
Description	Gross amounts of recognized liabilities	Financial instruments	Cash and securities collateral pledged	Net amount
Swaps	(842,011)	329,443	636,655	124,087

14.	FAIR VALUE MEASUREMENTS

The following section describes the valuation methodologies used by CAF to measure various financial instruments at fair value, including an indication of the level in the fair value hierarchy in which each financial instrument is classified. Where appropriate, the description includes details of the valuation methodologies and the key inputs to those methodologies.

When available, CAF generally uses quoted prices in active markets to determine fair value.

If quoted market prices in active markets are not available, fair value is based upon internally developed valuation methodologies that use, where possible, current market-based or independently sourced market inputs, such as interest rates, currency rates, etc.

Where available, CAF may also make use of quoted prices in active markets for recent trading activity in positions with the same or similar characteristics to the financial instrument being valued. The frequency and size of trading activity and the amount of the bid-ask spread are among the factors considered in determining the liquidity of markets and the relevance of observed quoted prices from those markets.

The following valuation methodologies are used to estimate the fair value and determine the classification in the fair value hierarchy of CAF’s financial instruments:

-	Marketable securities: CAF uses quoted prices in active markets to determine the fair value of trading securities. These securities are classified in Level 1 of the fair value hierarchy.

-

Loans: The fair value of fixed rate loans, is determined using a discounted cash flow technique using the current variable interest rate for similar loans. These loans are classified in Level 2 of the fair value hierarchy.

-

Derivative assets and liabilities: Derivative financial instruments transactions contracted and designated by CAF as hedges of risks related to interest rates, currency rates or both, for transactions recorded as financial assets or liabilities are also presented at fair value. In those cases the fair value is calculated using market prices provided by an independent financial information services company, which are determined using discounted cash flow valuation technique using observable inputs. Derivative assets and liabilities are classified in Level 2 of the fair value hierarchy.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

-

Bonds, borrowings from other financial institutions and deposits: For CAF’s bonds issued and medium and long term borrowings from other financial institutions and deposits, fair value is determined by using a discounted cash flow technique, taking into consideration benchmark interest yield curves at the end of the reporting period to discount the expected cash flows for the applicable maturity, thus reflecting market fluctuations of key variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Bonds, borrowings from other financial institutions and deposits are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the discounted cash flow technique.

Items Measured at Fair Value on a Recurring Basis

The following tables present for each of the fair value hierarchy levels CAF’s financial assets and liabilities that are measured at fair value on a recurring basis:

As of June 30, 2022
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,073,517	—	—	2,073,517

Non-U.S. governments and government entities bonds	103,340	99,934	—	203,274

Financial institutions and corporate securities:
Commercial paper	—	2,258,932	—	2,258,932
Certificate of deposits	3,374,981	—	—	3,374,981
Bonds	1,384,007	—	—	1,384,007
Collateralized mortgage obligation	261,826	—	—	261,826
Liquidity funds	366,217	—	—	366,217

	5,387,031	2,258,932	—	7,645,963

Sub-total financial assets at fair value	7,563,888	2,358,866	—	9,922,754

Loans	—	2,221,883	—	2,221,883

Derivative instruments:
Cross-currency swap	—	58,727	—	58,727
Interest rate swap	—	262,272	—	262,272
U.S Treasury futures	—	8,388	—	8,388
Cross-currency forward contracts	—	979	—	979

	—	330,366	—	330,366

Total financial assets at fair value	7,563,888	4,911,115	—	12,475,003

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

As of June 30, 2022
	Level 1	Level 2	Level 3	Total
Liabilities:
Deposits	—	54,090	—	54,090

Borrowings from other financial institutions	—	645,354	—	645,354

Bonds	—	19,447,151	—	19,447,151

Derivative instruments:
Cross-currency swap	—	2,626,845	—	2,626,845
Interest rate swap	—	224,255	—	224,255
U.S Treasury futures	—	879	—	879
Cross-currency forward contracts	—	71	—	71

	—	2,852,050	—	2,852,050

Total financial liabilities at fair value	—	22,998,645	—	22,998,645

As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets:
Marketable Securities:
U.S. Treasury Notes	2,219,711	—	—	2,219,711

Non-U.S. governments and government entities bonds	418,413	137,817	—	556,230

Financial institutions and corporate securities:
Commercial paper	—	3,861,129	—	3,861,129
Certificate of deposits	3,284,428	—	—	3,284,428
Bonds	1,941,602	—	—	1,941,602
Collateralized mortgage obligation	288,583	2,222	—	290,805
Liquidity funds	349,162	—	—	349,162

	5,863,775	3,863,351	—	9,727,126

Sub-total financial assets at fair value	8,501,899	4,001,168	—	12,503,067

Loans	—	2,389,651	—	2,389,651

Derivative instruments:
Cross-currency swap	—	350,991	—	350,991
Interest rate swap	—	153,236	—	153,236
U.S Treasury futures	—	1,763	—	1,763
Cross-currency forward contracts	—	6,393	—	6,393

	—	512,383	—	512,383

Total financial assets at fair value	8,501,899	6,903,202	—	15,405,101

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

As of December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
Deposits	—	106,119	—	106,119

Borrowings from other financial institutions	—	740,028	—	740,028

Bonds	—	24,074,774	—	24,074,774

Derivative instruments:
Cross-currency swap	—	779,146	—	779,146
Interest rate swap	—	62,865	—	62,865
U.S Treasury futures	—	628	—	628
Cross-currency forward contracts	—	319	—	319

	—	842,958	—	842,958

Total financial liabilities at fair value	—	25,763,879	—	25,763,879

Items that are not measured at fair value

The carrying amount and estimated fair values of CAF’s financial instruments that are not recognized in the balance sheets at fair value are as follows:

		June 30, 2022		December 31, 2021
	Hierarchy Levels	Carrying amount	Estimated fair value	Carrying amount	Estimated fair value
Financial assets:
Cash and due from banks	1	547,691	547,691	112,047	112,047
Deposits with banks	1	4,049,214	4,049,214	3,210,216	3,210,216
Other investments	1	110,940	110,940	292,392	292,392
Loans, net	2	25,917,761	25,905,624	26,976,260	26,949,431
Accrued interest and commissions receivable	2	359,171	359,171	357,836	357,836
Derivate related collateral	1	2,623,944	2,623,944	645,632	645,632
Receivable from investment securities sold	1	18,251	18,251	4,017	4,017
Financial liabilities:
Deposits	2	4,751,932	4,751,932	3,896,507	3,896,507
Commercial paper	2	3,906,528	3,906,528	2,813,646	2,813,646
Borrowings from other financial institutions, net	2	1,059,924	1,053,997	1,032,143	1,014,964
Bonds, net	2	194,172	191,919	185,763	176,035
Accrued interest payable	2	272,927	272,927	288,233	288,233
Derivate related collateral	1	3,749	3,749	148,773	148,773
Payable for investment securities purchased	1	27,331	27,331	17,437	17,437

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

The following methods and assumptions were used to estimate the fair value of those financial instruments not accounted for at fair value:

-

Cash and due from banks, deposits with banks, other investments, accrued interest and commissions receivable, deposits, commercial paper, accrued interest payable, derivate-related collateral, receivable from investment securities sold and payable for investment securities purchased: The carrying amounts approximate fair value because of the short maturity of these instruments.

-

Loans: CAF is one of the few institutions that grant loans for development projects in the stockholder countries. A secondary market does not exist for the type of loans granted by CAF. As rates on variable rate loans are reset on a semiannual basis, the carrying value, adjusted for credit risk, was determined to be the best estimate of fair value. The fair value of fixed rate loans is determined by using the current variable interest rate for similar loans. The fair value of non-accrual status loans is estimated using the discounted cash flow technique.

-

Equity investments: The direct investments in equity securities of companies without a readily determinable fair value are measured at cost, less impairment plus or minus observable price changes of an identical or similar instrument of the same issuer. As of June 30, 2022 and December 31, 2021, the carrying amount of those investments amounted to US$ 118,171 and US$ 113,036, respectively. In addition, as of June 30, 2022 and December 31, 2021, investments in funds without a readily determinable fair value, with carrying amount of US$ 243,802 and US$ 267,131, respectively, and the net effects of impairment and the changes in fair value related to equity investment for the six-month period ended as of June 30, 2022 and 2021 amounted to US$ (8,280) and US$ 16,933, respectively, are accounted for at fair value applying the practical expedient, using the net asset value per share. These financial instruments are generally classified in level 3 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology (these instruments are not disclosed in the table above).

-

Bonds and borrowings from other financial institutions: For CAF’s bonds issued and medium and long term borrowings, fair value is determined using a discounted cash flow technique, taking into consideration yield curves to discount the expected cash flows for the applicable maturity, thus reflecting the fluctuation of variables such as interest and exchange rates. These yield curves are adjusted to incorporate CAF credit risk spread. Those financial instrument are generally classified in Level 2 of the fair value hierarchy based on the observability of significant inputs to the valuation methodology.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

15.	NET GAINS ON CHANGES IN FAIR VALUE RELATED TO FINANCIAL INSTRUMENTS

The gains on changes in fair value of marketable securities – trading, cross-currency swaps and financial liabilities carried at fair value under the fair value option are as follows:

	For the six-month period ended June 30, 2022
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	8,503	(7,971)	532
Bonds	(2,078,629)	2,102,073	23,444
Loans	(3,713)	1,941	(1,772)
Borrowings from other financial institutions	(66,124)	47,367	(18,757)

	(2,139,963)	2,143,410	3,447

	For the six-month period ended June 30, 2021
	Gain (loss) on derivatives	Gain (loss) on hedged item	Net Gain (loss)
Cross-currency swaps:
Deposits	(2,861)	2,930	69
Bonds	(879,204)	879,275	71
Loans	(7,258)	(2,029)	(9,287)
Borrowings from other financial institutions	(22,593)	36,487	13,894

	(911,916)	916,663	4,747

In addition, during the six-month periods ended June 30, 2022 and 2021, CAF recorded net losses of US$ 1,619 and net gains US$ 917, respectively, related to changes in fair value of U.S. treasury futures and cross-currency forwards and changes in fair value of the U.S. Treasury Notes.

16.	COMMITMENTS AND CONTINGENCIES

Commitments and contingencies include the following:

	June 30, 2022	December 31, 2021
Loan commitments subscribed – eligible	6,942,397	6,477,638
Lines of credit	5,179,245	3,328,384
Loan commitments subscribed – non eligible	1,592,195	1,561,726
Guarantees	128,143	129,804
Equity investments agreements subscribed	77,078	79,769

These commitments and contingencies arose from the normal course of CAF’s business and are related principally to loans that have been approved or committed for disbursement.

In the ordinary course of business, CAF has entered into commitments to extend loans; such loan commitments are reported in the above table upon signing the corresponding loan agreement and are

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

reported as loans in the balance sheets when disbursements are made. Loan commitments that have fulfilled the necessary requirements for disbursement are classified as eligible.

The commitments to extend loans have fixed expiration dates and in some cases expire without a loan being disbursed. Therefore, the amounts of total commitment to extend loans do not necessarily represent future cash requirements. Also, based on experience, portions of the loan commitments are disbursed on average two years after the signing of the loan agreement.

The lines of credit are extended to financial and corporate institutions as a facility to grant short term loans basically to finance working capital and international trade activities.

Guarantees mature as follows:

	June 30, 2022	December 31, 2021
Less than one year	6,463	6,338
Between one and five years	62,649	62,649
Over five years	59,031	60,817

	128,143	129,804

To the best knowledge of CAF’s management, CAF is not involved in any litigation that is material to CAF’s business or that is likely to have any impact on its business, financial condition, or results of operations.

17.	SEGMENT REPORTING

Management has determined that CAF has only one operating and reportable segment since it does not manage its operations by allocating resources based on a determination of the contributions to net income of individual operations. CAF does not differentiate on the basis of the nature of the products or services provided the preparation process, or the method for providing services among individual countries.

For the six-month periods ended June 30, 2022 and 2021, loans made to or guaranteed by four countries individually generated in excess, of 10% of interest income on loans, as follows:

	June 30, 2022	June 30, 2021
Ecuador	52,920	44,145
Colombia	51,711	36,428
Argentina	50,835	43,284
Brazil	38,250	25,884

	193,716	149,741

CORPORACIÓN ANDINA DE FOMENTO (CAF)

Notes to the Unaudited Condensed Interim Financial Information

As of June 30, 2022, and December 31, 2021

and for the six-month periods ended June 30, 2022, and 2021

(In thousands of U.S. dollars)

18.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 30, 2022, the date these financial statements were available to be issued. As a result of this evaluation, management has determined that there are no subsequent events that require a disclosure in these financial statements except for:

-	On July 13, 2022, CAF issued bonds for AUD 55 million, equivalent to US$ 37.5 million, 5.00%due 2029, under its Medium-Term Note Programme.

-	On July 13, 2022, CAF issued bonds for EUR 500 million, equivalent to US$ 509.9 million, 2.375% due 2027, under its Medium-Term Note Programme.

-	On July 30, 2022, CAF issued bonds for UYU 4.6 million, equivalent to US$ 113 thousand, 3.61%due 2039, under its Uruguay Local Debt Programme.

-	On August 1, 2022, CAF issued bonds for UYU 45.6 million, equivalent to US$ 1.1 million, 3.20% due 2037, under its Uruguay Local Debt Programme.

-	On August 12, 2022, CAF issued bonds for UYU 17.3 million, equivalent to US$ 431 thousand, 4.26% due 2039, under its Uruguay Local Debt Programme.

-

On August 22, 2022, CAF’s Shareholder Assembly (the “Shareholder Assembly”) approved Honduras and Chile as full member shareholder countries effective after they meet all the necessary requirements. As of the date of these financial statements, Honduras and Chile must fulfill certain pending requirements in order to formalize their respective change of status to full member shareholder country.

-	On August 29, 2022, CAF issued bonds for EUR 110 million, equivalent to US$ 109 million, 2.72% due 2046, as a private issuance under Schuldschein format.

-	During July and August 2022, CAF repurchased a total of 3,871 shares from Venezuela, totalingUS$ 55 million.

CORPORACIÓN ANDINA DE FOMENTO (CAF)

SUPPLEMENTARY INFORMATION (UNAUDITED)

As of June 30, 2022

BONDS

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2022 (in millions)
7.875% Yankee Bonds	Fixed	7.88%	2002	2022	USD	85
4.25% Euro Bond (Schuldschein)	Fixed	4.25%	2012	2027	EUR(1)	82
4.375% Euro Bond (Schuldschein)	Fixed	4.38%	2012	2032	EUR	60
5.0% Euro Dollar Bond	Fixed	5.00%	2012	2042	USD	50
4.0% Euro Hong Kong Dollar Bonds	Fixed	4.00%	2012	2024	HKD(2)	398
1.85% Euro Yen Bonds	Fixed	1.85%	2012	2023	JPY(3)	6,000
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
3.25% Euro Bonds	Fixed	3.25%	2013	2033	EUR	100
4.27% Euro Hong Kong Dollar Bonds	Fixed	4.27%	2013	2028	HKD	940
Euro Dollar Bonds	Floating	L3M + 97 bps	2013	2023	USD	100
1.85% Euro Yen Bonds	Fixed	1.85%	2013	2023	JPY	4,600
3.66% Euro Bond	Fixed	3.66%	2013	2033	EUR	51
3.625% Euro Bond (Schuldschein)	Fixed	3.63%	2013	2033	EUR	200
6.25% Kangaroo Bonds	Fixed	6.25%	2013	2023	AUD(4)	225
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	226
3.31% Euro Bonds	Fixed	3.31%	2013	2028	EUR	25
2.0% Euro Bonds	Fixed	2.00%	2014	2024	CHF(5)	300
3.51% Euro Bonds	Fixed	3.51%	2014	2034	EUR	65
3.500% Euro Bonds	Fixed	3.50%	2014	2039	EUR	200
4.29% Euro Bonds	Fixed	4.29%	2014	2026	NOK(6)	1,500
4.070% Euro Bonds	Fixed	4.07%	2014	2024	NOK	900
3.925% Euro Bonds	Fixed	3.93%	2014	2029	HKD	1,257
3.05% Euro Bonds	Fixed	3.05%	2014	2030	EUR	50
1.50% Swiss Franc Bonds	Fixed	1.50%	2014	2028	CHF	225
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	200
0.68% Euro Yen Bonds	Fixed	0.68%	2015	2025	JPY	8,900
0.51% Swiss Franc Bonds	Fixed	0.51%	2015	2026	CHF	150
3.05% Euro Bonds	Fixed	3.05%	2015	2035	NOK	1,000
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	225
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	50
0.46% Swiss Franc Bonds	Fixed	0.46%	2015	2023	CHF	200
4.50% Kangaroo Bonds	Fixed	4.50%	2015	2025	AUD	50
3.05% Euro Bonds	Fixed	3.05%	2015	2030	NOK	800
0.45% Samurai Market	Fixed	0.45%	2016	2026	JPY	4,500
0.304% Swiss Market Bond	Fixed	0.30%	2016	2024	CHF	125
0.51% Swiss Market Bond	Fixed	0.51%	2016	2026	CHF	125
2.89% Euro Bonds	Fixed	2.89%	2016	2026	HKD	320
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	110
1.70% Euro Bonds	Fixed	1.70%	2016	2031	EUR	70
1.803% Euro Bonds	Fixed	1.80%	2016	2031	EUR	100
4.50% Kangaroo Market Bond	Fixed	4.50%	2016	2026	AUD	80
1.796% Euro Bonds	Fixed	1.80%	2016	2031	EUR	50
3.50% Euro Bonds	Fixed	3.50%	2017	2037	CAD(7)	40
5.88% Uridashi Bond	Fixed	5.88%	2017	2022	INR(8)	2,138
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	175

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2022 (in millions)
3.265% Euro Bonds	Fixed	3.27%	2017	2027	HKD	1,620
0.30% Swiss Market Bond	Fixed	0.30%	2017	2025	CHF	160
2.75% Yankee Bond	Fixed	2.75%	2017	2023	USD	1,000
4.50% Kangaroo Market Bond	Fixed	4.50%	2017	2027	AUD	75
4.50% Kangaroo Market Bond	Fixed	4.50%	2018	2027	AUD	75
1.125% Euro Bond	Fixed	1.13%	2018	2025	EUR	1,000
8.50% Mexican Pesos Bonds	Fixed	8.50%	2018	2028	MXN(9)	3,000
6.50% Indonesian Rupiah Bond	Fixed	6.50%	2018	2023	IDR(10)	1,034,100
0.30% Swiss Market Bond	Fixed	0.30%	2018	2025	CHF	115
6.77% Euro Bond	Fixed	6.77%	2018	2028	COP(11)	510,000
6.75% Euro Bond	Fixed	6.75%	2018	2028	COP	150,000
0.75% Euro Bond	Fixed	0.75%	2018	2023	EUR	500
3.385% Euro Dollar Bond	Fixed	3.39%	2018	2023	USD	30
3.4% Kangaroo Market Bond	Fixed	3.40%	2018	2023	AUD	100
3.73% Euro Dollar Bond	Fixed	3.73%	2018	2023	USD	50
3.75% Yankee Bond	Fixed	3.75%	2018	2023	USD	750
0.63% Euro Bond	Fixed	0.63%	2019	2024	EUR	750
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU(12)	39
6.77% Colombian Pesos Bond	Fixed	6.77%	2019	2028	COP	99,500
1.68% Kangaroo Bond	Fixed	1.68%	2019	2023	AUD	12
9.60% Mexican Pesos	Fixed	9.60%	2019	2039	MXN	965
0.17% Euro Bond	Fixed	0.17%	2019	2023	EUR	40
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU	7
2.97% Euro Dollar Bond	Fixed	2.97%	2019	2029	USD	140
10.4% Uruguayan Peso Bond	Fixed	10.40%	2019	2024	UIU	1,752
0.18% Euro Bond	Fixed	0.18%	2019	2027	EUR	50
10.4% Uruguayan Peso Bond	Fixed	10.40%	2019	2024	UYU(13)	1,814
3.76% Uruguayan bond	Fixed	3.76%	2019	2039	UIU	3
0.625% Euro Bond	Fixed	0.63%	2019	2026	EUR	750
3.90% Uruguayan bond	Fixed	3.90%	2019	2040	UIU	8
2.0% Dollar Bond	Fixed	2.00%	2020	2023	USD	120
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU	5
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU	2
3.30% Uruguayan bond	Fixed	3.20%	2020	2037	UIU	7
4.2581% Uruguayan bond	Fixed	4.26%	2020	2039	UIU	1
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU	6
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU	6
2.3750% Dollar Bond	Fixed	2.38%	2020	2023	USD	800
1.025% Japanese Bond	Fixed	1.03%	2020	2040	JPY	3,000
6.78% Mexican Bond	Fixed	6.78%	2020	2027	MXN	1,200
3.30% Uruguayan bond	Fixed	3.20%	2020	2037	UIU	15
1.625% Euro Bond	Fixed	1.63%	2020	2025	EUR	700
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU	9
10.4% Kazakhstan Bond	Fixed	10.40%	2020	2023	KZT(14)	6,210
7.5% Mexican Bond	Fixed	7.50%	2020	2030	MXN	1,525
1.80% New Zealand Bond	Fixed	1.80%	2020	2025	NZD(15)	21
1.83% Australian Bond	Fixed	1.83%	2020	2025	AUD	31
0.70% Japanese Bond	Fixed	0.70%	2020	2023	JPY	3,800
0.65% Japanese Bond	Fixed	0.65%	2020	2025	JPY	3,500
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU	7
3.45% Uruguayan bond	Fixed	3.45%	2020	2023	UYU	6,335
0.77% Japanese Bond	Fixed	0.77%	2020	2025	JPY	17,200
0.70% Swiss Market Bond	Fixed	0.70%	2020	2025	CHF	350

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2022 (in millions)
0.50% Japanese Bond	Fixed	0.50%	2020	2023	JPY	5,000
1.60% Euro Bond	Fixed	1.60%	2020	2025	USD	40
0.727% Japanese Bond	Fixed	0.73%	2020	2025	JPY	20,000
6.75% Colombian Bond	Fixed	6.75%	2020	2028	COP	104,200
3.30% Uruguayan bond	Fixed	3.20%	2020	2037	UIU	11
4.26% Uruguayan bond	Fixed	4.26%	2020	2029	UIU	5
1.625% Euro Bond	Fixed	1.63%	2020	2025	USD	750
3.76% Uruguayan bond	Fixed	3.76%	2020	2039	UIU	9
0.098% Euro Bond	Fixed	0.10%	2020	2023	EUR	90
3.78% Uruguayan bond	Fixed	3.78%	2020	2038	UIU	11
6.77% Colombian Bond	Fixed	6.77%	2020	2028	COP	145,000
3.78% Uruguayan Bond	Fixed	3.78%	2020	2037	UIU	5
1.332% Euro Bond	Fixed	1.33%	2020	2025	USD	30
4.2581% Uruguayan bond	Fixed	4.26%	2020	2039	UIU	6
0.84% Euro Bond	Fixed	0.84%	2020	2023	USD	30
1.327% Euro Bond	Fixed	1.33%	2020	2025	USD	30
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	6
0.8% Euro Bond	Fixed	0.80%	2021	2024	USD	30
0.25% Euro Bond	Fixed	0.25%	2021	2026	EUR	1,250
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
0.85% Euro Bond	Fixed	0.85%	2021	2024	USD	100
0.85% Euro Bond	Fixed	0.85%	2021	2024	USD	50
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	13,300
0.45% Samurai Bond	Fixed	0.45%	2021	2028	JPY	1,400
0.35% Samurai Bond	Fixed	0.35%	2021	2026	JPY	16,600
6.8% Mexican Bond	Fixed	6.82%	2021	2031	MXN	3,535
1.58% Euro Bond	Fixed	1.58%	2021	2026	USD	50
0.25% Samurai Bond	Fixed	0.25%	2021	2024	JPY	5,000
3.78% Uruguayan Bond	Fixed	3.78%	2021	2037	UIU	9
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	9
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	5
1.00% Samurai Bond	Fixed	1.00%	2021	2026	AUD	30
2.5% Euro Bonds	Fixed	2.50%	2021	2031	NOK	600
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	9
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL(16)	215
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	70
0.30% Euro Yen Bonds	Fixed	0.30%	2021	2031	JPY	3,000
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	239
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	80
3.54% Mexican Bond	Fixed	3.54%	2021	2031	MXN UDI(17)	211
Euro Bond	Floating	SOFR + 0.62%	2021	2024	USD	400
0.45% Japanese Bond	Fixed	0.45%	2021	2028	JPY	20,000
0.32% Japanese Bond	Fixed	0.32%	2021	2027	JPY	5,500
0.09% Japanese Bond	Fixed	0.09%	2021	2024	JPY	3,000
0.22% Japanese Bond	Fixed	0.22%	2021	2026	JPY	5,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	7
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	6
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	12
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	261
Brazilian Real Bond	Index-linked	N.A.	2021	2026	BRL	40

Title	Interest Rate	Coupon	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2022 (in millions)
Brazilian Real Bond	Index-linked	N.A.	2021	2033	BRL	163
2.16% Australian Bond	Fixed	2.16%	2021	2031	AUD	65
1.92% Euro Bond	Fixed	1.92%	2021	2031	USD	50
3.90% Uruguayan Bond	Fixed	3.90%	2021	2040	UIU	8
3.76% Uruguayan Bond	Fixed	3.76%	2021	2039	UIU	4
3.78% Uruguayan Bond	Fixed	3.78%	2021	2038	UIU	7
4.26% Uruguayan Bond	Fixed	4.26%	2021	2039	UIU	2
3.61% Uruguayan Bond	Fixed	3.61%	2021	2039	UIU	2
1.25% Yankee Bond	Fixed	1.25%	2021	2024	USD	1,000
3.20% Uruguayan Bond	Fixed	3.20%	2021	2037	UIU	7
0.46% Swiss Franc Bonds	Fixed	0.46%	2022	2027	CHF	350
2.25% Yankee Bond	Fixed	2.25%	2022	2027	USD	650
0.60% Samurai Bond	Fixed	0.60%	2022	2032	JPY	7,200
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	2
6.8% Mexican Bond	Fixed	6.82%	2022	2031	MXN	7,500
9.0% Mexican Bond	Fixed	9.00%	2022	2027	MXN	2,000
3.64% Uruguayan Bond	Fixed	3.64%	2022	2039	UIU	4
4.04% Uridashi Bond	Fixed	6.82%	2022	2027	NZD	22
3.40% Uridashi Bond	Fixed	3.40%	2022	2027	AUD	12
2.81% Uridashi Bond	Fixed	2.81%	2022	2027	USD	7
3.61% Uruguayan Bond	Fixed	3.61%	2022	2039	UIU	1
4.26% Uruguayan Bond	Fixed	4.26%	2022	2039	UIU	4
2.88% Uruguayan Bond	Fixed	2.88%	2022	2039	UIU	15

(1)	Euros
(2)	Hong Kong Dollars
(3)	Japanese Yen
(4)	Australian Dollars
(5)	Swiss Francs
(6)	Norwegian Kroner
(7)	Canadian Dollar
(8)	Indian Rupee
(9)	Mexican Pesos
(10)	Indonesian Rupiah
(11)	Colombian Pesos
(12)	Uruguayan Indexed Units
(13)	Uruguayan Pesos
(14)	Kazakhstan tenge
(15)	New Zealand Dollar
(16)	Brazilian Real
(17)	Mexican Indexed Units

Subsequent Events related to supplementary information:

•	On July 13, 2022, CAF issued bond for EUR 500.0 million, 2.375% due 2027, under its EMTN program.

•	On July 13, 2022, CAF issued bonds for AUD 55 million, 5.00% due 2029, under its EMTN Program.

•	On July 29, 2022, CAF issued bonds for UIU 4.6 million, equivalent to USD 0.8 million, 3.61% due 2039, under its Uruguay Local Debt Program.

•	On August 1, 2022, CAF issued bonds for UIU 8.3 million, equivalent to USD 1.1 million, 3.20% due

2037, under its Uruguay Local Debt Program.

•	On August 12, 2022, CAF issued bonds for UIU 3.2 million, equivalent to USD 431.5 thousand, 4.26% due 2039, under its Uruguay Local Debt program.

•	On August 29, 2022, CAF issued bonds for EUR 110.0 million, 2.715% due 2046, as a private issuance under German NSV format.

•	On August 31, 2022, CAF issued bonds for CHF 225.0 million, 2.08% due 2028, under its Medium Term Note program.

•	On September 23, 2022, CAF issued bonds for UIU 12.8 million, equivalent to USD 1.7 million, 2.88% due 2039, under its Uruguay Local Debt Program.

•	On September 30, 2022, CAF issued bonds for USD 200.0 million, 3.50% (with a step-up coupon of 0.5% every five years) due 2042, under its Medium Term Note program.

•	On September 30, 2022, CAF issued bonds for MXN UDI 99.6 million, equivalent to USD 36.7 million, 4.83% due 2042, under its Medium Term Note program.

•

On 22 August 2022, the Shareholders’ Assembly approved Honduras and Chile as full member shareholder countries effective after they meet all the necessary requirements. As of the date of these financial statements, Honduras and Chile must fulfill certain pending requirements in order to formalize their respective change of status to full member shareholder country.

•	During the months of July, August and September 2022, CAF repurchased a total of 4,667 shares from Venezuela, totaling USD 66.3 million.

LOANS FROM COMMERCIAL BANKS, ADVANCES, DEPOSITS, COMMERCIAL PAPER AND REPURCHASE AGREEMENTS

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2022
					(in USD millions)
Medium and Long-term Loans	Various	Various	Various	Various	1,705.3
Deposits	Floating	Various	Various	Various	4,806.0
Commercial Paper	Floating	Various	Various	USD	3,906.5

LOANS FROM MULTILATERALS AND BILATERALS, EXIMS AND EXPORT CREDIT AGENCIES

Title	Interest Rate	Date of Agreement of Issue	Year of Final Maturity	Currency	Principal Amount Outstanding as of June 30, 2022 (in USD millions)
Agencia Francesa de Desarrollo — AfD	Various	Various	Various	Various	359.1
Banco Bilbao Viscaya IBF	Floating	07/30/2020	08/08/2023	USD	200.0
Interamerican Development Bank — IDB	Fixed	05/24/1997	05/24/2023	USD	0.3
Cassa Depositi e Prestiti S.P.P.A	Floating	Various	Various	EUR	200.8
Financiera de Desarrollo Nacional S.A.	Fixed	Various	Various	COP	32.2
Instituto de Crédito Oficial — ICO	Floating	Various	Various	USD	255.0
JBIC, Japan	Floating	Various	Various	USD	144.1
KfW (Germany)	Various	Various	Various	USD	528.8
Nordic Investment Bank	Floating	Various	Various	USD	15.8

GUARANTEED DEBT

Borrower	Date of Issue	Year of Final Maturity	Principal Amount Outstanding as of June 30, 2022 (in USD millions)
Isolux Corsan Argentina S.A.	15/09/2011	15/09/2023	34.6
Republic of Peru	13/02/2006	13/02/2025	28.0
H2Olmos S.A.	24/10/2012	25/10/2032	25.6
Planta de Reserva Fría de Generación de Eten S.A	05/12/2013	05/12/2033	21.8
Promotora de infraestructura registral, S.A de C.V SOFOM	23/08/2010	23/08/2030	12.2
ATN 3 S.A.	21/06/2013	21/06/2023	5.0

USD

CORPORACIÓN ANDINA DE FOMENTO

% Notes Due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Citigroup	Deutsche Bank	Goldman Sachs International